As filed with the Securities and Exchange Commission on September 9, 2008

Registration No. 333-130682

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hecla Mining Company

(Exact name of registrant as specified in its charter)

Delaware	1400	77-0664171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Philip C. Wolf

Senior Vice President—General Counsel

Hecla Mining Company

6500 North Mineral Drive, Suite 200

(208) 769-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

David C. Sienko Bell, Boyd & Lloyd LLP 70 West Madison Street, Suite 3100 Chicago, Illinois 60602 (312) 807-4382	Charles A. Cleveland, P.S. 316 West Boone Avenue, Suite 660 Spokane, Washington 99201-2353 (509) 326-1029

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    From time to time after this post-effective amendment to this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

This Post-Effective Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-130682) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to Registration Statement Form S-4 (File No. 333-130682) is being filed in accordance with the undertaking of Hecla Mining Company, in Item 22 of Part II of the original registration statement to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

INDEPENDENCE LEAD MINES COMPANY

510 CEDAR ST.

WALLACE, IDAHO 83873

(208) 753-2525

September 9, 2008

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Independence Lead Mines Company (“we”, the “Company” or “Independence”) to be held at the Wallace Elks Temple, 419 Cedar Street, Wallace, Idaho 83873, on October 27, 2008 at 11:00 AM local time.

The board of directors of Independence has approved an Asset Purchase Agreement, dated as of February 12, 2008, as amended on August 12, 2008 (the “Purchase Agreement”), by and among Hecla Mining Company (“Hecla”) a Delaware Corporation, Hecla Merger Company, a Delaware corporation, which is a direct wholly-owned subsidiary of Hecla, and Independence. Pursuant to the Purchase Agreement, substantially all of the assets of Independence will be acquired by Hecla Merger Company in exchange for 6,936,884 shares of Hecla common stock (the “Asset Sale”). We will then distribute the Hecla shares on a pro rata basis to the Company’s shareholders, and then liquidate and otherwise dissolve (the “Plan of Dissolution”) (collectively the Asset Sale and Plan of Dissolution are referred to as the “Independence Reorganization”). The enclosed proxy statement/prospectus provides a summary of the proposed Independence Reorganization and additional related information that you should read carefully.

At the special meeting, you will be asked to consider and vote upon proposals to approve the Independence Reorganization and a proposal to ratify certain prior actions of Independence (the “Ratification”) as discussed in the accompanying proxy statement/prospectus. The Ratification is a condition to Hecla’s obligation to consummate the Asset Sale. You will also be asked to give Independence’s management the discretionary authority to consider and vote upon any procedural matters incident to the conduct of the special meeting, such as postponement or adjournment of the special meeting, including any postponement or adjournment for the purpose of soliciting additional proxies in favor of the proposals to approve the Asset Sale, the Ratification, or the Plan of Dissolution, in the event there are not sufficient votes for approval of these proposals at the special meeting (the “Adjournment Proposal”).

Details of the proposed Independence Reorganization and the Ratification are set forth in the accompanying proxy statement/prospectus. For reasons detailed in the proxy statement/prospectus, the board of directors of Independence has determined that the Independence Reorganization and the Ratification are in the best interest of Independence and its shareholders. Accordingly, the board of directors of Independence has approved the Asset Sale and Plan of Dissolution and unanimously recommends that you vote “FOR” the Asset Sale, “FOR” the Ratification, and “FOR” the Plan of Dissolution. In order to help facilitate the Independence Reorganization, the Independence board of directors also unanimously recommends you vote “FOR” the Adjournment Proposal.

Your vote is very important. We cannot complete the Independence Reorganization unless (1) the Asset Sale and the Ratification are approved and adopted by the affirmative vote of the holders of at least a majority of the Independence common shares present at the special meeting (assuming a quorum is present), and (2) the Plan of Dissolution is approved and adopted by the affirmative vote of the holders of at least a majority of the Independence common shares outstanding on the record date. If the Ratification is not approved by our shareholders, the Purchase Agreement can be terminated by Hecla, in which case neither Independence nor you will receive any shares of Hecla stock. Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card as soon as possible. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card. If you do not submit your proxy, instruct your broker how to vote your shares, abstain from voting, or vote in person at the special meeting, it will have the same effect as a vote against the approval of Plan of Dissolution. For all of the other proposals, once a quorum exists, a proposal will pass so long as the votes cast in favor of the proposal exceed the votes cast against it. Therefore, abstaining will not be considered a “no” vote for any proposal except the Plan of Dissolution proposal.

The accompanying proxy statement/prospectus contains detailed information about the Asset Sale and the Purchase Agreement, the Ratification, the Plan of Dissolution and the Adjournment Proposal, and provides specific information concerning the special meeting. Please review this document carefully. In particular, you should carefully consider the matters discussed under “Risk Factors” on page 19.

Sincerely yours,

Bernard C. Lannen

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the Asset Sale and related transactions described in this proxy statement/prospectus or the Hecla securities to be issued in connection with the Purchase Agreement, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated September 9, 2008 and is first being mailed to Independence shareholders on or about September 12, 2008.

ADDITIONAL INFORMATION

The accompanying proxy statement/prospectus incorporates by reference important business and financial information about Hecla from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in the accompanying proxy statement/prospectus by requesting them in writing or by telephone from Hecla at the following address and telephone number:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

Attention: Investor Relations

(208) 769-4100

http://www.hecla-mining.com

In addition, if you have questions about the Asset Sale, the other proposals or the special meeting, or if you need to obtain copies of this proxy statement/prospectus, proxy cards, election forms or other documents incorporated by reference into this proxy statement/prospectus, you may contact OTC Stock Transfer, Inc., Independence’s proxy solicitor, at the address and telephone number listed below. You will not be charged for any of the documents you request.

OTC Stock Transfer, Inc.

231 East 2100 South

Suite F

Salt Lake City, Utah 84115

(801) 485-5555

If you would like to request documents, please do so by October 20, 2008 in order to receive them before the special meeting.

For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” on page 83.

INDEPENDENCE LEAD MINES COMPANY

510 CEDAR ST.

WALLACE, IDAHO 83873

(208) 753-2525

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 27, 2008

TO THE SHAREHOLDERS OF INDEPENDENCE LEAD MINES COMPANY:

NOTICE IS HEREBY GIVEN that a special meeting of Independence Lead Mines Company (“we”, the “Company” or “Independence”) will be held at the Wallace Elks Temple, 419 Cedar Street, Wallace Idaho, on October 27, 2008 at 11:00 AM local time for the purpose of considering and voting upon the following proposals (as described in the accompanying proxy statement/prospectus):

1.	To consider and vote upon a proposal to approve and adopt the Purchase Agreement, dated as of February 12, 2008, by and among Hecla Mining Company, Hecla Merger Company (a wholly-owned subsidiary of Hecla Mining Company) and Independence Lead Mines Company, as amended on August 12, 2008 (the “Purchase Agreement”), which provides for the sale of substantially all of the Company’s assets to Hecla Merger Company in exchange for 6,936,884 shares of Hecla common stock, which shares would be immediately distributed on a pro rata basis by Independence to you. Pursuant to such pro rata distribution, you will receive 1.2 shares of Hecla common stock for each common share of Independence held by you as of the record date, rounded up to the next whole share. A copy of the Purchase Agreement (as amended) is attached as Appendix A.

2.	To ratify and approve prior actions of the Company (the “Ratification”). Proposal 1 is conditioned on Proposal 2 and each is required to consummate the sale of assets to Hecla’s subsidiary in exchange for shares of Hecla stock pursuant to the Purchase Agreement (the “Asset Sale”).

3.	To consider and vote upon the liquidation and dissolution of Independence (“Plan of Dissolution”). A copy of the Plan of Dissolution is attached as Appendix B.

4.	To consider and vote upon any procedural matters incident to the conduct of the special meeting, such as postponement or adjournment of the special meeting, including any postponement or adjournment for the purpose of soliciting additional proxies in favor of (i) the proposal to approve and adopt the Asset Sale and pursuant to the terms of the Purchase Agreement, (ii) the Ratification, and/or (iii) the proposal to adopt and approve the Plan of Dissolution, in each case in the event there are not sufficient votes for approval of one or more of the proposals at the special meeting (the “Adjournment Proposal”).

These items are more fully described in the attached proxy statement/prospectus, which is hereby made a part of this notice. Only shareholders of record at the close of business on August 20, 2008 are entitled to notice of and to vote at the special meeting or any adjournments thereof. Shareholders who hold shares in street name may vote through their brokers, banks or other nominees. A list of shareholders eligible to vote at the special meeting will be available for inspection at the special meeting, and at the executive offices of Independence during regular business hours for a period of no less than ten days prior to the special meeting. A majority of the common shares of Independence present at the meeting (assuming a quorum) must be voted in favor of the Asset Sale, the Ratification, and the Adjournment Proposal in order for those proposals to be approved. A majority of the common shares of Independence outstanding on the record date must be voted in favor of the Plan of Dissolution for that proposal to be approved. Therefore, your vote is very important regardless of the number of shares you own. Your failure to vote your shares is the same as voting against the Plan of Dissolution.

Each shareholder, even those who plan to attend the special meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any shareholder present at the special meeting or any postponement or adjournment thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

The board of directors of Independence recommends that you vote “FOR” the Asset Sale proposal, “FOR” the Ratification proposal, “FOR” the Plan of Dissolution, and “FOR” the Adjournment Proposal.

Under Arizona law, Independence shareholders of record who do not vote in favor of the Asset Sale have the right to exercise dissenter rights and obtain payment in cash of the fair value of their common shares as determined by Independence rather than the shares of Hecla common stock to be delivered under the Purchase Agreement. To exercise your dissenter rights, you must strictly follow the procedures prescribed by Arizona law. These procedures are summarized in the accompanying proxy statement/prospectus. In addition, the text of the applicable provisions of Arizona law is included as Appendix C to the accompanying proxy statement/prospectus.

By order of the Board of Directors

/s/ BERNARD C. LANNEN
BERNARD C. LANNEN
President and Chief Executive Officer

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IMPORTANT

Your vote is very important. Please return your proxy as soon as possible, whether or not you expect to attend the special meeting in person. You may submit your proxy by telephone or by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage prepaid envelope. You may revoke your proxy at any time before the special meeting. If you attend the special meeting and vote in person, your proxy will not be used. Please do not send your share certificates.

*****************************************************************************************

PROXY STATEMENT/PROSPECTUS

Independence Lead Mines Company is providing this proxy statement/prospectus and accompanying proxy card to you in connection with the solicitation of proxies to be voted at a special meeting of shareholders of Independence and at any adjournment of the special meeting. This proxy statement/prospectus (including the base prospectus in Appendix H, hereto) also constitutes a prospectus of Hecla Mining Company for the shares of Hecla common stock to be issued to Independence Lead Mines Company and its shareholders pursuant to the proposed sale of assets to Hecla’s subsidiary and subsequent dissolution of Independence.

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE INDEPENDENCE REORGANIZATION, THE RATIFICATION, THE ADJOURNMENT PROPOSAL, AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed sale by Independence of substantially all of its assets to Hecla pursuant to the Purchase Agreement (the “Asset Sale”), the ratification of certain past actions by Independence (the “Ratification”), the dissolution of Independence pursuant to a plan of dissolution (the “Plan of Dissolution”), the authority of Independence to postpone or adjourn the special meeting (the “Adjournment Proposal”) and the special meeting. These questions and answers may not address all questions that may be important to you as an Independence shareholder. To better understand these matters, and for a description of the legal terms governing the sale of Independence’s assets to Hecla, you should carefully read this entire proxy statement/prospectus, including the Appendices, as well as the documents that have been incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 83. Unless otherwise indicated or the context requires otherwise, all references in this proxy statement/prospectus to “Independence”, “we” and “us” refers to Independence Lead Mines Company, an Arizona corporation, and its subsidiary; all references in this document to “Hecla” refer to Hecla Mining Company, a Delaware corporation, and its subsidiaries; all references to the “acquisition agreement” or the “Purchase Agreement” refer to the Asset Purchase Agreement, dated as of February 12, 2008, by and among Independence, Hecla, and Hecla Merger Company, as amended August 12, 2008, a copy of which is attached as Appendix A to this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:	Independence has agreed to sell substantially all of our assets to Hecla, pursuant to the terms of a Purchase Agreement that is described in this proxy statement/prospectus. We sometimes refer to this transaction throughout this proxy statement/prospectus as the “Asset Sale.” Please see “Proposal 1: To Approve the Asset Sale—The Asset Sale” on page 31 of this proxy statement/prospectus and “Proposal 1: To Approve the Asset Sale—The Purchase Agreement” on page 45 of this proxy statement/prospectus. A copy of the Purchase Agreement (as amended) is attached to this proxy statement/prospectus as Appendix A.

In order to complete the Asset Sale Independence shareholders must approve the Purchase Agreement and all other conditions to the Purchase Agreement must be satisfied or waived. Independence will hold a special meeting of its shareholders to obtain this approval.

This proxy statement/prospectus contains important information about the Asset Sale and the Purchase Agreement and the special meeting of the shareholders of Independence, and you should read this proxy statement/prospectus carefully.

Your vote is very important. We encourage you to vote as soon as possible. The enclosed proxy materials allow you to vote your Independence shares without attending the special meeting. For more specific information on how to vote, please see the questions and answers below.

Q:	Why is Independence proposing this transaction to its shareholders?

A:	The board of director of Independence believes that the Asset Sale is in the best interests of the Company and its shareholders and will provide strategic and financial benefits to the shareholders of the Company. On February 12, 2008, the date the Purchase Agreement was executed and the Asset Sale was publicly announced (after the close of trading in Hecla’s stock and Independence’s shares), the closing price per share of Hecla common stock was $9.63. This represented a 329% premium over an Independence common share, which closed on the same day at a price per share of $3.51. To review the reasons for the Asset Sale in greater detail, see “Proposal 1: To Approve The Asset Sale—Independence’s Reasons for the Asset Sale” on page 32 of this proxy statement/prospectus.

Q:	How does the board of directors of Independence recommend that its shareholders vote?

A:	The Independence board of directors has determined that the Asset Sale and the Purchase Agreement are advisable, fair to and in the best interests of Independence and its shareholders. Accordingly, the Independence board of directors recommends that you vote “FOR” the proposal to sell substantially all of the Company’s assets to Hecla pursuant to the Purchase Agreement. For a more complete description of the recommendation of the Independence board of directors, see “Proposal 1: To Approve the Asset Sale—Independence’s Reasons for the Asset Sale” on page 32 of this proxy statement/prospectus.

Q:	Am I being asked to vote on anything else?

A:	Yes. The Independence board of directors is asking you to ratify certain prior actions of Independence and approve a Plan of Dissolution contemplated by the Purchase Agreement. The Independence board of directors recommends that you vote “FOR” both of these proposals. See “Proposal 1: To Approve the Asset Sale” on page 31 of this proxy statement/prospectus and “Proposal 2: To Ratify and Approve Prior Actions of the Company” on page 68 of this proxy statement/prospectus. You will also be asked to give Independence’s management the discretionary authority to consider and vote upon any procedural matters incident to the conduct of the special meeting, such as postponement or adjournment of the special meeting, including any postponement or adjournment for the purpose of soliciting additional proxies in favor of the proposals to approve the Asset Sale, the Ratification, or the Plan of Dissolution, in the event there are not sufficient votes for approval of these proposals at the special meeting. See “Proposal 4: To Authorize Procedural Matters, Including Postponement or Adjournment of the Special Meeting” on page 72 of this proxy statement/prospectus.

Q:	What will happen in the proposed transaction?

A:	Pursuant to the terms of the Purchase Agreement, Independence will transfer title to substantially all of its assets to Hecla Merger Company, a wholly owned subsidiary of Hecla, and in exchange for the assets of Independence, Hecla will distribute 6,936,884 shares of its common stock to Independence. As soon as possible after the closing of the Asset Sale, Independence will distribute the shares of Hecla stock to Independence’s shareholders and Independence will dissolve and liquidate its remaining assets in accordance with Arizona law. We refer to the Asset Sale and the subsequent dissolution, including the pro rata distribution of the Hecla shares to Independence shareholders, as the “Independence Reorganization.”

Q:	What assets of Independence are being sold in the proposed transaction?

A:	Pursuant to the terms of the Purchase Agreement, Independence will transfer title to substantially all of its assets to Hecla’s subsidiary. Those assets include all of the mining claims and real property interests of Independence, the contracts for the DIA area (commonly referred to as the Gold Hunter area), Independence’s name, and certain securities owned by Independence. We will retain only nominal assets.

Q:	What consideration will I receive as a result of the Independence Reorganization?

A:	You will not directly receive any consideration from Hecla as part of the Asset Sale. Instead, Hecla will pay 6,936,884 shares of Hecla stock to Independence in exchange for substantially all of our assets. Subsequently, Independence will dissolve. As part of the Plan of Dissolution, the Hecla shares we receive will be distributed to our shareholders on a pro rata basis. For each Independence common share you own, you will receive (assuming you do not exercise dissenters’ rights) 1.2 shares of Hecla common stock, rounded up to the next whole share.

Q:	How does Hecla common stock differ from Independence common shares?

A	Your rights as a Hecla stockholder will be different than your rights as an Independence shareholder. We have included in this proxy statement/prospectus a chart comparing your rights as an Independence shareholder to your rights as a Hecla stockholder. Please see “Proposal 1: To Approve the Asset Sale—Comparative Rights of Hecla Stockholders and Independence Shareholders” beginning at page 57 of this proxy statement/prospectus.

Q:	Will I be able to freely sell the Hecla shares that I receive as part of the Independence Reorganization?

A:	Yes. The Hecla shares received by you as part of the Independence Reorganization will be freely tradable unless you are an affiliate of Hecla or Independence.

Q:	Will the Hecla common stock be listed for trading on a stock exchange?

A:	Hecla has filed an application to have the Hecla shares issued as part of the Asset Sale approved for listing on the New York Stock Exchange.

Q:	When does Independence expect the transaction to be completed?

A:	Hecla and Independence are working to complete the Asset Sale as quickly as practicable, and we currently expect that it could be completed promptly after the special meeting. We are obligated under the Purchase Agreement to distribute the Hecla shares to you within 10 days after the closing of the Asset Sale.

Q:	What are the material United States federal income tax consequences of the transaction?

A:	For U.S. citizens and residents, Independence expects the Asset Sale and the Plan of Dissolution, considered together as a single integrated transaction, to qualify as a “reorganization” within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, which we refer to throughout this proxy statement/prospectus as the “Code.” In that case, Independence shareholders who do not exercise their dissenters’ rights generally will not recognize gain or loss on their receipt of shares of Hecla common stock upon Independence’s dissolution. Independence shareholders should read the discussion in the section entitled “Proposal 1: To Approve the Asset Sale—The Purchase Agreement—Material United States Federal Income Tax Consequences” on page 38 of this proxy statement/prospectus and should consult their own tax advisors as to the United States federal income tax consequences of the Independence Reorganization as well as the effects of state, local and foreign tax laws. In addition, the tax consequences of the dissolution of Independence and of holding Hecla shares by any particular holder will depend on such holder’s particular tax circumstances. If you sell the Hecla shares received, the gain or loss on the sale may be capital gain or ordinary income depending on the holding period and whether you are a dealer or have held Independence common stock for investment purposes.

Q:	What vote of Independence shareholders is required to approve the Asset Sale?

A:	Approval of the of the Asset Sale requires the affirmative vote of the holders of a majority of the Independence common shares present, either in person or by proxy, at the special meeting, assuming the presence of a quorum. Only holders of record of Independence common shares at the close of business on August 20, 2008, which we refer to as the record date, are entitled to notice of and to vote at the special meeting. As of the record date, there were 5,780,737 Independence common shares outstanding and entitled to vote at the special meeting.

Q:	Are any shareholders already committed to vote in favor of the Asset Sale?

A:	Yes. Pursuant to a Shareholder Agreement with Hecla, each of Independence’s directors and officers, Bernard C. Lannen, Wayne Schoonmaker, Robert Bunde, and Gordon Berkhaug, have agreed to vote all of the Independence common shares that they directly, indirectly or beneficially own or control at the special meeting in favor of all of the proposals, including the Asset Sale. These shares represent approximately 16.17% of the outstanding Independence common shares as of the date of this proxy statement/prospectus. For a more complete description of the Shareholder Agreement, see “Proposal 1: To Approve the Asset Sale—Shareholder Agreement” beginning at page 56 of this proxy statement/prospectus. The Shareholder Agreement is also attached to this proxy statement/prospectus as Appendix D.

Q:	What vote of Independence shareholders is required to approve the Ratification?

A:	Approval of the Ratification proposal requires the affirmative vote of the holders of a majority of the outstanding Independence common shares present, either in person or by proxy, and entitled to vote at the special meeting, assuming the presence of a quorum. Hecla’s obligation to close the Asset Sale under the Purchase Agreement is conditioned upon Independence shareholders approving the Ratification proposal.

Q:	Are any shareholders already committed to vote in favor of the Ratification?

A:	Yes. As discussed above, pursuant to a shareholder agreement with Hecla, each of Independence’s directors and officers have agreed to vote all of the Independence common shares that they directly, indirectly or beneficially own or control at the special meeting in favor of all of the proposals, including the ratification of past actions of the Company. These shares represent approximately 16.08% of the outstanding Independence common shares as of the date of this proxy statement/prospectus.

Q:	What vote of Independence shareholders is required to approve the Plan of Dissolution?

A:	Approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the Independence common shares outstanding on the record date. Approval of the Plan of Dissolution is a necessary step for you to receive Hecla shares and for the transaction to be a tax-free reorganization under Section 368(a)(1)(C) of the Code. We have also agreed in the Purchase Agreement to dissolve, and would technically be in breach of that agreement if our shareholders do not approve the Plan of Dissolution.

Q:	Are any shareholders already committed to vote in favor of the Plan of Dissolution?

A:	Yes. As discussed above, pursuant to a shareholder agreement with Hecla, each of Independence’s directors and officers have agreed to vote all of the Independence common shares that they directly, indirectly or beneficially own or control at the special meeting in favor of all of the proposals, including the dissolution of the Company. These shares represent approximately 16.08% of the outstanding Independence common shares as of the date of the proxy statement/prospectus.

Q:	What will Independence do if there is not a quorum for the Special Meeting?

A:	The Independence board of directors is asking you to authorize Independence management to take procedural actions, including to postpone or adjourn the special meeting to a date not later than November 28, 2008, if the number of Independence common shares represented and voting at the special meeting is insufficient to approve the Asset Sale, the Ratification, or the Plan of Dissolution under Arizona law. Postponing or adjourning the special meeting to a later date will give us additional time to solicit proxies to vote in favor of the approval of the Asset Sale, the Ratification, and the Plan of Dissolution. The Independence board of directors recommends that you vote “FOR” the Adjournment Proposal. Approval of this item will only require the affirmative vote of a majority of the shares present at the special meeting. In addition, in the event we unable to obtain shareholder approval of either (or both) the Asset Sale or the Ratification because we are unable to obtain a valid quorum at the special meeting, including any postponement or adjournment thereof, and in the further event that Hecla elects not to terminate the Purchase Agreement, we are obligated to use our best efforts to obtain from the Superior Court of the State of Arizona in the County of Maricopa, an order in form and substance satisfactory to Hecla in its sole discretion, that orders that the transactions contemplated by the Purchase Agreement, including the Asset Sale and the Ratification, be approved by the actions of our shareholders taken at a shareholder meeting, despite there not being a valid quorum under our articles of incorporation, bylaws or Arizona law at such meeting.

Q:	Are there any risks to me in approving the Independence Reorganization?

A:	Yes. You should carefully review the section entitled “Risk Factors” on page 19 of this proxy statement/prospectus.

Q:	What happens if the Independence Reorganization is not completed?

A:	If the Independence Reorganization is not approved by the Independence shareholders or the Asset Sale does not occur for any other reason, neither Independence nor our shareholders will receive any shares of Hecla stock. Instead, Independence will remain an independent public company and Independence’s common shares will continue to be quoted on the National Quotation Bureau “Pink Sheets” (the “Pink Sheets”). Further, if the Asset Sale does not occur under specified circumstances, we may be required to pay Hecla a termination fee and reimburse Hecla for its expenses incurred under the Purchase Agreement as described under the section entitled “Proposal 1: To Approve the Asset Sale—The Purchase Agreement—Termination Fees and Expenses” on page 54.

Q:	Am I entitled to dissenters’ rights?

A:	Yes, but only for Proposal 1 dealing with the Asset Sale. Under the Arizona Business Corporation Act, holders of Independence common shares who do not vote for the Asset Sale have the right to demand payment and receive cash for the fair value of their shares as determined by the Company upon consummation of the transactions contemplated by the Purchase Agreement, but only if they comply with all requirements of Arizona law, which are summarized in this proxy statement/prospectus, and set forth in detail in Appendix C. The amount determined by Independence to be the fair value of the dissenters’ shares could be more than, the same as, or less than the amount an Independence shareholder would be entitled to receive as a result of the Asset Sale and as part of the Plan of Dissolution. Any holder of Independence common shares intending to exercise its dissenters’ rights, among other things, must submit a written demand for payment to Independence prior to the vote on the approval of the Asset Sale, and must not vote or otherwise submit a proxy in favor of the Asset Sale. Failure to follow exactly the procedures specified under Arizona law will result in the loss of dissenters’ rights. Because of the complexity of the Arizona law relating to dissenters’ rights, if you are considering exercising your dissenters’ right, we encourage you to seek the advice of your own legal counsel. For a full description of dissenters’ rights, see “Proposal 1: To Approve the Asset Sale—Dissenters’ Rights” on page 43 of this proxy statement/prospectus and Appendix C included herein.

Q:	What happens if I sell my Independence shares before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date that the Independence Reorganization is expected to be completed. If you transfer your Independence shares after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the consideration in the Plan of Dissolution. In order to receive Hecla shares, you must hold your shares through completion of the Independence Reorganization.

Q:	When and where will the special meeting of Independence shareholders be held?

A:	The special meeting will be held at the Wallace Elks Temple, 419 Cedar Street, Wallace, Idaho, on October 27, 2008, at 11:00 AM local time.

Q:	Who can attend and vote at the special meeting?

A:	All Independence shareholders of record as of the close of business on the record date are entitled to receive notice of and to vote at the special meeting.

Q:	What should I do now in order to vote on the proposals being considered at the special meeting?

A:	Independence shareholders as of the record date may vote by proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold Independence common shares in “street name,” which means that your shares are held of record by a broker, bank or other nominee, please refer to the voting instruction form used by your broker, bank or other nominee to see how to vote your shares.

Additionally, you may also vote in person by attending the special meeting. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” and you wish to vote at the special meeting, you must bring a proxy from the record holder of the shares authorizing you to vote at the special meeting. Whether or not you plan to attend the special meeting, you should submit your proxy card or voting instruction form as described in this proxy statement/prospectus.

Q:	Do I need to send in my Independence share certificates?

A:	No. You should not send in your Independence share certificates. There is no reason to do so. The certificates for the shares of Hecla common stock will be sent to you at the last address reflected on our records by our transfer agent and your shares of Independence stock will be cancelled when Independence is dissolved.

Q:	What will happen if I abstain from voting or fail to vote?

A:	Your abstention or failure to vote or to instruct your broker, bank or other nominee to vote if your shares are held in “street name” (referred to as a “broker non-vote”) will have the same effect as a vote against the proposal to approve the Plan of Dissolution. Your abstention or broker non-votes on the Asset Sale, Ratification, or Adjournment proposals will not have the same effect as a vote against those proposals.

Q:	What will happen if I sign my proxy without specifying my voting preference?

A:	If you submit a signed proxy without specifying the manner in which you would like your shares to be voted, your shares will be voted “FOR” the Asset Sale proposal, “FOR” the Ratification proposal, “FOR” the Plan of Dissolution, and “FOR” the Adjournment Proposal.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a holder of record, you can change your vote at any time before your proxy is voted at the special meeting by:

•	delivering a signed written notice of revocation to the Secretary of Independence;

•	signing and delivering a new, valid proxy bearing a later date; or

•	attending the special meeting and voting in person, (your attendance alone will not revoke your proxy).

If your shares are held in “street name,” you must contact your broker, bank or other nominee to change your vote.

Q:	What should I do if I receive more than one set of voting materials for the special meeting?

A:	You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. For each and every proxy card and voting instruction form that you receive, please vote as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose.

Q:	Who can help answer my questions?

A:	If you have any questions about the Asset Sale or the Purchase Agreement, the Ratification, or the Plan of Dissolution, or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact:

Independence Lead Mines Company

510 Cedar St.

Wallace, Idaho 83873

(208) 753-2525

Attention: Secretary

Proxy Soliciting Agent:

OTC Stock Transfer, Inc.

231 East 2100 South

Suite F

Salt Lake City, Utah 84115

(801) 485-5555

SUMMARY

The following is a summary that highlights information contained in this proxy statement/prospectus. This summary may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, including the attached Appendices and the documents referred to or incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” on page 83 of this proxy statement/prospectus. Where appropriate, we have included page references parenthetically to direct you to more complete descriptions of the topics presented in the summary.

The Companies

Independence Lead Mines Company (page 73)

5410 Cedar St.

Wallace, Idaho 83873

Telephone Number: (208) 753-2525

Independence was organized in the State of Arizona on September 16, 1929. It is qualified as a foreign corporation in the State of Idaho. The Company’s principal business is ownership and operation of 15 patented and 13 unpatented mining claims and a sliver of land. This claim group is situated Northwest of Hecla’s Lucky Friday Mine in the Coeur d’Alene Mining District, Shoshone County Idaho. Pursuant to an agreement dated February 8, 1968, among Hecla, Day Mines, Inc. (“Day”), Abot Mining Company (“Abot”) and Independence (the “Unitization Agreement”), the eastern portion of the Company’s property (approximately five-eighths of the total area of the property) was unitized with certain adjoining and nearby properties owned by Day and Abot into a unitized area, consisting of 55 claims, known as the “DIA Area”. Subsequently, under a second agreement also dated February 8, 1968, (the “Lease Agreement”), Hecla leased the DIA Area for a period of fifty (50) years, subject to a 30-year extension. The Lease Agreement entitles Hecla, as operator, to mine the DIA Area, recoup certain capital investments and build a working capital account, after which Independence has a right to an 18.52% net profits royalty interest. In addition, after the capital account is paid down, and the working capital is built up, Independence has the right within two years thereafter to elect to switch our royalty right to an 18.52% participating non-operating interest. Recoupment of capital investments by Hecla depends on, among other factors, metal prices and the extent of capital invested in the Lucky Friday. Until Hecla commences to pay net profit royalties and during such period as the Lease Agreement is in effect, Hecla is obligated to pay an advance royalty to Independence of $750 per month subject to increase to $1,500 when production for the DIA Area exceeds 2,000 tons per month.

Hecla Mining Company

6500 N. Mineral Drive

Suite 200

Coeur d’Alene, Idaho 83815-9408

Telephone Number: (208) 769-4100

Hecla has provided precious and base metals to the U.S. economy and worldwide since its incorporation in 1891. Hecla discovers, acquires, develops, produces, and markets silver, gold, lead and zinc. In doing so, Hecla intends to manage it business activities in a safe, environmentally responsible and cost-effective manner.

Hecla produces both metal concentrates, which are sold to custom smelters, and unrefined gold bullion bars (doré), which may be sold as doré or further refined before sale to precious metals traders. Hecla is organized and managed into three segments that encompass its operating units and various exploration targets:

•	The Lucky Friday unit;

•	The Greens Creek unit; and

•	The San Sebastian unit and various exploration activities in Mexico.

See “Risk Factors—Common stock issued pursuant to subsequent offerings or eligible for future issuance or sale may cause Hecla’s common stock price to decline, which may negatively impact your investment” for Hecla’s recently disclosed plans to sell up to 35 million shares of its common stock in an underwritten public offering.

Hecla Merger Company

6500 N. Mineral Drive

Suite 200

Coeur d’Alene, Idaho 83815-9408

Telephone number: 208-769-4100

Hecla Merger Company, a Delaware Company, is a wholly-owned subsidiary of Hecla. It conducts no operations or business other than to acquire substantially all of the assets of Independence and to assume certain specifically enumerated liabilities of Independence pursuant to the Purchase Agreement.

The Independence Reorganization (pages 31; 71)

Pursuant to the terms of the Purchase Agreement, Independence will transfer title to substantially all of its assets, principally its patented and unpatented mining claims, to Hecla Merger Company, a wholly owned subsidiary of Hecla. In exchange for the assets of Independence, Hecla will pay 6,936,884 shares of its common stock to Independence. Subsequently, Independence will dissolve—if approved by Independence’s shareholders—and as a part of its dissolution, make a pro rata distribution of the Hecla common stock to the shareholders of Independence. The Asset Sale pursuant to the Purchase Agreement and the Plan of Dissolution, together, are sometimes referred to herein as the “Independence Reorganization.” The Purchase Agreement (as amended) is attached as Appendix A to this proxy statement/prospectus. The Plan of Dissolution is attached as Appendix B to this proxy statement/prospectus.

Purchase Agreement Consideration (page 45)

In exchange for the sale of our assets to Hecla, we will receive 6,936,884 shares of Hecla common stock. As part of the Plan of Dissolution, we will distribute those Hecla shares to you on a pro rata basis, at the ratio of 1.2 Hecla shares for each Independence common share you own, rounded up to the next whole share. For a full description of the consideration to be paid by Hecla, see “Proposal 1: To Approve the Asset Sale—The Purchase Agreement—Consideration” on page  45 of this proxy statement/prospectus.

Our Reasons for the Transaction (pages 32; 36)

The board of directors of Independence has unanimously determined that the terms of the Asset Sale and the Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of Independence shareholders. The board of directors of Independence believes Hecla’s acquisition of the mining assets of Independence combined with the financial and management expertise of Hecla will provide substantial financial and strategic benefits to the shareholders of Independence. For those shareholders who do not wish to retain Hecla common stock, the Independence Reorganization provides a significantly superior price and market liquidity compared to the price and market for Independence shares prior to the execution of the Purchase Agreement. On September 8, 2008, the closing price of Hecla common stock was $5.30.

Hecla has determined that the Asset Sale is in its and its stockholders best interest because it will insure that Hecla receives all future revenues from its Lucky Friday Mine, and will also increase Hecla’s land holdings in Idaho. To review the reasons for the Asset Sale in greater detail, see the section entitled “Proposal 1: To Approve the Asset Sale—Independence’s Reasons for the Asset Sale” on page 32 and “—Hecla’s Reasons for Purchasing the Assets of Independence” on page 36.

Independence Shareholders’ Meeting; Vote Required (page 27)

The special meeting of Independence shareholders will be held on October 27, 2008 at 11:00 AM, local time, at the Wallace Elks Temple, 419 Cedar Street, Wallace, Idaho 83873. At the special meeting, you will be asked to approve the sale of our assets to Hecla pursuant to the Purchase Agreement, to ratify the prior actions of the Company, and to adopt a Plan of Dissolution pursuant to which the Company will dissolve and distribute the Hecla shares to its shareholders. You will also be asked to approve procedural matters, such as granting us the right to postpone or adjourn the special meeting in order to solicit additional proxies in favor of the proposals to be voted on at the special meeting.

Only holders of record of Independence common shares at the close of business on August 20, 2008, the record date, are entitled to notice of and to vote at the special meeting. As of the record date, there were 5,780,737 Independence common shares outstanding and entitled to vote at the special meeting.

Approval of the Asset Sale, the Ratification, and the Adjournment proposals require the affirmative vote of the holders of a majority of the outstanding Independence common shares present, either in person or by proxy, at the special meeting and entitled to vote.

Approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the Independence common shares outstanding on the record date.

Recommendation of the Board of Directors of Independence (page 29)

The board of directors of Independence has determined that the Independence Reorganization, which includes the Asset Sale and the Plan of Dissolution, is advisable, and fair to and in the best interests of, Independence and its shareholders, and recommends that you vote “FOR” the Asset Sale, “FOR” the Ratification, “FOR” the Plan of Dissolution, and “FOR” the Adjournment Proposal.

Opinion of Independence’s Financial Advisor (page 34 and Appendix E)

Independence’s financial advisor, Public Securities, Inc., delivered an opinion to the Independence board of directors that, as of the date of the fairness opinion and based upon and subject to various qualifications and assumptions described in its opinion, the consideration to be received by Independence and subsequently distributed to its shareholders pursuant to the Purchase Agreement is fair, from a financial point of view, to the holders of Independence’s common shares.

The full text of the written opinion of Public Securities, dated January 15, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with its opinion, is attached to this proxy statement/prospectus as Appendix E. Public Securities provided its opinion for the information and assistance of the Independence board of directors in connection with its consideration of the Asset Sale and the Purchase Agreement. The opinion of Public Securities is not a recommendation as to how you should vote at the special meeting. We encourage you to read the opinion, which is attached as Appendix E, and the section “Proposal 1: To Approve the Asset Sale—Opinion of Independence’s Financial Advisor” on page 34 carefully and in its entirety.

Ownership of Hecla Following the Independence Reorganization

Hecla will issue 6,936,884 million shares of its common stock to Independence as payment for the assets of Independence. After the dissolution of Independence, former Independence shareholders are thereby expected to own, in the aggregate, approximately 5% of the then-outstanding shares of Hecla common stock (on a non-diluted basis).

Share Ownership of Independence Directors and Executive Officers (page 80)

As of the record date, the directors and executive officers of Independence and their affiliates beneficially owned and were entitled to vote 934,719 Independence common shares, which represents approximately 16.17% of the Independence common shares outstanding on that date. Concurrently with the execution and delivery of the Purchase Agreement, on February 12, 2008, Independence’s officers and directors entered into a shareholder agreement with Hecla with respect to those 934,719 Independence shares. The Shareholder Agreement requires the directors and officers of Independence to vote in favor of each of the proposals to be voted upon at the special meeting. For more information regarding the shareholders agreement, see “Proposal 1: To Approve the Asset Sale—The Shareholder Agreement” on page  56 of this proxy statement/prospectus. The form of shareholder agreement is attached to this proxy statement/prospectus as Appendix D.

Listing of Hecla Common Stock and Delisting and Deregistration of Independence Common Shares (page 44)

The shares of Hecla common stock received by you will be registered with the Securities and Exchange Commission, which means that unless you are an affiliate of Hecla or Independence (Independence’s directors and officers), you will be able to freely sell the Hecla shares. Hecla has filed an application to have the shares of Hecla stock to be issued to you as part of the Plan of Dissolution approved for listing on the New York Stock Exchange; however, we cannot assure you that such shares will be approved for listing. If the Independence Reorganization is completed, Independence common shares will no longer be quoted on the Pink Sheets and Independence will be deregistered under the Securities Exchange Act of 1934, and Independence will then no longer file periodic reports with the Securities and Exchange Commission.

Conditions to Completion of the Asset Sale (page 51)

A number of conditions must be satisfied by Independence and Hecla before the Asset Sale will be completed. These include, among others:

•	the approval of the Asset Sale and the Ratification proposals by Independence shareholders;

•

the effectiveness of Hecla’s registration statement on Form S-4 filed with the Securities and Exchange Commission and of which this proxy/prospectus is a part of, and there being no pending or threatened stop order relating thereto;

•	the absence of any law or order that prevents the consummation of the Asset Sale; and

•	authorization of the Hecla shares for listing on the New York Stock Exchange.

Each of Hecla and Independence may waive the conditions to the performance of its respective obligations under the Purchase Agreement (other than the approval by Independence shareholders) and complete the Asset Sale even though one or more of these conditions has not been met. Neither Independence nor Hecla can give any assurance that all of the conditions to the Asset Sale will be either satisfied or waived or that the Asset Sale will occur.

Regulatory Matters

The Asset Sale is subject to compliance with federal securities laws and Arizona and Delaware laws. Hecla and Independence expect to make all required filings under applicable U.S. securities laws, the New York Stock Exchange, and the Arizona Corporation Commission.

Independence is Prohibited from Soliciting Other Offers (page 49)

The Purchase Agreement contains detailed provisions that prohibit Independence, its subsidiary and their respective officers, directors and representatives from taking any action to solicit or engage in discussions or negotiations with any person or group with respect to a Takeover Proposal, as defined in the Purchase Agreement, including (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving a direct or indirect acquisition of Independence; (b) the acquisition (including by way of tender or exchange offer) in any manner, directly or indirectly, of over 20% of (i) Independence shares then outstanding or (ii) the consolidated total assets (based on fair market value) of Independence; or (c) the assignment of any substantial portion of Independence’s existing contractual rights relating to Hecla or the Lucky Friday Mine or any real estate or mining right, prospect, or property.

The Purchase Agreement does not, however, prohibit the board of directors of Independence from considering and recommending to Independence’s shareholders an unsolicited Takeover Proposal from a third party if specified conditions are met.

Termination of the Purchase Agreement and Termination Fee (page 52)

Under circumstances specified in the Purchase Agreement, either Hecla or Independence may terminate the Purchase Agreement. Subject to the limitations set forth in the Purchase Agreement, the circumstances generally include if:

•	Hecla and Independence mutually agree to terminate the Purchase Agreement;

•	any law prohibits or makes illegal the consummation of the Asset Sale;

•	any order of any governmental entity is entered enjoining the parties from consummating the Asset Sale and such order has become final and nonappealable;

•

Independence shareholders do not approve the Asset Sale or Ratification proposal and adopt the Purchase Agreement at the special meeting or the Asset Sale has not been consummated by December 15, 2008.

Hecla may also terminate the Purchase Agreement if certain triggering events identified in the Purchase Agreement occur. These triggering events generally relate to the obligations of the board of directors of Independence to maintain its recommendation of the approval of the Asset Sale and the obligations of Independence regarding the solicitation or acceptance of competing proposals.

Under circumstances specified in the Purchase Agreement, Independence may terminate the Purchase Agreement to enter into a definitive agreement for a superior proposal, but only if it has complied with its obligations regarding the solicitation of competing proposals and has paid Hecla the termination fee described below.

In addition to paying a $1.25 million termination fee under the circumstances described above, Independence has also agreed to pay Hecla $1.25 million as a termination fee if Independence terminates the Purchase Agreement upon a change of recommendation by its board of directors in connection with a superior offer.

Either party may also terminate the Purchase Agreement if the other party breaches any of its covenants, agreements, representations or warranties set forth in the Purchase Agreement such that the conditions to the terminating party’s obligation to effect the Asset Sale would not be satisfied at the time of termination and the breach is not cured, or curable, within 30 days after the terminating party delivers written notice of the breach to the other party.

Material United States Federal Income Tax Consequences (page 38)

Independence expects the Independence Reorganization, including the transfer of substantially all of Independence’s assets in exchange for shares of Hecla stock, distribution of the Hecla stock to Independence shareholders, and dissolution of Independence, considered together as a single integrated transaction, to qualify as a “reorganization” within the meaning of Section 368(a)(1)(C) of the Code. In that case, Independence shareholders who do not perfect their dissenters’ rights generally will not recognize either gain or loss on the transaction. If the dissolution of Independence is not approved by the shareholders, you will be taxed on any gain you receive with respect to any Hecla shares you receive.

Independence has received the opinion of Randall & Danskin, P.S. that, more likely than not, the Independence Reorganization, including the transfer of substantially all of the assets of Independence to Hecla solely in exchange for Hecla common stock and the assumption by Hecla of certain specifically enumerated liabilities of Independence and the pro rata distribution of Hecla shares to Independence’s shareholder pursuant to the Plan of Dissolution, taken together and treated as an integrated transaction, will qualify as a tax-free reorganization described in Section §368(a)(1)(C) of the Code. We encourage you to read the opinion, which is attached as Appendix G. In addition, you should also read the discussion in the section entitled “Proposal 1: To Approve the Asset Sale—Material United States Federal Income Tax Consequences” on page 38 of this proxy statement/prospectus and consult your own tax advisors as to the United States federal income tax consequences of the Independence Reorganization, as well as the effects of state, local and foreign tax laws.

Accounting Treatment (page 43)

In accordance with accounting principles generally accepted in the United States, Hecla will account for the Asset Sale using the purchase method of accounting for business combinations.

C omparison of Rights of Hecla Stockholders and Independence Shareholders (page 57)

Currently, as a shareholder of Independence, your rights are currently governed by Independence’s articles of incorporation, bylaws and Arizona law. If the Independence Reorganization is completed, and the Hecla shares are distributed to you, you will become a Hecla stockholder, and your rights will be governed by Hecla’s certificate of incorporation, its bylaws and Delaware law. As a result, you will have different rights as a Hecla stockholder then you had as an Independence shareholder. Independence intends to dissolve after distribution of the Hecla common stock.

Dissenters’ Rights (page 43 and Appendix C)

Under the Arizona Business Corporation Act, holders of Independence common shares who do not vote for the Asset Sale proposal, have the right to exercise statutory dissenters’ rights and receive cash for the fair value of their shares as determined by Independence, but only if they comply with all requirements of Arizona law, which are summarized in this proxy statement/prospectus. The amount Independence estimates to be the fair value of the dissenters’ shares could be more than, the same as, or less than the amount an Independence shareholder would otherwise be entitled to receive under the terms of the Purchase Agreement. Any holder of Independence common shares intending to exercise his dissenters’ rights, among other things, must submit written notice of the shareholder’s intent to demand payment for his shares prior to the vote on the Asset Sale proposal and must not vote or otherwise submit a proxy in favor of the Asset Sale proposal. Failure to follow exactly the procedures specified under Arizona law will result in the loss of dissenters’ rights. Because of the complexity of the Arizona law relating to dissenters’ rights, if you are considering exercising your dissenters’ right, we encourage you to seek the advice of your own legal counsel. We encourage you to read the relevant provisions of the Arizona Business Corporation Act included in Appendix C.

Markets and Market Prices (page 18)

Hecla common stock is traded on the New York Stock Exchange under the ticker symbol “HL.”

On February 12, 2008, the last trading day before the public announcement of the proposed reorganization, the closing price per share of Hecla common stock was $9.63. At such closing price, the aggregate value of the Hecla common stock to be received in the Independence Reorganization would be $66,802,192. Independence’s closing price on such date was $3.51 and its aggregate market value was $20,290,386. On September 8, 2008, the most recent trading day for which prices were available prior to the mailing of this proxy statement/prospectus, the closing price per share of Hecla common stock was $5.30. At such closing price, the aggregate value of the Hecla common stock to be received in the Asset Sale would be $36,765,485. On July 16, 2007, the date on which Independence and Hecla first discussed the purchase price of 1.2 Hecla shares for each share of Independence, the closing price per share of Hecla common stock was $9.13, and the closing price of Independence shares was $5.00.

Risk Factors (page 19)

In evaluating the Independence Reorganization, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” on page 19 of this proxy statement/prospectus.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF HECLA

The selected historical financial data of Hecla for each of the years ended December 31, 2007, 2006, 2005, 2004, and 2003 have been derived from the audited consolidated financial statements of Hecla incorporated by reference in this proxy statement/prospectus. The selected historical financial data of Hecla for each of the six month periods ended June 30, 2007 and 2008 have been derived from the unaudited interim consolidated financial statements of Hecla incorporated by reference in this proxy statement/prospectus. You should read the following information together with Hecla’s consolidated financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Hecla’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2008, and Quarterly Report on Form 10-Q for the period ended June 30, 2008, for the six-month periods ended June 30, 2008 and 2007, each of which is incorporated by reference in this proxy statement/prospectus.

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2007	2006	2005	2004	2003	2008	2007
						(Unaudited)	(Unaudited)
Sales of products	153,702	122,585	71,152	82,942	77,161	100,622	77,531
Income (loss) from continuing operations	68,825	64,788	(17,951)	(12,958)	(17,263)	3,255	46,076
Income (loss) from discontinued operations, net of tax	(15,628)	4,334	(7,409)	6,824	10,175	(28,752)	(13,596)
Income (loss) before cumulative effect of change in accounting principle	53,197	69,122	(25,360)	(6,134)	(7,088)	(25,497)	32,480
Net income (loss)	53,197	69,122	(25,360)	(6,134)	(6,016)	(25,497)	32,480
Preferred stock dividends	(1,024)	(552)	(552)	(11,602)	(12,154)	(6,817)	(276)
Income (loss) applicable to common shareholders	52,173	68,570	(25,912)	(17,736)	(18,170)	(32,314)	32,204
Basic and diluted income (loss) per common share
From continuing operations	0.56	0.54	(0.16)	(0.21)	(0.26)	(0.03)	0.38
From discontinued operations	(0.13)	0.03	(0.06)	(0.06)	(0.10)	(0.23)	(0.11)
Net income (loss)	0.43	0.57	(0.22)	(0.15)	(0.16)	(0.26)	0.27
Total assets	650,737	346,269	272,166	279,448	278,195	1,082,965	413,743
Accrued reclamation & closure costs	106,139	65,904	69,242	74,413	70,048	111,723	108,384
Noncurrent portion of debt	0	0	3,000	0	2,341	75,000	0
Cash dividends paid per common share	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Cash dividends paid per Series B preferred share	3.50	3.50	18.38	0.00	0.00	1.75	1.75
Cash dividends paid per mandatory convertible preferred share	0.00	0.00	0.00	0.00	0.00	3.25	0.00
Common shares issued	121,457	119,829	118,602	118,351	115,544	127,622	121,457
Mandatory convertible preferred shares issued and outstanding	2,013	0	0	0	0	2,013	0
Shareholders of record	6,598	6,815	7,568	7,853	8,203	6,506	6,654
Employees	871	1,155	1,191	1,417	1,074	778	974

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF INDEPENDENCE

The selected historical financial data of Independence for each of the years ended December 31, 2007, 2006, 2005, and 2004 have been derived from the audited consolidated financial statements of Independence included elsewhere in this proxy statement/prospectus. The selected historical financial data for the year ended December 31, 2003 have been derived from the unaudited consolidated financial statements of Independence, none of which have been included in this proxy statement/prospectus. The selected historical financial data of Independence for each of the six month periods ended June 30, 2007 and 2008 have been derived from the unaudited interim consolidated financial information included elsewhere in this proxy statement/prospectus. You should read the following information together with Independence’s consolidated financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2007	2006	2005	2004	2003	2008	2007
					(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data:
Revenue	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Expenses	319,048	78,353	85,310	265,633	146,746	161,863	214,735
Other income (expense)	7,514	4,988	(46)	(198)	687	921	3,189
Income (loss)	$(311,534)	$(73,365)	$(85,356)	$(265,831)	$(145,485)	$(160,942)	$(211,546)

Per Share Data:
Income (loss)
Basic	$(0.06)	$(0.01)	$(0.02)	$(0.06)	$(0.03)	$(0.028)	$(0.041)
Weighted-average common shares outstanding:
Basic	5,450,319	5,051,683	4,768,399	4,456,226	4,181,357	5,780,737	5,144,827

Balance Sheet Data (at end of period):
Total assets	$180,383	$191,207	$176,306	$77,171	$3,208,133	$23,079	$263,010
Total liabilities	$480,458	$449,748	$433,982	$412,491	$392,000	$484,096	$463,097
Stockholders’ equity	$(300,075)	$(258,541)	$(257,676)	$(335,320)	$2,812,739	$(461,017)	$(200,087)

COMPARATIVE PER SHARE DATA

We have summarized below certain comparative per share data of Hecla and Independence on a historical basis and combined per share data on an unaudited pro forma basis after giving effect to the Asset Sale. You should read this data along with the historical consolidated financial statements and the related notes of Hecla incorporated by reference into this proxy statement/prospectus and of Independence that are included elsewhere in this proxy statement/prospectus. We have presented the pro forma per share data for illustrative purposes only. This unaudited pro forma combined per share data does not necessarily indicate the operating results that would have been achieved had the Asset Sale been in effect as of the beginning of the periods presented, or the results of operations or financial position that we will experience in the future.

	Six Months Ended June 30, 2008	As of and for the Year Ended December 31, 2007
Hecla—Historical Per Share Data
Income (loss) per basic and diluted share from continuing operations	$(0.03)	$0.56
From discontinued operations	(0.23)	(0.13)
Net income (loss)	(0.26)	0.43
Cash dividends paid per common share	—	—
Cash dividends paid per Series B preferred share	$1.75	$3.50
Cash dividends paid per share of mandatory convertible preferred	$3.25	—
Book value per share	$4.13	$4.06
Independence—Historical Per Share Data
Income (loss) per basic and diluted share	$(0.028)	$(0.06)
Cash dividends per common share	—	—
Book value per share	$(0.08)	$(0.05)
Hecla Unaudited Pro Forma Combined(1)
Unaudited pro forma per Hecla share:
Income per basic and diluted share from continuing operations	$0.08	$0.77
Book value per share	$4.42	$4.66
Unaudited Pro Forma Independence Equivalents(2)
Unaudited pro forma per Independence common share:
Income per basic and diluted share from continuing operations	$0.10	$0.92
Book value per share	$5.30	$5.59

(1)	Gives effect to (i) Hecla’s April 16, 2008 acquisition of the remaining 70.3% of the Greens Creek mine that it did not already own, as if it took place on January 1, 2007 and (ii) the Asset Sale. Unaudited Pro Forma Condensed Consolidated Financial Statements are included in Hecla’s Current Reports filed on Form 8-K/A on April 22, 2008 and Form 8-K on September 2, 2008.
(2)	The unaudited pro forma Independence equivalent per share amounts are calculated by multiplying the Hecla unaudited pro forma combined per share amounts by the exchange ratio of 1.2 shares of Hecla common stock for each Independence common share, which represents the consideration paid by Hecla to Independence as part of the Asset Sale.

COMPARATIVE PER SHARE MARKET PRICE DATA

Independence’s common shares are traded in the “Pink Sheets” under the symbol “ILDS.” Hecla’s common stock is listed and traded on the New York Stock Exchange under the symbol “HL.” The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of Independence common shares as reported in the Pink Sheets and the high and low sales prices of Hecla common stock as reported on the New York Stock Exchange, in each case, as adjusted for all stock splits or stock dividends. In addition, the table also sets forth the high and low sales prices per share of Hecla common stock on the New York Stock Exchange and Independence common shares in the Pink Sheets on (1) December 7, 2007, the last trading date before agreement on the purchase price for Independence’s assets of 6,936,884 shares of Hecla stock, (2) February 12, 2008, the last trading day prior to public announcement of the Purchase Agreement and the proposed acquisition, and (3) September 8, 2008, the most recent date for which prices were practicably available prior to the date of this proxy statement/prospectus.

	Independence Lead Mines Company		Hecla Mining Company
	HIGH	LOW	HIGH	LOW
For the quarterly period ended:
2006
March 31, 2006	$1.01	$0.64	$6.89	$3.93
June 30, 2006	$1.99	$0.70	$7.09	$4.05
September 30, 2006	$1.80	$1.45	$6.65	$4.77
December 31, 2006	$3.50	$1.50	$7.95	$4.90

2007
March 31, 2007	$5.75	$3.30	$9.21	$6.36
June 30, 2007	$5.00	$3.60	$9.89	$7.47
September 30, 2007	$5.25	$2.50	$9.80	$6.58
December 31, 2007	$4.00	$2.50	$12.57	$8.18

2008
March 31, 2008	$12.90	$2.26	$12.79	$8.05
June 30, 2008	$10.40	$9.60	$13.14	$7.40

Miscellaneous dates:
December 7, 2007	$3.35	$3.00	$12.39	$11.85
February 12, 2008	$3.51	$3.51	$10.30	$9.57
September 8, 2008	$6.35	$5.24	$6.31	$5.90

The market value of the Hecla common stock to be issued in exchange for substantially all of the assets of Independence upon the completion of the Asset Sale will not be known at the time Independence shareholders vote on the proposal to adopt the Asset Sale. The above tables show only historical comparisons. Because the market prices of Hecla common stock and Independence common shares will likely fluctuate prior to the completion of the Independence Reorganization, these comparisons may not provide meaningful information to you in determining whether to vote in favor of the Asset Sale and the Plan of Dissolution. You are encouraged to obtain current market quotations for Hecla’s common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the Asset Sale. See “Where You Can Find More Information” on page 83.

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement/prospectus, you should carefully consider the matters described below in evaluating whether to approve the sale by Independence of substantially all of its asset to Hecla (the “Asset Sale”), ratify the past actions of Independence (the “Ratification”), and the dissolution of Independence (the “Plan of Dissolution”), and, therefore, your related investment in Hecla common stock. References to “we,” “us” and “our” refer to Independence Lead Mines Company and our subsidiary.

Risks Relating to the Proposed Transaction

The number of shares of Hecla common stock that you will receive upon completion of the Independence Reorganization will be based upon a fixed exchange ratio.

The number of shares of Hecla common stock to be received by Independence as part of the Asset Sale is fixed at 6,936,884. As a result, as part of the Plan of Dissolution, you will receive 1.2 shares of Hecla common stock in exchange for each Independence share you own. This is a fixed exchange ratio that will not adjust as a result of any change in the market price of Hecla common stock or Independence shares between the date of this proxy statement/prospectus and the date you receive shares of Hecla stock, or for any other reason. The market price of the Hecla common stock will likely be different on the date you receive Hecla shares than it is today because of changes in the business, operations or prospects of Hecla, market reactions to the Independence Reorganization, general market and economic conditions, and other factors. In addition to the approval of Independence shareholders, completion of the Independence Reorganization is subject to the satisfaction of other conditions that may not occur until some time after the special meeting, such as approval of the listing of the Hecla shares on the New York Stock Exchange. You are urged to obtain current market quotations for Hecla common stock and Independence common shares. See “Summary—Comparative Per Share Market Price” on page 18.

Independence will be subject to business uncertainties and contractual restrictions while the Independence Reorganization is pending.

Uncertainty about the effect of the Independence Reorganization on the business of Independence may have an adverse effect on us, and consequently on Hecla. The Purchase Agreement restricts us from making certain acquisitions and taking other specified actions without the consent of Hecla until the Asset Sale occurs. These restrictions may prevent us from pursuing attractive business opportunities that may arise prior to the completion of the Asset Sale. Please see the section entitled “Proposal 1: To Approve the Asset Sale—The Purchase Agreement—Covenants and Agreements” on page 47 of this proxy statement/prospectus for a description of the restrictive covenants applicable to Independence.

The Independence Reorganization may not qualify as a tax-free reorganization for United States Federal Income Tax purposes.

The Independence Reorganization is intended to qualify as a “Type C reorganization” for United States federal income tax purposes under which you would generally not recognize gain or loss upon the receipt of shares of Hecla common stock as part of Hecla’s acquisition of Independence’s assets and the subsequent dissolution of Independence. If the Independence Reorganization is consummated but fails to be treated as “reorganization” for federal income tax purposes, the Independence Reorganization will be taxable to Independence and you. Reorganization treatment depends on numerous factors, including factors beyond our control, such as the number of shares owned by Independence shareholders who effectively exercise their dissenters’ rights. If the Independence Reorganization does not qualify as a reorganization, you would generally be taxed on any gain you realize upon the receipt of shares of Hecla common stock in exchange for your shares of Independence. The Purchase Agreement does not include a condition relating to the tax-free treatment of the Independence Reorganization.

The shares of Hecla common stock to ultimately be received by you as a result of the Independence Reorganization will have different rights from the Independence common shares you currently own.

Following completion of the Independence Reorganization, you will no longer be a shareholder of Independence, an Arizona corporation, but will instead be a stockholder of Hecla, a Delaware corporation. There will be important differences between your current rights as an Independence shareholder and the rights to which you will be entitled as a stockholder of Hecla. You may conclude that your rights as a Hecla stockholder are more limited than your current rights as an Independence shareholder. See “Proposal 1: To Approve the Asset Sale—Comparative Rights of Hecla Stockholders and Independence Shareholders” on page 57 of this proxy statement/prospectus for a discussion of the different rights associated with Hecla common stock.

Failure to complete the Asset Sale could negatively impact the stock prices and future business and financial results of Hecla and Independence.

If the Asset Sale is not completed, the ongoing businesses of Hecla or Independence may be adversely affected and Hecla and Independence will be subject to several risks, including the following: (i) Independence is required, under certain circumstances, to pay Hecla a termination fee of $1.25 million and to reimburse Hecla for its expenses under the Purchase Agreement; (ii) Independence and Hecla paying certain costs relating to the Purchase Agreement, such as legal, accounting, financial advisor and printing fees; and (iii) the focus of management of each of the companies on the Asset Sale instead of on pursuing other opportunities that could be beneficial to the companies, in each case, without realizing any of the benefits of having the Asset Sale completed. In addition, if the Asset Sale is not consummated, Hecla and Independence may experience negative reactions from the financial markets.

The market price of Hecla common stock could decline as a result of the large number of shares that will become eligible for sale upon completion of the Independence Reorganization.

As part of the Plan of Dissolution, we will distribute to our shareholders the 6,936,884 shares of Hecla common stock we received in connection with the Asset Sale. The majority of these shares will be immediately eligible for resale without restriction. The market price of Hecla’s common stock could decline as a result of these sales or the perception that these sales could occur.

Risk Factors Relating to Hecla and Independence

Hecla’s business is and will be subject to the risks described above relating to the Independence Reorganization. In addition, Hecla is, and will continue to be, subject to the risks described in Part I, Item 1A in Hecla’s Annual Report on Form 10-K for the year ended December 31, 2007, and in Part II, Item 1A in Hecla’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, each as filed with the Securities and Exchange Commission and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 83 for the location of information incorporated by reference into this proxy statement/prospectus. In addition, Hecla’s business and the ownership of Hecla stock is also subject to the risks set forth below under “Hecla Risk Factors”.

Independence’s business is and will be subject to the risks described above relating to the Independence Reorganization. In addition, Independence is, and will continue to be, subject to the risks described below under “Independence Risk Factors”, until the Independence Reorganization is completed.

Hecla Risk Factors

The business, operations, and financial condition of Hecla, and the ownership of Hecla common stock are subject to various risks. We urge you to consider the following risk factors:

The terms of Hecla’s senior credit facility restrict Hecla’s current and future operations, particularly Hecla’s ability to respond to changes in Hecla’s business or to take certain actions and that, in turn, could impair Hecla’s ability to meet Hecla’s obligations.

Hecla’s senior credit facility contains various restrictive covenants that limit its management’s discretion in operating Hecla’s business. In particular, these covenants limit Hecla’s ability to, among other things:

•	incur additional debt;

•	make certain investments or pay dividends or distributions on Hecla’s capital stock or purchase or redeem or retire capital stock;

•	sell assets, including capital stock of Hecla’s restricted subsidiaries;

•	restrict dividends or other payments by restricted subsidiaries;

•	create liens;

•	enter into transactions with affiliates; and

•	merge or consolidate with another company.

Hecla’s senior credit facility also requires Hecla to maintain specified financial ratios and satisfy certain financial tests. Hecla’s ability to maintain or meet such financial ratios and tests may be affected by events beyond Hecla’s control, including changes in general economic and business conditions, and Hecla cannot assure you that Hecla will maintain or meet such ratios and tests or that the lenders under Hecla’s senior credit facility will waive any failure to meet such ratios or tests.

These covenants could materially and adversely affect Hecla’s ability to finance Hecla’s future operations or capital needs. Furthermore, they may restrict Hecla’s ability to expand, to pursue Hecla’s business strategies, and otherwise to conduct Hecla’s business. Hecla’s ability to comply with these covenants may be affected by circumstances and events beyond Hecla’s control, such as prevailing economic conditions and changes in regulations, and Hecla cannot assure you that Hecla will be able to comply with them. A breach of these covenants could result in a default under Hecla’s senior credit facility. If there were an event of default under Hecla’s senior credit facility, the affected creditors could cause all amounts borrowed under these instruments to be due and payable immediately. Additionally, if Hecla fails to repay indebtedness under the senior credit facility when it becomes due, the lenders under the senior credit facility could proceed against the assets which Hecla has pledged to them as security. Hecla’s assets and cash flow might not be sufficient to repay Hecla’s outstanding debt in the event of a default.

The need to refinance Hecla’s bridge facility may materially adversely affect it.

Hecla utilized $220 million of a $240 million six-month bridge debt facility established in connection with Hecla’s April 16, 2008 acquisition of the companies owning 70.3% of the Greens Creek mine. Such bridge facility expires on October 16, 2008. In the event that Hecla is unable to repay the bridge debt facility through its cash on hand and/or proceeds from the sale of its securities, Hecla could be adversely affected and/or be forced to take other actions, such as reducing capital expenditures, to retire or refinance the bridge facility.

Hecla may be subject to a number of unanticipated risks related to inadequate infrastructure.

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect Hecla’s mining operations.

Hecla’s outstanding preferred stock and the issuance of additional shares of Hecla preferred stock in the future could adversely affect holders of common stock.

The market price of Hecla’s common stock is likely to be influenced by Hecla’s preferred stock. For example, the market price of Hecla’s common stock could become more volatile and could be depressed by:

•

investors’ anticipation of the potential resale in the market of a substantial number of additional shares of Hecla’s common stock received upon conversion of shares of Hecla’s outstanding Mandatory Convertible Preferred Stock; and

•

Hecla’s failure to pay dividends on its currently outstanding Series B Preferred Stock or Mandatory Convertible Preferred Stock, which would prevent Hecla from paying dividends to holders of Hecla’s common stock.

In addition, Hecla’s board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of Hecla’s stockholders. This includes the power to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over common stock with respect to dividends or upon the liquidation, dissolution or winding up of the business and other terms. If Hecla issues preferred stock in the future that has preference over Hecla’s common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or if Hecla issues preferred stock with voting rights that dilute the voting power of Hecla’s common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected.

Common stock issued pursuant to subsequent offerings or eligible for future issuance or sale may cause Hecla’s common stock price to decline, which may negatively impact your investment.

Hecla may issue substantial additional shares of common stock or other securities in connection with acquisition transactions or for other purposes, including refinancing its debt facility, to the extent permitted by Hecla’s senior credit facility, and as dividends on Hecla’s outstanding Mandatory Convertible Preferred Stock, which Hecla has elected to do for the dividend payable October 1, 2008. Any such acquisition could be material to Hecla and could significantly increase the size and scope of Hecla’s business. Issuances or sales of substantial amounts of additional common stock or the perception that such issuances or sales could occur, may cause prevailing market prices for Hecla’s common stock to decline and could result in dilution to Hecla’s stockholders.

On September 9, 2008, Hecla filed a prospectus supplement to its existing shelf registration statement with the Securities and Exchange Commission relating to an underwritten public offering of 31 million shares of its common stock. The underwriters will also have a 30-day option to purchase up to 4.0 million additional shares of common stock from Hecla to cover over-allotments, if any.

Hecla intends to use the net proceeds from that offering, together with cash on hand, cash from continuing operations, and, to the extent necessary, cash from other alternative sources to repay the $220 million bridge loan facility that was part of the financing obtained to purchase the remaining 70.27% of the Greens Creek joint venture in April 2008, as well as for other general corporate purposes.

Independence Risk Factors

The business, operations, and financial condition of Independence are subject to various risks. We urge you to consider the following risk factors:

Independence is dependent on closing the Asset Sale with Hecla to avoid bankruptcy.

On February 12, 2008, we entered into a Purchase Agreement with Hecla whereby Hecla will acquire substantially all of our assets in exchange for 6,936,884 shares of Hecla’s common stock. We will then dissolve and liquidate our assets, as part of which Hecla shares will be distributed to our shareholders on the basis of 1.2 shares of Hecla stock for every Independence share held. We are currently in litigation with Hecla over Hecla’s operation of the Lucky Friday Mine under the agreement covering the DIA project. Hecla holds various judgments against us in the amount of $30,463 plus interest. If the Asset Sale is not completed, it is possible Hecla could force us into bankruptcy or seize our assets to satisfy their judgments. There is also a termination fee of $1.25 million, together with Hecla’s costs, that we might have to pay if the Asset Sale is not completed under certain circumstances. If the Asset Sale is not closed, then our shareholders face the possibility of loss of their investment.

We have a very limited income and resources and expect losses to continue for at least the next three years.

Our only continuing source of funds is an advance royalty of $1,500 per month received from Hecla, which may not be sufficient to sustain our operations. Any additional funds required would have to come from the issuance of debt or the sale of our common stock. There is no guarantee that funds would be available from either source. If we are unsuccessful in raising additional funds, we may be forced to go out of existence.

We have a history of net losses. We expect to continue to incur net losses, and we may not achieve or maintain profitability. Independent auditors have expressed substantial uncertainties for our continuation as a going concern.

We have incurred net losses each year since 2004, including net losses of approximately $311,534 for the year ended December 31, 2007; $73,365 for the year ended December 31, 2006; $85,356 for the year ended December 31, 2005; and $265,831 for the year ended December 31, 2004. As of December 31, 2007, we had an accumulated deficit of $7,123,925. The time required for us to reach profitability is highly uncertain. We may not achieve profitability on a sustained basis, if at all.

Our financial statements for the year ended December 31, 2007 were audited by our independent certified public accountants, whose report includes an explanatory paragraph stating that the financial statements have been prepared assuming we will continue as a going concern and that we have incurred operating losses since inception that raise substantial doubt about our ability to continue as a going concern.

We believe that there is substantial doubt about our ability to continue as a going concern due to our total accumulated deficit of $7,123,925 as of December 31, 2007. Net losses may continue for at least the next several years. The presence and size of these potential net losses will depend, in part, on the rate of growth, if any, in our revenues and on the level of our expenses. The cost of insurance coverage and regulatory compliance continues to escalate with little near term relief expected. With disclosure requirements imposed by the Sarbanes-Oxley Act, audit committee requirements, increasing audit and legal costs, and the need to obtain Directors and Officers insurance to attract qualified directors, we will need to generate revenues of at least $100,000 per year based upon current gross margin and operating expenses to achieve profitability. Even if we do increase our revenues and achieve profitability, we may not be able to sustain profitability.

We will need additional funds in the future, which may not be available to us. If we do not secure additional financing, we may be unable to develop or enhance our business, take advantage of future opportunities or respond to competitive pressures.

We require substantial working capital to fund our business. We need at least $8,000 in funds each month to operate. We have had significant operating losses and negative cash flow from operations. Additional financing may not be available when needed on favorable terms or at all. Our capital requirements depend on several factors, including the price of metals, the competitive marketplace, and other factors.

Our operations are dependent on fluctuating metals prices over which we have no control.

The profitability of mining operations is directly related to the market price of the metals being mined. The market price of base and precious metals such as lead, zinc, silver, and gold fluctuate widely and is affected by numerous factors beyond the control of any mining company. These factors include expectations with respect to the rate of inflation, the exchange rates of the dollar and other currencies, interest rates, global or regional political, economic or banking crises, and a number of other factors. If the market price of silver should drop dramatically, the value of the Company’s DIA properties could also drop dramatically; and the Company might not be able to recover its investment in those properties.

Because of the inherent dangers involved in mining operations, there is a risk that we may incur liability or damages as we conduct our business.

Conducting mining operations involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins, and other hazards against which we cannot insure or against which we may elect not to insure. Incurring any such liabilities may have a material adverse effect on our financial position.

Investment in our shares is subject to wide fluctuations because it is a “Penny Stock”.

Our shares are traded in the Pink Sheets and we are commonly referred to as a “penny stock”. The Securities and Exchange Commission has adopted regulations that define “penny stock” to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. For most of the past five years, our shares have traded below $5.00 per share. Trading in penny stocks is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common shares for reasons unrelated to operating performance.

We may not be able to maintain the quotation of our common stock in the Pink Sheets, which would make it more difficult to dispose of our common shares.

Our common stock is quoted in the Pink Sheets maintained by Financial Industry Regulatory Authority (FINRA). We cannot guarantee that it will always be available for Pink Sheet quotations. Although an established securities market with an interdealer quotation system, the Pink Sheets are not an issuer listing service or exchange. The Pink Sheets do not have any listing requirements, per se, to be eligible for quotation, nor do they require issuers to remain current in their filings with the Securities and Exchange Commission. Moreover, the Pink Sheets are not a stock exchange, and trading of securities on the Pink Sheets is often more sporadic than the trading of securities listed on a stock exchange like the New York Stock Exchange. Accordingly, shareholders may have difficulty reselling any of the shares. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any quoted market for our common shares will be subject to market trends generally, notwithstanding our potential success in delineating mineral resources.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this proxy statement/prospectus and the other public filings incorporated by reference herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements of expectations, beliefs, plans, objectives, assumptions or future events or performance. Words or phrases such as “may,” “will,” “could,” “anticipate,” “believe,” “should,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will likely result,” “will continue,” or similar expressions identify forward-looking statements.

Forward-looking statements include the information concerning possible or assumed future results of operations of Hecla after completion of the Asset Sale as set forth in this proxy statement/prospectus, including under “Proposal 1: To Approve the Asset Sale—Independence’s Reasons for the Asset Sale,” “—Opinion of Independence’s Financial Advisor,” and “—Hecla’s Reasons for the Asset Sale.” These statements and other forward-looking statements included in this proxy statement/prospectus and the other public filings incorporated by reference herein are not historical facts but instead represent only our expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Hecla’s and Independence’s control, that could cause actual results or outcomes to differ materially from those expressed. These factors include the specific risk factors identified and discussed under the caption “Risk Factors” on pages 19 through 24 of this proxy statement/prospectus. In addition to other factors and matters discussed elsewhere in this prospectus or incorporated by reference, some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

•	metals prices and price volatility;

•	amount of metals production;

•	costs of production;

•	mining risks and hazards;

•	risks inherent in foreign operations;

•	remediation, reclamation, and environmental costs;

•	the results or settlements of pending litigation;

•	cash flow;

•	currency fluctuations and currency exchange regulations;

•	reserve estimates;

•	project development risks;

•	changes in, and compliance with, environmental laws and policies;

•	financial or regulatory accounting principles or policies imposed by governing bodies;

•	our ability to obtain financing for working capital, construction costs and the repayment of any future maturing debt;

•	capital market conditions, including interest rate fluctuations and capital availability;

•	new federal, state and local laws that could have adverse effects on operating results;

•	legal and regulatory proceedings and issues;

•	the impact of any acquisitions or dispositions of operations, assets, entities, or mining properties;

•	employee workforce factors, including strikes, work stoppages and the loss of key executives; and

•	general political, economic and financial market conditions.

Hecla’s and Independence’s expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis including, without limitation, our examination of historical operating trends, data contained in records and other data available from third parties, but there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Hecla and Independence undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

THE SPECIAL MEETING

General

The special meeting will be held at the Wallace Elks Temple, 419 Cedar Street, Wallace Idaho, on October 27, 2008 at 11:00 AM local time.

This proxy statement/prospectus is being furnished by the board of directors of Independence Lead Mines Company, an Arizona corporation (the “Company” or “Independence”), to the Company’s common shareholders in connection with the solicitation by the Company’s board of directors of proxies to be voted at the special meeting of shareholders of the Company to be held on October 27, 2008 and any adjournment thereof for the purposes set forth in the accompanying Notice of the Special Meeting. This proxy statement/prospectus is first being mailed to shareholders on or about September 12, 2008.

THE BOARD OF DIRECTORS OF INDEPENDENCE HAS UNANIMOUSLY DETERMINED THAT THE SALE OF THE COMPANY’S ASSETS TO HECLA, RATIFICATION OF PAST ACTIONS OF THE COMPANY, AND THE PLAN OF DISSOLUTION ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, INDEPENDENCE AND ITS SHAREHOLDERS, AND RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

Matters to be Considered at the Special Meeting

Approval of Sale of Assets to Hecla

At the special meeting, shareholders entitled to vote will be asked to consider and approve the sale of substantially all of the Company’s assets to a subsidiary of Hecla Mining Company in exchange for 6,936,884 shares of Hecla common stock and the assumption of certain specifically enumerated liabilities, pursuant to an Asset Purchase Agreement, dated February 12, 2008, by and among the Company, Hecla, and a subsidiary of Hecla, as amended on August 12, 2008 (hereinafter the “Purchase Agreement”). See “Proposal 1: To Approve the Asset Sale.”

Ratification of Prior Actions of the Company

At the special meeting, shareholders entitled to vote will be asked to ratify and confirm all of the past actions taken by the Company that, under the Arizona law, may have required the consent of the Company’s shareholders, including, but not limited to: (i) amending the Company’s articles of incorporation to increase the number of authorized shares from 5,000,000 to 10,000,000, as the Company attempted to do at a special shareholders meeting held on or about September 23, 2005, (ii) all issuances of common shares in excess of 5,000,000 shares, and (iii) the election of the Company’s board of directors at every purported annual meeting of the Company’s shareholders held between 1998 and 2007. See “Proposal 2: To Ratify and Approve Prior Actions of the Company.”

Approval of Plan of Dissolution

At the special meeting, shareholders entitled to vote (see “—Record Date for the Special Meeting and Voting Rights”) will be asked to consider and approve a Plan of Dissolution to liquidate and dissolve the Company under Arizona law, in order to clarify the tax-free nature of the Independence Reorganization from the standpoint of the Company and you. As part of the dissolution, shareholders of Independence will receive their pro rata portion of the Hecla stock received by the Company in exchange for the sale of its assets. See “Proposal 3: Approval of the Plan of Dissolution.”

Adjournment Proposal

We are also asking you to consider and vote upon a proposal to grant Independence management the discretionary authority to postpone or adjourn the special meeting to a later date or dates, in order to enable the Independence board of directors to solicit additional proxies in favor of the other proposals to be voted upon at the special meeting, and to vote upon such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting. We are not aware of any business to be acted upon at the special meeting other than the proposals set forth in this proxy statement/prospectus. If, however, other matters incident to the conduct of the special meeting are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters. If you vote “AGAINST” the sale of assets proposal, the proxies are not authorized to vote for any adjournments, postponements, continuations or rescheduling of the meeting, including for the purpose of soliciting additional proxies, unless you so indicate by marking the appropriate box on the proxy card. See “Proposal 4: To Authorize Procedural Matters, Including Adjournment of the Special Meeting.”

Record Date for the Special Meeting and Voting Rights

The close of business on August 20, 2008 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the special meeting. As of the record date, there were issued and outstanding 5,780,737 common shares entitled to vote. The holders of record on the record date of the shares entitled to be voted at the special meeting are entitled to cast one vote per share on each matter submitted to a vote at the special meeting.

Quorum; Required Votes; Abstentions and Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the outstanding common shares of Independence entitled to vote at the special meeting is necessary to constitute a quorum. Broker non-votes are not counted as present or represented for purposes of establishing a quorum for the transaction of business. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Once a share is deemed to be present at the meeting (whether in person or by proxy), such shares are present for quorum purposes, even if a shareholder abstains from voting.

The required vote of Independence shareholders to approve the Asset Sale and the Ratification is a majority of the votes present at the special meeting, assuming a quorum. However, the proposal to approve the Plan of Dissolution requires the affirmative vote of a majority of the common shares of Independence outstanding on the record date. Because the required vote of Independence shareholders to approve the Plan of Dissolution is based upon the number of common shares of Independence outstanding on the record date, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the approval of the Plan of Dissolution. The Adjournment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Independence common shares present, either in person or by proxy, and entitled to vote at the special meeting. Abstentions from voting on the Adjournment Proposal will have the same effect as a vote against the Adjournment Proposal. Broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal.

Proxies; Solicitation of Proxies

Common shares of Independence which are entitled to be voted at the special meeting and which are represented by properly executed proxies, received and not revoked prior to the special meeting, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted: (1) FOR the approval of the Asset Sale; (2) FOR the Ratification; (3) FOR the approval of the Plan of Dissolution; and (4) FOR the Adjournment Proposal.

If you hold Independence common shares in “street name,” it means that your shares are held of record by a broker, bank or other nominee. In that case you must complete, sign, date and return the voting instruction form sent by your broker, bank or nominee to the record holder of your shares with instructions on how to vote your shares. Please refer to the voting instruction form used by your broker, bank or other nominee to see if you may submit voting instructions using the Internet or telephone.

You may also vote your shares in person at the special meeting. If you attend the special meeting, you may submit your vote in person, and any proxies that were previously submitted by you will be superseded by the vote that you cast at the special meeting.

If your shares are held in “street name” and you wish to vote in person at the special meeting, you must bring a proxy from the record holder of the shares authorizing you to vote at the special meeting.

Independence and Hecla will each bear one-half of the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this proxy statement/prospectus and accompanying material to shareholders, subject to the general limitation in the Purchase Agreement that under no circumstances will Hecla be liable to pay more than the lesser of (i) 50% of the aggregate amount of the Company’s expenses incurred in connection with the sale of assets to Hecla or (ii) $100,000 of the Company’s expenses incurred in connection with the sale of assets to Hecla. In addition to the solicitation of proxies by use of the mails, the directors and officers of Independence, without additional compensation, may solicit proxies personally or by telephone or telegram or facsimile or electronic mail from some shareholders if proxies are not received promptly. The Company may, upon request, reimburse the transfer agent, brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. If it becomes necessary to make a second distribution of proxy cards and reminder notices to brokers and nominees of shareholders and/or to shareholders, there would be additional charges. Independence has retained OTC Stock Transfer, Inc. to aid in the solicitation of proxies. OTC Stock Transfer will receive a fee for its services of approximately $5,000 and reimbursement of certain expenses.

Recommendation of the Independence Board of Directors

The board of directors of Independence has reviewed and considered the terms and conditions of the Asset Sale and the Purchase Agreement. Based on its review, the board of directors of Independence has unanimously approved and has determined that the Asset Sale and the Purchase Agreement are advisable, fair to and in the best interests of Independence and its shareholders. Accordingly, your board of directors recommends that you vote “FOR” the approval of the Asset Sale. Additionally, in order for the Asset Sale to be consummated, the Company must receive the approval of its shareholder ratifying certain prior actions of the Company. Therefore, your board of directors recommends that you vote “FOR” the Ratification. Further, in order for the sale of assets to Hecla and subsequent distribution to you of Hecla shares to be tax-free, the dissolution of the Company must be approved by our shareholders. Therefore your board of directors recommends that you vote “FOR” the adoption of the Plan of Dissolution. Finally, your board of directors recommends that you vote “FOR” the Adjournment Proposal, if necessary, which, among other things, will enable the Company to postpone or adjourn the special meeting in order to solicit additional proxies if there are not sufficient votes to approve any of the proposals to be voted upon at the special meeting.

In considering these recommendations, you should be aware that some Independence directors and officers have interests in the Ratification proposal that are different from, or in addition to, those of Independence shareholders generally. See the section entitled “Proposal 2: To Ratify and Approve Prior Actions of the Company—Interests of Officers and Directors” on page 70 of this proxy statement/prospectus.

Voting by Independence’s Officers and Directors

As of the record date, the officers and directors of Independence, namely Bernard C. Lannen, Wayne Schoonmaker, Robert Bunde, and Gordon Berkhaug, collectively beneficially owned and were entitled to vote an aggregate of 934,719 Independence common shares, which represents approximately 16.17% of the Independence common shares outstanding on that date. Concurrently with the execution and delivery of the Purchase Agreement, on February 12, 2008, Hecla entered into a shareholder agreement with Bernard C. Lannen,

Wayne Schoonmaker, Robert Bunde, and Gordon Berkhaug, pursuant to which among other things, each of them agreed to vote all of their shares for the approval of the Asset Sale pursuant to the terms of the Purchase Agreement. For more information regarding the voting agreement, see “Proposal 1: To Approve the Asset Sale —The Shareholder Agreement” on page 56 of this proxy statement/prospectus and the shareholder agreement, which is attached to this proxy statement/prospectus as Appendix D.

Revocability of Proxies

You may revoke and change your vote at any time prior to the special meeting by:

•	executing and returning a proxy bearing a later date;

•	giving written notice of revocation to the Secretary of the Company; or

•	attending the Special Meeting and voting in person or delivering instruction to the Company via email and with written confirmation.

A proxy is not revoked by the subsequent death or incompetence of the maker unless, before the authority granted thereunder is exercised, written notice of such death or incompetence is received by the Company from the executor or administrator of the estate or from a fiduciary having control of the shares represented by such proxy. If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting revised voting instructions to that person.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Independence’s Corporate Secretary at (208) 753-2525 or our proxy solicitor, at the address and telephone number listed below. You will not be charged for any of the documents you request.

OTC Stock Transfer, Inc.

231 East 2100 South

Suite F

Salt Lake City, Utah 84115

(801) 485-5555

PROPOSAL 1:

TO APPROVE THE ASSET SALE

This section of the proxy statement/prospectus describes material aspects of the proposed sale of substantially all of Independence’s assets to a subsidiary of Hecla. While we believe that the description covers the material terms of the Asset Sale, this summary may not contain all the information that is important to you. You should therefore carefully read this entire proxy statement/prospectus and the other documents, including the Purchase Agreement (as amended) attached as Appendix A, we refer to and incorporate by reference for a more complete understanding of the Asset Sale.

THE ASSET SALE

Structure of the Asset Sale

If the Independence shareholders adopt and approve the sale of the Company’s assets to Hecla, and all other conditions in the Purchase Agreement are satisfied, Hecla Merger Company, a wholly-owned subsidiary of Hecla, will acquire substantially all of the assets of Independence in exchange for 6,936,884 shares of Hecla common stock and the assumption by Hecla Merger Company of certain specifically enumerated liabilities of Independence. Under the Purchase Agreement, Independence is required to distribute the shares of Hecla stock it receives to its shareholders, pro rata according to the amount of Independence shares they own, and then dissolve. We currently anticipate that we will complete the Asset Sale on or before November 27, 2008.

Background of the Asset Sale

Independence and Hecla began discussions in March, 2007, continuing until the Purchase Agreement was executed on February 12, 2008.

In March 2007, Hecla began considering approaching Independence and gauging their interest in a business combination in order to maximize Hecla’s stockholder value in light of the strong cycle in the silver market.

Hecla’s Lucky Friday Mine had experienced annual profits in 2005 and 2006, and Hecla had reduced the balance of its unrecouped DIA costs from $42.8 million in February 2006 to $26.7 million in February 2007. In addition, Hecla was studying the feasibility of one or two additional shafts at the Lucky Friday Mine. The additional shafts would require a significant capital expenditure, but would allow Hecla to increase production and extend the mine life.

During early March 2007, Hecla extended to Independence’s directors an offer to tour the Lucky Friday Mine on March 29, 2007, which was to be followed by a meeting to discuss the future plans for exploration, development, and operations of the mine. Independence’s board members Bernard Lannen and Wayne Schoonmaker attended both the tour and meeting along with Frank Antonioli who attended on behalf of two Independence board members. At the end of the tour and meeting, Wayne Schoonmaker indicated that Independence would be interested in additional discussions about the two companies.

In May 2007, Independence president, Bernard Lannen, attended Hecla’s annual meeting and visited with Hecla’s Vice President of Silver Valley Business Development, Mike Callahan.

In June 2007, Mike Callahan began discussions with Independence president, Bernard Lannen, to express Hecla’s potential interest in a transaction where Hecla would acquire Independence.

On July 16, 2007, Bernard Lannen informed Mike Callahan that the board of directors of Independence were willing to proceed with a transaction where Hecla would pay no less than 1.2 Hecla shares per share of Independence. On July 16, 2007, the closing price per share of Hecla common stock was $9.13. At such closing price, the aggregate market value of the Hecla common stock to be received at a 1.2 to 1 ratio would be $63,333,750. Independence’s closing price on such date was $5.00 and its aggregate market value was $28,903,685.

In August 2007, the Hecla board of directors was apprised of the possible purchase of Independence.

In September 2007, the parties began due diligence. During this time the parties determined a merger was not in the best interest of the parties, and that an asset purchase was the preferred structure.

On October 2, 2007, Hecla and Independence signed a confidentiality agreement.

On January 23, 2008, Hecla’s board of directors approved the Asset Sale, including the purchase price for the assets of Independence (6,936,884 shares of Hecla common stock).

On February 12, 2008, Independence’s board of directors approved the Asset Sale, including the purchase price for the assets of Independence.

On February 12, 2008, the Purchase Agreement was executed.

On August 12, 2008, the Purchase Agreement was amended to extend the date pursuant to which Hecla or the Company can terminate the Purchase Agreement if the Asset Sale has not been consummated by from August 12, 2008 to December 15, 2008.

Independence’s Reasons for the Asset Sale

In evaluating the proposed sale of the Company’s assets pursuant to the Purchase Agreement, our management considered criteria such as the value of the assets of Hecla and the anticipated business operations of Hecla in comparison with our limited operations and other opportunities presented to us. Based on this criteria, our management determined that the Asset Sale was in the best interest of our shareholders.

The Independence directors believe that the sale of substantially all of Independence’ assets and subsequent dissolution in accordance with the terms of the Purchase Agreement, is in the best interests of Independence and its shareholders as a whole and recommend that Independence shareholders vote in favor of the Asset Sale and Plan of Dissolution proposals. In reaching its determination to recommend approval and adoption of the Asset Sale and the Purchase Agreement, the board of directors of Independence consulted with the Company’s legal and financial advisors and considered various factors, including the following:

•

The value of the consideration to be received by Independence shareholders pursuant to the Purchase Agreement, including that the implied consideration of $14.34 per share (calculated using the closing trading price of Hecla common shares on December 7, 2007 of $11.95 per share, which was the last trading day prior to the Independence board meeting to approve the Purchase Agreement in principle, and assuming a 1.2 ratio of Hecla shares to Independence shares) represented a significant premium over the market prices at which Independence shares had previously traded, including a premium of approximately:

¡

428% over the closing price of Independence common shares of $3.35 per share on December 7, 2007, the last trading day prior to the Independence board meeting to approve the Purchase Agreement in principle.

¡

344% over $4.00, which was the closing price of Independence common shares on November 9, 2007, which was thirty days prior to the Independence board meeting to approve the Purchase Agreement in principle.

¡	219% over $5.00 which was the closing price of Independence common shares on July 16, 2007, the date on which Hecla indicated it would consider paying 1.2 Hecla shares per share of Independence.

¡	320% over $3.65 which was the closing price of Independence common shares on February 11, 2008, the day before the Purchase Agreement was executed.

¡

329% over $3.51 which was the closing price of Independence common shares on February 12, 2008, the date when Independence executed the Purchase Agreement and the day before the Asset Sale was publicly announced.

•

The Independence board’s analysis and understanding of the business, operations, financial performance, financial condition, earnings and future prospects of Independence on a stand-alone basis, and its assessment, based on such analysis and understanding, that the Asset Sale would be more favorable to Independence and its shareholders than remaining an independent public company in light of the potential risks and uncertainties associated with Independence continuing to operate on a stand-alone basis. Those risks and uncertainties included those relating to Independence’s ability to survive as a going concern in light of lack of significant revenue sources, and the potential impact on Independence of declining liquidity.

•

The Independence board’s belief, after reviewing the Company’s potential strategic alternatives to the proposed transaction with Hecla, including a merger or other strategic transaction with a third party, and taking into account preliminary discussions with the Company’s financial advisor Public Securities, Inc., after the initial contact by Hecla, that it was unlikely that another party would make or accept an offer to engage in a transaction with Independence that would be more favorable to Independence and its shareholders than the Purchase Agreement with Hecla, see “—Background of the Asset Sale” on page 31).

•

The opinion of Public Securities, delivered orally to the board of directors of Independence on December 10, 2007, which was subsequently confirmed by delivery of a written opinion dated January 15, 2008, which provides that, as of the date of such opinion and based on and subject to the assumptions, qualifications and limitations described in the opinion, the consideration to be paid to the shareholders of Independence as part of the Independence Reorganization was fair, from a financial point of view, to such holders. A copy of the written opinion of Public Securities, dated January 15, 2008, which discusses the procedures followed, assumptions made, matters considered and the limitations of the reviews undertaken by Public Securities in connection with its opinion, is attached as Appendix E to this proxy statement/prospectus. You are urged to read the Public Securities opinion in its entirety. See “—Opinion of Independence’s Financial Advisor” on page 34.

•

The Independence board’s familiarity with the business of Hecla and assessment of the intrinsic value of Hecla common stock relative to its recent historical trading prices and the fact that the sale of assets pursuant to the Purchase Agreement will offer Independence shareholders the opportunity to participate in the potential growth of a larger combined company that is expected to (i) offer a diversified product mix with leading market positions in the mining industry; (ii) have broad geographic mining operations with strong recurring revenues, (iii) have what is perceived as leading international and domestic mining operations and (v) have substantial cash flows from operations, making the combined company well-positioned to accelerate growth both internally and through acquisitions.

•

The provisions of the Purchase Agreement that allow the Independence board to change its recommendation that Independence shareholders vote in favor of the approval of the Asset Sale, if the board determines in good faith that the failure to change its recommendation could reasonably be determined to be inconsistent with its fiduciary duties under applicable law.

•	The ability of Independence to specifically enforce the Purchase Agreement or pursue damages against Hecla in the event of any breach by Hecla.

•

The fact that because the purchase price for Independence’s assets is a fixed number of shares of Hecla common stock, Independence’s shareholders will have the opportunity to benefit from any increase in the trading price of Hecla common stock between the announcement of the Purchase Agreement and the completion of the Asset Sale.

In addition, the Independence board was aware of and considered the interests that certain of its members and executive officers may have with respect to the Purchase Agreement that differ from, or are in addition to, the interests of shareholders of Independence generally, as described in “—Interests of Certain Persons in the Asset Sale” on page 36, which the board of directors of Independence considered as being neutral in its evaluation of the proposed transaction.

The foregoing discussion of the information and factors considered by the board of directors of Independence is not exhaustive, but we believe it includes all the material factors considered by the board. In view of the wide variety of factors considered in connection with its evaluation of the Asset Sale and the complexity of these matters, the board of directors of Independence did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors. Rather, the board viewed its position and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual directors may have given different weights to different factors. After considering this information, all members of the board of directors of Independence unanimously approved the Asset Sale and the Purchase Agreement, and recommended that Independence shareholders approve and adopt the Asset Sale and the Purchase Agreement.

Opinion of Independence’s Financial Advisor

Public Securities, Inc. has acted as financial advisor to Independence in connection with the Asset Sale and the Purchase Agreement. In connection with their engagement, Independence requested that Public Securities evaluate the fairness, from a financial point of view, of the Asset Sale and the Purchase Agreement to Independence’ shareholders. Public Securities delivered a written opinion to the directors of Independence on January 15, 2008, to the effect that, as of that date and based upon and subject to the assumptions, considerations and limitations set forth in their opinion, their work described below, their experience as investment bankers and other factors they deemed relevant, the Asset Sale and the Purchase Agreement was fair, from a financial point of view, to the shareholders of Independence.

The Public Securities opinion to the Independence board was among the many factors taken into consideration by the board in making its decision to recommend that the Independence shareholders approve the Asset Sale and the Purchase Agreement. The terms of the Purchase Agreement were determined through negotiations between Independence and Hecla, and were approved by the Independence board. Although Public Securities provided financial advice to the directors of Independence during the course of negotiations, the decision to propose the Asset Sale and the Purchase Agreement, and to agree to the terms of the Purchase Agreement, was solely that of the Independence board.

In connection with its opinion, Public Securities:

•	reviewed the financial terms and conditions of the Asset Sale;

•	analyzed certain publicly available historical business and financial information relating to Independence and Hecla;

•

reviewed various financial forecasts and other data provided to Public Securities by Independence relating to its business and financial forecasts and other data obtained by Public Securities regarding Hecla relating to its business, including forecasts and other data after giving effect to the Asset Sale;

•	held discussions with members of the senior management of Independence with respect to the businesses and prospects of Independence;

•

reviewed public information with respect to certain other companies in lines of business Public Securities believed to be generally relevant in evaluating the businesses of Independence and Hecla, respectively;

•	reviewed the financial terms of certain business combinations involving companies in lines of business Public Securities believed to be generally relevant in evaluating the business of Independence;

•	reviewed historical stock prices and trading volumes of Independence’s common shares and Hecla’s common stock;

•	conducted such other financial studies, analyses and investigations as Public Securities deemed appropriate; and

•	Public Securities reviewed the following documents of Independence:

¡	Form 10-KSB filed April 2, 2007

¡	Form 8-K filed on April 25, 2007

¡	Form 8-K filed on May 14, 2007

¡	Form 10-QSB filed May 15, 2007

¡	Form 10-QSB filed August 14, 2007

¡	Form 8-K filed on August 31, 2007

¡	Form 10-KSB filed October 22, 2007

¡	Form 10-QSB filed November 14, 2007

¡	Geological Report of S. H. “Stan” Huff dated November 23, 2007

¡	The original agreements between Hecla Mining Company, Day Mines, Inc., Independence Lead Company and Abot Mining Company dated February 8, 1968

¡	Summary of Hecla’s DIA “Gold Hunter” Progress Reports from the Company’s website

Public Securities also reviewed the following documents filed by Hecla:

¡	Form 10-K filed March 16, 2007

¡	Form 8-K filed on March 19, 2007

¡	Form 8-K filed on March 27, 2007

¡	Form 8-K filed on April 20, 2007

¡	Form 8-K filed on May 2, 2007

¡	Form 10-Q filed on May 9, 2007

¡	Form 8-K filed on August 8, 2007

¡	Form10-Q filed on August 8, 2007

¡	Form 8-K filed on September 14, 2007

¡	Form 8-K filed on November 8, 2007

¡	Form 10-Q filed on November 9, 2007

¡	Form 8-K filed on December 6, 2007

Additionally, Public Securities reviewed such other reports regarding market issues, comparisons, historic market valuations and such other items it deemed appropriate.

The full text of the opinion of Public Securities, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Public Securities is attached to this Proxy Statement and prospectus as Appendix E. You are urged to read the opinion carefully and in its entirety.

Public Securities has consented to the inclusion of their opinion and this summary of their opinion and financial advice in this proxy statement/prospectus. In giving such consent, Public Securities does not concede that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor does it concede that it is an expert within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part.

Hecla’s Reasons for Purchasing the Assets of Independence

The Hecla board of directors, in reaching its decision to approve the Asset Sale and the Purchase Agreement and the transactions contemplated by the Purchase Agreement, considered the following factors:

•	if the transaction is consummated, Hecla will receive 100% of the future profits of the Lucky Friday Mine; and

•	the transaction will help Hecla consolidate its land position in the area adjacent its Lucky Friday Mine.

Since 1958, Hecla has owned and operated the Lucky Friday unit, a deep underground silver, lead and zinc mine located in the Coeur d’Alene Mining District in northern Idaho. During 1991, Hecla discovered several mineralized structures containing some high-grade silver ores in an area known as the DIA Area, approximately 5,000 feet northwest of the then existing Lucky Friday workings. This discovery led to the development of the DIA Area on the 4900 level. Hecla currently controls the DIA Area under certain agreements with Independence, that entitles Hecla, as operator, to mine the DIA Area, recoup certain capital investments and build a working capital account, after which Independence has a right to an 18.52% net profits royalty interest. In addition, after the capital account is paid down, and the working capital is built up, Independence has the right within two years thereafter to elect to switch our royalty right to an 18.52% participating non-operating interest. As of December 31, 2007, unrecouped costs totaled approximately $14.7 million. Recoupment of capital investments by Hecla depends on, among other factors, metal prices and the extent of capital invested in the Lucky Friday. Hecla is currently studying the level of capital expenditures necessary for continued production from the DIA Area. If the transaction between Hecla and Independence is consummated, all of Independence’s rights under any agreement with Hecla will cease.

Interests of Certain Persons in the Asset Sale

Directors’ and Officers’ Shareholdings

When considering the recommendation of the Independence board, you should be aware that some of Independence’s directors and executive officers have interests in the Asset Sale and the Purchase Agreement that are different from, or in addition to, your interests as shareholders.

Independence’s current directors and executive officers beneficially own an aggregate of 934,719 Independence common shares, representing 16.17% of Independence’s issued and authorized shares. In connection with the transactions contemplated by the Purchase Agreement, directors and officers will be treated the same as all other shareholders with respect to the common shares they own. Accordingly, they will receive 1.2 shares of Hecla common stock for each Independence share they own as part of the Plan of Dissolution. In aggregate, it is anticipated that the Company’s shares held by Independence’s directors and officers will entitle them to receive approximately 1,121,662 shares of Hecla common stock in connection with the Asset Sale and the Plan of Dissolution, representing less than 1% of the outstanding common stock of Hecla after giving effect to the Asset Sale. The Company’s directors and officers have indicated their intention to vote their Independence shares in favor of the Asset Sale and the Purchase Agreement. They are also required to do so pursuant to a Shareholder Agreement, dated February 12, 2008, among Bernard C. Lannen, Wayne C. Schoonmaker, Gordon Berkhaug, and Robert Bunde, Hecla, and Hecla Merger Company. The Shareholder Agreement is governed by the laws of the State of Delaware. See “Shareholder Agreement.”

As affiliates of Independence for purposes of Rule 145 under the Securities Act, Independence’s directors and executive officers may sell their Hecla shares only in accordance with Rule 145, which imposes a 90-day holding period after completion of the Plan of Dissolution with respect to their Hecla shares, and after such period, they will also be subject to the volume, manner of sale limitations and/or other limitations described in Rule 144 under the Securities Act until dates specified thereby.

This proxy statement/prospectus does not cover resales of shares of Hecla common stock received by any affiliate of Hecla or Independence upon completion of the Independence Reorganization, and no such affiliate is authorized to make any use of this proxy statement/prospectus in connection with any resale.

Ratification of Past Actions of the Company

The Purchase Agreement requires, among other conditions, that the shareholders of the Company ratify the past actions of Independence for the period 1998 through the present. During that period of time, any meeting of the Company’s shareholders and any documents executed, forms filed, and actions undertaken by Independence may have been invalid under Arizona law. Other than a purported 2005 Special Shareholders’ Meeting, the Company has not conducted a shareholders meeting since September 26, 1997. As a result, the directors and officers of the Company may not be duly elected or appointed under Arizona law. The Company did notice and attempt to conduct a special shareholders meeting to be held on or about September 23, 2005. However, the Company was unable to obtain a quorum necessary to conduct business, as required by the Company’s bylaws and Arizona law. The Company commenced an action in Shoshone County District Court (Shoshone County, Idaho)—despite being an Arizona Corporation, not an Idaho corporation—(CV-05-636) and obtained an Order Confirming Action of Shareholders and Setting Quorum for Future Meetings. Such shareholder’s meeting was subsequently conducted in reliance on that court order, with subsequent action taken in reliance thereof potentially invalid.

If Proposal 2: To Ratify and Approve Prior Actions of the Company, is approved, such ratification and approval may prevent or discourage any litigation against present and former directors and officers of Independence for potential liabilities incurred by them for their actions as directors and officers between 1998 and the present. See “Proposal 2: To Ratify and Approve Prior Actions of the Company.”

Management Arrangements

Financing of the Purchase Agreement and Asset Sale

As at July 31, 2008, Independence has incurred costs in connection with the Asset Sale and the Purchase Agreement of approximately $111,303.18. Assuming the Asset Sale is consummated, and subject to the following paragraph, Independence estimates that the total costs and expenses payable by Independence connection therewith (including amounts payable to advisors), will be approximately $100,000.

The Purchase Agreement provides that each party will bear the costs of its own advisors, except that Hecla has agreed to pay, within certain limits, 50% of the fees, costs and expenses of Independence incurred in connection with the negotiation and execution of this Agreement that are incurred on or before the closing, including, but not limited to the filing, printing and mailing of the proxy statement/prospectus and the opinions set forth below. See “–The Purchase Agreement–Expenses,” below. Details of the approximate costs and expenses paid in connection with the Purchase Agreement are set out in the table below.

Party	Description	Costs and expenses
Public Securities, Inc.	Opinion with regard to the fairness of the financial arrangements of the Transaction	$7,100

Moe Investment Management (O’Shaughnessy & Associates, P.S., certified public accountants)	Review of the value of Independence relative to Hecla	$1,000

Stanley H. Huff, Registered Professional Geologist, Osburn, Idaho,	Evaluation of the geologic potential of the DIA Project and the Company’s West Independence property	$2,500

Osborn Maledon	Due Diligence support relating to issues of Arizona law	$15,300

Randall & Danskin, P.S.	Opinion whether the Asset Sale described in the Purchase Agreement will qualify as a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code	$20,000

LeMaster Daniels PLLC	Review of financial statements and other financial information	$8,800

Law Offices of Charles A. Cleveland, P.S.	Legal fees	$56,000

Material United States Federal Income Tax Consequences

The following discussion summarizes the material US federal tax consequences of the Asset Sale but does not purport to be a complete analysis of all potential US federal income tax consequences that may be material to an investor based on his or her particular tax situation. For purposes of this discussion under the heading “—Material United States Federal Tax Consequences,” the term Independence Reorganization means collectively (i) the transfer by Independence of substantially all of its assets to Hecla Merger Company, (ii) the issuance of shares of Hecla’s common stock to Independence in exchange for those assets and subsequent distribution on a pro rata basis of such shares of Hecla stock to the shareholders of Independence (the transactions described in (i) and (ii) collectively referred to as the “Exchange”) and (iii) the liquidation of Independence.

This discussion is based upon the United States Internal Revenue Code of 1986, as amended, the “Code,” the Treasury regulations promulgated thereunder, the “Regulations,” and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of US federal taxation that might be relevant to a holder of Independence shares, a “Holder,” in light of such Holder’s particular circumstances or special tax situations, including, but not limited to, Holders of 10% or more of the Independence shares, partnerships or pass-through entities for US federal income tax purposes, Holders who have elected mark-to-market accounting, expatriates or former long-term residents of the United States, financial institutions or financial services entities, broker-dealers, tax-exempt organizations, insurance companies, traders or dealers in securities, Holders, whose functional currency is not the US dollar, Holders who acquired their Independence shares pursuant to the exercise of options or similar derivative securities or otherwise as compensation or Holders who hold their Independence shares as part of a straddle, hedge, constructive sale or conversion transaction, nor does it address any consequences arising under the laws of any local, state or foreign jurisdiction or under any treaty or the application of the US gift tax or alternative minimum tax. If a partnership (or other pass-through entity) holds Independence shares, the tax treatment of a partner (or other beneficial owner of an interest in a pass-through entity) will depend upon the status of the partner (or other beneficial owner of an interest in a pass-through entity) and the activities of the partnership (or other pass-through entity). If you are a partner (or other beneficial owner of an interest in a pass-through entity) in a partnership (or other pass-through entity) that holds Independence shares, you should consult your tax advisors. This discussion assumes that Holders hold their Independence shares as capital assets within the meaning of Section 1221 of the Code.

ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE AGREEMENT.

For purposes of this discussion, a “United States Person” is:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity classified as a corporation for US federal tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States, including any state;

•	an estate the income of which is subject to US federal income taxation regardless of its source; or

•	a trust if the trust is subject to the supervision of a court within the United States and the control of one or more United States Persons as described in Section 7701(a)(30) of the Code.

An individual may be treated as a resident of the United States in any calendar year for US federal income tax purposes, instead of a non-resident, by, among other ways, being present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, a shareholder would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for US federal income tax purposes as if they were citizens of the United States.

For purposes of this discussion, the term “US Holder” means a Holder of Independence Stock that beneficially owns Independence Stock and that is a United States Person, and the term “Non-US Holder” means a Holder of Independence Stock that beneficially owns Independence Stock and that is not a United States Person.

US Federal Income Tax Consequences of the Asset Sale

Independence has received the opinion of Randall & Danskin, P.S. that, more likely than not, the Independence Reorganization, including the transfer of substantially all of the assets of Independence to Hecla Merger Company solely in exchange for shares of Hecla common stock and the assumption by Hecla Merger Company of certain specifically enumerated liabilities of Independence, and the Plan of Dissolution, taken together and treated as an integrated transaction, will qualify as a reorganization described in Section 368(a)(1)(C) of the Code. Randall & Danskin, P.S. has not been engaged to and has not rendered an opinion or otherwise provided advice with respect to any other tax issues attendant to the Independence Reorganization.

As there is no single controlling authority that addresses each material fact and issue regarding the Independence Reorganization, Randall & Danskin’s tax opinion relies upon authorities that address similar transactions. As the application of the law depends on the unique facts of a specific transaction, Randall &

Danskin cannot opine with certainty on the issue of whether the Independence Reorganization constitutes a “reorganization” within the meaning of Section 368(a)(1)(C) of the Code. Nevertheless, Randall & Danskin believes that the Independence Reorganization should constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code. The discussion below discusses the US federal income tax consequences of the Independence Reorganization, assuming that it constitutes a reorganization within the meaning of Section 368(a)(1)(C) of the Code and the Independence Reorganization transactions are pursuant to the plan of reorganization. Independence does not plan to seek any rulings from the United States Internal Revenue Service, with respect to the tax consequences of the Independence Reorganization transactions. If the Independence Reorganization does not constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, the tax consequences of the Independence Reorganization could materially differ from those described below, which may include both Independence and shareholders recognizing gain or loss.

The US federal income tax consequences applicable to a Non-US Holder with respect to such a sale of shares of Hecla common stock are discussed below under the heading “US Federal Income Tax Consequences to Non-US Holders—Gain on Disposition of Hecla common stock.”

US Federal Income Tax Consequences of the Independence Reorganization to Independence and Hecla

The Independence Reorganization will not result in any United States gain or loss recognition to Independence or to Hecla with respect to the sale of assets by Independence to Hecla Merger Company solely in exchange for shares of Hecla common stock and Hecla Merger Company’s assumption of certain specifically enumerated Independence liabilities. The liquidation of Independence also will not be taxable to Independence.

US Federal Income Tax Consequences to US Holders

Subject to the discussion under the headings “—US Federal Income Tax Considerations Relating to Gain Recognition Agreements” and assuming the Independence Reorganization qualifies under Section 368(a)(1)(C) of the Code, US Holders recognize no gain or loss in the Independence Reorganization.

The tax basis of a US Holder’s Hecla common stock received in the Independence Reorganization will equal the tax basis of its Independence shares surrendered. The holding period of the Hecla stock of a US Holder will include the holding period of the Independence shares surrendered for it in the Exchange. Each US Holder will be required to retain certain tax records and file with its US federal income tax return a statement setting out certain facts relating to the Independence Reorganization.

US Federal Income Tax Considerations Relating to Gain Recognition Agreements

Special rules apply to United States Persons who have previously filed gain recognition agreements under Section 367 of the Code with respect to prior exchanges in which such United States Persons received Independence Stock in tax-free transactions. A United States Person may have filed a gain recognition agreement if such United States Person transferred stock or securities of a foreign or domestic corporation to Independence and received in exchange 5% (applying the attribution rules of Section 318 as modified by Section 958(b) of the Code) or more of either the total voting power or total value of Independence’s stock immediately after such transfer. These gain recognition agreements require in certain circumstances that such persons report such transactions as taxable. As a result of the Independence Reorganization, United States Persons subject to such gain recognition agreements with respect to Independence shares may have certain reporting and other requirements if they wish to avoid such retroactive triggering into income of gain deferred by execution of such gain recognition agreements. Further, in certain circumstances the execution of a substitute gain recognition agreement might be required.

INDEPENDENCE STRONGLY URGES EACH PERSON WHO HAS IN EFFECT A GAIN RECOGNITION AGREEMENT UNDER SECTION 367 OF THE CODE WITH RESPECT TO INDEPENDENCE SHARES TO CONSULT ITS TAX ADVISOR REGARDING THE IMPACT OF THE

INDEPENDENCE REORGANIZATION UPON ITS GAIN RECOGNITION AGREEMENT, INCLUDING ANY SPECIAL ELECTIONS THAT MIGHT BE AVAILABLE AND ANY REPORTING, CERTIFICATION AND AMENDMENT REQUIREMENTS THAT MUST BE SATISFIED IN ORDER TO AVOID TRIGGERING THE REQUIREMENT UNDER THE GAIN RECOGNITION AGREEMENT TO REPORT AS INCOME THE GAIN WHICH WAS NOT PREVIOUSLY RECOGNIZED.

US Federal Tax Consequences to Non-US Holders

US Federal Income Tax Consequences Relating to the Independence Reorganization

Non-US Holders will recognize no gain or loss in the Independence Reorganization.

Notwithstanding the preceding paragraph, Section 897 of the Code provides that if the shares of Independence shares which are being exchanged for shares of Hecla stock by Non-US Holders are “US Real Property Interests,” then, subject to certain exceptions, gain will be recognized notwithstanding Section 368(a)(1)(C) of the Code. We believe that Independence shares are “regularly traded” on an “established securities market,” as each of those terms is defined within Regulations to Section 897 of the Code. If that is correct, then Section 897 will not apply and Non-US Holders will enjoy the treatment described in the preceding paragraph. No assurance can be given, however, that the Internal Revenue Service will agree with our opinion. Accordingly, each Non-US Holder is urged to consult with their tax advisor to determine the effect of Section 897 upon such taxpayer.

Distributions on Hecla Common Stock

Cash and property distributions on Hecla common stock will constitute dividends for US federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under US federal income tax principles. Dividends paid to Non-US Holders of Hecla common stock that are not effectively connected with the conduct of a US trade or business by the Non-US Holder will be subject to US withholding tax at a 30% rate, or, if a tax treaty applies, a lower rate specified by the treaty, provided that the Non-US Holder, prior to payment, complies with certification requirements. No withholding is required, however, if at least 80% of Hecla’s gross income from all sources for the previous three years consists of foreign source income attributable to the conduct of a trade or business outside the United States. Non-US Holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are effectively connected with a Non-US Holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, attributable to a permanent establishment in the United States, are taxed on a net income basis at the regular graduated US federal income tax rates and in the manner applicable to US Persons. Hecla will not have to withhold US federal income tax from such dividends if the Non-US Holder, prior to payment, complies with applicable certification requirements. A “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, when such dividends are withdrawn from that trade or business or permanent establishment.

A Non-US Holder who claims the benefit of an applicable income tax treaty rate will be required to satisfy applicable certification and other documentation requirements. As long as Hecla common stock is traded on the New York Stock Exchange or other established financial market, a Non-US Holder will not be required to provide a US taxpayer identification number to claim treaty benefits. However, in the case of common stock held by a foreign trust:

•

the certification requirement will be applied to the trust or the beneficial owners of the trust depending on whether the trust is a “foreign complex trust,” “foreign simple trust,” or “foreign grantor trust” as defined in the Regulations; and

•	look-through rules will apply to foreign simple trusts and foreign grantor trusts.

A Non-US Holder that is eligible for a reduced rate of US federal withholding tax under an income tax treaty may request a refund or credit of any excess amounts withheld by timely filing an appropriate US income tax return with the IRS.

Gain on Disposition of Hecla common stock

Except as described below and subject to the discussion below concerning backup withholding, a Non-US Holder will not be subject to US federal income tax on gain realized on a disposition of Hecla common stock unless:

•

the gain is effectively connected with the Non-US Holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-US Holder in the United States; in these cases, the gain will be taxed on a net income basis at the regular graduated US federal income tax rates and in the manner applicable to United States persons and, if the Non-US Holder is a foreign corporation, the “branch profits tax” described above may be incurred if the amount of the gain is withdrawn from that trade or business;

•

the Non-US Holder is an individual, is present in the United States for 183 days or more in the taxable year of the disposition, meets certain other requirements and an applicable treaty does not exempt such gains from US federal income tax; or

•

Hecla is or has been a “US real property holding corporation” for US federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-US Holder held Hecla common stock.

A corporation is a “US real property holding corporation” if the fair market value of its “US real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a “US real property holding corporation” does not apply to a Non-US Holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of Hecla common stock, provided that Hecla common stock was regularly traded on an established securities market. Hecla believes that it has not been and is not currently a “US real property holding corporation” for US federal income tax purposes. However, no assurance can be given that Hecla will not become a “US real property holding corporation.” Non-US Holders are urged to consult their tax advisors to determine the application of these rules to their dispositions of shares of Hecla common stock.

Federal Estate Tax

Hecla common stock owned or treated as owned by an individual who is a Non-US Holder at the time of death will be included in the individual’s gross estate for US federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to US federal estate tax.

Information Reporting and Backup Withholding Tax

Dividends paid to a Non-US Holder are subject to information reporting. Dividends paid to a Non-US Holder that is not a corporation may also be subject to US backup withholding. A Non-US Holder will be exempt from backup withholding tax if such Non-US Holder provides a Form W-8BEN certifying that it is a Non-US Holder or otherwise meets the documentary evidence requirements for establishing that it is a Non-US Holder or exempt.

The gross proceeds from the disposition of Hecla common stock may be subject to information reporting and backup withholding. The US backup withholding and information reporting requirements do not apply if a Non-US Holder sells its Hecla common stock outside the United States through a non-US office of a non-US broker and the sales proceeds are paid to such Non-US Holder outside the United States. However, United States information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a Non-US Holder sells its Hecla common stock through a non-US office of a broker that:

•	is a US person;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for US tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

¡	one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

¡	the foreign partnership is engaged in a United States trade or business,

unless the broker has documentary evidence in its files that such Non-US Holder is a non-US person or such Non-US Holder establishes that it is exempt.

If a Non-US Holder receives a payment of the proceeds of a sale of Hecla common stock to or through a United States office of a broker, the payment is subject to both United States backup withholding and information reporting unless such Non-US Holder, prior to payment, provides a properly completed Form W-8BEN certifying that it is a non-US person or otherwise establishes an exemption.

A Non-US Holder may request a refund of any amounts withheld under the backup withholding rules that exceed its US federal income tax liability by timely filing a properly completed US income tax return with the IRS.

All certifications described above under the heading “—US Federal Income Tax Consequences to Non-US Holders” are subject to special rules with respect to reliance standards, under which certifications provided by Holders may not be relied on under certain circumstances (for example, if Hecla, its paying agent, or the broker had actual knowledge or reason to know that the certification is false).

Personal Advice

It is the responsibility of each shareholder to obtain and rely on advice from his or her personal tax advisor as to: the effect on his or her personal tax situation of the Independence Reorganization (including the application and effect of state, local and foreign income and other tax laws); the effect of possible future legislation and Regulations; and the reporting of information required in connection with the Independence Reorganization on his or her own tax returns. It also will be the responsibility of each shareholder to prepare and file all appropriate tax returns.

Accounting Treatment

In accordance with U.S. generally accepted accounting principles, Hecla will account for the purchase for Independence’s assets using the purchase method of accounting for business combinations. Hecla will allocate the purchase price to the net tangible and intangible assets acquired based on their respective fair values at the date of the completion of the Asset Sale. Any excess of the purchase price over those fair values will be recorded as goodwill.

Dissenters’ Rights

Any shareholder who dissents from the Asset Sale shall be entitled to the rights and remedies of dissenting shareholders as provided in Arizona Revised Statutes, §10-1301, et seq., subject to compliance with the procedures set forth in such chapter. A copy of §§ 10-1320 – 10-1328 of the Arizona Revised Statutes is attached as Appendix C to this Proxy Statement. This Proxy Statement constitutes written notice under §10-1320 of the Arizona Revised Statutes that the Company’s shareholders are or may be entitled to assert statutory dissenters’ rights.

Any shareholder who wishes to assert dissenters’ rights: (i) must, before the shareholders’ vote to approve the transactions contemplated by the Purchase Agreement has been taken, deliver to the Company written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the transactions contemplated by the Purchase Agreement are effectuated, and (ii) must not vote his, her or its shares in favor of the transactions contemplated by the Purchase Agreement.

Aside from a shareholder’s entitlement to dissent and obtain payment for his, her or its shares under Chapter 13 of Title 10 of the Arizona Revised Statutes, shareholders may not challenge the action on the part of the Company’s Board of Directors or shareholders in approving the transactions contemplated by the Purchase Agreement, or the Company’s execution, delivery and performance of its obligations under the Purchase Agreement, unless such corporate action is found to be unlawful or fraudulent with respect to the shareholders or the Company.

Failure to comply with all of the procedures set forth in §§ 10-1320 – 10-1328 of the Arizona Revised Statutes will result in the loss of a shareholder’s statutory dissenters’ rights. In view of the complexity of §§ 10-1320 – 10-1328 of the Arizona Revised Statutes, Independence shareholders who may wish to dissent from the Plan of Reorganization and pursue dissenters’ rights are urged to consult their legal advisors.

Independence Board of Directors Following the Asset Sale

Upon the consummation of the Asset Sale and the other transactions contemplated by the Purchase Agreement, the directors of Independence immediately prior to the closing of the Asset Sale will continue to be the directors of Independence, until Articles of Dissolution have been filed and declared effective by the Arizona Division of Corporations.

U.S. Federal Securities Law Treatment of the Issuance of Hecla Common Stock

The shares of Hecla common stock to be distributed to Independence, and subsequently redistributed to Independence shareholders as part of the Plan of Dissolution will be registered under the Securities Act, pursuant to the registration statement of which this proxy statement/prospectus is a part.

Hecla shares issued to Independence shareholders who are neither affiliates of Hecla or Independence prior to the closing of the Asset Sale nor an affiliate of Hecla or Independence after closing of the Asset Sale may be sold without restriction under the Securities Act. Affiliates of Independence or Hecla prior to closing of the Asset Sale, and affiliates of Independence or Hecla after closing of the Asset Sale, will be subject to timing, manner of sale and volume restrictions on the sale of Hecla common stock received in connection with the Independence Reorganization. These restrictions will apply under Rule 145(d) under the Securities Act. For the purposes of the Securities Act, an “affiliate” is any person that directly or indirectly controls, or is controlled by, or is under common control with, Independence or Hecla. If you think you are an affiliate of Independence or Hecla for purposes of the Securities Act, you should consult your own legal advisor.

This proxy statement/prospectus does not cover resales of shares of Hecla common stock received by any affiliate of Hecla or Independence upon completion of the Independence Reorganization, and no such affiliate is authorized to make any use of this proxy statement/prospectus in connection with any resale.

Delisting and Deregistration of Independence Common Shares Upon Completion of the Independence Reorganization

If the Asset Sale is completed, Independence common stock will be delisted from the “Pink Sheets” and deregistered under the Securities Exchange Act of 1934, and Independence will no longer file periodic reports with the Securities and Exchange Commission. It is anticipated that Independence’s Common shares will cease trading on the “Pink Sheets” on the business day before the close of the Asset Sale.

Purchase Agreement

On February 12, 2008, Independence, Hecla Merger Company, and Hecla entered into the Purchase Agreement. On August 12, 2008, the parties amended the Purchase Agreement to extend the date pursuant to which Hecla or the Company can terminate the Purchase Agreement if the Asset Sale has not been consummated by from August 12, 2008 to December 15, 2008.

THE PURCHASE AGREEMENT

The following is a summary of the material provisions of the Purchase Agreement. This summary is qualified in its entirety by reference to the Purchase Agreement (as amended), which is incorporated by reference and attached to this joint proxy statement/ prospectus as Appendix A. We urge you to read the Purchase Agreement in its entirety.

General

The Purchase Agreement contemplates the purchase of substantially all of the assets of the Company by a wholly-owned subsidiary of Hecla Mining Company.

Consideration

The Purchase Agreement provides that the aggregate consideration for the purchased assets will be (i) an aggregate of 6,936,884 shares of Hecla’s common stock, which we refer to as the share consideration, and (ii) the assumption of certain of the Company’s liabilities.

Distribution of the Share Consideration to the Company’s Shareholders

Hecla will deliver the share consideration to the Company at the closing of the Asset Sale. The Purchase Agreement provides that, subject to applicable law, the Company will make a pro rata distribution of the share consideration to its shareholders as soon as practicable, but in no event later than 10 days following the closing of the acquisition. Each Independence shareholder will receive 1.2 shares of Hecla stock for each Independence share they own. No fractional shares of Hecla’s stock will be issued to the Company’s shareholders. Instead, Independence shareholders who, as part of the Plan of Dissolution, are entitled to a fractional share of Hecla common stock will receive a whole share.

Purchased Assets and Assumed Liabilities

In the proposed acquisition, Hecla Merger Company, a wholly-owned subsidiary of Hecla, will purchase substantially all of the assets of the Company on the date of closing. Hecla will not purchase certain excluded assets, including the following excluded assets:

•	Cash on hand remaining in certain of the Company’s money market and back accounts; and

•	One piece of office furniture.

Hecla will assume the liabilities of the Company under all contracts it assumes as part of the acquisition. All remaining liabilities of the Company will be retained by the Company.

Representations and Warranties

The Purchase Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Representations and Warranties of the Company

The Purchase Agreement contains various customary representations and warranties by the Company relating to a number of matters (except as modified in Company disclosure schedules), including the following:

•	the organization, valid existence, good standing and qualification to do business of the Company;

•	the capitalization of the Company, including the number of common shares of the Company common, stock options and other equity-based awards outstanding;

•	the authorization, execution, delivery, performance and enforceability of the Purchase Agreement;

•	the approval by the Company’s board of directors of the Purchase Agreement;

•

the absence of any conflicts with the Company’s organization documents, applicable laws, governmental orders or certain agreements as a result of entering into the Purchase Agreement and completing the Asset Sale;

•	the required consents and filings with governmental entities in connection with the transactions contemplated by the Purchase Agreement;

•	the proper filing of documents with the Securities and Exchange Commission since January 1, 2002 and the accuracy of information contained in those documents;

•	the conformity with generally accepted accounting principles of the Company’s financial statements filed with the Securities and Exchange Commission since January 1, 2002;

•

the lack of significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting and the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules relating to internal financial reporting controls;

•

except for rights granted under a shareholder rights agreement, the lack of binding agreements between the Company and its officers, directors and holders of five percent or more of its outstanding common shares;

•	conduct of the business in the ordinary course and absence of certain events expected to have a material adverse affect on the Company since December 31, 2006;

•	employment and labor matters affecting the Company, including matters relating to Company employee benefit plans;

•	the compliance with certain material contracts;

•	the absence of certain litigation, investigations and injunctions;

•	the Company’s compliance with environmental laws and related matters;

•	real property and Intellectual property;

•	tax matters;

•	the accuracy of information supplied by the Company in connection with this proxy statement/prospectus;

•	the lack of broker or similar fees payable in connection with the Asset Sale as a result of arrangements made by the Company;

•	the Company’s title to, and the condition of, the assets to be sold to Hecla;

•	the inapplicability of takeover statutes to the Purchase Agreement, the Asset Sale and other transactions contemplated by the Purchase Agreement;

•	the solvency of the Company; and

•	the truth, accuracy and completeness of the representations and warranties made by the Company in the Purchase Agreement.

Representations and Warranties of Hecla and Hecla Merger Company

The Purchase Agreement contains various customary representations and warranties by Hecla and Hecla Merger Company relating to a number of matters, including the following:

•	the organization, valid existence, good standing and qualification to do business of Hecla and Hecla Merger Company;

•	the authorization, execution, delivery, performance and enforceability of the Purchase Agreement;

•

the absence of any conflicts with Hecla’s or Hecla Merger Company’s organization documents, applicable laws, governmental orders or certain agreements as a result of entering into the Purchase Agreement and completing the Asset Sale;

•	the required consents and filings with governmental entities in connection with the transactions contemplated by the Purchase Agreement;

•	the lack of an issued order which restrains, enjoins or prohibits the consummation of the Asset Sale or any other transaction contemplated by the Purchase Agreement;

•	Hecla’s ownership of Hecla Merger Company;

•	the lack of the need for Hecla’s stockholders to approve the Purchase Agreement or the transactions contemplated thereby;

•	the lack of broker or similar fees payable in connection with the Asset Sale as a result of arrangements made by Hecla or Hecla Merger Company;

•	the accuracy of information supplied by Hecla or Hecla Merger Company in connection with this proxy statement/prospectus; and

•	the solvency of Hecla.

With the exception of the Company’s representations and warranties with respect to organization and qualification, capitalization, authority, lack of undisclosed liabilities, absence of certain changes and investment, which shall survive closing for a period of six months, none of the representations and warranties of the parties to the Purchase Agreement will survive closing of the Asset Sale.

The representations and warranties described above and included in the Purchase Agreement were made by each of Independence and Hecla (including its subsidiary) to the other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Independence and Hecla in connection with negotiating the terms of the Purchase Agreement, and may have been included in the Purchase Agreement for the purpose of allocating risk between Hecla and Independence rather than to establish matters as facts. The Purchase Agreement is described in, and included as an appendix to, this proxy statement/prospectus only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Independence, Hecla or their respective businesses. Accordingly, the representations and warranties and other provisions of the Purchase Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this document. See “Where You Can Find More Information” on page 83.

Covenants and Agreements

Conduct of Business by the Company

The Company has agreed that prior to the completion of the Asset Sale, unless Hecla Merger Company gives its written consent or as required by applicable law or otherwise expressly permitted in the Purchase Agreement, it shall conduct its business in the ordinary course consistent with past practice and that is will not do, or agree to do, certain actions, including the following:

•	amend or change any material provision of the Company’s articles of incorporation or bylaws, except as contemplated by the proposal for the Company’s shareholders to ratify and approve certain prior actions of the Company (see “Proposal 2: To Ratify and Approve Prior Actions of the Company” on page 68);

•

issue, deliver, sell, pledge or encumber any shares of the Company’s capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of the capital stock of the Company;

•	declare, set aside, make or pay any dividend or other distribution with respect to any of the Company’s capital stock;

•	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s capital stock;

•

acquire (including by merger, consolidation, or acquisition of stock or assets) or make any investment in any share, capital stock, partnership or membership unit or similar interest in any entity or any assets, loans or debt securities thereof, acquire or divest any real property leases or other interest in real estate or enter into any material contract, partnership, arrangement, joint development agreement or strategic alliance;

•

incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the indebtedness of any person for borrowed money;

•	grant any lien on any of the assets to be sold to Hecla;

•	enter into any new line of business outside of the Company’s existing business;

•

pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than (i) performance of contractual obligations in accordance with their terms, (ii) payment, discharge, settlement or satisfaction in the ordinary course of business or (iii) payment, discharge, settlement or satisfaction in accordance with their terms, of claims, liabilities or obligations that have been (A) disclosed in the Company’s most recent financial statements (or the notes thereto) included in the Company’s Securities and Exchange Commission filings filed prior to the date of the Purchase Agreement or contemplated by documents made available to Hecla prior to the date of the Purchase Agreement or (B) incurred since the date of such financial statements in the ordinary course of business;

•

adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the sale of assets under the Purchase Agreement);

•

commence any litigation other than where the Company in good faith determines that failure to commence suit prior to the anticipated closing date of the Asset Sale would result in the material impairment of a valuable aspect of its business, provided that the Company consults with Hecla prior to the filing of such a suit and keeps Hecla advised of the status and details of such litigation;

•

sell, transfer, assign, lease, license, encumber or otherwise dispose of any of the assets to be sold to Hecla pursuant to the Purchase Agreement or terminate or waive any contracts to be assumed by Hecla Merger Company under the Purchase Agreement or other claims or rights;

•

except as required by applicable law, make or change any material election in respect of the Company’s taxes, adopt or change in any material respect any accounting method in respect of taxes, file any material tax return or any amendment to a material tax return, enter into any closing agreement, settle any claim or assessment in respect of taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes; or

•	knowingly commit or agree to take any of the actions described above or any action which would reasonably be expected to result in any of the conditions to the Asset Sale not being satisfied.

Conduct of Business by Hecla and Hecla Merger Company

Each of Hecla and Hecla Merger Company agreed that until the completion of the Asset Sale, neither it nor any of its subsidiaries will directly or indirectly take any action that would, or would reasonably be expected to, individually or in the aggregate, materially delay or impede the consummation of the Asset Sale.

Shareholders’ Meeting

The Company agreed to call and hold a meeting of its shareholders as promptly as reasonably practicable following the date on which this proxy statement/prospectus is cleared by the Securities and Exchange Commission for the purpose of obtaining its shareholders’ (a) approval of the Purchase Agreement and the transactions contemplated thereby and (b) ratification and approval of certain of the Company’s prior actions and to use its best efforts to obtain such approvals.

No Solicitation

The Company agreed to, and to cause its representatives to, immediately cease and cause to be terminated any discussions or negotiations with respect to a potential takeover proposal with any third party that may have been ongoing as of the date of the Purchase Agreement. In addition, the Company agreed not to, and to instruct its representatives not to:

•	directly or indirectly solicit, initiate, or knowingly encourage any takeover proposal;

•	enter into any agreement or agreement in principle with respect to a takeover proposal; or

•	engage in any negotiations or discussions regarding, or furnish or disclose to any third party any information with respect to, any takeover proposal.

The Purchase Agreement provides further that, notwithstanding the restrictions described above, if at any time prior to the time the Company shareholders have approved the Purchase Agreement, in response to a bona fide takeover proposal received by the Company after the date of the Purchase Agreement that was not solicited in violation of the restrictions described above and that the Company’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) constitutes, or could reasonably be expected to lead to, a superior proposal, as described below, and after the Company gives Hecla written notice of its intention to do so, the Company may, subject to the Company’s obligation not to change its recommendation except as described below in the section titled “—Company Adverse Recommendation Change”:

•

provide access to its properties, contracts, personnel, books and records and furnish information, data and/or draft agreements with respect to the Company to the extent Hecla, Hecla Merger Company or their representatives had the right to such access to the person making such takeover proposal (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) if the Company’s board of directors receives from such person a customary confidentiality agreement; and

•

participate in discussions or negotiations with the person making such takeover proposal (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) regarding such takeover proposal.

The Purchase Agreement provides that the term “superior proposal” means a bona fide takeover proposal which the Company’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) (a) is reasonably likely to be consummated and (b) if consummated, would result in a transaction more favorable to the holders of the Company’s common shares than the transactions provided for in the Purchase Agreement, in each case with respect to clauses (a) and (b), taking into account, in the reasonable good faith business judgment of the Company’s board of directors after consultation with its legal counsel and financial advisors, such factors as identity, reputation, and financial wherewithal of the third party making such takeover proposal and the legal, financial, regulatory, fiduciary and other aspects of the Purchase Agreement and such takeover proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances.

Company Adverse Recommendation Change

The Purchase Agreement provides that the Company’s board of directors may (a) withdraw (or not continue to make) or modify, or publicly propose to withdraw (or not continue to make) or modify, its recommendation that the Company shareholders approve the Asset Sale and related matters, (b) approve, recommend or adopt, or publicly propose to approve, recommend or adopt, a superior proposal and/or (c) enter into an agreement regarding a superior proposal, in each case if the Company’s board of directors has determined in good faith (after consultation with its outside legal counsel) that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the members of the Company’s board of directors to the holders of the Company’s common shares under applicable law and the Company’s board of directors shall have considered in good faith (after consultation with its outside legal counsel and financial advisors) any changes or revisions to the Purchase Agreement proposed in writing by Hecla and shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the superior proposal would still constitute a superior proposal if such changes were to be given effect. In connection with the foregoing, the Purchase Agreement provides that the Company may not:

•	take the actions specified in (a) through (c) above unless Independence has given Hecla prior notice of its intention to take such action;

•

take an action described in clause (b) or clause (c) above, unless the Company has given Hecla two business days’ prior written notice of its intention to take such action and has complied in all material respects with its obligations described under this section and “—No Solicitation” above;

•

take an action described in clause (c) above unless the Company has terminated the Purchase Agreement and the Company pays Hecla the termination fee and certain expenses described in “—Termination Fees and Expenses” on page 54 (provided that neither Hecla nor Hecla Merger Company is in material default under the Purchase Agreement).

The Purchase Agreement provides that the Company will promptly, and in any event within 24 hours, advise Hecla of the Company’s receipt of any bona fide takeover proposal and the material terms thereof and promptly keep Hecla informed of the status of the takeover proposal, including any material change to the proposal.

Reasonable Best Efforts

Hecla and the Company have agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the each other in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the Asset Sale and the other transactions contemplated by the Purchase Agreement.

New York Stock Exchange Listing

Hecla has agreed to authorize for listing on the New York Stock Exchange the shares of Hecla’s common stock issuable in connection with the Asset Sale, upon official notice of issuance. Hecla also agreed to take all steps reasonably necessary to maintain the listing of its common stock on the New York Stock Exchange.

State Takeover Statutes

The Purchase Agreement provides that if any state takeover statute or similar statute becomes applicable to the Purchase Agreement (including the Asset Sale and the other transactions contemplated thereby), each of Hecla, Hecla Merger Company, the Company and their respective boards of directors shall take all reasonable action necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the Purchase Agreement or otherwise act to eliminate or minimize the effect of such statute or regulation on the Purchase Agreement or the transactions contemplated thereby.

Pro Rata Distribution of the Hecla Shares

The Company has agreed that, as soon as possible but in no event later than 10 days following the closing of the Asset Sale, it will distribute pro rata the shares of Hecla common stock it receives in connection with the Asset Sale to the holders of the Company’s common shares. In no event will Independence sell any of such Hecla shares. In no event will the Hecla or its affiliates, unreasonably impede or restrict the sale or other disposition of the Hecla shares by the holders of the Company’s common shares, except as may be required under any applicable law.

Liquidation of the Company

The Company has agreed that it will liquidate and dissolve promptly following the closing of the Asset Sale in compliance with all applicable laws.

Court Order

In the event the Company is unable to obtain its shareholders’ approval of the Asset Sale and the Ratification because it is unable to obtain a valid quorum at the special meeting, including any adjournment thereof, and in the further event that Hecla elects not to terminate the Purchase Agreement, the Company has agreed to use its best efforts to obtain from the Superior Court of the State of Arizona in the County of Maricopa, an order in form and substance satisfactory to Hecla in its sole discretion, that orders that the transactions contemplated by the Purchase Agreement, including the Asset Sale and the Ratification, be approved by the actions of the Company’s shareholders taken at the special meeting, despite there not being a valid quorum at such meeting.

Conditions to the Asset Sale

Conditions to the Obligations of All Parties

Each parties’ obligation to complete the Asset Sale is subject to the satisfaction or waiver of various conditions that include the following:

•	the Company’s shareholders shall have approved the Purchase Agreement and the Asset Sale;

•

no law or order issued by any court or other governmental entity of competent jurisdiction preventing the consummation of the Asset Sale or any other transaction contemplated by the Purchase Agreement shall be in effect;

•

no stop order suspending the effectiveness of Hecla’s Registration Statement on Form S-4 of which this proxy statement/prospectus is a part, or any part thereof, shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the proxy statement, shall have been initiated or threatened in writing by the Securities and Exchange Commission; and

•	the shares of Hecla common stock issuable to the Company pursuant to the Purchase Agreement shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

Conditions to Hecla’s and Hecla Merger Company’s Obligation to Complete the Asset Sale

The obligations of Hecla and Hecla Merger Company to complete the Asset Sale and other transactions contemplated by the Purchase Agreement are further subject to the satisfaction or waiver (to the extent permitted by law) by Hecla of the following conditions:

•

the representations and warranties of the Company set forth in the Purchase Agreement shall be true and correct as of the closing date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date);

•

the Company shall have performed or complied in all material respects with all material agreements and covenants required by the Purchase Agreement to be performed or complied with by the Company on or prior to the closing date;

•

the Company shall have dismissed all of the existing pending litigation it instituted against Hecla, Hecla Merger Company and any of their affiliates, and the Company shall have delivered a related release to Hecla and Hecla Merger Company;

•

there shall not have been any event, change, circumstance, trend or occurrence that, individually or in the aggregate, had a material adverse effect on the assets to be acquired by Hecla or the business, prospects, results of operations, or financial condition of the Company;

•	Hecla shall be satisfied, in its sole discretion, with the results of its continuing business, legal, environmental and accounting due diligence regarding the Company;

•	Bernard C. Lannen, Wayne L. Schoonmaker, Gordon Berkhaug and Robert Bunde shall have entered in to a shareholder agreement with Hecla; and

•	the Company’s shareholders shall have ratified and approved prior actions of the Company (see “Proposal 2: To Ratify and Approve Prior Actions of the Company” on page 68).

Conditions to the Company’s Obligation to Complete the Asset Sale

The obligations of the Company to complete the Asset Sale and other transactions contemplated by the Purchase Agreement are further subject to the satisfaction or waiver (to the extent permitted by law) by the Company of the following conditions:

•

the representations and warranties of Hecla and Hecla Merger Company set forth in the Purchase Agreement shall be true and correct as of the closing date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date);

•

Hecla and Hecla Merger Company shall have performed or complied in all material respects with all material agreements and covenants required by the Purchase Agreement to be performed or complied with by Hecla and/or Hecla Merger Company on or prior to the closing date; and

•	Hecla shall have dismissed all of the existing pending litigation it instituted against the Company and any of their affiliates, and Hecla shall have delivered a related release to the Company.

Fees and Expenses

All fees and expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby shall be paid by the party incurring, or required to incur, such expenses, whether or not the Asset Sale is consummated, except that Hecla Merger Company shall bear and pay 50% of the fees, costs and expenses of the Company incurred in connection with the negotiation and execution of the Purchase Agreement that are incurred on or before the closing, including, but not limited to the filing, printing and mailing of the Proxy Statement (including any Securities and Exchange Commission filing fees) and the opinions to be delivered at closing; provided, however, such fees payable by Hecla Merger Company shall not include any fees or payments to any director, officer, shareholder, independent auditor or affiliate of the Company or any affiliate of the foregoing; further, provided, that under no circumstances will Hecla be liable to pay more than the lesser of (i) 50% of the aggregate amount of the such fees, or (ii) $100,000 of such fees.

Termination

The Purchase Agreement provides that the Purchase Agreement may be terminated, and the Asset Sale abandoned, whether before or after the Company’s shareholders approve the Purchase Agreement and the Asset Sale contemplated thereby:

•	by mutual written consent of Hecla and the Company;

•	by either Hecla or the Company:

¡

if the approval of the Company’s shareholders of the Purchase Agreement and the Asset Sale is not obtained at the Company’s shareholder meeting or any adjournment or postponement thereof at which adoption of the Purchase Agreement is voted upon; provided that the Company’s right to terminate the Purchase Agreement under the relevant section of the Purchase Agreement shall not be available to the Company if the Company has not complied in all material respects with its obligations under certain sections of the Purchase Agreement or the approval of the Company’s shareholders is not obtained because of a breach of a shareholder agreement;

¡

if the Asset Sale shall not have been consummated by December 15, 2008, provided that the right to so terminate the Purchase Agreement shall not be available to any party if any action of such party or the failure by any party to perform any of its obligations under this the Purchase Agreement has been the cause of, or resulted in, the failure of the Asset Sale and the other transactions contemplated by the Purchase Agreement to be consummated on or before December 15, 2008; or

¡

if (A) any law prohibits or makes illegal the consummation of the Asset Sale or (B) any order of any governmental entity having competent jurisdiction is entered enjoining the Company, Hecla and Hecla Merger Company from consummating the Asset Sale and such order has become final and nonappealable, and, in either case, prior to termination pursuant the provisions of the Purchase Agreement described in this section, the party terminating the Purchase Agreement shall have used its reasonable best efforts to prevent, resist, appeal, obtain consent under, resolve or lift, as applicable, the law or order and shall have complied in all material respects with its best efforts obligations under the Purchase Agreement; provided, however, that this right to terminate shall not be available to any party if any action of such party or the failure by any party to perform any of its obligations under this Agreement has been the cause of, or resulted in, the imposition of any such order or the failure of such order to be resisted, resolved or lifted, as applicable;

•	by the Company:

¡

if (A) Hecla or Hecla Merger Company shall have breached any of the covenants or agreements contained in the Purchase Agreement to be complied with by them such that certain closing conditions would not be satisfied or (B) there exists a breach of any representation or warranty of Hecla or Hecla Merger Company contained in the Purchase Agreement such that certain closing conditions would not be satisfied, and, in the case of (A) or (B) above, such breach is incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) the termination date, and (y) 30 business days after Hecla or Hecla Merger Company receives written notice of such breach from the Company; provided, however, that the Company shall not have the right to terminate the Purchase Agreement pursuant the right described in this section if the Company is then in material breach of any of its covenants or agreements contained in this Agreement or there exists a breach of any representation or warranty of the Company such that certain closing conditions would not be satisfied if the closing date were at the time of such termination; or

¡

if, prior to obtaining approval of the Purchase Agreement by the Company’s shareholders, (A) the Company’s board of directors has received a superior proposal, (B) the Company’s board of directors has determined in good faith (after consultation with its outside legal counsel) that the failure to accept such superior proposal is reasonably likely to be inconsistent with the fiduciary duties of the members of the Company’s board of directors to the holders of shares of the Company’s common shares under applicable law, (C) the Company has complied in all material respects with its obligations described above under “—No Solicitation” and (D) the Company pays Hecla’s expenses as required under the Purchase Agreement; or

•	by Hecla:

¡	if (A) the Company shall have breached any of the covenants or agreements contained in the Purchase Agreement to be complied with by the Company such that the closing condition relating to the Company’s compliance with all material covenants and agreement in the Purchase Agreement would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in the Purchase Agreement such that the closing condition relating to the truth and correctness of the Company’s representations and warranties as of the closing date would not be satisfied, and, in the case of (A) or (B) above, such breach is incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) the termination date, and (y) 30 business days after the Company receives written notice of such breach from Hecla; provided, however, that Hecla shall not have the right to terminate the Purchase Agreement pursuant to the right described in this section if Hecla or Hecla Merger Company is then in material breach of any of its covenants or agreements contained in the Purchase Agreement or there exists a breach of any representation or warranty of Hecla or Hecla Merger Company such that certain closing conditions would not be satisfied if the closing date were at the time of such termination;

¡

if (A) prior to the obtaining of the approval of the Purchase Agreement by the Company’s shareholders, (1) a recommendation change as described above under “—Company Adverse Recommendation Change” shall have occurred, (2) the Company has failed to include in the proxy statement it recommendation that the Company’s shareholders approve the Purchase Agreement, or (3) the Company’s board of directors approves, recommends or adopts, or publicly proposes to approve, recommend or adopt, a takeover proposal or approves or recommends that holders of the Company’s common shares tender their common shares in any tender offer or exchange offer that is a takeover proposal or (B) the Company shall not have obtained from its shareholders their ratification and approval of certain prior actions of the Company; or

¡	at any time if Hecla in good faith decides that the Asset Sale is not in its best interests.

Effect of Termination

If the Purchase Agreement is terminated as provided above in “—Termination”, the Purchase Agreement will become void and there will be no obligation or liability on the part of Hecla, Hecla Merger Company or the Company, except that:

•

designated portions of the Purchase Agreement, including (i) the confidential treatment of information and (ii) the allocation of fees and expenses, including the payment of a termination fee described below, will survive termination; and

•	no party will be relieved or release from any liabilities or damages arising out of its willful and material breach of any provision of the Purchase Agreement.

Termination Fees and Expenses

If the Purchase Agreement is terminated by the Company in connection with a superior proposal or by Hecla in connection with (a) the Company shareholder approval not being obtained because of a breach of a shareholder agreement, (b) the occurrence of an adverse recommendation change described above in “—Company Adverse Recommendation Change”, (c) the failure of the Company to include in the proxy its recommendation that its shareholders approve the Purchase Agreement or (d) the Company’s approval of a third party takeover proposal, and neither Hecla nor Hecla Merger Company is in material default under the Purchase Agreement at the time of such termination, then the Company shall pay to Hecla by wire transfer of same day funds, $1,250,000 plus all of Hecla’s actual and reasonably documented fees and expenses (including legal fees and expenses) incurred by Hecla and its affiliates in connection with the transactions contemplated by the Purchase Agreement as promptly as reasonably practicable (and, in any event, within 10 business days following such termination).

The Purchase Agreement also provides that if the Purchase Agreement is terminated (a) by Hecla or the Company due to an inability to obtain the required approval of the Company and the Company has otherwise complied with its obligations under the Purchase Agreement or (b) by Hecla due to the Company’s breach of any covenants or agreements in the Purchase Agreement or as a result of the Company’s representations and warranties not being true and correct, and neither Hecla nor Hecla Merger Company is in material default under the Purchase Agreement, the Company has agreed to pay all of Hecla’s actual and reasonably documented fees and expenses (including legal fees and expenses) incurred by Hecla and its affiliates in connection with the transactions contemplated by the Purchase Agreement as promptly as reasonably practicable (and, in any event, within 10 business days following such termination).

The Purchase Agreement further provides that if the Purchase Agreement is terminated (a) by Hecla as a result of its determination that the asset purchase is not in its best interests or (b) by the Company due to Hecla’s or Hecla Merger Company’s breach of any covenants or agreements in the Purchase Agreement or as a result of Hecla’s or Hecla Merger Company’s representations and warranties not being true and correct, and the Company is not in material default under the Purchase Agreement, Hecla has agreed to pay all of the Company’s actual and reasonably documented fees and expenses (including legal fees and expenses) incurred by Hecla and its affiliates in connection with the transactions contemplated by the Purchase Agreement as promptly as reasonably practicable (and, in any event, within 10 business days following such termination).

Extension and Waiver

At any time prior to the closing, Hecla or the Company may, in writing and to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any instrument delivered pursuant to the Purchase Agreement or (c) waive compliance with any of the covenants or agreements of the other party or conditions to the obligations of the waiving party contained in the Purchase Agreement; provided, however, that after any approval of the Purchase Agreement by the shareholders of the Company, no extension or waiver that, by law or in accordance with the rules of any relevant stock exchange, requires further approval by such shareholders may be made without such shareholder approval.

SHAREHOLDER AGREEMENT

In connection with the execution and delivery of the Purchase Agreement, each of Independence’s directors and executive officers, Bernard C. Lannen, Wayne Schoonmaker, Robert Bunde, and Gordon Berkhaug (the “covered parties”), entered into a shareholder agreement with Hecla dated February 12, 2008. The covered parties own 934,719 Independence common shares (the “covered shares”), or approximately 16.17% of the Independence common shares outstanding as of the date of this proxy statement/prospectus, and all of the covered shares are subject to the shareholder agreement. Under the terms of the shareholder agreement, the covered parties are required to vote the covered shares in favor of the four proposals to be voted on at the special meeting and which are described in this proxy statement/prospectus.

The following is a summary description of the shareholder agreement, which is attached as Appendix D to this proxy statement/prospectus and is hereby incorporated by reference into this proxy statement/prospectus.

Agreement to Vote and Irrevocable Proxy

Under the shareholder agreement, the covered parties agreed to vote, and granted to Hecla an irrevocable proxy and irrevocably appointed Hecla as his proxy agent, attorney-in-fact, with full power of substitution, to vote the covered shares at any meeting of Independence shareholders, as follows:

•	in favor of the Asset Sale and the Purchase Agreement, and the transactions contemplated by the Purchase Agreement;

•	in favor of the Ratification;

•	against any Takeover Proposal (each as defined in the Purchase Agreement);

•

against any merger, consolidation, reorganization, recapitalization, sale of assets, liquidation, dissolution, or other business combination transaction involving Independence, other than the sale of assets to Hecla pursuant to the Purchase Agreement;

•	against any removal of members of the board of directors of Independence;

•	against any amendment to the Independence articles of incorporation or bylaws, except as may be required in connection with any item that is subject to the Ratification;

•

against any other action that is inconsistent with the Asset Sale or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, or adversely affect the Asset Sale or any of the other transactions contemplated by the Purchase Agreement or the shareholder agreement.

Notwithstanding the foregoing, the covered parties remain free to vote the covered shares with respect to any matter not covered by the foregoing in any manner the covered parties deem appropriate. Further, the shareholder agreement provides that it should not be construed to prevent or preclude the covered parties from acting in their respective capacities as officers or as members of the board of directors of Independence, in the event permitted by the Purchase Agreement.

Transfer Restrictions

In addition, the covered parties agreed to restrictions on the transfer of the covered shares. For the period beginning on February 12, 2008 and continuing until the earlier of the closing of the Asset Sale or the termination of the Purchase Agreement in accordance with its terms, the covered parties may not:

•	permit any covered shares to become subject to any pledge or encumbrance;

•	grant any proxy or power of attorney; or

•	enter into any voting agreement, voting trust or other voting arrangement with respect to any of the covered shares.

Termination

The shareholder agreement terminates upon the earlier of the closing of the Asset Sale or the termination of the Purchase Agreement, and at such time the irrevocable proxy will terminate.

COMPARATIVE RIGHTS OF HECLA STOCKHOLDERS AND INDEPENDENCE SHAREHOLDERS

The rights of Hecla stockholders are currently governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation and bylaws of Hecla, in each case as amended from time to time. The rights of Independence shareholders are currently governed by the Business Corporation Act of the State of Arizona (the “ABCA”) and the articles of incorporation and bylaws of Independence, in each case as amended from time to time.

Below is a comparison of some of the important provisions in the certificate of incorporation and bylaws of Hecla and the DGCL and the articles of incorporation and bylaws of Independence and the ABCA. It is not practical to summarize all of these provisions in this proxy statement/prospectus, but the principal differences that could materially affect the rights of the shareholders include the following:

AUTHORIZED CAPITAL STOCK

Hecla	Independence

Hecla’s certificate of incorporation authorizes Hecla to issue 405,000,000 shares of capital stock, with a par value of $0.25 per share, of which: 400,000,000 are designated common stock; and 5,000,000 are designated preferred stock.	Subject to the approval of the Ratification proposal, Independence’s articles of incorporation authorizes Independence to issue 10,000,000 shares of common shares with a par value of $0.10 per share.

As of August 31, 2008, there were:

•     120,522,487 shares of common stock issued and outstanding;

•     157,816 shares of Series B Cumulative Convertible Preferred Stock (“Series B”) issued and outstanding; and

•     2,012,500 shares of 6.5% Mandatory Convertible Preferred Stock (“Mandatory Convertible”) issued and outstanding.

As of August 31, 2008, there were 5,780,737 shares of common shares issued and outstanding.

DIVIDENDS

Hecla	Independence

The Series B and Mandatory Convertible preferred stock series rank senior to the common stock with respect payment of dividends, and amounts upon liquidation, dissolution or winding up.

Subject to the rights of the holders of any outstanding shares of any preferred stock, holders of common stock are entitled to receive dividends as may be declared by the board of directors out of funds legally available therefore.

Holders of common shares are entitled to receive dividends as may be declared by the board of directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital shares of Independence.

VOTING RIGHTS

Hecla	Independence
Holders of the common stock have the right to cast one vote for each share they hold of record.	Same.

Holders of the Series B and Mandatory Convertible preferred stock do not have any voting rights, except as may be required by applicable law or by the resolution or resolutions adopted by the board of directors designating the rights, powers and preferences of any series of preferred stock.

No corresponding provision.
While any shares of Series B and Mandatory Convertible preferred stock are outstanding, Hecla may not authorize the creation or issue of any class or series of stock that ranks senior to the Series B and Mandatory Convertible preferred stock as to dividends or upon liquidation, dissolution or winding up without the consent of the holders of 66 2/3% of the outstanding shares of Series B and Mandatory Convertible preferred stock and any other series of preferred stock ranking on a parity with respect to the Series B and Mandatory Convertible preferred stock as to dividends and upon liquidation, dissolution or winding up, voting as a single class without regard to series.	No corresponding provision.

CUMULATIVE VOTING

Hecla	Independence

Holders of common stock may not cumulate their votes for the election of directors.	Under the ABCA, at each election of directors, holders of common shares are entitled to cumulate their votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates.

SHAREHOLDER ACTION

Hecla	Independence

At all stockholders meetings, shares equal to at least a majority of the voting power of the issued and outstanding shares entitled to vote thereat, present in person or represented by proxy, will constitute a quorum requisite for the transaction of business.

Same.
Each stockholder entitled to vote at a meeting of stockholders may authorize another persons or persons to act for him by proxy. Unless the proxy provides for a longer period, no proxy may be voted or acted upon after three years from its date.	Same, except that no proxy may be voted or acted upon after one year from its date unless the proxy provides for a longer period.

Except as otherwise provided by the certificate of incorporation, the bylaws, or the laws of the State of Delaware, all elections for directors and all other questions are decided by majority vote.	Except as otherwise required by the ABCA, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or by proxy at any meeting at which a quorum is present will be the act of the shareholders. For the election of directors, a plurality of shares present at a meeting at which a quorum is present will be the act of the shareholders.

SIZE OF THE BOARD OF DIRECTORS

Hecla	Independence

Hecla’s bylaws provide for a minimum of five and a maximum of nine directors. The exact number of directors within the minimum and maximum limitations shall be fixed from time to time by the board of directors. The current size of the board of directors is eight.	Independence’s bylaws provide that there shall be five directors.

CLASSIFICATION OF THE BOARD

Hecla	Independence

Each director serves a staggered three-year term, with approximately one-third of the directors to be elected at each annual meeting of stockholders.	Same.

REMOVAL AND APPOINTMENT OF DIRECTORS

Hecla	Independence

Hecla’s bylaws provide that subject to the rights of the holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors of any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.

Hecla’s bylaws provide that subject to the rights of the holders of any series of preferred stock, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of Hecla entitled to vote for the election of directors.

Independence’s articles of incorporation provide that in case of a vacancy or vacancies in any class or classes of directors, through death, resignation or otherwise, the board of directors may elect a successor to hold office for the unexpired portion of the term of the director whose office shall be vacant, and until the election of a successor.

Independence’s bylaws provide that in case of a vacancy or vacancies in any class or classes of directors, through death, resignation or otherwise, each vacancy or vacancies shall be filled for the unexpired term or terms by the remaining directors, though less than a quorum, by a majority vote.

Independence’s bylaws provide that if at any time any director ceases to be a shareholder of record of Independence, then he shall automatically cease to be a director and his office shall automatically become vacant.

Under the ABCA, Independence shareholders may remove one or more directors with or without cause.

SPECIAL SHAREHOLDERS MEETINGS

Hecla	Independence

Special meetings of the stockholders may be called only by the board of directors pursuant to resolution approved by a majority the entire board of directors.	Special meetings of the shareholders may be called by the president or by a majority vote of the board of directors at either a regular or special meeting of such board; or upon the written demand signed by shareholders of record owning and holding in their own names at least 50% of the capital shares of Independence a special meeting of the shareholders must be called, for the purposes specified in such demand, to meet within thirty days from and after the service of such demand upon the secretary.

SHAREHOLDER PROPOSALS

Hecla	Independence

Hecla stockholders must deliver timely notice regarding business to be conducted at an annual or special meeting of stockholders, including the nomination of directors, to the secretary.

Stockholders must deliver notice regarding business to be brought before an annual meeting at least 90 days, and not more than 120, days prior to the first anniversary of the preceding year’s annual meeting.

In the event Hecla calls a special meeting of the stockholders for the purpose of electing on or more directors, any such stockholder may nominate a person or persons, for election to such position(s) as specified in Hecla’s notice of meeting, if notice is delivered not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made of the date of such meeting and of the nominees proposed by the board of directors to be elected at such meeting.

There are no provisions in Independence’s articles of incorporation or bylaws regarding the nomination of directors by shareholders. Additionally, there are no provisions in Independence’s articles of incorporation or bylaws regarding shareholder proposals for inclusion in any Independence proxy statement.

APPRAISAL RIGHTS

Hecla	Independence

The DGCL provides stockholders of a corporation involved in a merger the right to demand and receive payment in cash of the fair value of their stock in certain mergers. As a general matter, appraisal rights are not available with respect to shares: listed on a national securities exchange; or held of record by more than 2,000 stockholders, unless holders of shares are required to accept in the merger anything other than any combination of: (i) shares of stock of the surviving	The ABCA provides that a shareholder of a corporation is entitled to dissent from and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions: (a) consummation of a plan of merger to which the corporation is a party if either (i)shareholder approval is required for the merger by the ABCA or the articles of incorporation and if such shareholder is entitled to vote on the merger, or (ii)

corporation in the merger or depository receipts in respect thereof; (ii) shares of stock (or depository receipts in respect thereof) of another corporation that, at the effective date of the merger, will be: (A) listed on a national securities exchange; or (B) held of record by more than 2,000 holders, and (iii) cash instead of fractional shares of stock or depository receipts received.	the corporation is a subsidiary that is merged with its parent under the provisions of the ABCA, (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if such shareholder is entitled to vote on the plan, (c) consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if such shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale, (d) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it either (i) alters or abolishes a preferential right of the shares, (ii) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares, (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, (iv) excludes or limits the right of the shares to vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (v) reduces the number of shares owned by such shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under the ABCA, or (e) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. As a general matter, dissenters’ rights are not available with respect to the holders of shares of any class or series if the shares of the class or series (a) are redeemable securities issued by a registered investment company as defined pursuant to the Investment Company Act of 1940, or (b) unless the articles of incorporation provide otherwise, were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least 2,000 shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.

ANTI-TAKEOVER STATUTES

Hecla	Independence

Hecla’s certificate of incorporation generally prohibits “business combinations,” including mergers, sales and leases of assets having an aggregate market value of $1,000,000 or more, issuances of securities and similar transactions by Hecla or a subsidiary having an aggregate value of $1,000,000 or more, the adoption of any plan or proposal for the liquidation or dissolution of Hecla proposed by or on behalf of an interested shareholder, or any reclassification or recapitalization of Hecla which has the effect of increasing the proportionate share of the outstanding shares held by an interested shareholder, with an interested stockholder who beneficially owns 12-1/2% or more of a corporation’s voting stock, within two years after the person or entity becomes an interested stockholder, unless: an affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock, voting together as a single class, approve the business combination.

A higher vote is not required if:

•     a majority of the members of board of directors who are unaffiliated with the with the interested director approve the business combination; and

•     certain price and procedure requirements set forth in the certificate of incorporation are met.

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

•     the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder;

•     upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of

Sections 10-2741 and 10-2742 of the ABCA provide in general that, except for the provisions of section 10-2743 of the ABCA, an issuing public corporation may not engage in any business combination or vote, consent or otherwise act to authorize a subsidiary of the issuing public corporation to engage in any business combination with respect to, proposed by or on behalf of or pursuant to any agreement, arrangement or understanding, whether or not in writing, with any interested shareholder of the issuing public corporation or any affiliate or associate of the interested shareholder for a period of three years after the interested shareholder’s share acquisition date. Section 10-2743 of the ABCA provides that the provisions of Sections 10-2741 and 10-2742 do not apply to any business combination of an issuing public corporation if any of the following applies: (a) the articles of incorporation or bylaws of the issuing public corporation contain a provision adopted before it became an issuing public corporation and not subsequently amended expressly electing not to be subject to Article 3 of Chapter 23 of Title 10 of the Arizona Revised Statutes, (b) an amendment to the articles of incorporation or bylaws of the issuing public corporation is approved by the shareholders holding a majority of the outstanding voting power of all shares, excluding shares beneficially owned by interested shareholders and their affiliates and associates, expressly electing not to be subject to Article 3 of Chapter 23 of Title 10 of the Arizona Revised Statutes and such amendment provides that it does not apply to any business combination of the issuing public corporation with an interested shareholder whose share acquisition date is on or before the effective date of the amendment to the articles of incorporation or bylaws, (c) the business combination was consummated before, or a binding agreement for the business combination was entered into before, July 23, 1987, (d) the business combination of the issuing public corporation is with an interested shareholder whose share acquisition date is on or before July 22, 1987, if the business combination is approved by a simple majority vote of a committee of the board of directors of the issuing public corporation which is formed in accordance with Section 10-2741, subsection D, of the ABCA, (e) the business combination of the issuing public corporation is with an interested shareholder of the the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or

•     after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized by the vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These restrictions on interested stockholders do not apply under some circumstances, including if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by the Delaware statute regulating business combinations, or if the corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions of the DGCL (and such amendment is duly approved by the stockholders entitled to vote thereon).

Section 203 of the DGCL is applicable to Hecla.

issuing public corporation who became an interested shareholder inadvertently, if the interested shareholder both: (i) as soon as practicable, divests itself of a sufficient amount of the shares so that it no longer is the beneficial owner, directly or indirectly, of ten per cent or more of the outstanding shares of the issuing public corporation, and (ii) would not at any time within the three year period preceding the announcement date with respect to the business combination have been an interested shareholder except for the inadvertent acquisition; or (f) the issuing public corporation is an insurance company regulated under Title 20 of the Arizona Revised Statutes, unless the company elects to be subject to this Article 3 of Chapter 23 of Title 10 of the Arizona Revised Statutes in whole or in part pursuant to Section 10-2706 of the ABCA.

There are no relevant provisions contained in the Articles of Incorporation of Independence

ACTION BY SHAREHOLDERS WITHOUT A MEETING

Hecla	Independence

Any action required or permitted to be taken by the stockholders of Hecla, must be affected at a duly called annual meeting or special meeting of stockholders of Hecla and may not be effected by any consent in writing by such shareholders.	Under the ABCA, any action required or permitted to be taken by the shareholders of Independence may be taken without a meeting if the action is taken by all of the shareholders by resolution in writing of one or more written consents signed by all of the shareholders entitled to vote on the action.

BOARD OF DIRECTORS MEETINGS

Hecla	Independence

A majority of the directors shall constitute a quorum for the transaction of business.	Same.

Annual meetings shall be held immediately after the annual meetings of the shareholders.	No corresponding provision.

Regular meetings shall be held quarterly in the months of February, May (immediately after the annual meeting of shareholders), August and November, or at such other times as the board of directors may from time to time by resolution determine.	Regular meetings shall be held at the hour of 7:30 PM on the first Tuesday in each month.

Special meetings may be called by the chief executive officer or by a majority of the board of directors whenever he or they may deem it necessary or expedient.

Hecla’s bylaws provide that any action required or permitted to be taken by the directors or any committee thereof may be taken without a meeting if the action is taken by all of the directors or any committee thereof by resolution in writing of one or more written consents signed by all of the directors or any committee thereof.

Special meetings may be called by the president whenever he shall deem it expedient; or upon the written demand of two or more members of the board the president must call a special meeting of the board of directors to meet within 10 days from and after the service of such demand upon him.

Under the ABCA, any action required or permitted to be taken by the directors of Independence may be taken without a meeting if the action is taken by all of the directors by resolution in writing of one or more written consents signed by all of the directors.

DUTIES OF DIRECTORS

Hecla	Independence

The Delaware standards of conduct for directors have developed through written opinions of the Delaware courts. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty has been said to require directors to refrain from self-dealing. According to the Delaware Supreme Court, the duty of care requires “directors . . . in managing the corporate affairs . . . to use that amount of care which ordinarily careful and prudent men would use in similar circumstances.” Later case law has established “gross negligence” as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations.

Under the ABCA, a director is not liable for any action taken as a director or any failure to take any action if the director’s duties were performed:

•     in good faith;

•     with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•     in a manner the director reasonably believes to be in the best interests of the corporation.

LIMITATION OF LIABILITY OF DIRECTORS

Hecla	Independence

The DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, the provision may not eliminate or limit the liability of a director for:

•     breach of the duty of loyalty;

•     acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•     unlawful payments of dividends, certain stock repurchases or redemptions; or

•     any transaction from which the director derived an improper personal benefit.

The ABCA provides that a corporation may include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following:

•     the amount of a financial benefit received by a director to which the director is not entitled;

•     an intentional infliction of harm on the corporation or the shareholders;

•     an intentional violation of criminal law; or

•     if a director votes for or assents to a distribution made in violation of the ABCA or the articles of incorporation.

Hecla’s certificate of incorporation provides that no director will be personally liable to Hecla or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•     for any breach of the director’s duty of loyalty to Hecla or its stockholders;

•     for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

•     under Section 174 of the DGCL; or

•     for any transaction from which the director derived any improper personal benefits.

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Hecla	Independence

The DGCL provides that a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•     acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

•     in a criminal proceeding, had no reasonable Cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

The ABCA provides that a corporation may indemnify an individual made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal because either:

(1) the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist:

(a) the individual’s conduct was in good faith.

(b) the individual reasonably believe: (i) in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and (ii) in all other cases, that the conduct was at least not opposed to its best interests.

(c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful; or

(2) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to Section 10-202, subsection b, paragraph 2.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby.	Same.

Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that such person is not entitled to be so indemnified.	Expenses (including attorneys’ fees) incurred by such directors in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that such director is not entitled to be so indemnified

Hecla’s certificate of incorporation requires Hecla to indemnify, to the fullest extent currently or subsequently permitted by DGCL, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Hecla, or is or was serving at the request of Hecla as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Hecla’s bylaws provide that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by Hecla in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by Hecla.

Not applicable.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

Hecla	Independence

Hecla’s certificate of incorporation may be amended subsequent to Hecla’s board of directors’ approval and the approval of a majority of the holders of the outstanding stock entitled to vote; provided, however, that Articles IV, VI, VII and VIII may be amended only by the affirmative vote of the holders of shares of the voting stock of Hecla representing 80% of the voting power of all the then outstanding shares of the voting stock voting together as a single class.

Same, except that specific voting requirements under Articles IV, VI, VII and VIII of Hecla’s certificate of incorporation are not applicable.
Hecla’s bylaws may be amended at any annual or special meeting of the stockholders if notice of the proposed amendment to be made is contained in the notice of such meeting, and the proposed amendment is approved by an affirmative vote of holders of a majority of the total voting power of all outstanding shares of the voting stock of Hecla.	Same.

Vote Required

Arizona law provides that a corporation may sell or otherwise dispose of all or substantially all of its property on the terms and conditions and for the consideration determined by the corporation’s board of directors if the board of directors proposes and its shareholders approve the proposed transaction. A majority of the votes entitled to be cast on the matter before the shareholders constitutes a quorum for action on that matter. Provided that a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action.

THE INDEPENDENCE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT

PROPOSAL 2:

TO RATIFY AND APPROVE PRIOR ACTIONS OF THE COMPANY

The Purchase Agreement requires, as a condition to the obligation of Hecla and Hecla Merger Company to complete the Asset Sale, that prior actions of Independence be ratified. Specifically, the Company’s shareholders are required to ratify all past actions purportedly taken by Independence that, under Arizona law, required the consent of Independence shareholders at a validly called and duly held meeting of the Company’s shareholders at which a valid quorum was present but for which the quorum requirement was not met. As a condition of closing the Asset Sale, the following past actions of the Company are required to be ratified: (i) amending Independence’s articles of incorporation to increase the number of authorized shares from 5,000,000 to 10,000,000, as the Company attempted to do at a special shareholders meeting held on or about September 23, 2005, (ii) all issuances of Company shares in excess of 5,000,000 shares, and (iii) the election of the Company’s board of directors at every purported annual meeting of the Company’s shareholders held between 1998 and 2007.

The Company called and held a special meeting of shareholders on September 23, 2005. At that meeting certain actions were undertaken, including: (i) amending the Company’s articles of incorporation to increase the number of authorized shares from 5,000,000 to 10,000,000, and (ii) the election of the Company’s board of directors. Because insufficient shares were represented at the meeting to constitute a quorum, the actions taken at the meeting were invalid. In an attempt to remedy the consequences of this quorum failure, the Company commenced an action in Shoshone County District Court (Shoshone County, Idaho) – despite being an Arizona corporation, not an Idaho corporation – for the Company (CV-05-636) and obtained an Order Confirming Action of Shareholders and Setting Quorum for Future Meetings from the District Court in and for Shoshone County, Idaho, granted on October 7, 2005. The Company sought relief from an Idaho court rather than from an Arizona court because the Company’s directors had been advised that such relief would be effective. Upon obtaining the Order, the Company undertook the actions of increasing its authorized shares and electing directors at a shareholder meeting at which a quorum was not present. Accordingly, those and any other actions taken by the Company in reliance on the court order are potentially invalid. In addition, except for the purported meeting of September 23, 2005, no other shareholders’ meetings were held during the period beginning in 1998 through the present. Consequently, any documents executed, forms filed, actions undertaken, including but not limited to the following actions by the Company, may not have been validly undertaken under Arizona law:

Date	Actions
January 27, 1998	Approval of share repurchase program whereby the Company offered to repurchase shares from shareholders holding no more than 200 shares in order to relieve such shareholders of the inconvenience and cost of brokerage commission if sold in the open market. The program was terminated October 31, 1998. As result of the share repurchase program, the Company purchased a total of 6,793 shares at a price of $1.70 per share.

March 16, 1998	Approval of private placement of 50,000 common shares at $1.50 per share, primarily to the Company’s officers and directors. The purpose of the private placement was to raise working capital for company operations. The Company received $75,000 from the sale.

June 1999	Sale of surface rights in West Independence to the Riley Creek Lumber Company.

November 2, 1999	Approval of Mill Creek easement grant to East Shoshone County Water District.

Date	Actions
January 25, 2000	Approval of settlement of litigation with H. F. Magnuson & Co. over the over -issuance of 60,000 shares to the prior board of directors and the recording of notes payable to Magnuson. The settlement agreement between the Company and H.F.Magnuson & Company also resulted in cancellation of advances payable of $86,100 and all accrued interest ($20,831).

May 2000	Approval of sale of surface rights to all deeded property within DIA property to Louisiana Pacific.

April 2004	Approval of a private placement of 150,000 common shares at $0.80 per share.

Period Ended December 31, 2004	During the year ended December 31, 2004 the Company sold 356,000 common shares at an average of $0.62 per share and issued 10,000 common shares to Mine Systems Design, Inc. (an unaffiliated third party) for services performed, valued at $0.80 per share

Nine Month Period ended September 30, 2005	Sale, via private placement of 154,000 common shares at an average price of $0.54 per share.

September 23, 2005	Approval of (i) increase in Company’s capitalization from 5,000,000 common shares, $1.00 par value, to 10,000,000 common shares, $0.10 par value; and (ii) election of the Company’s board of directors, namely Bernard C. Lannen, Forrest G. Godde, Robert Bunde, Gordon Berkhaug, and Wayne L. Schoonmaker.

March 2006	Approval of private placement of 100,000 common shares at an average price of $0.725 per share.

February 7, 2007	Approval of Shareholders Rights Agreement and private placement of 200,000 common shares at a price of $1.50 per share. The common shares sold are subject to a four year restriction unless certain conditions apply. A total of $270,000 was raised through the sale of 180,000 common shares in the private placement

March 14, 2007	Approval of payment of retroactive director fees for the eight year period 1998 through 2005 (a total of $142,080).

March 22, 2007	Approval of a forward share split to all shareholders at the ratio of one additional share issued for each 10 shares held, subject to rounding upward in the case of fractional shares. The share split was effective July 11, 2007, and there was no record date.

September 25, 2007	Approval of payment of director fees for the year 2006 (a total of $19,200).

July 2007	Approval of formation of a subsidiary corporation, namely, Independence Resources, Inc., an Arizona Corporation.

December 2007	Review of due diligence and authorization of Bernard C. Lannen to represent the Company in negotiations with Hecla.

January 22, 2008	Approval of the payment of director fees for the year 2007 (a total of $19,200).

As noted above, because (i) insufficient shares were represented at the September 23, 2005 special shareholders’ meeting to constitute a quorum or to approve the proposed amendment to the Company’s articles of incorporation and other actions, and (ii) the Company erroneously obtained a court order from an Idaho court rather than an Arizona court, the actions taken by the Company on and subsequent to September 23, 2005, particularly those which required shareholder and/or board approval, may be invalid. The significant actions taken by the Company since September 25, 2005 are included in the list above. Although it is difficult for the Company to predict the potential ramifications of the invalidity of certain actions taken by it, among the possible impacts are lawsuits against the Company and its directors from shareholders of the Company and other third parties. For example, a shareholder could initiate a lawsuit seeking a declaratory judgment from a court that the number of shares of common stock authorized by the Company is limited to 5,000,000 shares, rather than the 5,780,737 which are purported to be currently outstanding, and that the excess shares are invalid. Any order nullifying the 780,737 excess shares might result in lawsuits claiming breach of contract or other statutory remedies in connection with the purchase of those shares. In addition, all other actions of the Company’s officers and directors may be void, voidable, or otherwise vulnerable to attack, including all other Company contracts, payment of directors fees, and private placements of common shares. In the event the Company faced such lawsuits, or other adverse impacts as a result of potentially invalid actions by the Company, the Company would be in breach of its representations, warranties and covenants contained in the Purchase Agreement, and Hecla would not be obligated to consummate the Asset Sale. If the Asset Sale does not occur, shareholders of the Company will not receive a distribution of Hecla Shares. In addition, as noted elsewhere in this proxy statement/prospectus, the failure to consummate the Asset Sale or other adverse financial impacts on the Company could, given the Company’s financial condition, imperil the ability to continue as a going concern or cause it to seek other extraordinary transactions or sources of funds, which may or may not be on terms as favorable to the Company’s shareholders as the proposed Asset Sale and Distribution. In the event that the Company does not consummate the Asset Sale, does not raise additional funds or engage in some other extraordinary transaction, and faces liabilities that would cause it to be unable to continue as a going concern, the Company could seek protection under applicable bankruptcy laws and shareholders would then face the risk of loss of their investment.

Interests of Officers and Directors

All directors and executive officers of the Company as a group (4 persons in the group) own 934,719 shares, or approximately 16.17% of the Company’s outstanding voting securities. A portion of their shares was acquired pursuant to a private placement approved by resolution of the Company’s board of directors in March, 2007. On March 19, 2007, Independence initiated a private offering of common shares to purchase, in the aggregate, 200,000 common shares of the Company, par value $0.10, at a price of $1.50 per share. The offering was limited to the Company’s director and executive officers. The securities purchased are subject to a 4 year restriction, which condition terminates upon the occurrence of the earlier of: (i) the closing of a consolidation, merger, other reorganization, or similar transaction of the Company with or into any other entity or entities pursuant to which the restricted shareholders of the Company, subsequent to the consolidation, merger, or other reorganization or similar transaction, shall own less than fifty percent (50%) of the voting securities of the surviving entity; (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company; (iii) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of to persons other than restricted shareholders; or (iv) forty-eight (48) months from the date of the Agreement.

The following table sets forth the shares purchased by the Company’s director and executive officers in March and April 2007, together with the shares they received as a result of a forward share split declared by Independence in 2007. Each person has sole voting and investment power with respect to the common shares shown, unless otherwise noted, and all ownership is of record and beneficial.

Name	Common Shares Purchased in March/ April 2007	Common Shares Issued Pursuant to Forward Split in July 2007
Bernard C. Lannen	65,000	6,500
Wayne L. Schoonmaker	15,000	1,500
Gordon Berkhaug	50,000	5,000
Robert Bunde	50,000	5,000

Approval of Proposal 1: To Approve the Asset Sale, is conditioned upon the approval by the Company’s shareholders of Proposal 2, the ratification of the above-described prior actions of the Company. Neither Independence nor you will receive any shares of Hecla stock if this Proposal is not approved by the Company’s shareholders.

Effect of Failure to Approve Proposal 2

Hecla’s obligation to consummate the Asset Sale is conditioned upon Proposal 2 (ratification of past actions of the Company) being approved by the Company’s shareholders. In the event Proposal 2 is not approved, Hecla has not yet determined what action it would take. Hecla could terminate the Purchase Agreement, in which case (i) neither Independence nor you would receive any shares of Hecla stock under the Purchase Agreement, and (ii) we would be required to pay Hecla a termination fee of $1,250,000 plus all of Hecla’s actual and reasonably documented fees and expenses.

In the event we are unable to obtain the approval by our shareholders of either (or both) Proposal 1 (the Asset Sale) or this proposal (ratification of prior actions of the Company) because a valid quorum is not obtained at the special meeting, and if Hecla decides not to terminate the Purchase Agreement, we are required to use our best efforts to obtain from the appropriate Arizona court, an order that the transactions contemplated by the Purchase Agreement, including the Asset Sale and this Proposal 2, are approved, despite the lack of a valid quorum at the special meeting.

Vote Required

Adoption of the proposal described above requires the affirmative vote of majority of the outstanding shares of the Company, present at the meeting, assuming the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE PRIOR ACTIONS OF THE COMPANY

PROPOSAL 3:

TO APPROVE A PLAN OF DISSOLUTION

In conjunction with approval of the Asset Sale pursuant to the Purchase Agreement and related transactions, Arizona law and federal income tax regulations require that Independence adopt a “Plan of Reorganization”. It is contemplated that the Independence Reorganization will qualify as a tax-free reorganization under Section 368 (a)(1)(C) of the Internal Revenue Code. One of the requirements of Section 368 of the Code is that, as promptly as possible after the sale of the Company’s assets to Hecla in exchange for Hecla stock, Independence liquidate and dissolve, and distribute the Hecla shares to Independence shareholders “pursuant to a plan of reorganization.” Special counsel to Independence has advised that Arizona requires that Independence shareholders must consider and approve a written plan of dissolution in order for the Company to properly dissolve, thereby meeting one of the requirements for the Independence Reorganization to be tax-free. A copy of the Plan of Dissolution is attached as Appendix B to this proxy statement/prospectus.

The Plan of Dissolution

The Plan of Dissolution is summarized as follows:

•	The Asset Sale pursuant to the Purchase Agreement must be separately approved by Independence shareholders.

•	As promptly as practicable following the closing of the Asset Sale and the transactions contemplated by the Purchase Agreement, Independence will completely liquidate and dissolve.

•

The officers of Independence are authorized to carry out the details of the Plan of Dissolution, including winding up the affairs of Independence, collecting its assets, paying its liabilities, and distributing its remaining assets, pro rata, to the Company’s shareholders in cancellation of the shareholders’ shares.

•

After the closing of the Asset Sale, the officers of Independence will only be authorized to act in furtherance of the liquidation and dissolution, and will not be authorized to engage in the active conduct of a trade or business.

Vote Required

Arizona law provides that a corporation may enter into a Plan of Dissolution if the board of directors proposes and its shareholders approve the proposed transaction. A majority of the shares outstanding must approve the Plan of Dissolution.

THE INDEPENDENCE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION

PROPOSAL 4:

TO AUTHORIZE PROCEDURAL MATTERS, INCLUDING POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING

Independence management seeks your approval to act upon any procedural matters incident to the conduct of the special meeting, including an postponement or adjournment of the special meeting in order to enable the Independence board of directors to solicit additional proxies in favor of the proposals approving the Asset Sale, the Ratification, or the Plan of Dissolution, if at the special meeting the number of Independence common shares present or represented and voting in favor of the foregoing proposals is insufficient to approve any of the foregoing proposals under Arizona law. In that event, we may ask you to vote only upon the Adjournment Proposal, and not the other proposals.

In this proposal, Independence is asking you to authorize Independence management to vote in favor of procedural matters such as postponing or adjourning the special meeting, and any later adjournments, to a later date or dates, in order to enable the Independence board of directors to solicit additional proxies in favor of the proposals approving the Asset Sale, the Ratification, or the Plan of Dissolution. If the meeting is postponed or adjourned, we could use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from shareholders that have previously voted against the approval of the foregoing proposals. Among other things, even if we had received proxies representing a sufficient number of votes against the proposals approving the Asset Sale and the Purchase Agreement, the Ratification, or the Plan of Dissolution, we could postpone or adjourn the special meeting without a vote on any of these proposals and seek, during that postponement or adjournment period, to convince the holders of those shares to change their votes to votes in favor of the proposal’s approving the Asset Sale and the Purchase Agreement, the Ratification, or the Plan of Dissolution.

The Adjournment Proposal requires the affirmative vote of the holders of a majority of the outstanding Independence common shares present, either in person or by proxy, and entitled to vote at the special meeting. Abstentions from voting on the Adjournment Proposal have no effect on the outcome of the Adjournment Proposal. Broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal. No proxy that is specifically marked “AGAINST” approval of the proposals approving the Asset Sale, the Ratification, or the Plan of Dissolution proposals will be voted in favor of the Adjournment Proposal, unless it is specifically marked “FOR” the Adjournment Proposal.

The board of directors believes that if the number of Independence common shares present or represented by proxy at the special meeting and voting in favor of the proposals approving the Asset Sale, the Ratification, or the Plan of Dissolution is insufficient to approve those proposals, it is in the best interests of the shareholders of Independence to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of such proposals in order to obtain their approval.

Vote Required

Arizona law provides that a corporation may adjourn a meeting provided that a quorum exists, if action on the Adjournment Proposal is approved if the votes cast favoring the action exceed the votes cast opposing the action. Similarly, under Arizona law, a corporation may postpone a meeting provided that a quorum exists, and if the votes cast favoring the action exceed the votes cast opposing the action.

THE INDEPENDENCE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE INDEPENDENCE MANAGEMENT TO ADDRESS PROCEDURAL MATTERS INCIDENT TO THE SPECIAL MEETING SUCH AS ADJOURNMENT AND POSTPONEMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES IN FAVOR OF PROPOSALS 1, 2, AND 3.

INFORMATION REGARDING INDEPENDENCE

Independence Lead Mines Company, an Arizona Corporation, was formed on September 16, 1929. We are the owner of 15 patented and 13 unpatented mining claims. In addition, we possess an interest in lots 5 and 8, more particularly described as tax parcel numbers 48N05E26-3715 and 48N05E-27-1815, which mineral rights were acquired through a 1997 BLM sliver land exchange, as recorded in the Shoshone County, Idaho, records as Instrument #377033. This claim group (the “property”) is situated Northwest of Hecla’s Lucky Friday Mine in the Coeur d’Alene Mining District, Shoshone County Idaho. Adjacent is the community of Mullan and U.S. Interstate Highway 90.

Independence Operations

Pursuant to the terms of an agreement dated February 8, 1968, among Hecla, Day Mines, Inc. (“Day”), Abot Mining Company (“Abot”) and Independence (the “Unitization Agreement”), the eastern portion of our Property (approximately five-eighths of the total area of the Property) was unitized with certain adjoining and near-by properties owned by the Day and Abot into a unitized area, consisting of 55 claims, (known as the “DIA Area”). Under the terms of the Unitization Agreement, ores and minerals in place are owned by the parties thereto in the following percentages:

Day (now Hecla by merger)	47.70%
Independence	46.30%
Abot (now Hecla by purchase)	6.00%

By a second agreement also dated February 8, 1968, (the “Lease Agreement”), Hecla leased the DIA Area for a period of fifty (50) years, subject to a 30-year extension, for the purpose of conducting mineral exploration and development of the DIA Area and mining such commercial ore as may be discovered in the DIA Area by Hecla. In the 1970’s Hecla performed exploration from what is called the 4050 foot level. Hecla reentered this level in the early 1990’s performing additional exploration. This work led to a deeper exploration effort from the 4900 level. In mid-1995 a 4,500 foot tunnel was started from Hecla’s Silver Shaft to the mineral zone. The DIA Area project was divided into Phase I, II and III. By December 31, 1996, Phase I and II had been completed and a promising deposit had been identified. The total cost of the project from the time of its inception was $16,485,171.

The Lease Agreement entitles Hecla, as operator, to mine the DIA Area, recoup certain capital investments and build a working capital account, after which Independence has a right to an 18.52% net profits royalty interest. In addition, after the capital account is paid down, and the working capital is built up, Independence has the right within two years thereafter to elect to switch our royalty right to an 18.52% participating non-operating interest. Recoupment of capital investments by Hecla depends on, among other factors, metal prices and the extent of capital invested in the Lucky Friday.

Hecla, as the lessee, will retain the remaining sixty percent (60%) of any net profits realized. Under the terms of the Unitization Agreement, one-half of the first net profit/royalties received by us is to be paid over to Hecla until Hecla recovers the sum of $450,000. The relationship of the parties to the agreement may, under certain circumstances, be converted to a joint venture at the option of the property owners, where after the property owners would become participating, non-operating working interest owners who would share profits and expenses in connection with the DIA Area in the same ratio as exists pursuant to lease arrangement with Hecla described above.

Until Hecla commences to pay net profit royalties, and during such period as the Lease Agreement is in effect, Hecla is obligated to pay an advance royalty to us of $750 per month subject to increase to $1,500 when production for the DIA Area exceeds 2,000 tons per month.

We have no patents, licenses, franchises or concessions, which are considered by the Company to be of importance. The business is not of a seasonal nature. Since the potential products are traded in the open market, we have no control over the competitive conditions in the industry. There is no backlog of orders.

There are numerous federal and state laws and regulation related to environmental protection, which have direct application to mining and milling activities. The more significant of these laws deal with mined land reclamation and wastewater discharge from mines and milling operations. We do not believe that these laws and regulations as presently enacted will have a direct material adverse effect on our operations.

The western portion of our property is not under the DIA Area agreement. West Independence, as it is called, consists of 10 patented mining claims of which four (4) claims are partly included in the DIA Area agreement. Patented acres owned are listed below.

West Independence Acres	81.362
East Independence Acres	91.808
Total Acres	173.170

In January 1997, Hecla chose to go forward with the DIA project Phase III and by June 1, 1998 the project reached full production. In the first year of full production the project lost $785,000 after mining and milling 257,605 tons. Since Hecla chose to go forward with Phase III, through the end of 2004 there have been approximately 1,476,207 tons mined and milled and significant development costs. During 2003, Hecla mined and milled 151,991 tons containing 15.76 oz. silver per ton, 9.05% lead, and 2.18% zinc, and during 2004 164,624 tons were mined and milled assaying 13.17 oz. silver per ton, 7.78% lead, and 2.36% zinc. For the year 2003, the project lost $723,147 and for the year 2004, the Project lost $3,000,605. The DIA project total cost at December 31, 2004 was $36,353,259, and as of December 2005 Hecla has reported mining and milling 1,707,039 tons over the life of the DIA project. Total un-recouped project costs reached a new high of $43,279,805 as of January 31, 2006. As of December 31, 2006 total un-recouped DIA project costs were $30,617,542. This represents a reduction of $12,577,900 for that year. There were 276,393 tons mined/milled during 2006; these tons had an average mill feed assay of 11.34 oz. per ton silver, 6.57% lead, and 3.34% zinc.

For the year ending December 31, 2007, total un-recouped DIA Project costs were $14,728,656. This is a reduction for the year of $15,888,886. A total of 323,659 tons were mined/milled during 2007. These tons had an average mill feed assay of 10.27 oz. per ton silver, 6.12% lead, and 3.16% zinc.

Subsidiary Company

On July 6, 2007, we formed Independence Resources, Inc., a Nevada Corporation.

Properties

The Company’s assets consist of 15 patented and 13 unpatented claims, other mining claims, contracts for the DIA area, a website, shares of stock of various mining companies, bank accounts, and miscellaneous items. By an agreement dated February 8, 1968 among us and the owners of other adjacent or neighboring mining properties, we and the owners of the other properties entered into certain agreements, the general effect of which was to establish certain vertical boundaries between their respective properties and to waive certain existing or potential claims to extra-lateral rights to veins or ores found outside of the vertical boundaries of their respective properties. The property of the Company is subject to this agreement. Pursuant to existing law, the Company is required to pay $125 per claim as a rental fee in order to maintain possessory title to such properties. This requirement has been performed by Hecla under the terms of the February 8, 1968 agreements described above.

Legal Proceedings with Hecla

The Company is currently in litigation with Hecla over Hecla’s operation of the Lucky Friday Mine under the agreement covering the DIA Project. As required by the terms of a 1968 Lease Agreement with Hecla, we gave notice of termination of that agreement in early March 2002. This agreement covered the DIA project, which is Hecla’s principal operation at the Lucky Friday Mine near Mullan, Idaho. Both parties agreed to waive the arbitration requirement contained in the lease and agreed to a trial without a jury. Trial in Kootenai County District Court (Kootenai County, Idaho) was held in March/April, 2004. In July, 2004 the court ruled in favor of Hecla. We appealed the District Court’s ruling to the Idaho Supreme Court. Subsequently, the Idaho Supreme Court ruled in favor of Hecla and denied a motion for rehearing. A later complaint was filed against Hecla in December, 2006 in Federal District Court for the District of Idaho and also a Complaint for Rescission of

Contract in Shoshone County. A hearing held in Federal Court in May, 2007, ruled in favor of Hecla. The Company has now appealed the case to the U.S. Ninth Circuit Court of Appeals.

Stay of Litigation/Release of Litigation under Purchase Agreement

On February 12, 2008, we entered into the Purchase Agreement with Hecla that would sell to a subsidiary of Hecla substantially all of our mining properties and other assets. The Purchase Agreement provides for a Stay Order for existing litigation between the parties, and provides for dismissal of litigation and release of claims both parties have against each other as a condition of closing of the transaction. On June 29, 2008 the U.S. Ninth Circuit Court of Appeals granted the parties a stay order until September 29, 2008, which the parties expect will be extended until the closing of the Asset Sale. Prior to the expiration of that stay order, the parties anticipate seeking an extension of the stay order. On June 29, 2008, the Idaho Supreme Court also granted the parties a stay order until October 7, 2008.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

The Company’s plan of operation for the next twelve months, subject to maintaining sufficient funds, is to complete the Asset Sale with Hecla. If the Asset Sale is completed as planned, we will have disposed of substantially all of our assets to Hecla and subsequently dissolve.

Prior to executing the Purchase Agreement, the Company was engaged in litigation with Hecla over the Lucky Friday Mine. In order to finance the legal costs associated with such litigation and appeal, the Company has raised capital by selling unregistered common shares in private placement offerings. If the Asset Sale does not close, the Company anticipates that the sale of additional common shares will be required in the next twelve months to continue funding of its litigation. The Company could also seek to find a joint venturer as to the DIA property. If we are unable to arrange additional financing or find a joint venture partner for the DIA Properties, our business plan will fail and operations will cease. The Company’s operations have been funded solely by the receipt of advance royalties from Hecla of $1,500 per month, and from the occasional sale of the Company’s common shares in private placements. The Company has no other source of funds. The Company’s properties have been leased to Hecla since 1968 and capital improvements on the property are paid by Hecla in accordance with the terms of the lease. The Company has no long-term debt, and current assets consist almost entirely of cash.

Results of Operations

The Company had no operations in the first six months of 2008, 2007 or 2006. General and administrative costs in 2007 increased by $240,695 over 2006, to $319,048 as of December 31, 2007, from $78,353 as of December 31, 2006, primarily as a result of payment of directors fees and an increase in legal and accounting fees. The Company reported a net loss of $311,534 ($0.06 per share) in 2007, compared to a net loss of $73,365 ($0.01 per share) in 2006. Net loss per share was based on weighted average number of shares of 5,450,319 for the year ended December 31, 2007 and 5,051,683 for the year ended December 31, 2006.

During the six months ended June 30, 2008 the Company realized no income. General and administrative expenses decreased to $161,863 for the six-month period ended June 30, 2008 as compared to $214,735 for the six-month period ended June 30, 2007. The decrease was primarily due to a reduction of $103,680 in directors’ fees, partially offset by a $35,581 increase in accounting fees and a $9,294 increase in legal fees. For the six months ended June 30, 2008, the Company experienced a loss of $160,942, or $0.028 per share, compared to a loss of $211,546, or $0.041 per share, during the comparable period in the previous year. All figures in this paragraph are unaudited.

Liquidity and Capital Resources

During the year ended December 31, 2007, the Company sold 180,000 shares in private placement transactions at an average price of $1.50 per share. The Company financed its obligations, primarily legal costs associated with on going litigation against Hecla, during the year ended December 31, 2007 by the sale of these shares and by the advance royalties of $1,500 per month received from Hecla.

Cash flows for the year ended December 31, 2007 were as follows:

During the twelve month period ended December 31, 2007, the Company’s cash position increased by $23,388. During this period the Company used $288,105 in operating activities and realized $270,000 from the sale of 180,000 shares of the Company’s common shares at an average price of $1.50 per share.

Total assets decreased to $180,383 as of December 31, 2007 from $191,207 as of December 31, 2006. Current liabilities increased to $16,458 in 2007 from $3,748 in 2006. Net shareholders’ equity deficit increased to $300,075 as of December 31, 2007 from $258,541 as of December 31, 2006.

The Company expended no amounts on capital expenditures for the period ended December 31, 2007. At present, other than the Asset Sale with Hecla, there are no transactions being contemplated by management or the board that would affect the financial condition, results of operations and cash flows of any asset of the Company.

The Company financed its obligations during the six months ended June 30, 2008 from cash on hand. During this period the Company’s cash position decreased by $151,787. During the six months ended June 30, 2008 the Company used $151,787 in operating activities, principally in connection with the payment of legal fees, accounting fees, and directors’ fees. The Company’s only recurring source of funds has been a monthly advance royalty from Hecla Mining Company of $1,500. The Company has incurred operating losses since inception; these factors indicate doubt as to the ability of the Company to continue business as a going concern. The financial statements do not contain any adjustments which might be necessary if the Company is unable to continue as a going concern. In order to maintain operations, the Company will have to raise additional capital through loans or through the sale of securities. If the Company is unable to raise additional capital, it may have to cease operations. All figures in this paragraph are unaudited.

Critical Accounting Policies

In December 2001, the Securities and Exchange Commission requested that registrants (under the Securities Exchange Act of 1934) list their three to five most “critical accounting polices” in the Management Discussion and Analysis of Financial Condition and Results of Operations. The Securities and Exchange Commission indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition. We have identified certain accounting policies that we believe are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 2 to the financial statements included in this proxy statement/prospectus.

The Company recognizes the expected future tax benefit from deferred tax assets when the tax benefit is considered to be more likely than not of being realized. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted cash flows and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize deferred tax assets could be impacted. Additionally, future changes in tax laws in the jurisdictions in which the Company operates could limit the Company’s ability to obtain the future tax benefits.

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Mineral Properties

We charge all of our mineral property acquisition and exploration costs to operations as incurred. If, in the future, we determine that a mineral property in which we have an interest can be economically developed on the basis of established proven and probable reserves, we will capitalize the costs incurred to develop the property. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Going Concern

As of the date of this proxy statement/prospectus, if we are not able to complete the Asset Sale with Hecla, we may require additional capital for our operational activities and our ability to raise capital through future issuances of common shares is unknown. Obtaining additional financing and attaining profitable operations are necessary for us to continue operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern as of the date of this proxy statement/prospectus. The audited financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Changes or Disagreements with Accountants

There were no changes in or disagreements with the independent registered accountants on any accounting and financial disclosure issues

Quantitative and Qualitative Disclosures about Market Risk

None

Employees

We have no employees.

Management

Executive officers of Independence are elected by the Board of Directors and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of Independence. None of the executive officers are currently involved in any legal proceedings.

The following table sets forth the names and ages of all executive officers and directors and the positions and offices that each person holds with Independence.

Name of Executive Officers and Directors And Position Held	Age	Brief profile of Officers and Directors
Bernard C. Lannen President and Director	71	Semi Retired Former Director of Lucky Friday Extension Mining Company

Wayne L. Schoonmaker Secretary/Treasurer and Director	70	Certified Public Accountant, Secretary/Treasurer of Metalline Mining Company

Gordon Berkhaug Director	73	Management of real estate investments With experience in the mining field

Robert Bunde Director	69	Semi retired farmer with investments in the mining field.

Conflict of Interest

Each of Independence’s directors are involved in non-company business ventures that involve mineral properties and exploration. The present business plan is focused entirely on the completing the Purchase Agreement, there is no expectation of any conflict between our business interests and those of our directors. However if the Purchase Agreement and Plan of Dissolution are not approved, possible conflicts may arise in the future if Independence seeks to acquire interests in additional mineral properties.

Family Relationships

There are no family or marital relationships that exist amongst the officers and directors of Independence

Involvement in Certain Legal Proceedings

No event has occurred with respect to any present executive officer or director of Independence or any nominee for director during the past five years which is material to an evaluation of the ability or integrity of such director or officer.

Board Committees

Nominating Committee

Independence does not have a Nominating Committee.

Compensation Committee

Independence does not have a Compensation Committee.

Audit Committee

Independence’s Board of Directors is responsible for the oversight and management of Independence. The Board does not have a separately-designated standing audit committee because the entire Board of Directors acts as Independence’s audit committee. None of the Board of Directors can be classified as an “audit committee financial expert” for purposes of Regulation S-K.

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

The following table sets forth as of August 31, 2008 the common share ownership of each person known by Independence to be the beneficial owner of five percent or more of the Company’s common shares, each director individually, and all officers and directors of Independence as a group. Each person has sole voting and investment power with respect to the common shares shown, unless otherwise noted, and all ownership is of record and beneficial.

Name	Shares of Common Shares Beneficially Owned		Approximate Percentage of Class
U.S. Silver Corporation	314,921		5.45
Bernard C. Lannen	418,426		7.24
Wayne L. Schoonmaker	20,900		*
Gordon Berkhaug	233,593	(1)	4.04
Robert Bunde	261,800	(2)	4.53

All directors and executive officers of Independence as a group (4 persons in the group) own 934,719 shares or approximately 16.17% of the Company’s outstanding voting securities.

*	Less than 1.0%

(1)	Includes 89,690 shares held by Mr. Berkhaug in the Damon Berkhaug Trust as trustee.

(2)	Includes 79,200 shares held by Mr. Bunde as guardian for minors.

Certain Relationships and Related Transactions

Shareholder Agreement

As a requirement of the Asset Purchase Agreement, Independence’s directors and officers, Bernard C. Lannen, Wayne Schoonmaker, Robert Bunde, and Gordon Berkhaug, executed a shareholder agreement with Hecla. The shareholder agreement requires our directors and officers to vote all of the Independence common shares that they directly, indirectly or beneficially own or control at the special meeting in favor of the Asset Sale and the other proposals to be voted upon at the special meeting. The shares beneficially owned or controlled by Bernard C. Lannen, Wayne Schoonmaker, Robert Bunde, and Gordon Berkhaug, represent 934,719 common shares, or approximately 16.17% of the outstanding Independence common shares as of the date of this proxy statement/prospectus.

Directors’ Share Purchases

On March 19, 2007, the Company initiated a private offering of 200,000 common shares at a price of $1.50 per share. The offering was limited to directors and officers of the Company. The securities purchased are subject to a 4 year restriction, which conditions terminate: terminate upon the occurrence of the earlier of: (i) the closing of a consolidation, merger, other reorganization, or similar transaction of the Company with or into any other entity or entities pursuant to which the Restricted Shareholders of the Company subsequent to the consolidation, merger, or other reorganization or similar transaction shall own less than fifty percent (50%) of the voting securities of the surviving entity; (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company; (iii) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of to other than Restricted Shareholders; or (iv) forty-eight (48) months from the date of the Agreement.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market (Note: Our common shares are not listed on NASDAQ or any other national securities exchange and this reference is used for definition purposes only).

Executive Compensation

The directors and officers of Independence are not considered employees. There was no remuneration paid to any of Independence’s directors and officers during the year ended December 31, 2006. On March 14, 2007, Independence paid its directors $142,080 for director fees for the years 1998 through 2005. On September 25, 2007, Independence paid its directors a total of $19,200 as director fees for the year 2006. The executive officers of Independence did not receive any compensation whatsoever (other than in their capacity as directors) for the years ended December 31, 2006 and 2007, nor do they currently receive any compensation. There are no agreements or understandings that would change the terms of compensation during the course of the year.

Compensation to Independence’s directors also included reimbursement of out-of-pocket expenses incurred in connection with the directors’ duties. There is currently no other compensation arrangements for the Company’s directors. The information specified concerning items of Director Compensation for the fiscal year ended December 31, 2007 is provided in the following Director Compensation Table:

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation ($) (f)	All Other Compensation ($)(1) (g)	Total ($) (h)
Bernard C. Lannen	$109,200	$0		$0	$0	$4,909	$114,109
Wayne Schoonmaker	$26,640	$0		$0	$0	$600	$27,240
Robert Bunde	$8,880	$0		$0	$0	$1,086	$9,966
Forrest Godde(2)	$7,840	$0		$0	$0		$7,840
Gordon Berkhaug	$8,880	$0		$0	$0		$8,880

(1)	Amounts represent reimbursement of out-of-pocket expenses related to directors’ duties associated with Independence’s business (i.e. travel expenses for attending Company Director’s Meetings).

(2)	Forrest Godde resigned on May 3, 2006.

There are no contractual arrangements with any member of the Board of Directors.

No retirement benefit, bonus, stock option or other remuneration plans are in effect with respect to Independence’s officers and directors.

Employment Contracts and Termination of Employment or Change of Control

Independence has no plans or arrangements in respect of remuneration received or that may be received by its executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement) or change of control transaction.

LEGAL MATTERS

The validity of the securities Hecla is offering under this proxy statement/prospectus will be passed upon by Bell, Boyd & Lloyd LLP, Chicago, Illinois.

Certain United States federal income tax consequences of the Asset Sale, and Plan of Dissolution will be passed upon by Randall & Danskin, P.S.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of Hecla Mining Company incorporated in this proxy statement/prospectus by reference have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance given upon the authority of said firm as experts in auditing and accounting.

The audited financial statements of Greens Creek Joint Venture included in the Current Report on Form 8-K/A filed on June 13, 2008 by Hecla Mining Company incorporated in this Post-effective Amendment No. 3 to Form S-4 has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Independence included in this proxy statement/prospectus have been so included in reliance upon the report of LeMaster & Daniels PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

FUTURE INDEPENDENCE SHAREHOLDER PROPOSALS

Independence will hold a 2008 annual meeting of shareholders only if the Asset Sale, the Ratification, and the Plan of Dissolution are not approved by our shareholders at the special meeting, including any postponement or adjournment. In the event such a meeting is held, any shareholder notice of a proposal intended to be presented at such meeting must be received at our principal offices no later than the close of business of the 60th day prior to the meeting, unless the public announcement is first made by us fewer than seventy days prior to the date of such annual meeting, then the notice must be received by the close of business on the tenth day following the day on which the public announcement of the date of such annual meeting.

A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, in his capacity as a proponent of a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act.

WHERE YOU CAN FIND MORE INFORMATION

Independence and Hecla file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Hecla or Independence at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about Hecla at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information, including those filed by Hecla and Independence, at http://www.sec.gov. You may also access the Securities and Exchange Commission filings and obtain other information about Hecla through the website maintained by Hecla which is http://www.hecla-mining.com. The information contained in Hecla’s website is not incorporated by reference into this proxy statement/prospectus.

As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement on Form S-4 filed by Hecla to register the shares of Hecla common stock to be issued in the Asset Sale and the exhibits to the registration statement. The Securities and Exchange Commission allows Hecla to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Hecla (Commission file number 1-8491) has previously filed with the Securities and Exchange Commission. These documents contain important information about the companies and their financial condition.

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission on February 29, 2008, of which certain information has been superceded by information included in Hecla’s Current Report on Form 8-K of September 2, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, filed with the Securities and Exchange Commission on May 12, 2008 and August 6, 2008, respectively.

•	Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2008;

•

Current Reports on Form 8-K, which Hecla filed with the Securities and Exchange Commission on February 1, 2008, February 19, 2008, February 26, 2008 (with respect to Items 1.01, 3.02 and 9.01 of Form 8-K only), March 6, 2008 (Form 8-K/A), March 27, 2008, April 4, 2008, April 22, 2008, May 12, 2008 (with respect to Items 1.02 and 5.02 of Form 8-K only), May 21, 2008, June 13, 2008 (Form 8-K/A) June 25, 2008, July 3, 2008, July 14, 2008, August 13, 2008, September 2, 2008, and September 9, 2008; and

•	The description of Hecla’s capital stock contained in Hecla’s Form 8-B filed with the Securities and Exchange Commission on May 6, 1983.

All documents filed by Hecla pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this proxy statement/prospectus to the date of the special meeting shall also be deemed to be incorporated herein by reference.

You may also obtain copies of any document incorporated in this proxy statement/prospectus, without charge, by requesting them in writing, by telephone or by e-mail from Hecla at the following address:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

Attention: Investor Relations

(208) 769-4100

http://www.hecla-mining.com

Neither Hecla nor Independence has authorized anyone to give any information or make any representation about the Independence Reorganization or the special meeting that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEPENDENCE LEAD MINES COMPANY

Report of Independent

Registered Public Accounting Firm

To the Board of Directors

Independence Lead Mines Company

Wallace, Idaho

We have audited the consolidated balance sheets of Independence Lead Mines Company and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Independence Lead Mines Company and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has incurred recurring losses from operations, and its total liabilities exceed its total assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LeMaster & Daniels PLLC

Spokane, Washington

March 13, 2008

INDEPENDENCE LEAD MINES COMPANY

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2006

ASSETS
	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$171,434	$148,046
Certificate of deposit	0	40,129
Royalties receivable	1,500	1,500
Marketable securities	1,870	1,532
Prepaid expenses	5,579	0

Total current assets	180,383	191,207

Total Assets	$180,383	$191,207

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable—trade	$15,372	$3,748
Accounts payable—related parties	1,086	0

Total current liabilities	16,458	3,748
DEFERRED INCOME	464,000	446,000

Total Liabilities	480,458	449,748

COMMITMENTS

STOCKHOLDERS’ EQUITY
Common stock, $0.10 par value; authorized 10,000,000 shares; issued 5,075,793 shares and 5,780,737 shares, respectively	578,074	507,579
Additional Paid in Capital	6,245,776	4,206,972

	6,823,850	4,714,551
Less accumulated deficit	(7,123,925)	(4,973,092)

Total Stockholders’ equity	(300,075)	(258,541)

Total Liabilities and Stockholders’ equity	$180,383	$191,207

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE LEAD MINES COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2007 and 2006

	2007	2006
Revenue	$0	$0

Expenses
Licenses and fees	209	130
Office and administration	1,337	785
Office services	600	600
Shareholder Relations	6,814	3,302
Consulting	10,142	1,098
Directors’ Fees	161,280	0
Transportation	4,297	3,816
Accounting	49,978	10,095
Legal	84,391	58,527

Total Expenses	319,048	78,353

Loss from Operations	(319,048)	(78,353)

Other Income and (Expense)
Interest, net	7,175	4,268
Unrealized gain (loss) on FMV of investments	339	720

Total Other Income (Expense)	7,514	4,988

Net Loss	$(311,534)	$(73,365)

LOSS PER SHARE	$(0.06)	$(0.01)
Weighted average common shares outstanding	5,450,319	5,051,683

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE LEAD MINES COMPANY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2007 and 2006

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Number Of Shares	Amount
Balances, December 31, 2005	4,975,793	$497,579	$4,144,472	$(4,899,727)	$(257,676)
Common stock sold	100,000	10,000	62,500	0	72,500
Net loss for year ended December 31, 2006	0	0	0	(73,365)	(73,365)

Balances, December 31, 2006	5,075,793	507,579	4,206,972	(4,973,092)	(258,541)
Common stock sold	180,000	18,000	252,000	0	270,000
Stock dividend	525,514	52,552	1,786,747	(1,839,299)	0
Adjust shares outstanding	(570)	(57)	57	0	0
Net loss for year ended December 31, 2007	0	0	0	(311,534)	(311,534)

Balances, December 31, 2007	5,780,737	$578,074	$6,245,776	$(7,123,925)	$(300,075)

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE LEAD MINES COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007 and 2006

	2007	2006
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(311,534)	$(73,365)
Adjustment to reconcile net Loss to net cash used in Operating Activities:

Changes in cash due to changes in assets and liabilities:
Prepaid expenses	(5,579)	472
Unrealized (gain) on investments	(338)	(720)
Accounts payable	12,710	(2,234)
Deferred income	18,000	18,000
Interest accrued on certificate of deposit	(1,364)	0

Net cash used in operating activities	(288,105)	(57,847)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of certificate of deposit	(31,066)	(10,129)
Redemption of certificate of deposit	72,559	0

Net cash provided by (used in) in investing activities	41,493	(10,129)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	270,000	72,500

Net cash provided by financing activity	270.000	72,500

Net increase (decrease) in cash	23,388	4,524
CASH AND CASH EQUIVALENTS, beginning of year	148,046	143,522

CASH AND CASH EQUIVALENTS, end of year	$171,434	$148,046

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
	2007	2006
Interest paid	$0	$0
Taxes paid—State of Idaho	30	30
Federal	0	0
Non-cash financing activity: Stock dividend	1,839,299	0

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE LEAD MINES COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007 and 2006

NOTE 1—ORGANIZATION AND DESCRIPTION OF BUSINESS

Independence Lead Mines Company (“the Company”) is a corporation organized under the laws of the State of Arizona on September 16, 1929. The Company is the owner of fifteen patented and thirteen unpatented mining claims. In addition, the Company has ownership by quitclaim deed to all interest in lots 5 and 8, more particularly described as tax parcel numbers 48N05E26-3715 and 48N05E-27-1815, which mineral rights were acquired through a 1997 BLM sliver land exchange, as recorded in the Shoshone County, Idaho, records as Instrument #377033. This claim group (the “property”) is situated northwest of Hecla Mining Company’s Lucky Friday Mine in the Coeur d’Alene Mining district, Shoshone County, Idaho. A portion of the Company’s property is part of the “DIA Area” which is currently being developed and mined by Hecla Mining Company. The Company’s only recurring source of funds has been a monthly advance royalty from Hecla Mining Company of $1,500.

The Company is currently in litigation with Hecla Mining Company over Hecla’s operation of the Lucky Friday Mine under the agreement covering the DIA Project. A nine-day trial was held from March 22nd through April 1st of 2004, and on July 19, 2004 the court ruled in favor of Hecla Mining Company. Independence appealed the District Court’s ruling to the Idaho Supreme Court, and on April 24, 2006 the court ruled against the Company. On May 26, 2006, the Company requested that the Court grant rehearing of the case, and the court again decided against Independence. The Company then filed a complaint against Hecla Mining Company on December 11, 2006 in the United States District Court for the District of Idaho, and on January 5, 2007 the Company filed a Complaint for Rescission of Contract against Hecla in the First Judicial District of the State of Idaho. A hearing was held on May 9, 2007 and the judge ruled in favor of Hecla. The Company subsequently filed a petition for the appeal to be heard in federal court, which was denied. The Company has now filed an appeal with the Ninth Circuit Court of Appeals in San Francisco.

On February 12, 2008 the Company entered into an agreement with Hecla Mining Company that will allow Hecla to acquire all of Independence Lead’s mining properties and other assets. In return, Hecla will distribute 6,936,884 of its common shares to the Company. The Company will then liquidate and distribute the Hecla shares to Independence Lead shareholders at the rate of 1.2 Hecla shares for each share of Independence Lead. The transaction is subject to the approval of the Company’s shareholders and applicable securities laws. Upon successful conclusion of the terms of the agreement, there will be a dismissal of the pending litigation and appeals.

The Company’s exploration activities never developed any commercial ore deposits and, effectively in 1968 Management decided to abandon or sell its mineral properties and rights, and favorably position itself to seek other profitable business opportunities. Accordingly, the Company is not considered to be in the development stage.

During 2007, the Company incorporated Independence Resources, Inc., a wholly-owned subsidiary, which had no activity during 2007.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

Consolidated Financial Statements

For 2007, the Company’s wholly owned subsidiary was consolidated in the Company’s financial statements. Inter-company accounts were eliminated in the consolidation.

Accounts Receivable

The Company carries its receivables at cost. On a periodic basis, the Company evaluates its receivables and determines if an allowance for doubtful accounts is necessary, and based on a history of past write-offs and collections and current credit conditions an allowance is deemed unnecessary.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all bank accounts, certificates of deposit, money market accounts and short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentration of Risk

The Company maintains its cash in two commercial depository accounts and two certificates of deposits. These accounts are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $100,000 per institution. Balances in the Company’s accounts occasionally exceed the FDIC insurance limits, and those amounts are considered uninsured.

Investment

The investment in common stock of Hecla Mining Company is stated at its fair value. The investment is considered to be aa trading security.

Environmental Matters

The Company owns mineral property interests on certain public and private lands in Idaho. The Company’s properties have been subject to a variety of federal and state regulations governing land use and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company. The Company’s management acknowledges, however, that the possibility exists that the Company may be subject to environmental liabilities associated with its prior activities in the unforeseeable future, although the likelihood of such is deemed remote and the amount and nature of the liabilities is impossible to estimate.

Deferred Income

Advance royalties received, subject to reimbursement to the payor under certain circumstances (as described above), are reported as deferred income in the accompanying financial statements.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” (hereinafter “SFAS No. 133”) as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB No. 133,” and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

During the years ended December 31, 2007 and 2006, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Loss per Share

Loss per share (basic) is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Loss per share (diluted) is computed by dividing net loss by the sum of the weighted average number of common shares outstanding and the additional common shares that would have been outstanding if potential common shares had been issued. At December 31, 2007 and 2006, the Company had no potential common shares, and only loss per share (basic) is reported for the years then ended.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents and payables approximated their fair values as of December 31, 2007 and 2006.

Going Concern

As shown in the accompanying financial statements, the Company has no revenues, has incurred a net loss of $311,534 for the year ended December 31, 2007 and has an accumulated deficit of $7,123,925. These factors raise the possibility that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company’s management believes that future private placements of stock and continuing contracted agreements will generate sufficient cash for the Company to continue to operate based on current expense projections. The Company is currently operating on the cash proceeds of a private placement and the continuing advance royalties of $1,500 per month.

Reclassification

Certain balances from prior year financial statements have been reclassified to conform with the current year presentation.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No. 109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, there is a valuation allowance equal to the net deferred tax asset.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” ( hereinafter “SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (hereinafter “FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 on January 1, 2007 did not have an impact on the 2007 financial statements or disclosures.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006 with early adoption permitted as of the beginning of an entity’s fiscal year. The adoption of this statement had no impact on the Company’s financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Standards No. 133 and 140” (hereafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction of the passive derivative instruments that a qualifying special-purpose entity (“SFE”) may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The adoption of this statement had no impact on the Company’s financial condition or results of operations.

NOTE 3—PROPERTY

The Company has 15 patented and 13 unpatented claims situated in the Hunter Mining District, Shoshone County, Idaho. In addition, the Company has ownership by quitclaim deed to all interest in lots 5 and 8, more particularly described as tax parcel numbers 48N05E26-3715 and 48N05E-27-1815, which mineral rights were acquired through a 1997 BLM sliver land exchange, as recorded in the Shoshone County, Idaho, records as Instrument #377033. On February 8, 1968, the Company entered into an agreement with Day Mines, Inc., Abot Mining Company and Hecla Mining Company whereby certain properties of the four companies were combined for purposes of exploration and development. These properties were referred to as the DIA Area and include 9 patented and 13 unpatented claims of Independence Lead Mines Company. Hecla Mining Company is the exploring and developing company. The DIA agreement allows Hecla Mining Company to recover all of its exploration and development cost, advance royalties paid, and to build a three months’ reserve for working capital prior to splitting profits. Independence is to receive 18.52% of the profits, and under the terms of the DIA agreement the Company has been receiving an advance of $1,500 for each month 2,000 tons of ore are mined.

NOTE 4—INCOME TAXES

At December 31, 2007 and 2006, the Company had deferred tax assets of approximately $589,000 and $540,000, respectively, arising from net operating loss carryovers and write-off of impaired assets. Management has determined that it is more likely than not that these deferred tax assets will not be realized, and therefore a valuation allowance equal to the full amount of the deferred tax asset has been established at both December 31, 2007 and 2006. For the years ended December 31, 2007 and 2006, the income tax provisions differed from the expected amounts using current federal statutory rates because of the effects of the change in the deferred tax asset valuation allowance each year. At December 31, 2007, the Company has tax basis net operating loss carryovers totaling approximately $787,000, which expire in the years 2022 through 2027.

Net deferred tax assets consisted of the following components at December 31, 2007 and 2006:

	2007	2006
Write off of impaired assets	$470,000	$470,000
Net operating loss carryovers	119,000	70,000

Gross deferred tax assets	589,000	540,000
Less valuation allowance	(589,000)	(540,000)

Net deferred tax assets	$0	$0

NOTE 5—RELATED PARTY TRANSACTIONS

During the years ended December 31, 2007 and December 31, 2006, payments of $600 for office services were paid or accrued to Wayne Schoonmaker, an officer, director and shareholder of the Company.

In March 2007 the Board of Directors of Independence Lead Mines Company approved the payment of directors’ fees to five directors, which include the president and secretary-treasurer. The amounts approved for the directors’ fees totaled approximately $142,000 which was paid for services rendered from 1998 through

2005. The fees paid to four of the directors were then used to purchase additional common stock in the Company. In September 2007 the Board of Directors of the Company approved the payment of directors’ fees to four directors, which included the president and secretary-treasurer, for services rendered in 2006. These total fees paid were $19,200.

NOTE 6—COMMON STOCK

In September 1997 the capitalization of the Company was increased from 4,000,000 shares to 5,000,000 shares of $1.00 par value common stock. In September 2005 the capitalization of the Company was increased from 5,000,000 shares of $1.00 par value common stock to 10,000,000 shares of $0.10 par value common stock. The common stock and additional paid-in capital accounts have been restated to reflect the change in capitalization.

During the year ended December 31, 2007 the Company sold 180,000 shares of common stock in private placement to officers and directors of the Company at a price of $1.50 per share.

Per special notice dated March 28, 2007 the Board of Directors of the Company approved the payment of a forward stock split to all shareholders, of one additional share of common stock for each ten shares of common stock held. There is no record date, and the stock will be payable as original share certificates are received by the Company’s transfer agent. NASD has deemed the action effective July 11, 2007 and 525,514 shares were reserved for payment of the stock split. The forward split was deemed a stock dividend and the fair value of common shares issued ($1,839,299) was charged to accumulated deficit for 2007.

During the year ended December 31, 2006 the Company sold 100,000 shares of common stock in private placement at an average of $0.725 per share.

NOTE 7—SUBSEQUENT EVENTS

On February 12, 2008 the Company entered into an agreement with Hecla Mining Company that will allow Hecla to acquire all of Independence Lead’s mining properties and other assets. In return, Hecla will distribute 6,936,884 of its common shares to the Company. The Company will then liquidate and distribute the Hecla shares to Independence Lead shareholders at the rate of 1.2 Hecla shares for each share of Independence Lead. The agreement includes a $1.25 million break-up fee if the transaction does not close for certain reasons. If approved, the closing is expected to be completed late in the first quarter or early in the second quarter of 2008. The transaction is subject to the approval of the Company’s shareholders and applicable securities laws.

In January 2008 the Board of Directors of the Company approved the payment of directors’ fees to four directors, which include the president and secretary-treasurer, for services rendered in 2007. The total fees paid were $19,200.

NOTE 8—COMMITMENT

The Company has entered into an agreement with a law firm to pay $100,000 for legal fees relating to the Hecla litigation matter. A payment of $50,000 was made in September 2006 and the remaining $50,000 was paid in the first quarter of the 2007 fiscal year. Under the terms of the agreement, the fees are earned when paid and are not refundable. Accordingly, the payments were charged to expense when paid.

INDEPENDENCE LEAD MINES COMPANY

UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIODS ENDED

JUNE 30, 2008 AND JUNE 30, 2007

INDEPENDENCE LEAD MINES COMPANY

CONSOLIDATED BALANCE SHEETS

June 30, 2008 and June 30, 2007

	June 30 2008 (unaudited)	June 30 2007 (unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,647	$227,711
Certificate of deposit	0	31,591
Prepaid expenses	80	500
Royalties receivable	1,500	1,500
Marketable securities	1,852	1,708

Total Current Assets	23,079	263,010

Total Assets	$23,079	$263,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable—trade	$11,096	$417
Accounts payable—related parties	0	7,680

Total Current Liabilities	11,096	8,097
DEFERRED INCOME	473,000	455,000

Total Liabilities	484,096	463,097

STOCKHOLDERS’ EQUITY
Common stock, $0.10 par value; 10,000,000 shares authorized, 5,780,737 shares issued and outstanding: 5,780,737 shares at June 30, 2008; 5,255,793 shares at June 30, 2007	578,074	525,579
Additional paid-in capital	6,245,776	4,458,972

	6,823,850	4,984,551
Less deficit accumulated	(7,284,867)	(5,184,638)

Total Stockholders’ Equity (Deficit)	(461,017)	(200,087)

Total Liabilities and Stockholders’ Equity	$23,079	$263,010

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE LEAD MINES COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2008 (unaudited)	June 30, 2007 (unaudited)	June 30, 2008 (unaudited)	June 30, 2007 (unaudited)
Revenue	$—	$—	$—	$—

General and Administrative Expenses
Consulting	—	7,800	7,100	7,800
Accounting	10,951	7,560	43,141	7,560
Directors fees	19,200	—	38,400	142,080
Office services	—	150	150	300
Office and administration	5	91	910	318
Shareholder relations	1,433	537	8,273	1,751
Transportation	—	—	616	870
Licenses and fees	57	134	57	134
Legal	29,106	52,051	63,216	53,922

Total General and Administrative Expenses	60,752	68,323	161,863	214,735

Loss From Operations	(60,752)	(68,323)	(161,863)	(214,735)
Other Income (Expenses)
Interest and investment income	27	1,684	939	3,013
Unrealized gain (loss) on investments	(380)	(105)	(18)	176

Total Other Income	(353)	1,579	921	3,189

Income (Loss) Before Income Taxes	(61,105)	(66,744)	(160,942)	(211,546)
Income Taxes	—	—	—	—

Net Loss	$(61,105)	$(66,744)	$(160,942)	$(211,546)

Basic and Diluted Net Loss Per Common Share	$(0.011)	$(0.013)	$(0.028)	$(0.041)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	5,780,737	5,208,320	5,780,737	5,144,827

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE LEAD MINES COMPANY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid in Capital
	Number of Shares	Amount		Accumulated Deficit	Total
December 31, 2007	5,780,737	$578,074	$6,245,776	$(7,123,925)	$(300,075)
Net loss for six months Ended June 30, 2008	—	—	—	(160,942)	(160,942)

Balances, June 30, 2008	5,780,737	$578,074	$6,245,776	$(7,284,867)	$(461,017)

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE LEAD MINES COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2008 (unaudited)	June 30, 2007 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(160,942)	$(211,546)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest accrued on certificates of deposit	—	(1,317)
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	5,499	(500)
Increase (decrease) in accounts payable	(5,362)	4,349
Increase (decrease) in deferred income	9,000	9,000
Unrealized (gain) on investments	18	(176)

Net cash used in operating activities	(151,787)	(200,190)

Investing activities:
Purchase of certificate of deposit	—	(31,066)
Redemption of certificate of deposit	—	40,921

Net cash provided by investing activities	—	9,855

Financing activities:
Proceeds from sale of common stock	—	270,000

Net cash provided by financing activities	—	270,000

Net increase (decrease) in cash and cash equivalents	(151,787)	79,665
Cash and cash equivalents, beginning of period	171,434	148,046

Cash and cash equivalents end of period	$19,647	$227,711

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$—	$—
Interest paid	$—	$—

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE LEAD MINES COMPANY

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND DESCRIPTION OF BUSINESS

Independence Lead Mines Company (“the Company”) is a corporation organized under the laws of the State of Arizona on September 16, 1929. The Company is the owner of fifteen patented and thirteen unpatented mining claims. In addition, the Company has ownership by quitclaim deed to all interest in lots 5 and 8, more particularly described as tax parcel numbers 48NO5E-26-3715 and 48NO5E-27-1815, which mineral rights were acquired through a 1997 BLM sliver land exchange, as recorded in the Shoshone County, Idaho, records as Instrument #377033. This claim group (the “property”) is situated Northwest of Hecla Mining Company’s Lucky Friday Mine in the Coeur d’Alene Mining District, Shoshone County Idaho. A portion of the Company’s property is part of the “DIA Area” which is currently being developed and mined by Hecla Mining Company. The Company’s only recurring source of funds has been a monthly advance royalty from Hecla Mining Company of $1,500.

The Company is currently in litigation with Hecla Mining Company over Hecla’s operation of the Lucky Friday Mine under the agreement covering the DIA Project. A nine-day trial was held from March 22nd through April 1st of 2004, and on July 19, 2004 the court ruled in favor of Hecla Mining Company. Independence appealed the District Court’s ruling to the Idaho Supreme Court, and on April 24, 2006 the court ruled against the Company. On May 26, 2006, the Company requested that the Court grant rehearing of the case, and the court again decided against Independence. The Company then filed a complaint against Hecla Mining Company on December 11, 2006 in the United States District Court for the District of Idaho, and on January 5, 2007 the Company filed a Complaint for Rescission of Contract against Hecla in the First Judicial District of the State of Idaho. A hearing was held on May 9, 2007 and the judge ruled in favor of Hecla. The Company subsequently filed a petition for the appeal to be heard in federal court, which was denied. The Company has now filed an appeal with the Ninth Circuit Court of Appeals in San Francisco.

On February 12, 2008 the Company entered into an agreement with Hecla Mining Company that will allow Hecla to acquire all of Independence Lead’s mining properties and other assets. Upon successful conclusion of the terms of the agreement, there will be a dismissal of the pending litigation and appeals.

The Company’s exploration activities never developed any commercial ore deposits and effectively in 1968 management decided to abandon or sell its mineral properties and rights, and favorably position itself to seek other profitable business opportunities. Accordingly, the Company is not considered to be in the development stage.

In 2007 the Company incorporated Independence Resources, Inc., a wholly-owned subsidiary, which had no activity during 2007 or during the six months ended June 30, 2008.

NOTE 2—BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-B as promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the financial statements for the year ended December 31, 2007. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Certain balances from prior year financial statements have been reclassified to conform with the current year presentation.

Operating results for the six month period ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

NOTE 3—RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. The Company does not expect the adoption of SFAS No. 159 to have a significant effect on its financial position or results of operation.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (hereinafter “SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (hereinafter “FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company adopted FIN 48 on January 1, 2007, which did not have an impact on its financial reporting.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets-an Amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006 with early adoption permitted as of the beginning of an entity’s fiscal year. The adoption of this statement on January 1, 2007, had no impact on the Company’s financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140” (hereafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction of the passive derivative instruments that a qualifying special-purpose entity (“SFE) may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The adoption of this statement on January 1, 2007 had no impact on the Company’s financial condition or results of operations.

NOTE 4—MARKETABLE SECURITIES

The Company’s investments in equity securities are intended to be held for a short period and are classified as trading securities. These securities are recorded at fair value as current assets on the balance sheet under the caption of marketable securities. The Company’s marketable securities consist of capital stock of other companies in the mining industry.

NOTE 5—MINERAL PROPERTIES

The Company is the owner of fifteen patented and thirteen unpatented mining claims. In addition, the Company has ownership by quitclaim deed to all interest in lots 5 and 8, more particularly described as tax parcel numbers 48NO5-E26-3715 and 48NO5E-27-1815, which mineral rights were acquired through a 1997 BLM sliver land exchange, as recorded in the Shoshone County, Idaho, records as Instrument #377033. This claim group (“the property”) is situated Northwest of Hecla Mining Company’s Lucky Friday Mine in the Coeur d’Alene Mining District, Shoshone County, Idaho. Adjacent are the community of Mullan and U.S. Interstate Highway 90.

Pursuant to the terms of an agreement dated February 8, 1968, among Hecla Mining Company (“Hecla”), Day Mines, Inc. (“Day”), Abot Mining Company (“Abot”), and the Company (the “Unitization Agreement”), the Eastern portion of the Company’s Property (approximately five-eighths of the Property) was unitized with certain adjoining and near-by properties owned by Day and Abot into a unitized area, consisting of 55 claims, (known as the “DIA Area”).

By a second agreement also dated February 8, 1968 (the “Lease Agreement”), Hecla leased the DIA Area for a period of fifty (50) years, subject to a 30-year extension, for the purpose of conducting mineral exploration and development of the DIA Area and mining such commercial ore as may be discovered in the DIA Area by Hecla.

The Lease Agreement provides that all costs and expenses incurred in the exploration, development, and operation of the DIA Area are to be paid by Hecla subject to the right of Hecla to be reimbursed for such costs and expenses, together with all advance royalties paid, out of any future net profits realized from the operation of the DIA Area. After recovery of Hecla’s costs and expenses and amounts paid as advance royalties, and the establishment of a three month working capital reserve, net profit royalties are to be paid to the Company and the other property owners. The Company is currently receiving $1,500 per month in advance royalties.

NOTE 6—CAPITAL STOCK

Preferred Stock

The Company has no preferred stock authorized.

Common stock:

In September 1997 the capitalization of the Company was increased from 4,000,000 shares to 5,000,000 shares of $1.00 par value common stock. In September 2005 the capitalization of the Company was increased from 5,000,000 shares of $1.00 par value common stock to 10,000,000 shares of $0.10 par value common stock. The common stock and additional paid-in capital accounts have been restated to reflect the change in capitalization.

There were no common stock sales or other issuance of common stock during the six months ended June 30, 2008.

During the year ended December 31, 2007 the Company sold 180,000 shares of common stock in private placement to officers and directors of the Company at a price of $1.50 per share.

Per special notice dated March 28, 2007 the Board of Directors of the Company approved the payment of a forward stock split to all shareholders, of one additional share of common stock for each ten shares of common stock held. There is no record date, and the stock will be payable as original share certificates are received by the Company’s transfer agent. NASD has deemed the action effective July 11, 2007 and 525,514 shares were reserved for payment of the stock split. The forward split was deemed a stock dividend and the fair value of common shares issued ($1,839,299) was charged to accumulated deficit for 2007.

NOTE 7—PROPOSED SALE OF ASSETS

The Company has entered into an agreement with Hecla Mining Company which, if approved, would allow Hecla to acquire all of the Company’s mining properties and other assets, and in return, Hecla would issue 6,936,884 of its common shares to the Company. The Company would then liquidate and distribute the Hecla shares to Independence Lead shareholders at the rate of 1.2 Hecla shares for each share of Independence Lead. The agreement includes a $1.25 million breakup fee payable by the Company to Hecla if the transaction does not close for certain reasons. Management expects the closing of the sale, subject to the approval of the Company’s shareholders and compliance with applicable securities laws, to be completed in the third quarter of 2008.

Appendix A

ASSET PURCHASE AGREEMENT

BY AND AMONG

INDEPENDENCE LEAD MINES COMPANY,

HECLA MINING COMPANY,

and

HECLA MERGER COMPANY

Dated as of

February 12, 2008

A-i

A-ii

Page

ANNEXES

Annex 2.1	Acquired Assets	A-37
Annex 2.2	Excluded Assets	A-39
Annex 2.3	Assumed Liabilities	A-40
Annex 8.3	Opinions to the Company	A-41

A-iii

ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of February 12, 2008, by and among Independence Lead Mines Company, an Arizona corporation (the “Company”), Hecla Mining Company, a Delaware corporation (“Parent”), and Hecla Merger Company, a Delaware corporation and a wholly-owned direct Subsidiary (as defined below) of Parent (“Buyer”). Each of Parent, Buyer and the Company are referred to herein as a “Party” and together as “Parties.”

RECITALS

WHEREAS, the Board of Directors of the Company (the “Company Board”) has determined that it is in the best interests of the Company and its shareholders, and has declared it advisable, to enter into this Agreement with Parent and Buyer providing for the sale of substantially all of the Company’s assets to, and the assumption of certain expressly identified liabilities by, Buyer on the terms and conditions set forth in this Agreement (the “Asset Sale”), and in accordance with the Business Corporation Act of the State of Arizona (“ABCA”), and the Company Board has approved this Agreement, upon the terms and subject to the conditions set forth herein, and has, upon such terms and subject to such conditions, recommended that the shareholders of the Company vote in favor of the approval of the principal terms of this Agreement and the Asset Sale;

WHEREAS, the Parties intend that the Asset Sale will qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, the Board of Directors of Buyer has unanimously approved and declared advisable this Agreement;

WHEREAS, Parent, on its own behalf and as the sole shareholder of Buyer, has adopted this Agreement and approved the Asset Sale and the other transactions contemplated hereby;

WHEREAS, Buyer desires to purchase from the Company, and the Company desires to sell to Buyer, all of the Acquired Assets (as defined below) and the Assumed Liabilities (as defined below) of the Company for the consideration and on the terms set forth in this Agreement;

WHEREAS, as soon as practicable after receipt of the consideration for the Acquired Assets and the Assumed Liabilities sold by the Company hereunder, the Company will distribute the consideration it receives pro rata to its shareholders and subsequently liquidate;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Buyer’s and Parent’s willingness to enter into this Agreement, certain shareholders of the Company are entering into a Shareholder Agreement with Buyer in the form of Exhibit A attached hereto (the “Shareholder Agreement”); and

WHEREAS, Parent, Buyer and the Company wish to make certain representations, warranties, covenants and agreements in connection with the Asset Sale and also to prescribe certain conditions to the Asset Sale, as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

Article 1.

Defined Terms and Interpretation

Section 1.1 Certain Definitions. For purposes of this Agreement, the term:

“Affiliate” shall mean, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), when used with respect to a specific Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Assigned Claims” shall mean any Claims the Company has against Parent, Buyer, and any of their respective Affiliates, officers, directors, employees, shareholders, agents, representatives, or attorneys, and any other Person relating to Company Properties and Contracts relating thereto or to any Parent disclosures or non-disclosures prior to the date of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday, or a legal holiday under the Laws of the State of Idaho or the State of Arizona.

“Claims” means all claims, causes of action, choses in action, rights of recovery and rights of set-off of whatever kind or description against any person or entity arising out of or relating to the Acquired Assets, the Company’s business, or relating to the Company or any of its Affiliates, predecessors, or Subsidiaries.

“Company Material Adverse Effect” shall mean any event, change, circumstance, trend or occurrence that, individually or in the aggregate, has a material adverse effect on the Acquired Assets or the business, prospects, results of operations, or financial condition of the Company.

“Company Stock” shall mean the common stock of the Company, par value $0.10 per share.

“Employee Benefit Plan” shall mean any “Employee Pension Benefit Plan” or “Employee Welfare Benefit Plan” as defined under ERISA (whether or not subject to ERISA), and any incentive compensation plan, benefit plan for retired employees, plan or agreement providing for bonuses, commissions, pensions, profit-sharing, stock options, stock purchase rights, restricted stock, phantom stock, deferred compensation, accident, health or sickness insurance, retirement benefits, vacation, severance, disability, compensation, employee assistance or counseling, educational assistance, §125/cafeteria/flexible benefits, adoption assistance, group legal (taxable or nontaxable, direct or indirect), fringe, or payroll practice of any nature, covering any current or former (including retired) employees of the Company.

“Equity Interest” shall mean any share, capital stock, partnership or membership unit or similar interest in any entity and any option, warrant, right, or security convertible, exchangeable or exercisable therefor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Governmental Entity” shall mean the United States or any state, local or foreign government, or instrumentality, division, subdivision, agency, department or authority of any thereof.

“Knowledge” shall mean (a) in the case of the Company, the actual knowledge of the Persons listed in Section 1.1 of the Company Disclosure Schedule and (b) in the case of Parent or Buyer, the actual knowledge of the Persons listed in Section 1.1 of the Parent Disclosure Schedule.

“Law” shall mean any domestic or foreign law, statute, code, ordinance, rule, regulation or Order.

“Lock-up Date” shall mean March 12, 2008.

“Material Adverse Change” shall mean a change or series of changes the consequence of which is a Company Material Adverse Effect.

“Parent Common Stock” shall mean the common stock, par value $0.25 per share, of the Parent.

“Pending Litigation” shall mean any existing lawsuits the Company has pending against Buyer, Parent, or any of their Affiliates, including the Company’s existing lawsuits (a) pending in the United States District Court For The District Of Idaho, Case No. CV06-495-C-EJL, with Notice Of Appeal filed on October 5, 2007, to the United States Court Of Appeals For The Ninth Circuit; and (b) pending in the District Court Of The First Judicial District Of The State Of Idaho In And For The County Of Shoshone, Case No. CV-2007-3, with Notice Of Appeal filed in the Idaho Supreme Court on July 16, 2007, Supreme Court Docket No. 34400.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

“Retained Liabilities” shall mean any liabilities or obligations of the Company or any of its Affiliates or predecessors, including, without limitation, those related to or associated with the Acquired Assets or the operation or condition of the Company’s business, whether due or to become due, absolute or contingent, whether direct or indirect, asserted or unasserted, known or unknown, choate or inchoate including, without limitation, any collective bargaining agreement, any debts, liabilities, Claims (but excluding Assigned Claims) or obligations of any kind or nature, including, without limitation, those of any employee or former employee or relating to or arising out of any Employee Benefit Plan and any Claims (but excluding Assigned Claims), grievances, lawsuits, arbitrations, administrative or other legal proceedings or investigations, but excluding the Assumed Liabilities.

“Shareholder Ratification” shall mean the ratification by the Company’s shareholders at the Company Shareholders’ Meeting, in compliance with the Company Articles, the Company Bylaws, and all applicable Laws, including, without limitation, the ABCA (collectively, the “Voting Requirements”), of all past actions purportedly taken by the Company that, under the Voting Requirements, required the consent of the Company’s shareholders at a validly called and duly held meeting of the Company’s shareholders at which a valid quorum as required by the Voting Requirements was present, but which consent was obtained at a shareholders’ meeting that for any reason did not comply with the Voting Requirements, including, but not limited to, because a valid quorum as required by the Voting Requirements was not present at any such meeting, including the following past actions of the Company: (i) amending the Company Articles to increase the number of authorized shares of Company Stock from 5,000,000 shares to 10,000,000 shares, as the Company attempted to do at a special shareholders meeting held on or about September 23, 2005, (ii) all issuances of Company Common Stock in excess of 5,000,000 shares, and (iii) the election of the Company’s board of directors at every purported annual meeting of the Company’s shareholders held between 1998 and 2007.

“Stay Order” shall mean the Stipulations and proposed Orders (if any proposed order is required) to stay the existing Pending Litigation as provided in Section 2.10 of this Agreement. The forms of such Stipulations and proposed Orders (if any proposed order is required) shall be those set forth in Exhibit D.

“Subsidiary” or “Subsidiaries” of the Company, Parent, Buyer or any other Person shall mean any corporation, limited liability company, partnership or other legal entity of which the Company, Parent, Buyer or such other Person, as the case may be (either alone or through or together with any other Affiliate or Subsidiary thereof), owns, directly or indirectly, a majority of the stock or other Equity Interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Superior Proposal” shall mean a bona fide Takeover Proposal which the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) (a) is reasonably likely to be consummated and (b) if consummated, would result in a transaction more favorable to the holders of Company Stock than the transactions provided for in this Agreement, in each case with respect to clauses (a) and (b), taking into account, in the reasonable good faith business judgment of the Company Board after consultation with its legal counsel and financial advisors, such factors as identity, reputation, and financial wherewithal of the Third Party making such Takeover Proposal and the legal, financial, regulatory, fiduciary and other aspects of this Agreement and such Takeover Proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances.

“Takeover Proposal” shall mean any inquiry, proposal or offer from any Third Party relating to, in a single transaction or series of related transactions, (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving a direct or indirect acquisition of the Company, (b) the acquisition (including by way of tender or exchange offer) in any manner, directly or indirectly, of over 20 percent of (i) the Company Stock then outstanding or (ii) the consolidated total assets (based on fair market value) of the Company in each case other than the Asset Sale, or (c) the assignment of any substantial portion of the Company’s existing contractual rights relating to Parent, Buyer or the Lucky Friday mine or any real estate or mining right, prospect, or property.

“Third Party” shall mean any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Company, Parent or Buyer or any of their Subsidiaries.

Section 1.2 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“2007 Financial Statements”	Section 6.1.4
“ABCA”	Recitals
“Acquired Assets”	Section 2.1
“Agreement”	Preamble
“Asset Sale”	Recitals
“Assumed Contracts”	Section 2.9
“Assumed Liabilities”	Section 2.3
“Bankruptcy and Equity Exceptions”	Section 4.3.1
“Buyer”	Preamble
“Cash On Hand”	Section 4.8
“Closing”	Section 2.5
“Closing Date”	Section 2.5
“Code”	Recitals
“Company”	Preamble
“Company Adverse Recommendation Change”	Section 6.4.2
“Company Articles”	Section 4.4.1
“Company Board”	Recitals
“Company Bylaws”	Section 4.4.1
“Company Contract”	Section 4.10.1
“Company Disclosure Schedule”	Article 4
“Company Expenses”	Section 8.4.3
“Company Financial Statements”	Section 4.6.2

“Company Leased Premises”	Section 4.15
“Company Owned Properties”	Section 4.15
“Company Permits”	Section 4.5
“Company Properties”	Section 4.15
“Company Recommendation”	Section 4.3.2
“Company Representatives”	Section 6.3.1
“Company SEC Filings”	Section 4.6.1
“Company Shareholders’ Meeting”	Section 6.2.2
“Confidentiality Agreement”	Section 6.3.2
“Contract”	Section 4.4.1
“Environmental Laws”	Section 4.12
“Exchange Act”	Section 4.4.2
“Excluded Assets”	Section 2.2
“GAAP”	Section 4.6.2
“HSR Act”	Section 4.4.3
“Intellectual Property”	Section 4.13
“Liens”	Section 4.4.1
“NYSE”	Section 5.3.2
“Order”	Section 4.11
“Parent”	Preamble
“Parent Disclosure Schedule”	Article 5
“Parent Expenses”	Section 8.4.1
“Parent Representatives”	Section 6.3.1
“Parent Shares”	Section 2.4
“Party”	Preamble
“Proxy Statement”	Section 6.2.1
“Real Property Leases”	Section 4.15
“Representative”	Section 6.3.1
“S-4 Registration Statement”	Section 6.2.1
“SEC”	Section 4.6.4
“Securities Act”	Section 4.6.1
“Share Consideration”	Section 2.4
“Shareholder Approval”	Section 4.3.1
“Shareholder Agreement”	Recitals
“State Takeover Statute”	Section 4.23
“Taxes”	Section 4.14.12
“Tax Return”	Section 4.14.12
“Termination Date”	Section 8.1(b)(ii)
“Termination Fee”	Section 8.4.1
“Voting Requirements”	Section 1.1

Section 1.3 Interpretation. In this Agreement, unless otherwise specified, the following rules of interpretation apply:

(a) references to Sections, Schedules, Annexes, Exhibits, clauses and Parties are references to sections or subsections, schedules, annexes, exhibits and clauses of and parties to, this Agreement;

(b) references to any Person include references to such Person’s successors and permitted assigns;

(c) words importing the singular include the plural and vice versa;

(d) words importing one gender include the other gender;

(e) references to the word “including” do not imply any limitation;

(f) references to months are to calendar months;

(g) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(h) references to “$” or “dollars” refer to U.S. dollars;

(i) a defined term has its defined meaning throughout this Agreement and in each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; and

(j) references to any specific provision of any Law shall also be deemed to be references to any successor provisions or amendments thereof and to any rules or regulations promulgated thereunder.

Article 2.

The Asset Sale; Related Transactions

Section 2.1 Transfer of Assets. On and subject to the terms and conditions of this Agreement, the Company agrees to sell, transfer, convey and deliver, and Buyer agrees to purchase from the Company, on the Closing Date, free and clear of all Liens, all of the properties and rights listed on Annex 2.1 hereto (“Acquired Assets”).

Section 2.2 Excluded Assets. Notwithstanding anything to the contrary herein, the assets and Contracts listed on Annex 2.2 hereto (the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Acquired Assets and shall remain the property of the Company after the Closing.

Section 2.3 Assumption of Liabilities. Buyer does not and will not assume any obligation or liability of the Company or the Business other than obligations under the liabilities listed on Annex 2.3 hereto (the “Assumed Liabilities”). Without limiting the foregoing, Buyer will not, and shall not be deemed to, assume or otherwise succeed to, the Retained Liabilities, even if imposed upon Buyer as a successor to the Company.

Section 2.4 Purchase Price. In consideration of the acquisition of the Acquired Assets and in addition to the assumption of the Assumed Liabilities by Buyer, Buyer agrees to pay the aggregate consideration of 6,936,884 shares of Parent Common Stock duly registered for distribution under the Securities Act (the “Share Consideration”), but subject to the restrictions set forth in Section 6.11 hereof. At the Closing, Buyer shall pay the Purchase Price by delivering to the Company the shares of Parent Common Stock that comprise the Share Consideration (“Parent Shares”). Subject to the limits set forth in Section 8.3 hereof, Buyer shall bear the fees and costs of any stock certificates representing Parent Shares that are issued to shareholders of the Company pursuant to Section 6.11 hereof.

Section 2.5 Closing. The closing of the transactions contemplated hereby (“Closing”) shall be held at the offices of Parent, 6500 North Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815, on February    , 2008, at 10:00 a.m. Pacific time or, if later, the second Business Day following waiver or satisfaction of the conditions to Closing set forth herein, or at such other time and place as may be mutually agreed upon in writing by the Parties (the “Closing Date”); provided, however, that this Agreement may be terminated pursuant to and in accordance with Section 8.1 such that the Parties shall not be required to effect the Closing.

Section 2.6 Deliveries at Closing. At the Closing, (a) the Company shall deliver to Parent and Buyer the various agreements, certificates, instruments and documents referred to in Section 7.2; (b) Parent and Buyer shall deliver to the Company the various agreements, certificates, instruments and documents referred to in Section 7.3; (c) the Company shall execute, acknowledge (if appropriate) and deliver to Buyer (i) a bill of sale and assignment and assumption agreement in substantially the form attached hereto as Exhibit B (the “Bill of Sale”) and (ii) such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request; (d) Buyer shall execute, acknowledge and deliver to the Company (i) the Bill of Sale and (ii) such other instruments of assumption as the Company and its counsel may reasonably request; (e) the Parties shall have delivered the documents and performed the obligations set forth in Section 7.1 hereof; (f) the Company will deliver the Acquired Assets to Buyer; and (g) Buyer will deliver to the Company the Purchase Price payable at the Closing as specified in Section  2.4.

Section 2.7 FIRPTA Certificate. On or prior to the Closing, the Company shall deliver to Parent a certification, in a form reasonably satisfactory to Parent, that the Company is not a foreign person in accordance with Treasury Regulations under section 1445 of the Code. If the Company has not provided the certification described above to Parent on or prior to the Closing, Buyer shall be permitted to reduce the Purchase Price by an amount equal to any required withholding tax under section 1445 of the Code.

Section 2.8 Risk and Loss Prior to Closing. Possession of the Acquired Assets will be given to Buyer at the Closing, and assumption of the Assumed Liabilities will occur at the Closing. Buyer will not acquire any title to the Acquired Assets or assume any of the Assumed Liabilities until possession has been given to it in accordance with this Section 2.8, and, accordingly, all risk and loss with respect to the Acquired Assets will be borne by the Company until possession has been given to Buyer.

Section 2.9 Assignment of Assumed Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or the Company thereunder. The Company will use its best efforts to obtain the consent of the other parties to any Contract included in the Acquired Assets (each an “Assumed Contract”) or any claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Company thereunder so that Buyer would not in fact receive all such rights, the Company and Buyer will cooperate in any reasonable arrangement designed to provide for Buyer all benefits under such Assumed Contract, including enforcement for the benefit of Buyer of any and all rights of the Company against any other Person arising out of breach or cancellation by such other Person and including, if so requested by Buyer, acting as an agent on behalf of Buyer or as Buyer may otherwise reasonably require. The Company will promptly pay to Buyer when received all monies received by the Company with respect to any Acquired Asset or any claim or right or any benefit arising thereunder.

Section 2.10 Stay Order. Contemporaneously with the execution hereof, the Company and Parent agree to execute Stipulations for an Order staying the existing Pending Litigation in substantially the form of Exhibit D hereto and in accordance with the applicable Rules of Procedure on the grounds that the parties have entered into this Agreement which, if successfully concluded in accordance with its terms, will result in dismissal of the pending appeals by further stipulation of the parties and notice to the courts. Such stipulation shall further provide that upon termination of this Agreement, either party may move the courts to lift the stay on the grounds of unsuccessful conclusion of the same.

Article 3.

Intentionally Omitted

Article 4.

Representations and Warranties of the Company

The Company represents and warrants to Parent and Buyer that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for date of this Agreement throughout this Article 4), except as set forth herein or in the disclosure schedule delivered by the Company to Buyer on the date hereof (the “Company Disclosure Schedule”). Nothing in the Company Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Company Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Company Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 4.

Section 4.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Arizona. The Company has no Subsidiaries and never has had any Subsidiaries except for Independence Resources, Inc., a Nevada corporation. Except as set forth in Section 4.1 of the Company Disclosure Schedule, the Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted or contemplated as of the date hereof. Subject to Section 4.1 of the Company Disclosure Schedule, the Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or good standing necessary, except for such failures to be so qualified or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Set forth in Section 4.1 of the Company Disclosure Schedule is a list of each jurisdiction where the Company is qualified to do business. Attached to Section 4.1 of the Company Disclosure Schedule are complete and correct copies of the Company Articles and Company Bylaws, and all amendments thereto, as currently in effect. Except as set forth in Section  4.1 of the Company Disclosure Schedule, the Company is not in violation of its organizational or governing documents.

Section 4.2 Capitalization. Except as set forth in Section 4.2 of the Company Disclosure Schedule, the entire authorized capital stock of the Company consists of 10,000,000 shares of common stock, par value $0.10 per share, of which 5,780,737 shares are issued and outstanding and no shares are held in treasury. Except as set forth in Section 4.2 of the Company Disclosure Schedule, all of the outstanding shares of Company Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable Laws. There are no outstanding or authorized options, warrants, purchase rights, preemptive rights, rights of first refusal, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as set forth in Section 4.2 of the Company Disclosure Schedule, the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. A table reflecting all sales, purchases, issuances, and redemptions by the Company of shares of its capital stock for the last three years is set forth in Section 4.2 of the Company Disclosure Schedule.

Section 4.3 Authority.

Section 4.3.1 Company Authorization. Except as set forth in Section 4.3.1 of the Company Disclosure Schedule, the Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except as set forth in Section 4.3.1 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than (i) the affirmative vote of holders of a majority of outstanding shares of Company Stock to approve the principal terms of this Agreement and the Asset Sale (the “Shareholder Approval”) and (ii) the affirmative vote of holders of that number of outstanding shares of Company Stock as required under the Voting Requirements for the Company to validly obtain the Shareholder Ratification. Except as set forth in Section 4.3.1 of the Company Disclosure Schedule, this Agreement has been duly authorized and validly executed and delivered by the Company and, assuming this Agreement is a valid and binding obligation of Parent and Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or remedies and the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), and the discretion of the court before which a proceeding is brought (the “Bankruptcy and Equity Exceptions”).

Section 4.3.2 Board Action. Subject to Section 6.4, the Company Board, by resolutions duly adopted at meetings duly called and held, has (a) determined that this Agreement and the transactions provided for herein are fair to and in the best interest of the Company and the holders of Company Stock, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Asset Sale and the Shareholder Ratification, (c) determined that the Company is solvent under the ABCA and all other applicable Laws, (d) determined that the Purchase Price received by it represents fair value for the Acquired Assets, and (e) resolved to recommend in accordance with applicable Law that the holders of Company Stock vote in favor of the approval of this Agreement and the Asset Sale (the “Company Recommendation”) and the Shareholder Ratification; provided, however, that the foregoing representations and warranties by the Company that the board resolutions were duly adopted at meetings called and held, are subject to the disclosure contained in Section  4.3.2 of the Company Disclosure Schedule.

Section 4.4 No Conflict; Required Filings and Consents.

Section 4.4.1 No Conflict. The execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby will not, (a) assuming the Shareholder Approval and the Shareholder Ratification is obtained, conflict with or violate any provision of the Articles of Incorporation of the Company (as amended), as in effect on the date hereof (the “Company Articles”), or the Bylaws of the Company (as amended), as in effect on the date hereof (the “Company Bylaws”), (b) assuming that all consents, approvals and authorizations described in Section 4.4.2 have been obtained prior to the Closing and all filings and notifications described in Section 4.4.2 have been made and any waiting periods thereunder have terminated or expired prior to the Closing, conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or (c) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, suspension, revocation, amendment, acceleration or cancellation of, or result in the creation of any pledges, liens, charges, mortgages, encumbrances or security interests of any kind whatsoever (collectively, “Liens”) on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (each, a “Contract”) to which the Company is a party or by which any of its properties or assets are bound, except, with respect to clauses (b) and (c), for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.4.2 Consents. Except in the case of the contingent event described in Section 6.14, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, require the Company to obtain any consent, approval or authorization of, or make any filing with or notification to, any Governmental Entity, except (a) under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (including the filing of the Proxy Statement) and any applicable state securities, takeover or “blue sky” Laws and (b) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not (i) prevent or materially delay or impede performance by the Company of any of its obligations under this Agreement or (ii) individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.4.3 HSR Act. The Company is its own “ultimate parent entity” as that term is defined under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and the Company has annual net sales of less than $12 million and has total assets of less than $12 million, determined in accordance with the HSR Act.

Section 4.5 Compliance with Laws Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company holds all permits, licenses, franchises, approvals, registrations, qualifications, rights, variances, certificates, certifications and consents granted by Governmental Entities (collectively, “Company Permits”) necessary for the ownership, use and operation of its assets and properties, and such Company Permits are in full force and effect and (ii) the Company is not in violation of any Law applicable to the Company. Section 4.5 of the Company Disclosure Schedule lists all Company Permits.

Section 4.6 SEC Filings; Financial Statements.

Section 4.6.1 Company SEC Filings. Except as set forth in Section 4.6.1 of the Company Disclosure Schedule, the Company has filed all reports, schedules, forms, statements or other documents required to be filed by it under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the Exchange Act since January 1, 2002 (collectively, the “Company SEC Filings”). Except as set forth in Section 4.6.1 of the Company Disclosure Schedule, each Company SEC Filing (a) as of its date, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, as in effect on the date so filed, (b) did not, at the time it was filed (or, if subsequently amended or supplemented, at the time of such amendment or supplement), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (c) which contains annual financial statements, such financial statements have been audited by an independent certified public accounting firm.

Section 4.6.2 Financial Statements. Except as set forth in Section 4.6.2 of the Company Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) of the Company contained in the Company SEC Filings (collectively, the “Company Financial Statements”) was audited (or reviewed and consented to in the case of Form 10-Q or 10-QSB) by an independent certified public accounting firm and prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q or 10-QSB under the Exchange Act) on a consistent basis during the periods indicated (except as may be permitted or required under GAAP and indicated in the Company SEC Filings), and each of the Company Financial Statements presents fairly, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the consolidated statements of income, stockholders’ equity and cash flows of the Company for the respective periods indicated therein (subject, in the case of unaudited financial statements, to normal period-end adjustments).

Section 4.6.3 No Undisclosed Liabilities. The Company has no contingencies, liabilities or obligations of a nature (whether accrued, absolute, contingent or otherwise), except for contingencies, liabilities or obligations (a) which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (b) that were incurred after September 30, 2007 in the ordinary course of business, consistent with past practice, and which are disclosed in Section 4.6.3 of the Company Disclosure Schedule, (c) that were incurred under this Agreement or in connection with the transactions contemplated hereby or (d) that were disclosed or reserved against in the Company Financial Statements (including the notes thereto).

Section 4.6.4 Internal Controls. Except as set forth in Section 4.6.4 of the Company Disclosure Schedule, since January 1, 2004, the Company has not disclosed to the Company’s auditors or the audit committee of the Company Board, and to the Company’s Knowledge there are not any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information. Except as set forth in Section 4.6.4 of the Company Disclosure Schedule, since January 1, 2004, there has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraph (e) and (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Except as set forth in Section 4.6.4 of the Company Disclosure Schedule, since January 1, 2004, the Company has been in compliance in all material respects with the applicable provisions of the United States Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder.

Section 4.7 Affiliate Transactions. Except as otherwise disclosed in a Shareholder Rights Agreement, as set forth in Form 8-K, filed May 14, 2007, no executive officer or director of the Company or any Person who beneficially owns five percent or more of the Company Stock is a party to any Contract with or binding upon the Company or any of its properties or assets or has any interest in any property owned by the Company or has engaged in any transaction with the Company within the 12-month period preceding the date of this Agreement.

Section 4.8 Absence of Certain Changes. Except for the transactions contemplated hereby or related hereto, (i) from December 31, 2006 through the date of this Agreement, the Company has, in all material respects, conducted its business in the ordinary course consistent with past practice, and (ii) since December 31, 2006, there has not been any Company Material Adverse Effect. For the 90 days preceding the date of this Agreement, the Company has not issued or sold any shares of capital stock, or any options, warrants or other rights to acquire shares of capital stock. Section 4.8 of the Company Disclosure Schedule sets forth the Company’s current cash, cash equivalents and marketable securities (collectively, “Cash On Hand”), and the changes (if any) to the Cash On Hand for the 90 days preceding the date of this Agreement that, in the aggregate, total more than $10,000.

Section 4.9 Employees and Benefits.

Section 4.9.1 The Company has no employees, and has not had any employees since January 1, 2000.

Section 4.9.2 The Company is not a party to or bound by any Employee Benefit Plan.

Section 4.9.3 The Company does not maintain, contribute to or have an obligation to contribute to, or have any Liability under or with respect to any Employee Benefit Plan.

Section 4.9.4 The Company does not maintain, contribute to or have an obligation to contribute to, or have any Liability under or with respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA).

Section 4.10 Material Contracts; Indebtedness.

Section 4.10.1 Contracts. Set forth in Section 4.10 of the Company Disclosure Schedule is a list of all Contracts to which the Company is party or by which the Company is bound:

(i) which, as of the date hereof, is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii) with respect to (i) any joint venture or partnership arrangements that are material to the Company, or (ii) the purchase of any Equity Interest in any other entity;

(iii) pursuant to which any indebtedness for borrowed money of the Company is outstanding or may be incurred;

(iv) relating to a guarantee by the Company of indebtedness of any Third Party;

(v) relating to any lease or pending acquisition or disposition by the Company of properties or assets;

(vi) which contains covenants limiting the ability of the Company to engage in any of its principal lines of business, or to compete with any Person or operate at any geographic location with respect to any of its principal lines of business;

(vii) any employment or consulting agreement, contract or commitment with any officer, director, or employee of the Company;

(viii) any Contract the performance of which will involve consideration in excess of $5,000 in the aggregate; or

(ix) which relate to any interest in any real property, mining claim, mineral interest, or operating business, including any environmental claim or remediation obligation relating thereto.

Each Contract of the type described in this Section 4.10.1 is referred to herein as a “Company Contract.”

Section 4.10.2 Binding Obligations. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and each other party thereto, has performed all obligations required to be performed by it under each Company Contract (excluding performance obligations not yet due) and (b) the Company has not received written notice of a default under any Company Contract or of any event or condition which, after notice or lapse of time or both, will constitute a default on the part of the Company under any Company Contract.

Section 4.11 Litigation Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and the Pending Litigation, (a) there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company, (b) the Company is not subject to any outstanding order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding of any Governmental Entity (“Order”), and (c) all claims, actions, suits, proceedings or investigations pending and, to the Knowledge of the Company, threatened against the Company, and any Order to which the Company is subject, including, in all cases where the Company is or was the plaintiff, are disclosed in Section 4.11 of the Company Disclosure Schedule.

Section 4.12 Environmental Matters. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) the Company is in compliance with all applicable Laws relating to the protection of the environment or to occupational health and safety (“Environmental Laws”), (b) the Company possesses all Company Permits issued pursuant to Environmental Laws that are required to conduct the business of the Company as it is currently conducted, and to lease, own, use and operate its properties (including the Company Properties) and assets, (c) to the Knowledge of the Company, there has been no release of any waste, material or substance defined as a “hazardous substance,” “hazardous material,” or “hazardous waste” under any applicable Environmental Law into the environment as a result of the operations or activities of the Company at any of the Company Properties or any properties formerly owned or operated by the Company, in each case that would reasonably be expected to result in any liability to the Company under any Environmental Law and (d) the Company has never received any written claim or notice of violation from any Governmental Entity that remains outstanding alleging that the Company is in violation of, or liable under, any Environmental Law.

Section 4.13 Intellectual Property. Section 4.13 of the Company Disclosure Schedule sets forth a list of all patents, patent applications, registered trademarks and service marks and material internet domain names owned by the Company. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company owns (free and clear of any Liens), or possesses valid rights to use, all Intellectual Property necessary to conduct the business of the Company as it is currently conducted or is currently contemplated, and to lease, own, use and operate its properties (including the Company Properties) and assets, (b) to the Company’s Knowledge, no Third Party is currently infringing or misappropriating any material Intellectual Property owned by the Company, and (c) the Company has not infringed or misappropriated any Intellectual Property of any Third Party or received any material written claim of infringement or misappropriation of any Intellectual Property of any Third Party. For purposes of this Section 4.13, “Intellectual Property” means the (a) patents and patent applications, (b) trademarks, service marks, trade dress, trade names, internet domain names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) trade secrets and know-how, (e) all renewals and extensions of any registrations or applications thereof, and (f) all software.

Section 4.14 Taxes.

4.14.1 Required Taxes. All Tax Returns required to be filed by or with respect to the Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct, and complete in all respects.

4.14.2 Tax Matters. All Taxes of the Company due and payable have been timely paid (other than Taxes being contested in good faith by appropriate proceedings). The unpaid Taxes of the Company did not, as of the date of the most recent Company Financial Statements, materially exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet (rather than in any notes thereto) contained in such Company Financial Statements, and are described in Section 4.14.2 of the Company Disclosure Schedule.

4.14.3 No Deficiency. No deficiency for any amount of Taxes has been proposed, asserted or assessed in writing by any Governmental Entity against the Company that remains unpaid or unresolved. There are no audits, examinations or other administrative or judicial proceedings currently ongoing or pending with respect to any Taxes of the Company. There are no waivers or extensions of any statute of limitations currently in effect or requested with respect to Taxes of the Company.

4.14.4 Tax Withholding. All Taxes required to be withheld or collected by the Company in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder have been withheld and collected and, to the extent required by Law, timely paid to the appropriate Governmental Entity.

4.14.5 Liens. There are no Liens for Taxes upon any property or assets of the Company (including the Company Owned Properties), except for Liens for current Taxes not yet due and payable and Liens for Taxes being contested in good faith by appropriate proceedings.

4.14.6 Section 355. The Company has never been a party to any transaction treated by the parties as a distribution to which Code Section 355 applies.

4.14.7 Treasury Regulation §1.1502-6. The Company is not liable for the Taxes of any other Person under (i) Treasury Regulation §1.1502-6 or any similar provision of state, local or foreign Tax Law, (ii) any contract or agreement or (iii) otherwise.

4.14.8 Real Property Holding Corporation Status. The Company is a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period described in Code Section 897(c)(1)(A)(ii) and its common stock is traded on the Electronic Over-the-Counter Bulletin Board.

4.14.9 Section 481 Adjustments. The Company has not agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that has not yet been taken into account.

4.14.10 Section 280G or Section 162(m) Payments. There is no contract, agreement, plan or arrangement covering any individual or entity treated as an individual included in the business or assets of the Company that, individually or collectively, could give rise to the payment by the Company, Buyer or Parent of any material amount that would not be deductible by reason of Sections 280G or 162(m) of the Code.

4.14.11 Tax Basis. Section 4.14.11 of the Company Disclosure Schedule sets forth the Company’s Tax basis in each of the Acquired Assets.

4.14.12 Definitions. As used in this Agreement, (a) “Taxes” shall mean any and all taxes, assessments, levies, duties, tariffs, imposts and other charges in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, estimated income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer and value-added taxes and (b) “Tax Return” shall mean any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing, claim for refund or other document (including any attachments thereto and amendments thereof) required to be filed with any Governmental Entity with respect to any Tax.

Section 4.15 Real Estate. Section 4.15 of the Company Disclosure Schedule sets forth all of the real property owned or leased by the Company, and all of its patented and unpatented mining claims. Except as set forth in such Schedule, with respect to each item of real property set forth in (or required to be set forth in) in Section 4.15 of the Company Disclosure Schedule, the Company (i) owns fee simple title to all of the owned real property set forth thereon, (ii) owns good and marketable title to all of the patented mining claims set forth thereon, and (iii) owns and possesses in compliance with all applicable Laws, subject to the paramount title in the United States, all of the unpatented mining claims set forth thereon (the “Company Owned Properties”) and has valid leasehold interests in all of its leased real property set forth in (or required to be set forth in) Section 4.15 of the Company Disclosure Schedule (the “Company Leased Premises,” and together with the Company Owned Properties, the “Company Properties”), in each case free and clear of all Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all leases under which the Company leases any real property (the “Real Property Leases”) are valid and in full force and effect and constitute binding obligations of the Company and the counterparties thereto, in accordance with their respective terms, (b) there is not any existing default by the Company under any of the Real Property Leases that would give the lessor under such Real Property Lease the right to terminate such Real Property Lease or amend or modify such Real Property Lease in a manner adverse to the Company, and (c) no event has occurred which, after notice or lapse of time or both, would constitute a default by the Company under any Real Property Lease where such default if uncured would give the lessor under such Real Property Lease the right to terminate such Real Property Lease or amend or modify such Real Property Lease in a manner adverse to the Company. Attached to Section 4.15 of the Company Disclosure Schedule are true and complete copies of all Real Property Leases, and, with respect to the Company Owned Properties, true and complete copies of all deeds, title insurance policies, surveys, and similar documents.

Section 4.16 Proxy Statement. The Proxy Statement will not at the time of the mailing of the Proxy Statement to the holders of Company Stock, at the time of the Company Shareholders’ Meeting, or at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by the Company with respect to information supplied by, or the sufficiency of disclosures supplied by, Parent, Buyer or any Parent Representative. At the time of the Company Shareholders’ Meeting, the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.17 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the Asset Sale based upon arrangements made by or on behalf of the Company.

Section 4.18 Title to Acquired Assets; Condition of Acquired Assets.

Section 4.18.1 The Company owns and possesses all right, title and interest in and to the Acquired Assets free and clear of all Liens or other restrictions on transfer. The Company has the right, power and capacity to convey, transfer, assign and deliver to Buyer the Acquired Assets free and clear of any Lien or other restrictions on transfer, and the Company enjoys peaceful and quiet possession of the Acquired Assets. As of the Closing, Buyer will enjoy peaceful and quiet possession of and will have good and marketable title to the Acquired Assets, free and clear of all Liens. The Acquired Assets comprise all assets of any kind or character necessary or useful for the conduct and operation of the Company’s business as it was operated by the Company during the twelve (12) month period prior to the Closing. The Acquired Assets to be transferred to Buyer will constitute at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Closing.

Section 4.18.2 The Acquired Assets are in good condition and repair, and are useable in the ordinary course of business.

Section 4.18.3 Section 4.18.3 of the Company Disclosure Schedule sets forth a true, correct and complete list and description of all equipment, owned or leased, by the Company or otherwise pertaining to the Acquired Assets and true, correct and complete copies of all leases pertaining to leased equipment have been delivered to Buyer.

Section 4.19 Access to Information; Disclaimer. The Company acknowledges and agrees that it (a) has had an opportunity to discuss the business of Parent with the management of Parent, (b) has had reasonable access to the books and records of Parent for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from the management of Parent, and (d) has conducted its own independent investigation of Parent, its businesses and the Asset Sale and the other transactions contemplated hereby, and the Company has not relied on any representation, warranty or other statement by any Person on behalf of Parent or Buyer, other than the representations and warranties of Parent and Buyer expressly contained in Article 5.

Section 4.20 Investment. The Company is not acquiring the Parent Shares or the Subsidiary with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, except in connection with the pro rata distribution of the Parent Shares to the holders of Company Stock as soon as possible after the Closing Date in accordance with Section 6.11.

Section 4.21 Affiliate Status. Neither the Company nor any of its directors or officers own any shares of Parent Common Stock or any other Equity Interests of Parent.

Section 4.22 Solvency. The Company is solvent under the ABCA and all other applicable Laws.

Section 4.23 State Takeover Statutes. The Company has, or will have prior to the Closing, taken all necessary action so that, assuming compliance by Parent and Buyer with its obligations hereunder and the accuracy of the representations and warranties made by Parent and Buyer herein, no “business combination,” “moratorium,” “fair price,” “control share acquisition” or other state antitakeover statute or regulation (each a “State Takeover Statute”), nor any takeover-related provision in the Company Articles or the Company By-laws or any shareholder rights or similar plan, would (i) prohibit or restrict the Company’s ability to perform its obligations under this Agreement or any related agreement or its ability to consummate the transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement or any provision hereof or thereof, or (iii) adversely affect Buyer, Parent, or the cost of the Acquired Assets and Assumed Liabilities or Buyer’s ability to utilize the Acquired Assets or Assumed Liabilities post-Closing.

Section 4.24 Representations. The representations and warranties of the Company contained in this Agreement (including the Company Disclosure Schedule and all other certificates and instruments delivered pursuant to this Agreement), are true and correct, and do not omit to state any fact necessary in order to make any statement contained therein not false or misleading.

Article 5.

Representations and Warranties of Parent and Buyer

Parent and Buyer each severally represent and warrant to the Company that the statements contained in this Article 5 relating to it are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for date of this Agreement throughout this Article 5), except as set forth herein or in the disclosure schedule delivered by the Company to Parent on the date hereof (the “Parent Disclosure Schedule”). Nothing in the Parent Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Parent Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parent Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 5.

Section 5.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Buyer, as the case may be, has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Buyer, as the case may be, is duly qualified to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or good standing necessary, except for such failures to be so qualified or in good standing that would not, individually or in the aggregate, prevent or materially delay or impede performance by Parent or Buyer, as the case may be, of any of their material obligations under this Agreement. Parent has heretofore made available to the Company complete and correct copies of the certificate (or articles) of incorporation and bylaws of Parent and Buyer, and all amendments thereto, as currently in effect. Neither Parent nor Buyer, as the case may be, is in violation of its certificate (or articles) of incorporation or bylaws.

Section 5.2 Authority. Each of Parent and Buyer, as the case may be, has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Buyer, as the case may be, and the consummation by Parent and Buyer, as the case may be, of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Buyer, as the case may be, and no other corporate proceedings on the part of Parent or Buyer, as the case may be, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

This Agreement has been duly authorized and validly executed and delivered by Parent and Buyer, as the case may be, and, assuming this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Buyer, as the case may be, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

Section 5.3 No Conflict; Required Filings and Consents.

Section 5.3.1 No Conflict. The execution, delivery and performance by Parent and Buyer, as the case may be, of this Agreement do not, and the consummation by Parent and Buyer, as the case may be, of the transactions contemplated hereby will not, (a) conflict with or violate any provision of the certificate (or articles) of incorporation or bylaws of Parent or Buyer, as the case may be, (b) assuming that all consents, approvals and authorizations described in Section 5.3.2 have been obtained prior to the Closing and all filings and notifications described in Section 5.3.2 have been made and any waiting periods thereunder have terminated or expired prior to the Closing, conflict with or violate any Law applicable to Parent and Buyer, as the case may be, or by which any property or asset of Parent or Buyer, as the case may be, is bound or (c) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any property or asset of Parent or Buyer, as the case may be, pursuant to, any Contract to which Parent or Buyer, as the case may be, is a party or by which any of their respective properties or assets are bound, except with respect to clauses (b) and (c), for (i) consents which will have been obtained by the Closing Date, or (ii) matters that, individually or in the aggregate, would not prevent or materially delay or impede performance by Parent or Buyer, as the case may be, of any of their material obligations under this Agreement.

Section 5.3.2 Consents. The execution, delivery and performance of this Agreement by Parent and Buyer, as the case may be, do not, and the consummation of the transactions contemplated hereby will not, require Parent or Buyer, as the case may be, to obtain any consent, approval, or authorization of, or make any filing with or notification to, any Governmental Entity, except (a) under the Exchange Act (including a Schedule 13D with respect to the Shareholder Agreement), any applicable state securities, takeover or “blue sky” Laws, and the New York Stock Exchange (“NYSE”), or (b) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not prevent or materially delay or impede performance by Parent or Buyer, as the case may be, of any of their material obligations under this Agreement.

Section 5.4 Orders. No Order has been entered or issued which restrains, enjoins or prohibits the consummation of the Asset Sale or any of the other transactions provided for herein.

Section 5.5 Ownership of Buyer. Parent owns 100 percent of the issued and outstanding Equity Interests of Buyer.

Section 5.6 Vote Required. No vote of the holders of any class or series of capital stock or other Equity Interests of Parent or Buyer, as the case may be, is necessary to approve or adopt this Agreement or the transactions contemplated hereby, other than the vote of Parent as the sole stockholder of Buyer, which has been received as of the date of this Agreement.

Section 5.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission payable by the Company in connection with the Asset Sale based upon arrangements made by or on behalf of Parent or Buyer, as the case may be.

Section 5.8 Proxy Statement. The information supplied or to be supplied by Parent or Buyer, as the case may be, for inclusion or incorporation by reference in the Proxy Statement, considered as a whole, will not at the time of the mailing of the Proxy Statement to holders of Company Stock, at the time of the Company Shareholders’ Meeting, or at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Buyer, as the case may be, will use their reasonable best efforts to supply information about Parent or Buyer necessary for the preparation of the Proxy Statement (or any amendment thereof or supplement thereto) as promptly as practicable.

Section 5.9 Access to Information; Disclaimer. Each of Parent and Buyer acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company with the management of the Company, (b) has had reasonable access to the books and records of the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from the management of the Company, and (d) has conducted its own independent investigation of the Company, its respective businesses and the Asset Sale and the other transactions contemplated hereby, and neither Parent nor Buyer has relied on any representation, warranty or other statement by any Person on behalf of the Company, other than the representations and warranties of the Company expressly contained in Article 4.

Section 5.10 Solvency. The Parent is solvent under the Delaware Business Corporation Act and all other applicable Laws.

Article 6.

Covenants

Section 6.1 Conduct of Business Pending the Closing.

Section 6.1.1 Conduct of Business of the Company. The Company agrees that, between the date of this Agreement and the Closing, except as permitted or contemplated by this Agreement or as consented to in writing by Buyer, the Company will in all material respects (it being understood that in no event shall the Company’s participation in the negotiation (including activities related to due diligence), execution, delivery, public announcement or pendency of this Agreement or any of the transactions contemplated herein or any actions taken in compliance herewith or otherwise with the consent of Buyer be considered a breach of any of the provisions of this Section 6.1), conduct its business in the ordinary course consistent with past practice, provided that, except as permitted or contemplated by this Agreement, as required by applicable Law or as consented to in writing by Buyer, the Company shall not, between the date of this Agreement and the Closing, directly or indirectly, do, or agree to do, any of the following:

(a) amend or otherwise change any material provision of the Company Articles or the Company Bylaws, except as contemplated by the Shareholder Ratification;

(b) issue, deliver, sell, pledge or encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge or encumbrance of, any shares of the capital stock of the Company, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of the capital stock of the Company;

(c) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e) acquire (including by merger, consolidation, or acquisition of stock or assets) or make any investment in any Equity Interest in any Person or any assets, loans or debt securities thereof, acquire or divest any Real Property Leases or other interest in real estate or enter into any material Contract, partnership, arrangement, joint development agreement or strategic alliance;

(f) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the indebtedness of any Person for borrowed money;

(g) grant any Lien in any of the Acquired Assets;

(h) enter into any new line of business outside of its existing business;

(i) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than (i) performance of contractual obligations in accordance with their terms, (ii) payment, discharge, settlement or satisfaction in the ordinary course of business or (iii) payment, discharge, settlement or satisfaction in accordance with their terms, of claims, liabilities or obligations that have been (A) disclosed in the most recent Company Financial Statements (or the notes thereto) included in the Company SEC Filings filed prior to the date hereof or contemplated by documents made available to Parent prior to the date hereof or (B) incurred since the date of such financial statements in the ordinary course of business;

(j) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Asset Sale);

(k) commence any litigation other than where the Company in good faith determines that failure to commence suit prior to the anticipated Closing Date would result in the material impairment of a valuable aspect of the business of the Company, provided that the Company consults with the Parent prior to the filing of such a suit and keeps Parent advised of the status and details of such litigation;

(l) sell, transfer, assign, lease, license, encumber or otherwise dispose of any of the Acquired Assets or terminate or waive any Assumed Contracts, claims, or rights;

(m) except as required by applicable Tax law, make or change any material election in respect of Taxes, adopt or change in any material respect any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

(n) knowingly commit or agree to take any of the actions described in Sections 6.1.1(a) through 6.1.1(m) above or any action which would reasonably be expected to result in any of the conditions to the Asset Sale set forth in Article 7 not being satisfied.

Section 6.1.2 Conduct of Business of Parent and Buyer. Each of Parent and Buyer agrees that, between the date of this Agreement and the Closing, it shall not, and it shall cause its Subsidiaries not to, directly or indirectly, take any action that would, or would reasonably be expected to, individually or in the aggregate, materially delay or impede the consummation of the Asset Sale.

Section 6.1.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent or Buyer, directly or indirectly, the right to control or direct the Company’s operations prior to the Closing, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or Buyer’s operations prior to the Closing. Prior to the Closing, each of the Company, Parent and Buyer shall exercise, consistent with the terms and conditions of this Agreement, complete and independent control and supervision over its and its Subsidiaries’ respective operations.

Section 6.1.4 Audit of the Company’s 2007 Financial Statements. The Company agrees that, between the date of this Agreement and the mailing of the Proxy Statement, it shall obtain and deliver a copy thereof to Parent, an audit by an independent certified public accounting firm and prepared in accordance with GAAP applied (except as may be indicated in the notes thereto) on a consistent basis during the periods indicated (except as may be permitted or required under GAAP) of each of the consolidated financial statements (including, in each case, any notes thereto) of the Company that will be required to be contained in the Company’s Annual Report on Form 10-K (or 10-KSB if appropriate) for 2007 due to be filed with the

SEC in March 2008 (collectively, the “2007 Financial Statements”), and each of the 2007 Financial Statements will present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the consolidated statements of income, stockholders’ equity and cash flows of the Company for the respective periods indicated therein (subject, in the case of unaudited financial statements, to normal period-end adjustments).

Section 6.2 Proxy Statement; Company Shareholders’ Meeting.

Section 6.2.1 Proxy Statement. Subject to the terms and conditions of this Agreement, as promptly as reasonably practicable after the date hereof, the Company and Parent shall prepare and file with the SEC a proxy statement/prospectus and a form of proxy that will be part of Parent’s previously filed registration statement on Form S-4 (the “S-4 Registration Statement”) in connection with the vote of the Company’s shareholders with respect to the adoption of this Agreement and approval of the Asset Sale and the Shareholder Ratification, and in order to offer and sell under the Securities Act the Parent Shares issuable to the Company in connection with the Asset Sale (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company’s shareholders is herein called the “Proxy Statement”). The Company, after consultation with Parent, will use reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement. Parent and Buyer shall furnish all information relating to Parent and Buyer as the Company may reasonably request (or as may be required to be included in the Proxy Statement) in connection with such actions and the preparation of the Proxy Statement. Subject to the terms and conditions of this Agreement, as promptly as reasonably practicable after the clearance of the Proxy Statement by the SEC, the Company shall mail the Proxy Statement to the holders of shares of Company Stock. Subject to and without limiting the rights of the Company Board pursuant to Section 6.4.2, the Proxy Statement shall include the Company Recommendation. The Company will advise Parent, as promptly as reasonably practicable, after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Closing, any information, event or circumstance relating to any Party hereto, or their respective officers, directors, Affiliates or Representatives, should be discovered by any Party hereto which should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement does not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party discovering such information, event or circumstance shall promptly inform the other Parties hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information, event or circumstance shall be promptly prepared and filed by the Company with the SEC and, if required, disseminated to the holders of shares of Company Stock. Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Parent Shares to the Company in connection with the Asset Sale.

Section 6.2.2 Company Shareholders’ Meeting. Subject to Section 6.4, the Company shall call and hold a meeting of the holders of Company Stock (the “Company Shareholders’ Meeting”) as promptly as reasonably practicable following the date on which the Proxy Statement is cleared by the SEC (but taking into account any advance notice or other requirements under applicable Law) for the purpose of obtaining the Shareholder Approval and the Shareholder Ratification. Subject to Section 6.4.2, the Company shall use its best efforts to obtain Shareholder Approval and the Shareholder Ratification and the vote necessary to approve the Asset Sale at the Company Shareholders’ Meeting or any adjournment thereof. The Company will deliver to Buyer promptly after the conclusion of the Company Shareholders’ Meeting a certificate of its Secretary stating the number of shares voted for and against the Asset Sale proposal and the Shareholder Ratification proposal, as well as, for both proposals, the number of abstentions and broker non-votes.

Section 6.3 Access to Information; Confidentiality.

Section 6.3.1 Access to Information. Subject to Section 6.3.2, from the date of this Agreement to the Closing or the earlier termination of this Agreement pursuant to Section 8.1, the Company shall, and shall instruct each of its directors, officers, employees, accountants, consultants, legal counsel, advisors, and agents and other representatives (collectively, “Company Representatives”) to: (a) provide to Parent and Buyer and each of their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, “Parent Representatives,” and, each, together with each of the Company Representatives, a “Representative”) access at reasonable times and upon reasonable prior notice to the Company, to the officers, employees, agents, properties, offices and other facilities of the Company and to the books and records thereof and (b) furnish, or cause to be furnished, such reasonably available information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company as Parent, Buyer or the Parent Representatives may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide access to or disclose information where such access or disclosure would contravene any Law, privilege recognized by Law, binding Contract to which the Company is party or any privacy policy applicable to the Company’s customer information.

Section 6.3.2 Confidentiality and Restrictions. With respect to any information (i) disclosed or provided by the Company or any Company Representative to Parent, Buyer or any Parent Representative, and (ii) disclosed or provided by Parent or any Parent Representative to the Company or any Company Representative pursuant to, or in accordance with, this Agreement, the Parties shall comply with, and shall cause the Parent Representatives and the Company Representatives, respectively, to comply with, that certain confidentiality letter agreement, dated as of October 2, 2007, between the Company and Parent (as such agreement may be amended from time to time, the “Confidentiality Agreement”). The Confidentiality Agreement shall survive any termination of this Agreement.

Section 6.4 No Solicitation of Transactions.

Section 6.4.1 Limitations on Solicitation. The Company shall, and shall instruct the Company Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Third Parties (other than the Parent Representatives) that may be ongoing as of the date hereof with respect to a Takeover Proposal. The Company shall not, and shall instruct the Company Representatives not to, (a) directly or indirectly solicit, initiate, or knowingly encourage any Takeover Proposal, (b) enter into any agreement or agreement in principle with respect to a Takeover Proposal or (c) engage in any negotiations or discussions regarding, or furnish or disclose to any Third Party any information with respect to, any Takeover Proposal; provided, however, that at any time prior to obtaining the Shareholder Approval, in response to a bona fide Takeover Proposal received by the Company after the date hereof that was not solicited in violation of this Section 6.4.1 and that the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) constitutes, or could reasonably be expected to lead to, a Superior Proposal and after the Company gives Parent written notice of its intention to do so, the Company may, subject to compliance with Section 6.4.2, (x) provide access to its properties, Contracts, personnel, books and records and furnish information, data and/or draft agreements with respect to the Company to the extent Parent, Buyer or the Parent Representatives had the right to such access to the Person making such Takeover Proposal (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) if the Company Board receives from such Person a customary confidentiality agreement and (y) participate in discussions or negotiations with the Person making such Takeover Proposal (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) regarding such Takeover Proposal.

Section 6.4.2 Company Adverse Recommendation Change. Notwithstanding any provision of this Section 6.4 or Section 6.2 to the contrary, the Company Board may (a) withdraw (or not continue to make) or modify, or publicly propose to withdraw (or not continue to make) or modify, the Company Recommendation, (b) approve, recommend or adopt, or publicly propose to approve, recommend or adopt, a

Superior Proposal (any action described in the foregoing clause (a) or this clause (b), a “Company Adverse Recommendation Change”) and/or (c) enter into an agreement regarding a Superior Proposal, if (w) in the case of an action described in clause (a), clause (b) or clause (c) above, (A) the Company Board has determined in good faith (after consultation with its outside legal counsel) that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board to the holders of shares of Company Stock under applicable Law and (B) the Company Board shall have considered in good faith (after consultation with its outside legal counsel and financial advisors) any changes or revisions to this Agreement proposed in writing by Parent and shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the Superior Proposal would still constitute a Superior Proposal if such changes were to be given effect, (x) in the case of the Company Board’s withdrawal or modification of the Company Recommendation, the Company has given Parent prior notice of its intention to take such action, (y) in the case of an action described in clause (b) or clause (c) above, (A) the Company has given Parent two Business Days’ prior written notice of its intention to take such action and (B) the Company has complied in all material respects with its obligations under this Section 6.4 and (z) in the case of an action described in clause (c) above, the Company shall have terminated this Agreement in accordance with the provisions of Section 8.1(c)(ii) hereof and (provided that neither Parent nor Buyer is in material default hereunder) the Company pays Parent the Company Termination Fee and the Parent Expenses in accordance with Section 8.4.1.

Section 6.4.3 Notice. The Company shall promptly (and in any event within twenty-four (24) hours) advise Parent of the Company’s receipt of any bona fide Takeover Proposal and the material terms thereof and promptly keep Parent informed of the status thereof including any material change to the terms of any Takeover Proposal. Following determination by the Company Board that a Takeover Proposal constitutes a Superior Proposal pursuant to Section 6.4.2, the Company shall deliver to Parent a written notice advising it that the Company Board has made such determination and specifying the material terms of such Superior Proposal.

Section 6.4.4 Rule 14d-9, Etc. Notwithstanding anything to the contrary contained herein, nothing in this Section 6.4 shall prohibit or restrict the Company or the Company Board from (a) taking and/or disclosing to the shareholders of the Company a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or (b) making any disclosure to the shareholders of the Company if, in the good faith judgment of the Company Board, such disclosure would be reasonably necessary under applicable Law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act); provided, however, that in no event shall this Section 6.4.4 affect the obligations of the Company specified in Section 6.4.2.

Section 6.5 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, including Section 6.4, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Asset Sale and the other transactions contemplated hereby. Without limiting the generality of the foregoing, at or after the Closing, at the request of Buyer, the Company shall (i) promptly execute and deliver or cause to be executed and delivered to Buyer all such deeds, assignments, bills of sale, endorsements, contract amendments, powers of attorney, and other documents, in addition to those otherwise required by this Agreement and (ii) take or cause to be taken such actions, in form and substance reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request in order to (a) vest in Buyer title to and possession of the Acquired Assets (including, but not limited to, obtaining consents of third parties under any of the Contracts) and (b) perfect and record, if necessary, the sale, transfer, assignment, conveyance, and delivery to Buyer of the Acquired Assets.

Section 6.6 Certain Notices. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Section 8.1, the Company shall give prompt written notice to Buyer, and Buyer and Parent shall give prompt written notice to the Company, of (a) any material notice or other material communication received by such Party from any Governmental Entity in connection with this Agreement, the Asset Sale or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with this Agreement, the Asset Sale or the other transactions contemplated hereby, (b) any material claims, actions, suits, proceedings or investigations commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries which relate to this Agreement, the Asset Sale or the other transactions contemplated hereby and (c) any fact, event or circumstance known to such Party that would cause or constitute, or would reasonably be expected to cause or constitute, a breach in any material respect of such Party’s representations, warranties, covenants or agreements contained herein or would prevent, delay or impede, or would reasonably be expected to prevent, delay or impede, the consummation of the Asset Sale or any other transaction contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect any remedies available to the Party receiving such notice or prevent or cure any misrepresentations, breach of warranty or breach of covenant or failure to satisfy the conditions to the obligations of the Parties under this Agreement.

Section 6.7 Public Announcements. Except as set forth in this Section 6.7, the Parties agree that Parent will prepare and disseminate any press release or public announcement pertaining to the Asset Sale, and Parent shall consult in good faith with the Company as to the text of any such press release or public announcement, provided that all decisions with respect to such press releases and public announcements shall ultimately rest with Parent. Notwithstanding the foregoing, nothing herein shall prevent Company from meeting its disclosure requirements under the Exchange Act of this Asset Sale. The Company shall not issue any press release or public statement pertaining to the Asset Sale without consulting with, and obtaining the consent of Parent, which consent shall not be unreasonably withheld or delayed, except as required to comply with any Law. The Parties will prepare a joint release for the announcement of the execution of this Agreement.

Section 6.8 NYSE Listing. Parent agrees to authorize for listing on the NYSE the shares of Parent Common Stock issuable in connection with the Asset Sale, upon official notice of issuance. Parent shall take all steps reasonably necessary to maintain the listing of the Parent Common Stock on the NYSE.

Section 6.9 Transfer Taxes. The Company shall cause to be paid promptly when due all Taxes and/or amounts owed by the Company by reason of the consummation of the transactions contemplated hereby under any applicable tax Law of any jurisdiction, foreign or domestic.

Section 6.10 State Takeover Statutes. If any State Takeover Statute or similar statute becomes applicable to this Agreement (including the Asset Sale and the other transactions contemplated hereby), each of Parent, Buyer, the Company and their respective Boards of Directors shall take all reasonable action necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated hereby or otherwise act to eliminate or minimize the effect of such statute or regulation on this Agreement or the transactions contemplated hereby.

Section 6.11 Pro Rata Distribution of the Parent Shares. As soon as possible after the Closing Date, unless the Closing Date shall occur before the Lock-up Date, in which case as soon as possible after the Lock-up Date, and in any event, within 10 days after the later to occur of the Closing Date and the Lock-up Date, the Company shall distribute pro rata the Parent Shares to the holders of Company Common Stock. In no event will the Company sell any of the Parent Shares. In no event will the Parent or its affiliates, unreasonably impede or restrict the sale or other disposition of the Parent Shares by the holders of Company Common Stock, except as may be required under any applicable Law. The Company agrees to effect the distribution of Parent Shares to the holders of Company Common Stock in compliance with all applicable Laws and as Parent and its counsel may reasonably request, including by executing, acknowledging, and delivering such instruments necessary or useful to deliver the Parent Shares to the holders of Company Common Stock as Parent and its counsel may reasonably request, and at the Company’s sole expense.

Section 6.12 Liquidation of the Company. The Company agrees that it will liquidate and dissolve promptly following the later to occur of the Closing or the Lock-up Date in compliance with all applicable Laws.

Section 6.13 Court Order. In the event the Company is unable to obtain either (or both) the Shareholder Approval or the Shareholder Ratification because it is unable to obtain a valid quorum under the Voting Requirements at the Company Shareholders’ Meeting, including any adjournment thereof, and in the further event that Parent elects not to terminate this Agreement, the Company shall use its best efforts to obtain from the Superior Court of the State of Arizona in the County of Maricopa, an order in form and substance satisfactory to Parent in its sole discretion, that orders that the transactions contemplated by this Agreement, including the Asset Sale and the Shareholder Ratification, be approved by the actions of the Company’s shareholders taken at the Company Shareholders’ Meeting, despite there not being a valid quorum under the Voting Requirements at such meeting.

Article 7.

Closing Conditions

Section 7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each Party to effect the Asset Sale and the other transactions contemplated hereby shall be subject to the satisfaction, or waiver, at or prior to the Closing Date, of the following conditions:

Section 7.1.1 Shareholder Approval. The Shareholder Approval shall have been obtained.

Section 7.1.2 No Injunctions or Restraints. No Law or Order issued by any court or other Governmental Entity of competent jurisdiction preventing the consummation of the Asset Sale or any other transaction contemplated by this Agreement shall be in effect; provided, however, that the right to assert that this condition has not been satisfied shall not be available to any Party who has not used its reasonable best efforts to prevent, resist, appeal, obtain consent under, resolve or lift, as applicable, such Law or Order or who has not complied in all material respects with its obligations under Section 6.5.

7.1.3 SEC Matters. No stop order suspending the effectiveness of the S-4 Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Parties.

7.1.4 NYSE Matters. The Parent Shares issuable to the Company pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

Section 7.2 Additional Conditions to Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the Asset Sale and the other transactions contemplated hereby are also subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Parent in accordance with Section 8.5.

Section 7.2.1 Representations and Warranties. The representations and warranties of the Company set forth in Article 4 shall be true and correct as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date).

Section 7.2.2 Agreements and Covenants. The Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

Section 7.2.3 Litigation Dismissal and Release. The Company shall have dismissed all of the existing Pending Litigation it has instituted against Parent, Buyer and any of their Affiliates, and the Company shall have delivered a release to Parent and Buyer in the form of Exhibit C attached hereto.

Section 7.2.4 No Material Adverse Changes. There shall have been no Material Adverse Change.

Section 7.2.5 Instruments of Transfer. The Company shall have executed and delivered to the Buyer good and sufficient instruments of transfer transferring to Buyer title to all of the Acquired Assets as required pursuant to Section 2.6. The instruments of transfer must be in form and substance reasonably satisfactory to Buyer and its counsel, which form is usual and customary for transferring the type of property involved under the Laws of the jurisdictions applicable to such transfer.

Section 7.2.6 Evidence of Board and Shareholder Action. Parent shall have received evidence of the authorization of this Agreement and the transactions contemplated or required under this Agreement by the Company Board and the holders of Company Stock.

Section 7.2.7 Officer’s Certificate. Parent shall have received a certificate of an officer of the Company confirming the satisfaction of the conditions set forth in Sections 7.2.1 through 7.2.6.

Section 7.2.8 Due Diligence. Parent shall be satisfied, in its sole discretion, with the results of its continuing business, legal, environmental, and accounting due diligence regarding the Company.

Section 7.2.9 Shareholder Agreement. Each of the following individuals shall have entered into a Shareholder Agreement with Parent in the form of Exhibit A attached hereto: Bernard C. Lannen, Wayne L. Schoonmaker, Gordon Berkhaug, and Robert Bunde.

Section 7.2.10 Shareholder Ratification. The Shareholder Ratification shall have been obtained.

Section 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Asset Sale and the other transactions contemplated hereby are also subject to the satisfaction of the following conditions, any one of which may be waived in writing by the Company in accordance with Section 8.5.

Section 7.3.1 Representations and Warranties. The representations and warranties of Parent and Buyer set forth in Article 5 shall be true and correct as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date).

Section 7.3.2 Agreements and Covenants. Parent and Buyer shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by Parent and/or Buyer, as applicable, on or prior to the Closing Date.

Section 7.3.3 Officer’s Certificate. The Company shall have received a certificate of an officer of Parent confirming the satisfaction of the conditions set forth in Sections 7.3.1 and 7.3.2.

Section 7.3.4 Litigation Dismissal and Release. The Parent shall have dismissed all of the existing Pending Litigation they have instituted against the Company and any of their Affiliates, and the Parent shall have delivered a release to the Company in the form of Exhibit C attached hereto.

Section 7.4 Frustration of Closing Conditions. None of the Company, Parent or Buyer may rely on the failure of any condition set forth in Article 7 to be satisfied if such failure was caused by such Party’s failure to act in good faith to comply with this Agreement or use its reasonable best efforts to consummate and make effective the transactions provided for herein.

Article 8.

Termination, Amendment and Waiver

Section 8.1 Termination. This Agreement may be terminated, and the Asset Sale contemplated hereby may be abandoned, at any time prior to the Closing, by action taken or authorized by the Board of Directors of the terminating Party, whether before or after the Shareholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Shareholder Approval is not obtained at the Company Shareholders’ Meeting or any adjournment or postponement thereof at which adoption of this Agreement is voted upon; provided that the Company’s right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to the Company if the Company has not complied in all material respects with its obligations under Sections 6.2, 6.4 and 6.13 or Shareholder Approval is not obtained because of a breach of a Shareholder Agreement;

(ii) if the Asset Sale shall not have been consummated by the date that is six (6) months from the date hereof (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any Party if any action of such Party or the failure by any Party to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Asset Sale and the other transactions contemplated by this Agreement to be consummated on or before the Termination Date; or

(iii) if (A) any Law prohibits or makes illegal the consummation of the Asset Sale or (B) any Order of any Governmental Entity having competent jurisdiction is entered enjoining the Company, Parent or Buyer from consummating the Asset Sale and such Order has become final and nonappealable, and, in either case, prior to termination pursuant to this Section 8.1(b)(iii), the Party terminating this Agreement shall have used its reasonable best efforts to prevent, resist, appeal, obtain consent under, resolve or lift, as applicable, the Law or Order and shall have complied in all material respects with its obligations under Section 6.5; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to any Party if any action of such Party or the failure by any Party to perform any of its obligations under this Agreement has been the cause of, or resulted in, the imposition of any such Order or the failure of such Order to be resisted, resolved or lifted, as applicable;

(c) by the Company:

(i) if (A) Parent or Buyer shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Buyer such that the closing condition set forth in Section 7.3.2 would not be satisfied or (B) there exists a breach of any representation or warranty of Parent or Buyer contained in this Agreement such that the closing condition set forth in Section 7.3.1 would not be satisfied, and, in the case of clause (A) or clause (B), such breach is incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) the Termination Date, and (y) 30 Business Days after Parent or Buyer receives written notice of such breach from the Company; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement or there exists a breach of any representation or warranty of the Company such that the closing condition set forth in Section 7.2.1 would not be satisfied if the Closing Date were at the time of such termination; or

(ii) if, prior to the obtaining of the Shareholder Approval, (A) the Company Board has received a Superior Proposal, (B) the Company Board has determined in good faith (after consultation with its outside legal counsel) that the failure to accept such Superior Proposal is reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board to the holders of shares of

Company Stock under applicable Law, (C) the Company has complied in all material respects with Section 6.4 and (D) the Company pays the Parent Expenses to Parent in accordance with Section 8.4; or

(d) by Parent:

(i) if (A) the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 7.2.2 would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.2.1 would not be satisfied, and, in the case of clause (A) or clause (B), such breach is incapable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (x) the Termination Date, and (y) 30 Business Days after the Company receives written notice of such breach from Parent; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Buyer is then in material breach of any of its covenants or agreements contained in this Agreement or there exists a breach of any representation or warranty of Parent or Buyer such that the closing condition set forth in Section 7.3.1 would not be satisfied if the Closing Date were at the time of such termination;

(ii) if (A) prior to the obtaining of the Shareholder Approval, (1) a Company Adverse Recommendation Change shall have occurred, (2) the Company has failed to include the Company Recommendation in the Proxy Statement or (3) the Company Board approves, recommends or adopts, or publicly proposes to approve, recommend or adopt, a Takeover Proposal or approves or recommends that holders of Company Stock tender their shares of Company Stock in any tender offer or exchange offer that is a Takeover Proposal or (B) the Company shall not have obtained the Shareholder Ratification;

(iii) at any time if under Sections 7.2.4 or 7.2.8, Parent shall decide in good faith that the Asset Sale is not in its best interests; or

(iv) there exists any Order against Parent, which causes Parent to determine, in good faith, that the Asset Sale is not in its best interests.

Section 8.2 Effect of Termination. Except as otherwise set forth in this Section 8.2, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Buyer or the Company hereunder; provided, however, that the provisions of this Section 8.2, Sections 6.3.2, 8.3, 8.4, 8.5 and Article 9 and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement; provided, further, that no Party shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement. In no event shall any Party be liable for punitive damages.

Section 8.3 Fees and Expenses. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Party incurring, or required to incur, such expenses, whether or not the Asset Sale is consummated, except that Buyer shall bear and pay 50 percent of the fees, costs and expenses of the Company incurred in connection with the negotiation and execution of this Agreement that are incurred on or before the Closing (“Company Transaction Fees”), including, but not limited to the filing, printing and mailing of the Proxy Statement (including any SEC filing fees) and the opinions described in Annex 8.3; provided, however, the Company Transaction Fees payable by Buyer shall not include any fees or payments to any director, officer, shareholder, independent auditor or Affiliate of the Company or any Affiliate of the foregoing; further, provided, that under no circumstances will the Buyer be liable to pay more than the lesser of (i) 50 percent of the aggregate amount of the Company Transaction Fees, or (ii) $100,000 of the Company Transaction Fees. The Company shall promptly provide detailed documentation in a form reasonably acceptable to Buyer evidencing (1) the Company Transaction Fees for which the Company seeks payment from Buyer under this Section 8.3, and (2) the Company’s satisfaction of the Company Transaction Fees for which it is responsible under this Section 8.3.

Section 8.4 Termination Fee and Expenses.

Section 8.4.1 Termination Fee. If this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii) or by Parent pursuant to Section 8.1(b)(i) (but only if Shareholder Approval is not obtained because of a breach of a Shareholder Agreement) or Section 8.1(d)(ii), and neither Parent nor Buyer is in material default under this Agreement at the time of such termination, then the Company shall pay to Parent (or as directed by Parent), by wire transfer of same day funds, (x) $1,250,000 (the “Termination Fee”) plus (y) all of Parent’s actual and reasonably documented fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates in connection with the transactions contemplated by this Agreement (the “Parent Expenses”) as promptly as reasonably practicable (and, in any event, within ten Business Days following such termination).

Section 8.4.2 Parent Expenses. If this Agreement is terminated by either the Company or Parent (subject to Section 8.4.1) pursuant to Section 8.1(b)(i) or by Parent pursuant to Section 8.1(d)(i), and neither Parent nor Buyer is in material default under this Agreement at the time of such termination, then the Company shall pay to Parent (or as directed by Parent), by wire transfer of same day funds, all of the Parent Expenses as promptly as reasonably practicable (and, in any event, within ten Business Days following such termination).

Section 8.4.3 Company Expenses. If this Agreement is terminated by Parent pursuant to Section 8.1(d)(iii) or by the Company pursuant to Section 8.1(c)(i), and the Company is not in material default under this Agreement at the time of such termination, then Parent shall pay to the Company (or as directed by Parent), by wire transfer of same day funds, all of the Company’s actual and reasonably documented fees and expenses (including legal fees and expenses) incurred by the Company in connection with the transactions contemplated by this Agreement (the “Company Expenses”) as promptly as reasonably practicable (and, in any event, within ten Business Days following such termination).

Section 8.4.4 Acknowledgement. The Parties acknowledge that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to pay the Termination Fee and/or Parent Expenses when due, and, in order to obtain such payment Parent commences a suit which results in a judgment against the Company for all or any portion of the Parent Expenses, the Company shall pay to Parent its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such suit. If Parent fails to pay the Company Expenses when due, and, in order to obtain such payment the Company commences a suit which results in a judgment against Parent for all or any portion of the Company Expenses, Parent shall pay to the Company its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such suit.

Section 8.5 Extension; Waiver. At any time prior to the Closing, Parent or the Company may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other Party under this Agreement, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any instrument delivered pursuant hereto or (c) waive compliance with any of the covenants or agreements of the other Party or conditions to the obligations of the waiving Party contained herein; provided, however, that after any approval of this Agreement by the shareholders of the Company, no extension or waiver that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such shareholders may be made without such shareholder approval. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such Party. The failure or delay of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of any rights hereunder.

Section 8.6 Amendment. At any time prior to the Closing, this Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors; provided, however, that, after approval of the Agreement by the shareholders of the Company, no amendment that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such shareholders may be made without such shareholder approval. This Agreement may not be amended except by an instrument in writing signed by Parent, Buyer and the Company.

Section 8.7 Acknowledgment. The Parties acknowledge that neither the Company Termination Fee nor the Parent Termination Fee shall be relevant in terms of determining levels of materiality for purposes of this Agreement.

Article 9.

General Provisions

Section 9.1 Survival of Representations and Warranties. With the exception of the representations and warranties of the Company contained in Sections 4.1 (Organization and Qualification; Subsidiaries), 4.2 (Capitalization), 4.3 (Authority), 4.6.3 (No Undisclosed Liabilities), 4.8 (Absence of Certain Changes), and 4.20 (Investment), each of which shall survive the Closing for a period of six (6) months after the Closing Date, none of the representations and warranties of the Parties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. None of the covenants or agreements of the Parties in this Agreement shall survive the Closing, other than (a) the covenants and agreements of the Parties contained in this Article 9 and in Section 6.3.2 and (b) those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Closing, which shall survive the consummation of the Asset Sale until fully performed.

Section 9.2 Notices. Any notices or other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail (but, in the case of electronic mail, only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day), (c) upon receipt after dispatch by registered or certified mail, postage prepaid or (d) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:

If to the Company, addressed to it at:

Independence Lead Mines Company
510 Cedar Street
Wallace, ID 83873
Attention: Bernard Lannen
Facsimile: (208) 753-2525

with a mandated copy (which shall not constitute notice) to:

Charles A. Cleveland, P.S.
Suite 660, 316 West Boone Avenue
Spokane, WA 99201-2353
Attention: Charles A. Cleveland
Facsimile: (509) 326-1872

If to Parent or Buyer, addressed to it at:

6500 North Mineral Drive, Suite 200
Coeur d’ Alene, ID 83815
Attention: Philip C. Wolf
Facsimile: (208) 282-5525

with a mandated copy (which shall not constitute notice) to:

Bell, Boyd & Lloyd LLP
70 West Madison Street, Suite 3100
Chicago, IL 60602
Attention: Donald J. Bingle
Facsimile: (312) 827-4248

Section 9.3 Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

Section 9.5 Entire Agreement; Parties in Interest. This Agreement (together with the Annexes, Exhibits, Parent Disclosure Schedule, Company Disclosure Schedule and the other instruments delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. Nothing in this Agreement, express or implied, shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment shall be null and void. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 9.7 Mutual Drafting. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties.

Section 9.8 Governing Law; Consent to Jurisdiction; Enforcement; Waiver of Trial by Jury.

Section 9.8.1 Delaware Law. This Agreement, and all claims and causes of action arising out of, based upon, or related to this Agreement or the negotiation, execution or performance hereof, shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of Delaware, without regard to choice or conflict of law principles that would result in the application of any Laws other than the Laws of the State of Delaware, except and only to the extent that the ABCA mandatorily applies.

Section 9.8.2 Exclusive Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE DISTRICT COURT OF THE STATE OF IDAHO AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF IDAHO SOLELY

IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH AN IDAHO STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

Section 9.8.3 Right to Injunctive Relief. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any state or federal court within the State of Idaho and any state appellate court therefrom within the State of Idaho, and any such injunction shall be in addition to any other remedy to which any Party is entitled, at law or in equity.

Section 9.8.4 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF.

Section 9.8.5 Attorneys’ Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

Section 9.9 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and which shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by facsimile or otherwise) to the other Parties.

*    *    *    *    *

(signature page follows)

IN WITNESS WHEREOF, Parent, Buyer and the Company have caused this Agreement to be executed and delivered as of the date first written above.

INDEPENDENCE LEAD MINES COMPANY

By:	/s/ Bernard C. Lannen
Name:	Bernard C. Lannen
Title:	President

HECLA MINING COMPANY

By:	/s/ Phillips S. Baker, Jr.
Name:	Phillips S. Baker, Jr.
Title:	President and CEO

HECLA MERGER COMPANY

By:	/s/ Philip C. Wolf
Name:	Philip C. Wolf
Title:	Vice President

EXHIBIT A

Shareholder Agreement

[see attached]

EXHIBIT B

Bill of Sale

[see attached]

EXHIBIT C

Release

[see attached]

EXHIBIT D

Stay Order

[see attached]

ANNEX 2.1

Acquired Assets

Assigned Claims

Those Company Contracts applicable to the DIA Area, namely:

1) Vertical Boundary Agreement, dated February 8, 1968.

2) Unitization Agreement, dated February 8, 1968.

3) DIA Project Agreement, dated February 8, 1968.

The name “Independence Lead Mines Company”

The name “Independence Resources, Inc.”

The domain name “Independence Lead Mines Company” and copyright for associated website

Patented claims

MS 653	Independence
MS 1249	Buckeye
True Blue
Victor
War Dance
MS 1285	Mary Norem
MS 1316	Key
MS 1363	Cuban Republic
MS 1471	America
MS 1492	Commander
MS 2196	Gettysburg
Gettisburg Fraction.
Lion
MS 2963	Link
MS 3238	Alma

Unpatented claims

IMC 11427	Hippie Fraction
IMC 11430	Harold
IMC 11431	Holiday
IMC 11432	Commander Fraction
IMC 11433	Springfield
IMC 11434	Wonder
IMC 11435	Miles
IMC 11436	Morning Glory
IMC 11437	Pat
IMC 11438	Pat No. 2
IMC 11455	Atlie
IMC 11456	Panama
IMC 11458	Panama No. 3

Also, quitclaim to all interest in lots 5 and 8, more particularly described as tax parcel numbers 48N05E-26-3715 and 48N05E-27-1815, which mineral rights were acquired through a 1997 BLM sliver land exchange, as recorded in the Shoshone County, Idaho, records as Instrument #377033.

ALICE CONSOLIDATED MINES INC., 1,000 Shares of Common Stock

METROPOLITAN MINES CORP.LTD.LTC CLA A, 1,000 Shares of Common Stock

PLACER CREEK MINING COMPANY, 1,000 Shares of Common Stock

SILVER BUCKLE MINES, INC., 1,000 Shares of Common Stock

VINDICATOR SILVER LEAD- MINING, 1,000 Shares of Common Stock

HECLA MINING COMPANY, 200 Shares of Common Stock

ANNEX 2.2

Excluded Assets

Cash on Hand remaining in (i) Prime Fund, Capital Reserves Money Market Account (Pennaluna), (ii) Independence Resources, Inc. commercial checking account, and (iii) Independence Lead Mines, Inc., Wells Fargo Commercial Checking Account, in each case after all of the Company’s obligations, expenses, and liabilities hereunder, including, but not limited to as described in Section 8.3, have been paid.

One (1) 4-drawer file cabinet

ANNEX 2.3

Assumed Liabilities

The Company’s liabilities under any Assumed Contracts (if any).

ANNEX 8.3

Opinions to the Company

(1)	Randall & Danskin Opinion whether the purchase and sale transaction (the “Transaction”) described in the Asset Purchase Agreement will qualify as a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code.

(2)	Public Securities, Inc. opinion with regard to the fairness of the financial arrangements of the Transaction.

(3)	Moe Investment Management (O’Shaughnessy & Associates, P.S , certified public accountants) review of the value of the Company relative to Hecla Mining Company.

(4)	Stan Huff, Registered Professional Geologist, Osburn, Idaho, evaluation of the geologic potential of the DIA Project and the Company’s West Independence property.

(5)	Osborn Maledon opinion with regard to issues of Arizona law in connection with the Asset Purchase Agreement.

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Agreement No. 1 to Asset Purchase Agreement (this “Amendment”) is made as of this August 12, 2008 by and among Independence Lead Mines Company, an Arizona corporation (“Independence”), Hecla Mining Company, a Delaware corporation (“Hecla”) and Hecla Merger Company, a Delaware corporation (“Buyer”), each of whom is referred to as a “Party,” and collectively, the “Parties.”

Recitals

WHEREAS, the Parties previously entered into that certain Asset Purchase Agreement dated as of February 12, 2008 (the “Purchase Agreement”);

WHEREAS, the Parties now desire to extend the termination date under Section 8.1(ii) of the Purchase Agreement;

Agreements

NOW, THEREFORE, BE IT RESOLVED, that the Parties agree, and the Purchase Agreement is hereby amended, as follows:

1. Amendment. Section 8.1(b)(ii) of the Purchase Agreement is hereby amended and restated in its entirety, as follows:

“(ii) if the Asset Sale shall not have been consummated by December 15, 2008 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any Party if any action of such Party or the failure by any Party to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Asset Sale and the other transactions contemplated by this Agreement to be consummated on or before the Termination Date; or”

2. Effect of Amendment. Except as otherwise specifically set forth in this Amendment, the provisions of the Purchase Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same instrument.

[**SIGNATURE PAGE FOLLOWS**]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on as of the date first above written.

INDEPENDENCE LEAD MINES COMPANY

By:	/s/ Bernard C. Lannnen
Name:	Bernard C. Lannen
Title:	President

HECLA MINING COMPANY

By:	/s/ Philip C. Wolf
Name:	Philip C. Wolf
Title:	Senior Vice President

HECLA MERGER COMPANY

By:	/s/ Philip C. Wolf
Name:	Philip C. Wolf
Title:	Vice President

Appendix B

PLAN OF DISSOLUTION

RESOLVED, that Independence Lead Mines Company, an Arizona corporation authorized to conduct business in the State of Idaho (the “Corporation”) shall sell its assets to Hecla Merger Company, a wholly-owned subsidiary of Hecla Mining Company, solely in exchange for voting common stock of Hecla Mining Company in a transaction intended to comply with §368(a)(1)(C) of the Internal Revenue Code (the Agreement describing that transaction is herein referred to as the “Asset Purchase Agreement,” and the transaction is referred to as the “Asset Purchase Transaction”), and thereafter liquidate and dissolve pursuant to the following Plan of Dissolution (the “Plan”):

1. Having been approved by the Directors of the Corporation, the Asset Purchase Transaction shall be approved by the shareholders of the Corporation in accordance with the laws of the State of Arizona.

2. As promptly as practicable following the closing of the Asset Purchase Transaction, the Corporation shall proceed to a complete liquidation according to the procedure set forth in this Plan.

3. The officers of the Corporation are authorized and directed to proceed promptly to wind up the Corporation’s affairs, to collect and reduce to possession its assets, to pay or provide for its liabilities, and to distribute the remaining assets, specifically including the shares of Hecla Mining Company received upon Closing the Asset Purchase Transaction, subject to all remaining liabilities, to the Corporation’s shareholders in proportion to and in cancellation of the shareholders’ shares of the Corporation, all in accordance with the following agreements and resolutions of the Board and Shareholders:

(a) The balance sheet of the Corporation attached hereto as Exhibit A, (the “Balance Sheet”) is the true and correct balance sheet of the Corporation as of December 31, 2007 and, subject to the transfer of the assets described on Annex 2.1 to the Asset Purchase Agreement to Hecla Merger Company in exchange for shares of Hecla Mining Company in the Asset Purchase Transaction, represents all of the then known assets and liabilities of the Corporation to be provided for pursuant to the Plan.

(b) The voting common shares of Hecla Mining Company, a Delaware corporation, which are or will be owned by the Corporation following the Closing of the Asset Purchase Transaction, together with any remaining assets of the Corporation, shall be distributed to each of the shareholders of the Corporation in proportion to each shareholder’s ownership of shares of the Corporation.

(c) Following the Closing of the Asset Purchase Transaction, the officers of the Corporation shall undertake only activities in furtherance of the liquidation and dissolution of the Corporation, and shall not engage in the active conduct of a trade or business.

4. As soon as practicable following the Closing of the Asset Purchase Transaction, the officers of the Corporation shall take all appropriate and necessary action to effect the dissolution and liquidation of the Corporation under Arizona law.

5. The officers of the Corporation, so authorized by the Board, and by law, shall perform such acts as are necessary to carry out the details of the Plan, and shall execute, acknowledge, and deliver articles of dissolution, all deeds, bills of sale, assignments, and any other documents necessary to transfer the Corporation’s assets to Hecla Merger Company, to receive the shares of Hecla Mining Company, and to carry out the Plan as hereinbefore set forth.

B-1

Appendix C

ARTICLE 2. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

§ 10-1320.         Notice of dissenter’s rights

A. If proposed corporate action creating dissenters’ rights under §10-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article.

B. If corporate action creating dissenters’ rights under §10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and shall send them the dissenters’ notice described in §10-1322.

Added by Laws 1994, Ch. 223, §4, eff. Jan. 1, 1996.

§ 10-1321.        Notice of intent to demand payment

A. If proposed corporate action creating dissenters’ rights under §10-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights shall both:

1. Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated.

2. Not vote the shares in favor of the proposed action.

B. A Shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

Added by Laws 1994, Ch. 223, §4, eff. Jan. 1, 1996.

§ 10-1322.        Dissenters’ notice

A. If proposed corporate action creating dissenters’ rights under §10-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of § 10-1321.

B. The dissenters’ notice shall be sent no later than ten days after the corporate action is taken and shall:

1. State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date.

4. Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

5. Be accompanied by a copy of this article.

Added by Laws 1994, Ch. 223, §4, eff. Jan. 1 1996.

§ 10-1323.        Duty to demand payment

A. A shareholder sent a dissenters’ notice described in §10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to §10-1322, subsection B, paragraph 3 and deposit the shareholder’s certificates in accordance with the terms of the notice.

B. A shareholder who demands payment and deposits the shareholder’s certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

C. A shareholder who does not demand payment or does not deposit the shareholder’s certificates if required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this article.

Added by Laws 1994, Ch. 223, §4, eff. Jan. 1, 1996.

§ 10-1324.        Share restrictions

A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under §10-1326.

B. The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

Added by Laws 1994, Ch. 223, §4, eff. Jan. 1, 1996.

§ 10-1325.        Payment

A. Except as provided in §10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with §10-1323 the amount the corporation estimates to be the fair value of the dissenter’s shares plus accrued interest.

B. The payment shall be accompanied by all of the following:

1. The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

2. A statement of the corporation’s estimate of the fair value of the shares.

3. An explanation of how the interest was calculated.

4. A statement of the dissenter’s rights to demand payment under §10-1328.

5. A copy of this article.

Added by Laws 1994, Ch. 223, §4, eff. Jan. 1, 1996.

§ 10-1326.        Failure to take action

A. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under §10-1322 and shall repeat the payment demand procedure.

Added by Laws 1994, Ch. 223, §4, eff. Jan. 1, 1996.

§ 10-1327.        After-acquired shares

A. A corporation may elect to withhold payment required by §10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters’ right to demand payment under §10-1328.

Added by Laws 1994, Ch. 223, §4, eff. Jan 1, 1996.

§ 10-1328.        Procedure if shareholder dissatisfied with payment or offer

A. A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due and either demand payment of the dissenter’s estimate, less any payment under §10-1325, or reject the corporation’s offer under §10-1327 and demand payment of the fair value of the dissenter’s shares and interest due, if either:

1. The dissenter believes that the amount paid under §10-1325 or offered under §10-1327 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated.

2. The corporation fails to make payment under § 10-1325 within sixty days after the date set for demanding payment.

3. The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

B. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

Added by Laws 1994, Ch. 223, §4, eff. Jan 1, 1996.

Appendix D

SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT, dated as of February 12, 2008 (this “Agreement”), among the shareholders listed on the signature pages hereto (collectively, “Shareholders” and each individually, a “Shareholder”) and Hecla Merger Company, a Delaware corporation (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement referred to below.

WHEREAS, as of the date hereof, the Shareholders collectively own of record and beneficially shares of capital stock of the Company, as set forth on the signature pages hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Shareholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);

WHEREAS, concurrently with the execution of this Agreement, Buyer, Hecla Mining Company, a Delaware corporation and the owner of all of the outstanding capital stock of Buyer (“Parent”), and the Company are entering into an Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Buyer will acquire substantially all of the assets of the Company; and

WHEREAS, as a condition to the willingness of Buyer and Parent to enter into the Purchase Agreement, Buyer and Parent have required that the Shareholders agree, and in order to induce Buyer and Parent to enter into the Purchase Agreement, the Shareholders are willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1. Voting of Shares.

(a) Each Shareholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at the Company Shareholders’ Meeting or any other meeting of the shareholders of the Company, however called, and in any action by written consent of the shareholders of the Company, such Shareholder will vote, or cause to be voted, all of such Shareholder’s respective Shares in favor of the adoption and approval of the Purchase Agreement, the Asset Sale, and the transactions contemplated by the Purchase Agreement, as the Purchase Agreement may be modified or amended from time to time in a manner not adverse to the Shareholders, including, but not limited to, each item that is subject to Shareholder Ratification. Each Shareholder further covenants and agrees that such Shareholder will not vote any Shares in favor of any of the following (other than the Asset Sale and the related transactions contemplated by the Purchase Agreement): (i) any Takeover Proposal, (ii) any merger, consolidation, reorganization, recapitalization, sale of assets, liquidation, dissolution, or other business combination transaction involving the Company, (iii) any removal of members of the board of directors of the Company, (iv) any amendment to the Company Articles or Company Bylaws, except as may be required in connection with any item that is subject to Shareholder Ratification, (v) any other action that is inconsistent with the Asset Sale or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, or adversely affect the Asset Sale or any of the other transactions contemplated by the Purchase Agreement or this Shareholder Agreement.

(b) Each Shareholder hereby irrevocably grants to, and appoints, Buyer, and any individual designated in writing by Buyer, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his Shares at any meeting of the shareholders of Company called with respect to any of the matters specified in, and in accordance and consistent with this Section 1. Each Shareholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Except as otherwise provided for herein, each Shareholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 10-722 of the ABCA. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

Section 2. Transfer of Shares. Each Shareholder covenants and agrees that such Shareholder will not, directly or indirectly, (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares; (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement; or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

Section 3. Representations and Warranties of the Shareholders. Each Shareholder, on its own behalf, hereby severally represents and warrants to Buyer with respect to itself and its, his or her ownership of the Shares, except as otherwise disclosed on the applicable signature page hereto, as follows:

(a) Ownership of Shares. The Shareholder beneficially owns all of the Shares as set forth on the applicable signature page hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Shareholder owns no shares of Common Stock other than the Shares as set forth on the signature page. The Shareholder has sole voting power, without restrictions, with respect to all of the Shares.

(b) Power, Binding Agreement. The Shareholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder, the Shares or any of the Shareholder’s properties or assets. Except as expressly contemplated hereby, the Shareholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, shareholders’ agreement, partnership agreement or voting trust. Except for informational filings with the Securities and Exchange Commission, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby.

Section 4. Termination. This Agreement shall terminate upon the sooner of the Closing or termination of the Purchase Agreement in accordance with its terms; provided that no such termination of this Agreement shall relieve any party of liability for a willful breach hereof prior to termination.

Section 5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 6. Fiduciary Duties. Each Shareholder is signing this Agreement solely in such Shareholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Shareholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Purchase Agreement.

Section 7. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(i) if to a Shareholder to the address set forth on the respective signature page of this Agreement with a copy to:

Charles A. Cleveland, P.S.

Suite 660, 316 West Boone Avenue

Spokane, WA 99201-2353

Attention:    Charles A. Cleveland

Facsimile:    (509) 326-1872

(ii) if to Buyer to:

6500 North Mineral Drive, Suite 200

Coeur d’ Alene, ID 83815

Attention:    Philip C. Wolf

Facsimile:    (208) 282-5525

with a copy to:

Bell, Boyd & Lloyd LLP

70 West Madison Street

Suite 3300

Chicago, IL 60602

Attention:    Donald J. Bingle

Facsimile:    (312) 807-4248

(f) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of Buyer without consent of the Company or the Shareholder, provided that Buyer shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(h) Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(i) Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Idaho in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(j) WAIVER OF JURY TRIAL. EACH OF BUYER, THE COMPANY AND EACH SHAREHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF BUYER, THE COMPANY OR EACH SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Shareholder Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

BUYER:

HECLA MERGER COMPANY

By:	/s/ Philip C. Wolf
Name:	Philip C. Wolf
Title:	Vice President

[Signature Page to Shareholder Agreement.]

[Additional Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned has caused this Shareholder Agreement to be duly executed as of the date first written above.

BERNARD C. LANNEN
/s/ Bernard C. Lannen

Address:	PO Box 64
Cataldo, Idaho 83810

Number of Shares Beneficially Owned:

418,426 Shares

[Signature Page to Shareholder Agreement.]

[Additional Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned has caused this Shareholder Agreement to be duly executed as of the date first written above.

WAYNE L. SCHOONMAKER
/s/ Wayne L. Schoonmaker

Address:	PO Box 717
Wallace, Idaho 83873

Number of Shares Beneficially Owned:

20,900 Shares

[Signature Page to Shareholder Agreement.]

[Additional Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned has caused this Shareholder Agreement to be duly executed as of the date first written above.

GORDON BERKHAUG /s/ Gordon Berkhaug

Address:	1403 North Howard
Spokane, Washington 99201

Number of Shares Beneficially Owned:

138,903 Shares together with 89,690 Shares held under the Damon Berkhaug Revocable Living Trust

[Signature Page to Shareholder Agreement.]

[Additional Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned has duly executed this Shareholder Agreement as of the date first written above.

ROBERT BUNDE /s/ Robert Bunde

Address:	PO Box 342
McVille, North Dakota 58254

Number of Shares Beneficially Owned:

182,600 Shares 79,200 Shares Cust. Account

[Signature Page to Shareholder Agreement.]

Appendix E

Public Securities, Inc.

316 W. Boone Avenue, Spokane, WA 99201 (509) 995-5578 Fax (509) 326-1872

January 15, 2008

Board of Directors

Independence Lead Mines Company

PO Box 717

Wallace, ID 83873

Dear Members of the Board:

The Board of Directors of Independence Lead Mines Company has requested that a fairness opinion be provided with regard to the fairness of financial arrangements of the acquisition of the company by Hecla Mining, Inc. It has been represented to us that Hecla Mining Company, Inc. has offered to Independence Lead Mines Company, to purchase all shares of Independence at a ratio of 1.2 shares of Hecla for each share of Independence.

In preparation of this opinion, independent review of the following documents filed by Independence Lead Mines Company was conducted:

•	The Form 10KSB filed April 2, 2007

•	The 8K filed on April 25, 2007

•	The 8K filed on May 14, 2007

•	The Form 10QSB filed May 15, 2007

•	The Form 10QSB filed August 14, 2007

•	The 8K filed on August 31, 2007

•	The Form 10KSB filed October 22, 2007

•	The Form 10QSB filed November 14, 2007

•	The Geological Report of S. H. “Stan” Huff dated November 23, 2007

•	The original agreement between Hecla Mining Company, Day Mines, Inc., Independence Lead Company and Abot Mining Company

•	The summary of Hecla’s DIA “Gold Hunter” Progress Reports from the company’s website

In addition, a review of the following documents filed by Hecla Mining Company was conducted:

•	The Form 10K filed March 16, 2007

•	The 8K filed on March 19, 2007

•	The 8K filed on March 27, 2007

•	The 8K filed on April 20, 2007

•	The 8K filed on May 2, 2007

•	The 10Q filed on May 9, 2007

•	The 8K filed on August 8, 2007

•	The 10Q filed on August 8, 2007

•	The 8K filed on September 14, 2007

•	The 8K filed on November 8, 2007

•	The 10Q filed on November 9, 2007

•	The 8K filed on December 6, 2007

Additionally, we have reviewed various other reports regarding market issues, comparisons, historic market valuations and such other items deemed appropriate.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements and all other related documents and instruments that are referred to herein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied within a reasonable period of time without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described to us. We also have relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final terms will not differ from that which has been represented.

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Based on the forgoing, and in reliance thereon, it is our opinion that the Transaction is fair from a financial point of view, to the Company and its shareholders.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Board in connection with its consideration of the Transaction and is not intended to be used, and may not be used, for any other purpose.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company, (v) the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party, (vi) the solvency or fair value of the Company, or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters. Furthermore, no opinion, counsel or interpretation is intended to be, or is being, delivered hereby with respect to any matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. We have assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied on the assumptions of the management of the Company, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company

It should be further noted that Public Securities, Inc. is no longer an NASD member.

Sincerely,

/s/ William F. Ross
William F. Ross
President

Appendix G

MICHAEL J. BAYLEY (WA, ID)

SEANNA M. BODHOLT (WA, ID)

KEITH D. BROWN (WA, ID)

WILLIAM A. BUCKHOLDT, III (WA, ID)

ANTHONY E. GRABICKI (WA, ID)

PETER J. GRABICKI (WA, ID, TX)

ROBERT P. HAILEY (WA, ID, CA)

T. ANDREW HASTINGS (WA)

ANGELA M. HAYES (WA, ID)

DAVID A. KULISCH (WA, CA)

GAIR B. PETRIE (WA, ID, OR)

DONALD K. QUERNA (WA, ID)

CAROLE L. ROLANDO (WA)

DOUGLAS J. SIDDOWAY (WA, ID, NY)

LAUREL H. SIDDOWAY (WA, ID, NY)

M. GAGE STROMBERG, IB (WA)

J. TODD TAYLOR (WA, MS, FL)

STEPHANIE R. TAYLOR (WA, FL)

MICHAEL L. WOLFE (WA, ID, CA)

RANDALL & DANSKIN, P.S. ATTORNEYS AND COUNSELORS 1500 BANK OF AMERICA FINANCIAL CENTER 601 WEST RIVERSIDE AVENUE SPOKANE, WASHINGTON 99201-0653 TELEPHONE (509) 747-2052 TELECOPIER (509) 624-2528	ROBERT T. CARTER (WA, ID, OR) RETIRED __________ C.D. RANDALL (1885-1967) F.B. DANSKIN (1889-1971) A.A. LUNDIN (1914-1976) G.L. KIMER (1918-1988)

August 28, 2008

Independence Lead Mines Company

Attn: Bernard Lannen, CEO

510 Cedar St.

Wallace, ID 83873

RE:	Asset Purchase Agreement between Independence Lead Mines Company, Hecla Mining Company, and Hecla Merger Company

Tax Opinion Regarding Qualification Under §368(a)(1)(C) of the Code

Our File No. 47587

Dear Mr. Lannen:

Given the parties decision to extend the Termination Date of their Transaction to December 15, 2008, we have been asked to review, and amend as necessary, our Opinion dated May 15, 2008. The extension does not affect our Opinion that the Transaction, as described below, will qualify as a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code. However, given the extension, we do wish to further clarify some of the premises upon which our Opinion is based.

We have acted as special tax counsel to Independence Lead Mines Company, an Arizona corporation qualified to transact business in Idaho (“Independence”), in connection with the Asset Purchase Agreement dated effective February 12, 2008 (the “Asset Purchase Agreement”) by which Hecla Merger Company, a Delaware corporation (“Merger”) will acquire the patented and unpatented mining claims of Independence, together with certain other assets, representing virtually all of the assets of Independence, in exchange for 6,936,884 voting common shares of Hecla Mining Company, a publicly-traded Delaware corporation (“Hecla”). Hecla owns one hundred percent (100%) of the issued and outstanding shares of Merger.

We have been asked by the Directors of Independence to opine whether the purchase and sale transaction (the "Transaction") described in the Asset Purchase Agreement will qualify as a reorganization under Section 368(a)(1)(C) of the Internal Revenue Code. This is a limited opinion; we have looked at and hereby render an opinion on no other tax issues attendant to the Transaction.

Independence Lead Mines Company

August 28, 2008

In connection with this opinion, we have reviewed and are familiar with the Asset Purchase Agreement and its attendant Annexes and Schedules. We have also reviewed such other documents and information as we have deemed necessary or appropriate in order to enable us to render the Opinion below.

For purposes of this Opinion, we have assumed the genuineness of all signatures, the legal capacity of all parties to the Asset Purchase Agreement, the authenticity of all documents submitted to us as originals, and the conformity to original documents and of all documents submitted to us as copies. We have further assumed that each party to the Transaction will meet its obligations under the Asset Purchase Agreement.

In support of this Opinion, we have received from the Directors of Independence a representation that the warranties and representations of Independence set forth in the Asset Purchase Agreement are true, correct and complete. We have assumed to be true the warranties and representations of Merger and Hecla set forth in the Asset Purchase Agreement. We have further assumed that the foregoing is true as of the date of this letter, and will remain true during the period from the date of this letter through Closing.

Facts:

Based upon that representation and assumption, together with such further investigation as we believed to be necessary in the circumstances, the relevant facts upon which this Opinion is based are as follows:

1. Neither Hecla nor Merger, nor any affiliate of either, currently own, nor will they acquire between now and the date of Closing, any shares of Independence.

2. Independence will transfer to Merger all of its patented and unpatented mining claims, together with certain other assets. Independence has no other material operating assets. The Acquired Assets, as defined in the Asset Purchase Agreement, constitute at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of Independence. The “excluded assets” set forth on Annex 2.2 to the Asset Purchase Agreement are of negligible value as compared to the consideration paid by Merger and not important to the operation of Independence prior to the Transaction nor would they be important to the operation of Merger or Hecla following the transaction.

3. Hecla will continue to explore and develop the mining properties which Merger acquires from Independence as it has historically pursuant to the Unitization Agreement and related Agreements dated February 8, 1968 (the “DIA Agreements”).

4. Merger will transfer to Independence, in exchange for such assets, 6,936,884 voting common shares of Hecla. As of the date of this updated Opinion, those shares have a fair market value in excess of $50 million.

5. Neither Hecla nor Merger will assume any liabilities of Independence. While Hecla will either pay or reimburse Independence for one half (1/2) of the fees and costs incurred by Independence directly related to the transaction, to a maximum of one hundred thousand dollars ($100,000) (Asset Purchase Agreement at section 8.3), pursuant to Rev. Rul. 73-54, the amount thus paid will not be characterized as “other consideration” within the contemplation of IRC §368(a)(1)(C).

6. Independence has neither paid a dividend nor redeemed any shares in anticipation or as a part of the Transaction, nor will it do so prior to the closing of the Transaction.

7. The parties are entering into the Transaction, in part, to resolve litigation between the parties related to the development by Hecla pursuant to the DIA Agreements of property owned by Independence and conveyed to Merger in the Transaction and to further and consolidate the mining activities of Hecla in the Silver Valley of Idaho.

Independence Lead Mines Company

August 28, 2008

8. Neither Hecla nor Merger nor any affiliate of either will knowingly, intentionally, and/or pursuant to a prearranged plan, purchase Hecla stock from a shareholder of Independence who received such stock upon the liquidation of Independence.

9. Subject to satisfaction of requirements imposed by Federal securities, Arizona and Idaho law, Independence will liquidate and dissolve as promptly as possible following the closing of the Transaction.

10. Independence is not insolvent, as a consequence of which the Hecla shares will pass upon liquidation to the shareholders of Independence.

11. Independence shareholders will have dissenters rights under Arizona law, and if they exercise and perfect those rights, those shareholders exercising such rights will receive cash in lieu of Hecla common stock. The cash thus paid will be characterized as “other consideration” for purposes of §§368(a)(1)(C) and 368(a)(2)(B). We have no basis upon which to estimate the number of shareholders who will exercise such rights and thus receive cash, and thus no way to determine the amount of such “other consideration.” If that “other consideration, “ when added to assumed liabilities, if any, exceeded twenty percent (20%) of the aggregate consideration paid by Merger, the Transaction would fail the test of such Code provisions and would not be a qualifying reorganization. For purposes of this Opinion, we have assumed that there will be few dissenters and that the amount paid such dissenters will not exceed twenty percent (20%) of the aggregate consideration paid by Merger.

Law:

The Transaction will be a reorganization described in §368(a)(1)(C) if:

1. Independence transfers “substantially all” of its assets to Merger; “solely for voting stock” of Hecla (IRC §368(a)(1)(C)).

2. While generally under §368(a)(1)(C), Merger’s assumption of liabilities of Independence would be disregarded, if either Merger or Hecla provide any consideration other than shares of voting stock (“Boot”), under §368(a)(2)(B), the Transaction will still qualify under §368(a)(1)(C) if at least eighty percent (80%) of Independence’s properties, by fair market value, are acquired for voting stock. If either Hecla or Merger or an affiliate of either owned shares of Independence and had acquired such shares as a part of and in anticipation of the Transaction, the amount paid for such shares, if other than voting shares of Hecla, would be treated as Boot.

3. Pursuant to a Plan of Reorganization, Independence liquidates and transfers the consideration received in the Transaction to its shareholders, in proportion to their ownership of shares in Independence, as promptly as possible following the closing of the Transaction (IRC §368(a)(2)(G)).

4. The Transaction has a “business purpose.”

5. After the closing of the Transaction, Hecla or Merger uses a significant portion of the historic business assets of Independence in Hecla’s or Merger’s business.

6. Independence shareholders have a “continuity of interest” of their investment in Independence. Pursuant to Regs. § 1.368-1(e), Independence shareholders will have such continuity unless Merger, Hecla, or an affiliated person or entity purchase a material portion of the Hecla shares which the Independence shareholders will receive upon the liquidation of Independence.

The Facts as Applied to the Law.

The Transaction satisfies each of the foregoing requirements. Independence has transferred substantially all of its assets to Merger. Merger has transferred solely voting common stock of its parent, Hecla, in consideration

Independence Lead Mines Company

August 28, 2008

of such asset transfer. Subject to the discussion of dissenters’ rights under paragraph 11, above, neither Hecla nor Merger will pay or have paid any Boot nor assumed any material liabilities in the transaction. The parties have a business purpose for the transaction and the shareholders of Independence will enjoy continuity of interest. Hecla and/or Merger will use a significant portion of Independence’s historic business assets in its business.

Opinion:

Based upon and subject to the foregoing, we are of the opinion that, more likely than not, the transaction will, under current law, constitute a tax free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and that Hecla, Merger, and Independence will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

As a tax-free reorganization, the Transaction and accompanying liquidation of Independence will have the following federal income tax consequences for Independence and its shareholders who are United States Persons for United States federal income tax purposes (“US Taxpayers”).

1. Independence will recognize neither gain nor loss on the transfer of its assets to Merger in exchange for shares of Hecla common stock.

2. The shareholders of Independence who are US Taxpayers will recognize neither gain nor loss upon receipt of Hecla’s shares in exchange for their shares of Independence upon liquidation of Independence.

3. The tax basis of the Hecla shares received by each shareholder of Independence who is a US Taxpayer will equal the tax basis of such shareholder’s shares of Independence which such shareholder transfers to Independence upon the liquidation of Independence.

4. The holding period for the shares of Hecla received by each shareholder of Independence who is a US Taxpayer will include the holding period for the shares of Independence which were transferred to Independence in the liquidation.

5. While we are of the opinion that, more likely than not, the Transaction and accompanying liquidation of Independence will be characterized as a reorganization under §368(a)(1)(C) for non-US Persons as well, we express no opinion on the tax effect of the Transaction with respect to non-US Persons.

Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local, or foreign, of the asset purchase transaction or any other transactions related to such Transaction or contemplated by the agreements. This opinion is being furnished only to you in connection with the asset purchase transaction and solely for the benefit of Independence and its shareholders in connection therewith, and may not be used or relied upon for any other purpose, and may not be circulated, quoted, or otherwise referred to for any other purpose without our expressed written consent. Notwithstanding the preceding sentence, we hereby consent to the inclusion of this Opinion in the Proxy/Prospectus which will be furnished to each Independence shareholder explaining the Transaction.

Very truly yours,

RANDALL & DANSKIN, P.S.

Donald K. Querna

DKQ:bkg

Appendix H

PROSPECTUS

$ 175,000,000

HECLA MINING COMPANY

Common Stock

Warrants

This prospectus relates to up to $175,000,000 of common stock and warrants that Hecla Mining Company (together with its subsidiaries, “Hecla,” “we,” “us,” or “our company”) may offer and sell from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities.

The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We do not expect to receive any cash proceeds from the sale of securities issued pursuant to this prospectus. We may be required to provide further information by means of a post-effective amendment to the registration statement of which this prospectus is a part or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

We will pay all of the expenses of this offering. We will not pay any underwriting discounts or commissions in connection with issuing securities in acquisitions, although we may pay finder’s or investment banking fees in specific acquisitions. Any person receiving a finder’s or investment banking fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.

The persons who receive securities pursuant to this prospectus, including shares issued upon the exercise of warrants, also may offer and resell from time to time those securities pursuant to this prospectus, subject to certain conditions. We have not authorized any person to use this prospectus in connection with resales of securities without our prior consent.

Our common stock is traded on the New York Stock Exchange under the trading symbol “HL.”

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “ Risk Factors” beginning on page H-1 of this prospectus in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2006.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider the following discussion of risks in addition to the other information in this prospectus before purchasing any of our securities. In addition to historical information, the information in this prospectus contains forward-looking statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus. The risks below address some of the factors that may affect our future operating results and financial performance.

The following risks and uncertainties, together with the other information set forth in this prospectus, should be carefully considered by current and future investors in our securities. Any of the following risks could materially adversely affect our business, financial condition or operating results and could negatively impact the value of our common stock.

Although we had gross profit in the first nine months of 2005 and in 2004, 2003 and 2002, and net income in 2002, we had a net loss in the first nine months of 2005 and in 2004 and 2003 and there can be no assurance that our operations will be profitable in the future.

For the nine months ended September 30, 2005 we reported a gross profit of $11.6 million. For the years ended December 31, 2004, 2003 and 2002, we reported increased gross profits of $37.4 million, $35.0 million and $23.7 million, respectively, primarily due to increased production of silver and gold and higher metals prices. For the nine months ended September 30, 2005 we reported a net loss of $18.1 million. Results at our San Sebastian and La Camorra units negatively impacted our gross profit during the first nine months of 2005. A strike in Mexico during the first half of 2005, ending in June 2005, resulted in no sales recorded during the first six months of 2005 for the San Sebastian unit. Sales from the San Sebastian unit for the third quarter and first nine months of 2005 totaled approximately $7.0 million in each case, compared to sales of $7.1 million and $27.2 million for the same periods in 2004. At our La Camorra unit gross profit was negatively impacted because approximately 22% and 31% fewer ounces of gold were produced, respectively, compared to the third quarter and first nine months of 2004, due to a work slow-down, lower ore grades and fewer tons milled. In 2004 and 2003, we reported net losses of $6.1 million and $6.0 million, respectively, primarily due to non-cash provisions for future environmental and reclamation costs ($9.2 million and $23.1 million, respectively), increases in exploration expenditures ($6.4 million and $4.4 million, respectively) and increased pre-development expenditures ($2.8 million and $0.7 million, respectively). In 2002, we reported net income of $8.6 million.

Many of the factors affecting our operating results are beyond our control, including gold, silver, zinc and lead prices, expectations with respect to the rate of inflation, the relative strength of the United States dollar and certain other currencies, interest rates, global or regional political or economic policies, developments and crises, global or regional demand, governmental regulations, smelter operations and costs, continuity of orebodies, and speculation and sales by central banks and other holders and producers of gold and silver in response to these factors. We cannot foresee whether our operations will continue to generate sufficient revenue in order for us to generate net cash from operating activities. While metal prices have steadily improved during the last few years, there can be no assurance such prices will continue at or above current levels.

We are currently involved in ongoing litigation that may adversely affect us.

There are several ongoing lawsuits in which we are involved. If any of these cases result in a substantial monetary judgment against us, is settled on unfavorable terms, or impacts our future operations, our results of operations, financial condition and cash flows could be materially adversely affected. For example, we may ultimately incur environmental remediation costs substantially in excess of the amounts we have accrued and the plaintiffs in environmental proceedings may be awarded substantial damages, which costs and damages we may not be able to recover from our insurers.

Bunker Hill Superfund Site

In 1994, we, as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), entered into a Consent Decree with the Environmental Protection Agency (“EPA”) and the State of Idaho concerning environmental remediation obligations at the Bunker Hill Superfund site, a 21-square mile site located near Kellogg, Idaho. The 1994 Consent Decree (the “1994 Decree”) settled our response-cost responsibility under CERCLA at the Bunker Hill site. In August 2000, Sunshine Mining and Refining Company, which was also a party to the 1994 Decree, filed for Chapter 11 bankruptcy and in January 2001, the United States Federal District Court in Idaho approved a new Consent Decree between Sunshine, the U.S. Government and the Coeur d’Alene Indian Tribe, which settled Sunshine’s environmental liabilities in the Coeur d’Alene River Basin (“Basin”) lawsuits described below, and released Sunshine from further obligations under the 1994 Decree.

In response to a request by us and ASARCO Incorporated (“ASARCO”), the Federal District Court, having jurisdiction over the 1994 Decree, issued an order in September 2001 that the 1994 Decree should be modified in light of a significant change in factual circumstances not reasonably anticipated by the mining companies at the time they signed the 1994 Decree. In its Order, the Court reserved the final ruling on the appropriate modification to the 1994 Decree until after the issuance by the EPA of a Record of Decision (“ROD”) on the Basin-wide Remedial Investigation/Feasibility Study. The EPA issued the ROD in September 2002, proposing a $359 million Basin-wide clean-up plan to be implemented over 30 years. The ROD also establishes a review process at the end of the 30-year period to determine if further remediation would be appropriate. Based on the 2001 Order issued by the Court, in April 2003, we and ASARCO requested that the Court release both parties from future work under the 1994 Decree within the Bunker Hill site.

In November 2003, the Federal District Court issued its order on ASARCO’s and our request for final relief on the motion to modify the 1994 Decree. The Court held that we and ASARCO were entitled to a reduction of $7.0 million from the remaining work or costs under the 1994 Decree. Pursuant to the Court’s order, the parties to the 1994 Decree negotiated an agreement for crediting this reduction against the government’s alleged past costs under the 1994 Decree. In January 2004, the United States and the State of Idaho appealed the Federal District Court’s order modifying the 1994 Decree. In December 2005, the U.S. Ninth Circuit Court of Appeals reversed the Federal District Court’s modification of the 1994 Decree, including the $7 million reduction from the parties’ obligations under the 1994 Decree. We anticipate requesting a rehearing of this case by the Ninth Circuit Court of Appeals. However, there can be no assurance as to the success of any rehearing or appeal.

Shortly after the Ninth Circuit Court of Appeals ruling in December 2005, we received notice that the EPA allegedly incurred $14.6 million in costs relating to the Bunker Hill site from January 2002 to March 2005. The notice was provided so that we and ASARCO may have an opportunity to review and comment on the EPA’s alleged costs prior to the EPA’s submission of a formal demand for reimbursement. We expect to receive a formal demand for reimbursement during the first quarter of 2006. We are reviewing the costs submitted by the EPA to determine whether we have any obligation to pay any portion of the EPA’s alleged costs and whether under U.S. generally accepted accounting principles we are required to increase our accrual for our portion of liability relating to the Bunker Hill Site. We anticipate exercising our right to challenge reimbursement of the alleged costs under the Decree in the event of a formal demand for payment in the future. However, an unsuccessful challenge would likely require us to increase our expenditures and/or accrual relating to the Bunker Hill site, which could be materially adverse to our financial results or condition.

In February 2003, ASARCO entered into a Consent Decree with the United States relating to a transfer of certain assets to its parent corporation, Grupo Mexico, S.A. de C.V. The Consent Decree also addressed ASARCO’s environmental liabilities on a number of sites in the United States and required ASARCO to set aside funds in a trust account to be used for the clean-up, including the Bunker Hill site.

In 1994, we entered into a cost-sharing agreement with other potentially responsible parties, including ASARCO, relating to required expenditures under the 1994 Decree. ASARCO is in default of its obligations under the cost-sharing agreement and consequently in August 2005, we filed a lawsuit against ASARCO in Idaho State Court seeking amounts due us for work completed under the 1994 Decree. Additionally, we have claimed certain amounts due us under a separate agreement related to expert costs incurred to defend both parties with respect to the Basin litigation in Federal District Court, discussed further below.

After we filed suit, ASARCO filed for Chapter 11 bankruptcy protection in United States Bankruptcy Court in Texas in August 2005. As a result of this filing, an automatic stay is in effect for our claims against ASARCO. We are unable to proceed with the Idaho State Court litigation against ASARCO because of the stay, and will assert our claims in the context of the bankruptcy proceeding. We do not expect a decision on our claims prior to the second quarter of 2006.

At September 30, 2005, we estimated and accrued a liability relating to Bunker Hill of $3.1 million, which is anticipated to be made over the next three years. We have not included any amount in the accrual for government claims for past costs because we are currently unable to estimate our liability for these claims. We believe ASARCO’s remaining share of its future obligations will be paid through proceeds from the ASARCO trust (as discussed above), as well as claims to be determined by the Bankruptcy Court. In the event we are not successful in collecting what is due us from the ASARCO trust or through the bankruptcy proceedings, because the 1994 Decree holds us jointly and severally liable, it is possible our liability balance for the remedial activity at the Bunker Hill site could be as high as $7.5 million, the amount required to complete the total remaining obligation under the 1994 Decree. In addition, we may be liable for government past costs allegedly incurred by the government at the Bunker Hill site, as discussed above.

Coeur d’Alene River Basin Environmental Claims

Coeur d’Alene Indian Tribe Claims

In July 1991, the Coeur d’Alene Indian Tribe (“Tribe”) brought a lawsuit, under CERCLA, in Idaho Federal District Court against us, ASARCO and a number of other mining companies asserting claims for damages to natural resources downstream from the Bunker Hill site over which the Tribe alleges some ownership or control. The Tribe’s natural resource damage litigation has been consolidated with the United States’ litigation described below. Because of various bankruptcies and settlements of other defendants, we are the only remaining defendant in the Tribe’s Natural Resource Damages case.

U.S. Government Claims

In March 1996, the United States filed a lawsuit in Idaho Federal District Court against certain mining companies that conducted historic mining operations in the Silver Valley of northern Idaho, including us. The lawsuit asserts claims under CERCLA and the Clean Water Act and seeks recovery for alleged damages to or loss of natural resources located in the Coeur d’Alene River Basin (“Basin”) in northern Idaho for which the United States asserts it is the trustee under CERCLA. The lawsuit claims that the defendants’ historic mining activity resulted in releases of hazardous substances and damaged natural resources within the Basin. The suit also seeks declaratory relief that we and other defendants are jointly and severally liable for response costs under CERCLA for historic mining impacts in the Basin outside the Bunker Hill site. We have asserted a number of defenses to the United States’ claims.

As discussed above, in May 1998, the EPA announced that it had commenced a Remedial Investigation/Feasibility Study under CERCLA for the entire Basin, including Lake Coeur d’Alene, as well as the Bunker Hill site, in support of its response cost claims asserted in its March 1996 lawsuit. In October 2001, the EPA issued its proposed clean-up plan for the Basin. The EPA issued the ROD on the Basin in September 2002, proposing a $359 million Basin-wide clean-up plan to be implemented over 30 years and establishing a review process at the end of the 30-year period to determine if further remediation would be appropriate.

During 2000 and into 2001, we were involved in settlement negotiations with representatives of the United States and the Tribe. We also participated with certain of the other defendants in the litigation in a State of

Idaho-led settlement effort. In August 2001, we entered into a now-terminated Agreement in Principle with the United States and the State of Idaho to settle the governments’ claims for natural resource damages and clean-up costs related to the historic mining practices in the Basin. In August 2002, because the parties were making no progress toward a final settlement under the terms of the Agreement in Principle, the United States, the State of Idaho and we agreed to discontinue utilizing the Agreement in Principle as a settlement vehicle. However, we may participate in further settlement negotiations with the United States, the State of Idaho and the Tribe in the future.

Phase I of the trial commenced on the consolidated Tribe’s and the United States’ claims in January 2001, and was concluded in July 2001. Phase I addressed the extent of liability, if any, of the defendants and the allocation of liability among the defendants and others, including the United States. In September 2003, the Court issued its Phase I ruling, holding that we have some liability for Basin environmental conditions. The Court refused to hold the defendants jointly and severally liable for historic tailings releases and instead allocated a 31% share of liability to us for impacts resulting from these releases. The portion of damages, past costs and clean-up costs to which this 31% applies, other cost allocations applicable to us and the Court’s determination of an appropriate clean-up plan is to be addressed in Phase II of the litigation. The Court also left issues on the deference, if any, to be afforded the United States’ clean-up plan for Phase II.

The Court found that while certain Basin natural resources had been injured, “there has been an exaggerated overstatement” by the plaintiffs of Basin environmental conditions and the mining impact. The Court significantly limited the scope of the trustee plaintiffs’ resource trusteeship and will require proof in Phase II of the litigation of the trustees’ percentage of trusteeship in co-managed resources. The United States and the Tribe are re-evaluating their claims for natural resource damages for Phase II. Although we believe, because of the actions of the Court described above, we have limited liability for natural resource damages, such claims may be in the range of $2.0 billion to $3.4 billion. Because of a number of factors relating to the quality and uncertainty of the United States and Tribe’s natural resources damage claims, we are currently unable to estimate any liability or range of liability for these claims.

In expert reports exchanged with the defendants in August and September 2004, the United States claimed to have incurred approximately $87 million for past environmental study, remediation and legal costs associated with the Basin for which it is alleging it is entitled to reimbursement in Phase II. A portion of these costs is also included in the work to be done under the ROD. With respect to the United States’ past cost claims, we have determined a potential range of liability to be $5.6 million to $13.6 million, with no amount in the range being more likely than any other amount.

Two of the defendant mining companies, Coeur d’Alene Mines Corporation and Sunshine Mining and Refining Company, settled their liabilities under the litigation during 2001. We and ASARCO (which, as described above filed for bankruptcy in August 2005) are the only defendants remaining in the United States’ litigation. Phase II of the trial was scheduled to commence in January 2006. As a result of ASARCO’s bankruptcy filing as discussed above, the Idaho Federal Court vacated the January 2006 trial date. We anticipate the Court will schedule a status conference to address rescheduling the Phase II trial date once the Bankruptcy Court rules on a motion brought by the United States to declare the bankruptcy stay inapplicable to the Idaho Court proceedings. The ruling from the Bankruptcy Court is expected in 2006.

Although the United States has previously issued its ROD proposing a clean-up plan totaling approximately $359 million and their past cost claim is $87 million, based upon the Court’s prior orders, including its September 2003 order and other factors and issues to be addressed by the Court in Phase II of the litigation, we currently estimate the range of our potential liability for both past costs and remediation (but not natural resource damages as discussed above) in the Basin to be $23.6 million to $72.0 million (including the potential range of liability of $5.6 million to $13.6 million for the United States’ past cost claims as discussed above), with no amount in the range being more likely than any other number at this time. Based upon generally accepted accounting principles, we have accrued the minimum liability within this range, which at September 30, 2005, was $23.6 million. It is reasonably possible that our ability to estimate what, if any, additional liability we may have relating to the Basin may change in the future depending on a number of factors, including information obtained or developed by us prior to Phase II of the litigation and its outcome, and, any interim court determinations.

Insurance Coverage Litigation

In 1991, we initiated litigation in the Idaho District Court, County of Kootenai, against a number of insurance companies that provided comprehensive general liability insurance coverage to us and our predecessors. We believe the insurance companies have a duty to defend and indemnify us under their policies of insurance for all liabilities and claims asserted against us by the EPA and the Tribe under CERCLA related to the Bunker Hill site and the Basin. In 1992, the Idaho State District Court ruled that the primary insurance companies had a duty to defend us in the Tribe’s lawsuit. During 1995 and 1996, we entered into settlement agreements with a number of the insurance carriers named in the litigation. We have received a total of approximately $7.2 million under the terms of the settlement agreements. Thirty percent of these settlements were paid to the EPA to reimburse the U.S. Government for past costs under the 1994 Decree. Litigation is still pending against one insurer with trial suspended until the underlying environmental claims against us are resolved or settled. The remaining insurer in the litigation, along with a second insurer not named in the litigation, is providing us with a partial defense in all Basin environmental litigation. As of September 30, 2005, we have not recorded a receivable or reduced our accrual for reclamation and closure costs to reflect the receipt of any potential insurance proceeds.

Independence Lead Mines Litigation

In March 2002, Independence Lead Mines Company (“Independence”), the holder of a net 18.52% interest in the Gold Hunter or DIA unitized area of our Lucky Friday unit, notified us of certain alleged defaults by us under the 1968 lease agreement between the unit owners (Independence and us under the terms of the 1968 DIA Unitization Agreement) as lessors and defaults by us as lessee and operator of the properties. We are a net 81.48% interest holder under these Agreements. Independence alleged that we violated the “prudent operator obligations” implied under the lease by undertaking the Gold Hunter project and violated certain other provisions of the Agreement with respect to milling equipment and calculating net profits and losses. Under the lease agreement, we have the exclusive right to manage, control and operate the DIA properties, and our decisions with respect to the character of work are final. In June 2002, Independence filed a lawsuit in Idaho State District Court seeking termination of the lease agreement and requesting unspecified damages. Trial of the case occurred in late March 2004. In July 2004, the Court issued a decision that found in our favor on all issues and subsequently awarded us approximately $0.1 million in attorney fees and certain costs, which Independence has paid. In August 2004, Independence filed its Notice of Appeal that is currently pending before the Idaho Supreme Court. We believe that we have complied in all material respects with all of our obligations under the 1968 lease agreement, and intend to continue defending our right to operate the property under the lease agreement.

Nevada Litigation—Hollister Development Project

We and our wholly-owned subsidiary, Hecla Ventures Corporation, filed a lawsuit in Elko County, Nevada in April 2005 against our co-participants, Great Basin Gold Ltd. and Rodeo Creek Gold Inc., to resolve contractual disagreements involving our Earn-In Agreement (“Agreement”) entered into in August 2002 for the Hollister Development Project located in northern Nevada. Under the Agreement, we can earn a fifty percent (50%) participating interest by completing the first stage of a two-stage exploration and development project with total estimated expenditures of $21.8 million and either completing stage two or funding the second stage by making a payment of $21.8 million less expenditures incurred during stage one. The lawsuit seeks a declaration that: 1) the operative program and budget is the 2004-05 Program and Budget rather than the initial program and budget prepared as part of the Agreement; 2) the term of the Agreement should be extended for at least six months because we were unable to access an area of the site owned by a third party that delayed commencement of ground activities for several months; and 3) all costs incurred and to be incurred under the 2004-05 Program and Budget reduce dollar-for-dollar the $21.8 million required to vest our participating interest in the project.

Although there can be no assurance as to the course of and outcome of this proceeding, we believe the lawsuit will not adversely affect progress on the project and an adverse ruling will not have a material effect on our financial results or condition.

Creede, Colorado Litigation

In May 2005, the Wason Ranch Corporation filed a complaint in Federal District Court in Denver, Colorado, against us, Barrick Goldstrike Mines Inc., Chevron USA Inc. and Chevron Resources Company (collectively the “Defendants”) for alleged violations of two federal environmental statutes; the Resource Conservation and Recovery Act (“RCRA”) and the Clean Water Act (“CWA”). We received service of the complaint during September 2005, which alleges that the defendants are past and present owners and operators of mines and associated facilities located in Mineral County near Creede, Colorado, and such operations have released pollutants into the environment in violation of the RCRA and CWA. The lawsuit seeks injunctive relief to abate the alleged harm and an unspecified amount of civil penalties for the alleged violations. We intend to vigorously defend the lawsuit.

Mexico Litigation

In Mexico, our wholly-owned subsidiary, Minera Hecla, S.A. de C.V. (“Minera Hecla”), has been involved in litigation in state and federal courts located within the State of Durango, Mexico, concerning the Velardeña mill. In October 2003, representatives from Minera William, S.A. de C.V. (an affiliate of the prior owner of the Velardeña mill and subsidiary of ECU Silver Mining, a Canadian company), presented to Minera Hecla court documents from a state court in Durango, Mexico, that purported to award custody of the mill to Minera William to satisfy an alleged unpaid debt by the prior owner. Minera Hecla was not a party to and did not have any notice of the legal proceeding in Durango. In October 2003, Minera Hecla obtained a temporary restraining order from a federal court in Durango to preserve our possession of the mill. In February 2004, Minera Hecla obtained a permanent restraining order that prohibited further interference with our operation and possession of the mill. Minera William appealed that decision and in March 2005, the Federal Court of Appeals in the City and State of Durango upheld the lower court decision in our favor. We believe that Minera William has exhausted its appeals and the matter has concluded in our favor.

Venezuela Litigation

Our wholly-owned subsidiary, Minera Hecla Venezolana, C.A. (“MHV”) is involved in litigation in Venezuela with SENIAT, the Venezuelan tax authority, concerning alleged unpaid tax liabilities that predate our purchase of the La Camorra unit from Monarch Resources Investments Limited (“Monarch”) in 1999. Pursuant to our Purchase Agreement, Monarch has assumed defense of and responsibility for a pending tax case in the Superior Tax Court in Caracas. In April 2004, SENIAT filed with the Third Superior Tax Court in Bolivar City, state of Bolivar, an embargo action against all of MHV’s assets in Venezuela to secure the alleged unpaid tax liabilities. In order to prevent the embargo, in April 2004, MHV made a cash deposit with the Court for the dollar equivalent of approximately $4.3 million, at exchange rates in effect at that time. In June 2004, the Superior Tax Court in Caracas ordered suspension and revocation of the embargo action filed by SENIAT, although the Court has retained the $4.3 million until such tax liabilities are settled.

In October 2005, MHV, Monarch and SENIAT reached a mutual agreement to settle the case, which is awaiting approval by the court. The terms of the agreement provide that MHV will pay approximately $0.8 million in exchange for release of the alleged tax liabilities. In a separate agreement, Monarch will reimburse MHV for all amounts in settling the case, including response costs, through a reduction in MHV’s royalty obligations to Monarch. Although we believe the cash deposit will continue to prevent any further action by SENIAT with respect to the embargo and that MHV’s settlement efforts will be successful, there can be no assurances as to the outcome of this proceeding until a final settlement is reached. If the tax court in Caracas or an appellate court were to subsequently award SENIAT its entire requested embargo, it could disrupt our operations in Venezuela and have a material adverse effect on our financial results or condition.

In a separate matter, in February 2005 we were notified by SENIAT that it had completed its audit of our Venezuelan tax returns for the years ended December 31, 2003 and 2002. In the notice, SENIAT has alleged that certain expenses are not deductible for income tax purposes and that calculations of tax deductions based upon inflationary adjustments were overstated, and has issued an assessment that is equal to taxes payable of $3.8 million. We have reviewed SENIAT’s findings and have submitted an appeal. Any resolution could be significantly delayed, and involve further legal proceedings, additional related costs and further uncertainty. We have not accrued any amounts associated with the tax audits as of September 30, 2005. There can be no assurance that we will be successful in defending against the tax assessment; that there will not be additional assessments in the future, or that SENIAT or other governmental agencies or officials may not take other actions against us, whether or not justified, that could disrupt our operations in Venezuela and have a material adverse effect on our financial results or condition.

In October 2005, we responded to news articles concerning an accounting review of our taxes to be performed by SENIAT in response to claims of irregularities by the local labor union, which has recently been replaced. Although we have not received any official notice from SENIAT, we will cooperate fully with any review. We have undergone such reviews in the past with satisfactory results. We believe any future review by SENIAT will be resolved to the satisfaction of both parties, although there can be no assurance we will be able to operate without interruptions to our Venezuelan operations.

See “Our foreign operations, including our operations in Venezuela and Mexico, are subject to additional inherent risks” below for more information regarding proceedings related to our Venezuelan operations.

Other

We are subject to other legal proceedings and claims not disclosed above which have arisen in the ordinary course of our business and have not been finally adjudicated. Although there can be no assurance as to the ultimate disposition of these other matters, we believe the outcome of these other proceedings will not have a material adverse effect on our financial results or condition.

Our earnings may be affected by metals price volatility.

The majority of our revenue is derived from the sale of silver, gold, lead and zinc and, as a result, our earnings are directly related to the prices of these metals. Silver, gold, lead and zinc prices fluctuate widely and are affected by numerous factors including expectations for inflation; speculative activities; relative exchange rates of the U.S. dollar; global and regional demand and production; political and economic conditions and production costs in major producing regions. Our earnings are also affected by contract terms we established at inception of the contract with custom smelters to which we sell our product concentrates.

These factors are beyond our control and are impossible for us to predict. If the market prices for these metals fall below our cash and development costs to produce them for a sustained period of time, we will experience losses and may have to discontinue development or mining at one or more of our properties. In addition, if prices fall below our total costs, we may face asset write-downs.

In the past, we have used limited hedging techniques to reduce our exposure to price volatility, but we may not be able to do so in the future. See “Our hedging activities could expose us to losses.”

The following table sets forth the average daily closing prices of the following metals for 1985, 1990, 1995, 2000 and each year thereafter through 2005.

	1985	1990	1995	2000	2001	2002	2003	2004	2005
Silver (1) (per oz.)	$6.14	$4.82	$5.19	$5.00	$4.36	$4.63	$4.91	$6.69	$7.34

Gold (2) (per oz.)	317.26	383.46	384.16	279.03	272.00	309.97	363.51	409.21	444.18

Lead (3) (per lb.)	0.18	0.37	0.29	0.21	0.22	0.21	0.23	0.40	0.44

Zinc (4) (per lb.)	0.36	0.69	0.47	0.51	0.40	0.35	0.38	0.48	0.63

(1)	Handy & Harman
(2)	London Final
(3)	London Metals Exchange—Cash
(4)	London Metals Exchange—Special High Grade—Cash

On January 24, 2006, the closing prices for silver, gold, lead and zinc were $9.14 per ounce, $557.25 per ounce, $0.61 per pound and $0.99 per pound, respectively.

The volatility of metals prices may adversely affect our development and exploration efforts.

Our ability to produce silver, gold and by-product metals in the future is dependent upon our exploration success and our ability to develop new ore reserves. If prices for these metals decline, it may not be economically feasible for us to continue exploration or development on a project.

Our operations may be adversely affected by risks and hazards associated with the mining industry.

Our business is subject to a number of risks and hazards including:

•	environmental hazards;

•	political and country risks;

•	civil unrest or terrorism;

•	industrial accidents;

•	labor disputes;

•	unusual or unexpected geologic formations;

•	cave-ins;

•	explosive rock failures; and

•	flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:

•	damage to or destruction of mineral properties or producing facilities;

•	personal injury or fatalities;

•	environmental damage;

•	delays in mining;

•	monetary losses; and

•	legal liability.

For some of these risks, we maintain insurance to protect against these losses at levels consistent with our historical experience and industry practice. However, we may not be able to maintain this insurance, particularly if there is a significant increase in premiums. Insurance against environmental risks is generally either unavailable or too expensive for us and other companies in our industry, and, therefore, we do not maintain environmental insurance. In the event that we are unable to fully pay for the cost of remedying an environmental problem, we might be required to suspend operations or enter into other interim compliance measures.

Our foreign operations, including our operations in Venezuela and Mexico, are subject to additional inherent risks.

We currently conduct significant mining operations and exploration projects in Venezuela and Mexico. We anticipate that we will continue to conduct significant operations in these and possibly other international locations in the future. Because we conduct operations internationally, we are subject to political and economic risks such as:

•	the effects of local political, labor and economic developments and unrest;

•	significant or abrupt changes in the applicable regulatory or legal climate;

•	exchange controls and export or sale restrictions;

•	currency fluctuations and repatriation restrictions;

•	invalidation of governmental orders, permits, or agreements;

•	corruption, demands for improper payments, expropriation, and uncertain legal enforcement and physical security;

•	fuel or other shortages;

•	taxation and laws or policies of foreign countries and the United States affecting trade, investment and taxation; and

•	civil disturbances, war, and terrorist actions.

Consequently, our exploration, development and production activities outside of the United States may be substantially affected by factors beyond our control, any of which could materially adversely affect our financial position or results of operations.

Value-added taxes (“VAT”) are assessed in Venezuela on purchases of materials and services. VAT is recorded as an account receivable on our consolidated balance sheet, with a balance of $6.4 million (net of a reserve for anticipated discounts totaling $1.5 million) at September 30, 2005, and $7.4 million at December 31, 2004 (net of a reserve for anticipated discounts of $1.9 million). As an exporter from Venezuela, we are eligible for refunds from the government for payment of VAT, and we prepare a monthly filing to obtain this refund. Refunds are given by the government in the form of tax certificates, which are marketable in Venezuela. We received our most recent certificate from the Venezuelan government in October 2005, for the periods of September 2003 through November 2004. While we believe that we will receive certificates for all outstanding VAT from the Venezuelan government, issuance of certificates is slow and the likelihood of recovery at our recorded value may diminish over time. We have established a reserve of 20% of face value at September 30, 2005 and December 31, 2004, respectively.

In February 2005, Venezuela’s Basic Industries Minister announced that Venezuela would review all foreign investments in non-oil basic industries, including gold projects, to maximize technological and developmental benefits and align investments with the current administration’s social agenda. He indicated Venezuela is seeking transfers of new technology, technical training and assistance, job growth, greater national content, and creation of local downstream industries and that the transformation would require a fundamental change in economic relations with major multinational companies. In September 2005, the Venezuelan government announced its intention to rescind inactive, non-compliant mining concessions and incorporate a state mining company, which would administer such mining rights. We have several mining contracts, two concessions, and one lease, which could be subject to review. To the best of our knowledge, we believe we have fully complied with the requirements necessary to maintain our concessions. However, there can be no assurance we will be able to comply with these requirements in the future or that a state mining company will not adversely affect our ability to develop and operate our Venezuelan properties. Additionally, we believe we have gone beyond the mandated requirements in community and social development and believe we are generally perceived as having an overall positive impact on the region.

The Venezuelan government announced new regulations effective April 1, 2005 and a new Criminal Exchange Law effective October 14, 2005, which affect the export of goods and services from Venezuela. The regulations require all exported goods and services to be invoiced in the currency of the country of destination or in U.S. dollars. The Criminal Exchange Law imposes strict sanctions, criminal and economic, for the exchange of Venezuelan currency (the “Bolivar”) with other foreign currency, except through officially designated methods, or for obtaining foreign currency under false pretenses. Additionally, at least 90% of foreign currency obtained in export transactions is required to be sold to the Central Bank within prescribed time limits.

The Venezuelan government has fixed the exchange rate of the Bolivar to the U.S. dollar at 2,150 Bolivares to $1 since March 2005, an increase from 2004 of 1,920 bolivares to $1. However, markets outside of Venezuela have reflected a devaluation of the Venezuelan currency from such fixed rates. Due to the use of multiple exchange rates in valuing U.S. dollar denominated transactions, we recognized foreign exchange gains of $5.9 million in the first nine months of 2005 and $7.9 million in the full year of 2004, which offset costs recorded for capital expenditures, cost of good sold and exploration activities. The Criminal Exchange Law could result in an increase in our costs and may impact our Venezuelan cash flows, profitability of operations and production. There can be no assurance that further developments or interpretations of Venezuelan laws and regulations are limited to the impact we have described herein.

The Central Bank of Venezuela maintains regulations concerning the export of gold from Venezuela. Under current regulations, 15% of our gold production from Venezuela is required to be sold in Venezuela. Prior to our acquisition of the La Camorra mine, the previous owners had sold substantially all of the gold production to the Central Bank of Venezuela and built up a significant credit to cover the 15% requirement, which we assumed upon our acquisition. Since we began operating in Venezuela in 1999, all of our production of gold has been exported and no sales have been made in the Venezuelan market. In May 2005, we applied for a waiver with the Central Bank of Venezuela on the requirement to sell 15% of our gold in country, however, the Board of Directors of the Central Bank of Venezuela has not yet reached a final determination on our request to export 100% of our gold production.

In June 2005, the Central Bank of Venezuela informally notified us that our past credits for local sales had been exhausted, and that we would have to withhold 15% of our production from export. As a result of the above, we may be required to sell 15% of our future gold production to either the Central Bank of Venezuela or to other customers within Venezuela. Markets within Venezuela are limited, and historically the Central Bank of Venezuela has been the primary customer of gold. There can be no assurance that the Central Bank of Venezuela will grant us a waiver on the requirement to sell 15% of our gold within Venezuela or that the Central Bank of Venezuela will purchase gold from us, and we may be required to sell gold into a limited market, which could result in lower sales and cash flows from gold as a result of discounts. As of September 30, 2005, we have included a portion of our gold production in product inventory until such time as we find a suitable purchaser for our gold or the Central Bank of Venezuela grants us a waiver on its requirement. These matters could have a material effect on our financial results or condition.

Our operations may be affected by the presence of small and/or illegal miners who attempt to operate on the fringes of major mining operations. In conjunction with local authorities and/or the Venezuelan National Guard, we employ strategies to control the presence and/or impact of such miners, including commencing a custom milling program in 2004 for small mining cooperatives working in the area of Mina Isidora; however, there can be no assurance that such miners will not adversely affect our operations or that the local authorities and/or the Venezuelan National Guard will continue to assist our efforts to control their impact.

Although we believe we will be able to manage and operate the La Camorra unit and related exploration projects successfully, due to the continued uncertainty relating to political, regulatory, legal enforcement, security and economic matters, exportation and exchange controls, and the possible effects of all of these uncertainties on our operations including, among other possible occurrences, changes in policy or demands of governmental agencies or their officials, litigation, labor stoppages and the impact on our supplies of oil, gas and other supplies, there can be no assurance we will be able to operate without interruptions to our operations and such occurrences may have a material adverse effect on our financial results or condition.

See “Venezuela Litigation” above for more information regarding risks inherent in our Venezuelan operations.

Our development of new orebodies and other capital costs may cost more and provide less return than we estimated.

Our ability to sustain or increase our current level of production of metals partly depends on our ability to develop new orebodies and/or expand existing mining operations. Before we can begin a development project, we must first determine whether it is economically feasible to do so. This determination is based on estimates of several factors, including:

•	reserves;

•	expected recovery rates of metals from the ore;

•	facility and equipment costs;

•	exploration and drilling success;

•	capital and operating costs of a development project;

•	future metals prices;

•	currency exchange and repatriation risks;

•	tax rates;

•	inflation rates;

•	political risks and regulatory climate in the foreign countries in which we operate; and

•	availability of credit.

Development projects may not have an operating history upon which to base these estimates, and these estimates are based in large part on our interpretation of geological data, a limited number of drill holes and other sampling techniques. As a result, actual cash operating costs and returns from a development project may differ substantially from our estimates as a result of which it may not be economically feasible to continue with a development project.

We have capitalized development projects that may cost more and provide less return than we estimated, including the Lucky Friday unit expansion, development of Mina Isidora and the recently completed shaft at the La Camorra mine in Venezuela, which was placed into service in August 2005. We are disputing some of the shaft construction costs submitted by the contractor, and pursuant to the construction agreement, submitted the matter to arbitration during November 2005. The contractor asserts $6.7 million in construction costs, the majority of which we dispute and we claim approximately $5.2 million in damages against the contractor for various claims related to the construction of the shaft. We believe we have grounds to dispute the contractor’s claims and have recorded our remaining liability accordingly, although there can be no assurance that the matter will be arbitrated in our favor.

Our ore reserve estimates may be imprecise.

Our ore reserve figures and costs are primarily estimates and are not guarantees that we will recover the indicated quantities of these metals. You are strongly cautioned not to place undue reliance on estimates of reserves. Reserves are estimates made by our technical personnel and no assurance can be given that the estimated amount of metal or the indicated level of recovery of these metals will be realized. Reserve estimation is an interpretive process based upon available data and various assumptions. Our reserve estimates, particularly those for properties that have not yet started producing, may change based on actual production experience. Further, reserves are valued based on estimates of costs and metals prices, which may not be consistent among our operating and non-operating properties. The economic value of ore reserves may be adversely affected by:

•	declines in the market price of the various metals we mine;

•	increased production or capital costs;

•	reduction in the grade or tonnage of the deposit;

•	increase in the dilution of the ore; or

•	reduced recovery rates.

Short-term operating factors relating to our ore reserves, such as the need to sequentially develop orebodies and the processing of new or different ore grades, may adversely affect our cash flow. We may use forward sales contracts and other hedging techniques to partially offset the effects of a drop in the market prices of the metals we mine. However, if the prices of metals that we produce decline substantially below the levels used to calculate reserves for an extended period, we could experience:

•	delays in new project development;

•	net losses;

•	reduced cash flow;

•	reductions in reserves; and

•	possible write-down of asset values.

Our mineral exploration efforts may not be successful.

We must continually replace ore reserves depleted by production or eliminated by recalculation of reserves. Our ability to expand or replace ore reserves primarily depends on the success of our exploration program. Mineral exploration, particularly for silver and gold, is highly speculative. It involves many risks and is often nonproductive. Even if we believe we have found a valuable mineral deposit, it may be several years before production is possible. During that time, it may become no longer feasible to produce those minerals for economic, regulatory, political, or other reasons. Establishing ore reserves requires us to make substantial capital expenditures and, in the case of new properties, to construct mining and processing facilities. As a result of these costs and uncertainties, we may not be able to expand or replace our existing ore reserves as they are depleted by current production or eliminated by recalculation of reserves.

Our joint development and operating arrangements may not be successful.

We enter into joint-venture arrangements in order to share the risks and costs of developing and operating properties. We are currently operating our Greens Creek unit and developing the Hollister Development Project under joint venture arrangements. In a typical joint venture arrangement, we own a percentage of the assets in the joint venture. Under the agreement governing the joint venture relationship, each party is entitled to indemnification from each other party and is only liable for the liabilities of the joint venture in proportion to its interest in the joint venture. However, if a party fails to perform its obligations under the joint venture agreement, we could incur losses in excess of our pro-rata share of the joint venture. In the event any party so defaults, the joint venture agreement provides certain rights and remedies to the remaining participants, including the right to sell the defaulting party’s interest and use the proceeds to satisfy the defaulting party’s obligations. Although we are involved in litigation regarding our Hollister Development Project joint venture, we currently believe that our joint venture partners will meet their obligations. See “Nevada Litigation—Hollister Development Project” above for more information regarding joint-venture litigation.

We face strong competition from other mining companies for the acquisition of new properties.

Mines have limited lives and as a result, we continually seek to replace and expand our reserves through the acquisition of new properties. In addition, there is a limited supply of desirable mineral lands available in the United States and other areas where we would consider conducting exploration and/or production activities. Because we face strong competition for new properties from other mining companies, some of which have greater financial resources than we do, we may be unable to acquire attractive new mining properties on terms that we consider acceptable.

The titles to some of our properties may be defective.

Unpatented mining claims constitute a significant portion of our undeveloped property holdings. The validity of these unpatented mining claims is often uncertain and may be contested. In accordance with mining industry practice, we do not generally obtain title opinions until we decide to develop a property. Therefore, while we have attempted to acquire satisfactory title to our undeveloped properties, some titles may be defective.

Our ability to market our metals production may be affected by disruptions or closures of custom smelters and/or refining facilities.

We sell substantially all of our metallic concentrates to custom smelters, with our dore bars sent to refiners for further processing before being sold to metal traders. Due to the availability of alternative refiners able to supply the necessary services, we do not believe that the loss of any of our refiners would have an adverse effect on our business. However, if our ability to sell concentrates to our contract smelters becomes unavailable to us, it is possible our operations could be adversely affected.

Our joint venture partner has been successful at finding customers for our Greens Creek bulk concentrate despite decreased demand for bulk concentrates worldwide. However, there can be no assurance that these efforts will continue to be successful in the future and it is possible that our Greens Creek operation and our financial results could be adversely affected as a consequence.

Our operations are subject to currency fluctuations.

Because our products are sold in world markets in United States dollars, currency fluctuations may affect cash flow from our operations. Exchange controls could require us to sell our products in a currency other than United States dollars, or may require us to convert United States dollars into foreign currency. Foreign exchange fluctuations may materially adversely affect our financial performance and results of operations. See above risk titled “Our foreign operations, including our operations in Venezuela and Mexico, are subject to additional inherent risks.”

We are required to obtain governmental and lessor approvals and permits in order to conduct mining operations.

In the ordinary course of business, mining companies are required to seek governmental and lessor approvals and permits for expansion of existing operations or for the commencement of new operations. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings on our part. The duration and success of our efforts to obtain permits are contingent upon many variables not within our control. Obtaining environmental protection permits, including the approval of reclamation plans, may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary approvals and permits will be obtained and, if obtained, that the costs involved will not exceed those that we previously estimated. It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation of a unit(s).

We face substantial governmental regulation and environmental risks.

Our business is subject to extensive U.S. and foreign federal, state and local laws and regulations governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters. We have been and are currently involved in lawsuits in which we have been accused of causing environmental damage or otherwise violating environmental laws, and we may be subject to similar lawsuits in the future. See the above risk titled “We are currently involved in ongoing litigation that may adversely affect us.” New legislation and regulations may be adopted at any time that result in additional operating expense, capital expenditures or restrictions and delays in the mining, production or development of our properties.

We maintain reserves for costs associated with mine closure, land reclamation and other environmental matters. At September 30, 2005, our reserves for these matters totaled $72.0 million, for which no contractual or commitment obligations exist. We anticipate we will make expenditures relating to these obligations over the next thirty years. During 2005, expenditures for environmental remediation and reclamation are estimated to be in the range of $7.0 million to $9.0 million. We have included in our reclamation reserves our estimate of liabilities, including an estimate for the Coeur d’Alene Basin in Idaho, which is currently in litigation. We estimate the range of our potential liability for this site to be $23.6 million to $72.0 million. We have accrued the $23.6 million minimum of the range as we believe no amount in the range is more likely than any other amount at this time. Future expenditures related to closure, reclamation and environmental expenditures are difficult to estimate due to:

•	the early stage of our investigation;

•	the uncertainties relating to the costs and remediation methods that will be required in specific situations;

•	the possible participation of other potentially responsible parties; and

•	changing environmental laws, regulations and interpretations.

It is possible that, as new information becomes available, changes to our estimates of future closure, reclamation and environmental contingencies could materially adversely affect our future operating results or financial condition.

Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. Restricted investments primarily represent investments in money market funds and bonds of U.S. government agencies, and are restricted primarily for reclamation funding or surety bonds. We have cash restricted in Venezuela to secure certain alleged unpaid tax liabilities, as discussed above under “We are currently involved in ongoing litigation that may adversely affect us—Venezuela Litigation.” At September 30, 2005 and December 31, 2004, restricted cash and investments were $20.2 million and $19.8 million, respectively. The amount of the financial assurances and the amount required to be set aside by us as collateral for these financial assurances are dependent upon a number of factors, including our financial condition, reclamation cost estimates, inflation, development of new projects and the total dollar value of financial assurances in place. There can be no assurance that we will be able to maintain or add to our current level of financial assurances.

From time to time, the U.S. Congress considers proposed amendments to the General Mining Law of 1872, as amended, which governs mining claims and related activities on federal lands. There was no significant activity with respect to mining law reform in Congress during 2004 or during the first nine months of 2005. The extent of any future changes is not known and the potential impact on us as a result of Congressional action is difficult to predict. Although a majority of our existing U.S. mining operations occur on private or patented property, changes to the General Mining Law, if adopted, could adversely affect our ability to economically develop mineral resources on federal lands.

Management’s Report on Internal Control over Financial Reporting has disclosed material weaknesses

In our December 31, 2004 Annual Report on Form 10-K, management, in consultation with our Audit Committee, concluded that internal controls over financial reporting in place at December 31, 2004, were ineffective due to three material weaknesses. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Two of the material weaknesses concerned the employee strike at our Velardeña mill (the “mill”) in Mexico. First, management was not able to complete testing of all internal controls at the mill, as access to the mill was restricted as provided by Mexican law and practice, by the employees on strike. Second, operations personnel, in order to preserve the equipment, prepared for the strike by emptying work-in-process inventory into the tailings impoundment at the mill, and the emptying of the work-in-process inventory was not properly communicated to accounting personnel. The third material weakness related to the lack of appropriate levels of monitoring and oversight of the accounts payable process in Mexico. The status of these three material weaknesses at September 30, 2005, was as follows:

•

In June 2005, the strike at the mill ended and operations resumed. Mining activities ceased at the San Sebastian unit during October 2005, as it has reached the end of its known mine life. During the fourth quarter of 2005, ore stockpiled during the strike was milled and processed. We believe we will be able to complete our testing of internal controls and affirmatively report on the effectiveness of internal controls at the mill as of December 31, 2005.

•

The second material weakness regarding communication of the emptying of the work-in-process inventory into the tailings impoundment at the mill has been remediated through discussion and education of personnel involved in the mill operating and financial reporting process. Management believes this to be an isolated incident due to the circumstances surrounding the strike and has taken steps to prevent a recurrence in the future.

•

Regarding the third material weakness, management has designed and implemented new control procedures to remediate the lack of appropriate levels of monitoring and oversight of the accounts payable process in Mexico. As previously reported in our Quarterly Report on Form 10-Q, as amended by form 10-Q/A, for the quarter ended March 31, 2005, we have taken steps to eliminate this material weakness by providing additional training to the accounting staff in Mexico concerning proper recording of accounts payable transactions and the reconciliation and review of accounts payable and related accounts payable transactions and balances. Management performed additional oversight and review procedures from its corporate office throughout the first, second and third quarters of 2005 and at September 30, 2005, to ensure that accounts payable balances in Mexico were properly stated. Management believes these controls have been effective in remediating this material weakness.

There have been no other changes in our internal controls over financial reporting during 2005 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting. However, there can be no assurance that material weaknesses regarding our internal controls will not be discovered in the future, which could result in costs to remediate such controls or inaccuracies in our financial statements, increased difficulty or expense in transactions, such as financings, or a risk of adverse reaction of those who regularly review our financial statements, including customers, vendors, shareholders, analysts, regulators and the market generally.

Our hedging activities could expose us to losses.

From time to time, we engage in hedging activities, such as forward sales contracts and commodity put and call option contracts. These hedging activities manage the metals prices received on our products and attempt to insulate our operating results from declines in those prices. While hedging activities may protect us against low metals prices, they may also prevent us from realizing possible revenues in the event that the market price of a metal exceeds the price stated in a forward sale or call option contract. In addition, we may experience losses if a counterparty fails to purchase under a contract when the contract price exceeds the spot price of a commodity.

Our business depends on good relations with our employees.

Many of our employees are represented by unions. The United Steelworkers of America is the bargaining agent for the Lucky Friday hourly employees and the current labor agreement expires on May 1, 2009; however, it can be reopened for economic considerations on May 1, 2006. The National Mine and Mill Workers Union represents process plant hourly workers at San Sebastian. The hourly employees at our La Camorra mine are represented by a collective bargaining agreement that will expire in October 2006. The hourly employees employed in the development of Mina Isidora and exploration activities in the Block B area are represented by a collective bargaining agreement that will expire in August 2006. We anticipate that we will be able to negotiate a satisfactory contract with each union, but there can be no assurance that this can be done, or that it can be done without further disruptions to production.

In October 2004, the National Miners Union at the Velardeña mill in Mexico initiated a strike in an attempt to unionize the employees at the San Sebastian mine. Production was affected during the fourth quarter of 2004 and during the first half of 2005. In April 2005, non-employee union members illegally blocked access to the mine, stopping production of ore from the Don Sergio vein at the San Sebastian mine. In June 2005, the strike at the mill ended and production commenced on the Don Sergio vein. Mining activities ceased at the San Sebastian unit during October 2005, as it has reached the end of its known mine life. During the fourth quarter of 2005, ore stockpiled during the strike was milled and processed.

A brief strike at our La Camorra mine, which suspended operations for 13 days, was settled in July 2005. A new labor union was established at La Camorra subsequent to the strike. Although the strike ended, operational output has not resumed its customary level due to a work slow-down initiated by the union employees, which adversely affected our gold production at La Camorra during the third quarter of 2005. Due to the work slow-down, as well as increased operating costs, such as steel and cement, and lower ore grades, we anticipate producing 105,000 ounces of gold from the La Camorra unit during 2005, compared to our previous estimate of 124,000 ounces of gold. Although workforce productivity at La Camorra is expected to reach target levels, there can be no assurance that these levels will be achieved, and our gold production at La Camorra may continue to be affected in the future.

We are dependent on key personnel.

We are dependent upon the ability and experience of our executive officers and other personnel and there can be no assurance that we will be able to retain all of such officers and employees. The loss of officers, key employees or other personnel could have a material adverse effect on our operations. We also compete with other companies both within and outside the mining industry in connection with the recruiting and retention of qualified employees knowledgeable in mining operations.

Our preferred stock has a liquidation preference of $50 per share or $7.9 million.

If Hecla Mining Company was liquidated, holders of our preferred stock would be entitled to receive approximately $7.9 million (plus any accrued and unpaid dividends) from any liquidation proceeds before holders of our common stock would be entitled to receive any proceeds.

In July 2005, we paid outstanding dividends in arrears on our Series B Cumulative Convertible Preferred Stock totaling approximately $2.3 million. The cash dividend in arrears was paid on July 1, 2005, to shareholders of record as of June 16, 2005. Additionally, we declared regular quarterly dividends of $0.875 per share on the outstanding Preferred B shares for the second, third and fourth quarters of 2005, which were paid on their scheduled dates. The annual dividend payable on the preferred stock is currently $0.6 million. There can be no assurance that we will continue to pay dividends in the future.

Our stockholder rights plan and provisions in our certificate of incorporation, our by-laws, and Delaware law could delay or deter tender offers or takeover attempts that may offer a premium for our common stock.

Our stockholder rights plan and provisions in our certificate of incorporation, our by-laws, and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to stockholders. These impediments include:

•

the rights issued in connection with the stockholder rights plan that will substantially dilute the ownership of any person or group that acquires 15% or more of our outstanding common stock unless the rights are first redeemed by our board of directors, in its discretion. Furthermore, our board of directors may amend the terms of these rights, in its discretion, including an amendment to lower the acquisition threshold to as low as 10% of the outstanding common stock;

•	the classification of our board of directors into three classes serving staggered three-year terms;

•	the ability of our board of directors to issue shares of preferred stock with rights as it deems appropriate without stockholder approval;

•	a provision that special meetings of our board of directors may be called only by our chief executive officer or a majority of our board of directors;

•	a provision that special meetings of stockholders may only be called pursuant to a resolution approved by a majority of our entire board of directors;

•	a prohibition against action by written consent of our stockholders;

•	a provision that our board members may only be removed for cause and by an affirmative vote of at least 80% of the outstanding voting stock;

•	a provision that our stockholders comply with advance-notice provisions to bring director nominations or other matters before meetings of our stockholders;

•

a prohibition against certain business combinations with an acquirer of 15% or more of our common stock for three years after such acquisition unless the stock acquisition or the business combination is approved by our board prior to the acquisition of the 15% interest, or after such acquisition our board and the holders of two-thirds of the other common stock approve the business combination; and

•

a prohibition against our entering into certain business combinations with interested stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock.

The existence of the stockholder rights plan and these provisions may deprive stockholders of an opportunity to sell our stock at a premium over prevailing prices. The potential inability of our stockholders to obtain a control premium could adversely affect the market price for our common stock.

About This Prospectus

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. The shelf process allows us to sell or otherwise offer any combination of the securities described in this prospectus at one or more times in connection with acquisitions of other businesses, assets, properties or securities. The aggregate offering prices of all securities that may be sold under this prospectus will not exceed $175,000,000. All references to “dollars” or “$” in this prospectus refer to United States currency unless otherwise specified.

This prospectus provides a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on information contained or incorporated by reference in this prospectus, as amended or supplemented. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone gives you any information of this sort, you should not rely on it.

We are not making an offer of these securities in any jurisdiction where the offering is not permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus, as amended or supplemented, or the dates of the documents incorporated by reference.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings may be found on our website at www.hecla-mining.com. The SEC also maintains a web site (www.sec.gov) on which our reports, proxy statements and other information are made available. Such reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) and, as a result, we also file our reports, proxy statements and other information with the NYSE.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and the exhibits to the registration statement for further information with respect to our company and the securities offered pursuant to this prospectus.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supercede the information contained in this prospectus and in prior reports. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered pursuant to this prospectus have been sold. Unless expressly incorporated into this prospectus, a report, or part of a report, furnished, but not filed, on Form 8-K under the Exchange Act shall not be incorporated by reference into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed to constitute a part of this prospectus except as modified or superceded.

The following documents filed with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2004, as amended by Form 10-K/A-1 on June 21, 2005;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 (as amended by Form 10-Q/A-1 on June 24, 2005), June 30, 2005, and September 30, 2005;

3.	Except to the extent “furnished” and not “filed,” our Current Reports on Form 8-K, filed February 4, 2005, February 22, 2005, March 2, 2005, May 4, 2005, May 12, 2005, August 3, 2005, September 14, 2005, September 21, 2005, October 5, 2005, October 28, 2005, November 8, 2005 and December 16, 2005;

4.	Our Report on Form 10-Q/A filed March 15, 2005 for the period ended June 30, 2003 and our Report on Form 10-Q/A filed March 16, 2005 for the period ended March 31, 2004; and

5.	Our Registration Statement on Form 8-B, filed May 6, 1983, which contains a description of our capital stock.

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information that is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to our principal executive offices at Investor Relations, Hecla Mining Company, 6500 North Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, (208) 769-4100.

Forward Looking Statements

This prospectus includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements in this prospectus (including information incorporated by reference) are intended to be covered by the safe harbor provided under Section 27A of the Securities Act and Section 21E of the Exchange Act. We have tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “feel,” “plan,” “estimate,” “project,” “forecast” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects, or opportunities to differ materially from those expressed in or implied by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

•	metals prices and price volatility;

•	amount of metals production;

•	costs of production;

•	mining risks and hazards;

•	risks inherent in foreign operations;

•	remediation, reclamation, and environmental costs;

•	regulatory matters;

•	the results or settlements of pending litigation;

•	cash flow;

•	currency fluctuations;

•	employee and union relations;

•	reserve estimates;

•	the nature and availability of financing; and

•	project development risks.

See “Risk Factors” for a description of these and other factors. Other matters, including unanticipated events and conditions, also may cause our actual future results to differ materially from these forward-looking statements. Projections have been prepared based on internal budgets and assumptions that we believe to be reasonable, but not in accordance with accounting principles generally accepted in the United States or any guidelines of the SEC. Actual results may vary, perhaps materially. We cannot assure you that our expectations will prove to be correct. In addition, all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements mentioned above. You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this prospectus. Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Hecla Mining Company

Hecla Mining Company is a precious metals company originally incorporated in 1891. We are engaged in the exploration, development, mining and processing of silver, gold, lead and zinc. Our business is to discover, acquire, develop, produce and market mineral resources. Our current strategy is to focus our efforts and resources on expanding our proven and probable reserves through a combination of acquisitions and exploration efforts, in order to position ourselves to expand our current and past levels of silver and gold production. In doing so, we intend to:

•	Manage all our business activities in a safe, environmentally responsible and cost-effective manner;

•	Give preference to projects where we will be the manager of the operation;

•	Provide a work environment that promotes personal excellence and growth for all our employees; and

•	Conduct our business with integrity and honesty.

We are organized and managed in three segments, which represent the geographical areas in which we operate: Venezuela (the La Camorra unit and various exploration projects); Mexico (the San Sebastian unit and various exploration projects); and the United States (the Greens Creek unit, the Lucky Friday unit and various exploration projects). Our principal operating properties include:

•	The Lucky Friday unit, a 100% owned mine located near Mullan, Idaho, which is a significant producer of silver in North America;

•	The Greens Creek unit, a 29.73% owned joint venture with Kennecott Greens Creek Mining Company located near Juneau, Alaska, which is a large polymetals mine; and

•	The San Sebastian unit, a 100% owned silver and gold mine located in Durango, Mexico (currently on care and maintenance status while the Hugh Zone and other areas are explored); and

•	The La Camorra unit, a 100% owned gold producer located in the state of Bolivar, Venezuela.

The maps below indicate the locations of our operating units and our most significant exploration projects: the Hollister Development Block and the Block B Concessions.

We produce both metal concentrates, which we sell to custom smelters on contract, and unrefined gold and silver bullion bars (dore), which are further refined before sale to metals traders. Our revenue is derived from the sale of silver, gold, lead and zinc and, as a result, our earnings are directly related to the prices of these metals. Silver, gold, lead and zinc prices fluctuate widely and are affected by numerous factors beyond our control.

Recent Developments

In December 2005, the U.S. Ninth Circuit Court of Appeals reversed a 2003 modification of the 1994 Bunker Hill Consent Decree (the “1994 Decree”). See “Risk Factors—We are currently involved in ongoing litigation that may adversely affect us—Bunker Hill Superfund Site” for more information regarding the 1994 Decree. The reversal resulted in the loss of a $7 million reduction from the parties’ obligations under the 1994 Decree. We anticipate requesting a rehearing of this case by the Ninth Circuit Court of Appeals. However, there can be no assurance as to the success of any rehearing or appeal.

Shortly after the Ninth Circuit Court of Appeals ruling in December 2005, we received notice that the EPA allegedly incurred $14.6 million in costs relating to the Bunker Hill site from January 2002 to March 2005. The notice was provided so that we and ASARCO may have an opportunity to review and comment on the EPA’s alleged costs prior to the EPA’s submission of a formal demand for reimbursement. We expect to receive a formal demand for reimbursement during the first quarter of 2006. We are reviewing the costs submitted by the EPA to determine whether we have any obligation to pay any portion of the EPA’s alleged costs and whether under U.S. generally accepted accounting principles we are required to increase our accrual for our portion of liability relating to the Bunker Hill Site. We anticipate exercising our right to challenge reimbursement of the alleged costs under the Decree in the event of a formal demand for payment in the future. However, an unsuccessful challenge would likely require us to increase our expenditures and/or accrual relating to the Bunker Hill site, which could be materially adverse to our financial results or condition.

In December 2005, we declared a regular quarterly dividend of $0.875 per share on the outstanding Preferred B shares for the fourth quarter of 2005, which was paid on the scheduled date.

In December 2005, we entered into a letter agreement for the possible sale of our Noche Buena project located in Sonora, Mexico. The sale is subject to entry into a definitive purchase and sale agreement and customary conditions of closing.

See “Risk Factors” for more information regarding our recent developments.

Selected Financial Data

The following table (in thousands except per share amounts, common shares issued, stockholders of record, and employees) sets forth selected historical consolidated financial data as of and for each of the nine-month periods ended September 30, 2005 and 2004 and for the years ended years ended December 31, 2000 through 2004. The selected financial data for the nine-month periods ended September 30, 2005 and 2004 are from unaudited consolidated financial statements that are incorporated by reference in this prospectus. The selected financial data for the years ended years ended December 31, 2000 through 2004 is derived from our audited financial statements. The data set forth below should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements, the related notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual and periodic reports, which are incorporated herein by reference. Our historical financial information may not be indicative of our future results of operations or financial position.

	Nine months ended Sept. 30,		Twelve months ended Dec. 31,
	2005	2004	2004	2003 (1)	2002	2001	2000
Sales of products	$80,117	$102,080	$130,826	$116,353	$105,700	$85,247	$75,850

Income (loss) from continuing operations before cumulative effect of change in accounting principle (1)	$(18,136)	$(2,364)	$(6,134)	$(7,088)	$10,863	$(9,582)	$(84,847)
Income (loss) from discontinued operations (2)	—	—	—	—	(2,224)	11,922	1,529

Net income (loss)	(18,136)	(2,364)	(6,134)	(6,016)	8,639	2,340	(83,965)
Preferred stock dividends (3)	(414)	(11,464)	(11,602)	(12,154)	(23,253)	(8,050)	(8,050)

Loss applicable to common shareholders (3)	$(18,550)	$(13,828)	$(17,736)	$(18,170)	$(14,614)	$(5,710)	$(92,015)

Loss from continuing operations per common share	$(0.16)	$(0.12)	$(0.15)	$(0.16)	$(0.15)	$(0.25)	$(1.39)

Basic and diluted loss per common share	$(0.16)	$(0.12)	$(0.15)	$(0.16)	$(0.18)	$(0.08)	$(1.38)

Total assets	$266,278	$283,228	$279,448	$278,195	$160,141	$153,116	$194,836

Accrued reclamation & closure costs	$72,001	$74,569	$75,188	$70,632	$49,723	$52,481	$58,710

Noncurrent portion of debt	$—	$—	$—	$2,341	$4,657	$11,948	$10,041

Cash dividends paid per common Share	$—	$—	$—	$—	$—	$—	$—

Cash dividends paid per preferred share (3)	$18.35	$—	$—	$—	$—	$—	$1.75

Common shares issued	118,572,135	118,299,861	118,350,861	115,543,695	86,187,468	73,068,796	66,859,752

(1)	On January 1, 2003, we adopted SFAS No. 143 “Accounting for Asset Retirement Obligations,” which resulted in a positive cumulative effect of a change in accounting principle of $1.1 million. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. SFAS No. 143 requires us to record a liability for the present value of an estimated environmental remediation cost and the related asset created with it.
(2)	During 2000, in furtherance of our determination to focus our operations on silver and gold mining and to raise cash to reduce debt and provide working capital, our board of directors made the decision to sell our industrial minerals segment. As such, the industrial minerals segment has been recorded as a discontinued operation as of and for each of the three years in the period ended December 31, 2002. The balance sheets for December 31, 2001 and 2000 have been reclassified to reflect the net assets of the industrial minerals segment as a discontinued operation.

As of December 31, 2004, we had not declared or paid $2.3 million of Series B preferred stock dividends. As the dividends are cumulative, they were reported in determining the income (loss) applicable to common stockholders, but excluded in the amount reported as cash dividends paid per preferred share. In July 2005, we paid outstanding dividends in arrears on our Series B Cumulative Convertible Preferred Stock totaling approximately $2.3 million. The cash dividend in arrears was paid on July 1, 2005, to shareholders of record as of June 16, 2005. Additionally, we declared regular quarterly dividends of $0.875 per share on the outstanding Preferred B shares for the second, third and fourth quarters of 2005, which were paid on their scheduled dates.

Plan of Distribution

The common stock and warrants covered by this prospectus are available for use in connection with acquisitions by us of other businesses, assets or securities. The consideration offered by us in such acquisitions, in addition to any securities offered by this prospectus, may include cash, certain assets and/or assumption by us of liabilities of the businesses, assets or securities being acquired. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets or securities, along with all other relevant factors. The securities issued to the owners of the businesses, assets or securities to be acquired normally are valued at a price reasonably related to the market value of such common shares either at the time an agreement is reached regarding the terms of the acquisition or upon delivery of the shares.

We may offer and issue shares of our common stock and warrants to purchase shares of common stock from time to time in connection with direct and indirect acquisitions of other businesses, properties or assets. We will not receive any cash proceeds from these offerings. We will furnish this prospectus to the security holders or owners of the businesses, properties or assets we are acquiring in exchange for the shares and warrants we offer by this prospectus.

Except in the case of certain expenses incurred by selling shareholders selling hereunder, we will pay all expenses of the offering of shares and warrants by this prospectus. We will not pay any underwriting discounts or commissions in connection with the issuance of these securities, although we may pay finder’s or investment banking fees with respect to specific acquisitions. Any person receiving a finder’s or investment banking fee may be deemed to be an “underwriter” within the meaning of the Securities Act.

We may permit individuals or entities who have received or will receive our common shares in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover their resale of such shares. We will furnish this prospectus to the security holders or owners of the businesses, properties or assets we are acquiring in exchange for the shares and warrants we offer by this prospectus.

Selling Shareholders

The selling shareholders listed in any amendment to the registration statement of which this prospectus is a part, or supplement to this prospectus, and any transferees or successors-in-interest to those persons, may from time to time offer and sell, pursuant to this prospectus, some or all of the common shares or warrants, or common shares issued on exercise of warrants, covered by this prospectus. We will not receive any cash proceeds from the sale of securities under this prospectus.

Resales by selling shareholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the selling shareholder’s agent in the sale of the shares by such selling shareholder, or the securities firm may purchase shares from such selling shareholder as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commissions or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of securities may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on the New York Stock Exchange by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions earned by such firm may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with resales of the securities sold hereunder, a prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of the selling shareholder, the participating securities firm, if any, the number of shares involved, any material relationship the selling shareholder may have with us or our affiliates, and other details of such resale to the extent appropriate. Information concerning the selling shareholders will be obtained from the selling shareholders.

Shareholders may also offer common shares issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 145(d) under that Act, and shareholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

Description of Capital Stock

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.25 par value per share, of which 118,602,135 shares of common stock were issued and outstanding as of January 23, 2006.

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to:

•	one vote on all matters presented to the stockholders, with no cumulative voting rights;

•

receive such dividends as may be declared by the board of directors out of funds legally available therefor (we have no present intention of paying dividends on our common stock in the foreseeable future); and

•	in the event of our liquidation or dissolution, share ratably in any distribution of our assets.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable.

All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HL.”

Rights

Each share of our common stock is accompanied by a Series A junior participating preferred stock purchase right (a “Right”) that trades with the share of common stock. Upon the terms and subject to the conditions of our Rights Agreement dated as of May 10, 1996 (the “Rights Agreement”), a holder of a Right is entitled to purchase one one-hundredth of a share of Series A preferred stock at an exercise price of $50, subject to adjustment in several circumstances, including upon merger. The Rights are currently represented by the certificates for our common stock and are not transferable apart therefrom. Transferable rights certificates will be issued at the earlier of (i) the 10th day after the public announcement that any person or group has acquired beneficial ownership of 15% or more of our common stock (an “Acquiring Person”) or (ii) the 10th day after a person commences, or announces an intention to commence, a tender or exchange offer the consummation of which would result in any person or group becoming an Acquiring Person. The 15% threshold for becoming an Acquiring Person may be reduced by the board of directors to not less than 10% prior to any such acquisition.

All the outstanding Rights may be redeemed by us for $0.01 per Right prior to such time that any person or group becomes an Acquiring Person. Under certain circumstances, the board of directors may decide to exchange each Right (except Rights held by an Acquiring Person) for one share of common stock. The Rights will expire during May 2006 unless renewed or redeemed.

A Right is currently attached to each issued and outstanding share of common stock. As long as the Rights are attached to and evidenced by the certificates representing our common stock, we will continue to issue one Right with each share of common stock that we issue.

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors. The Rights should not interfere with any merger or other business combination approved by the board of directors since the Rights may be redeemed by us prior to the consummation of such transactions.

The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement, specifying the terms of the Rights, which is filed as Exhibit 4.2 to the registration statement of which this prospectus is a part.

Preferred Stock

Our certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.25 per share. The preferred stock is issuable in series with such voting rights, if any, designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our board of directors or a duly authorized committee thereof, without stockholder approval. The board may fix the number of shares constituting each series and increase or decrease the number of shares of any series.

As of January 23, 2006, there were 157,816 shares of Series B Cumulative Convertible Preferred Stock issued and outstanding. In addition, shares of preferred stock have been designated by us as Series A Junior Participating Preferred Shares and are reserved for issuance upon the exercise of certain preferred stock purchase rights associated with each share of outstanding common stock, as described above. See “Description of Capital Stock—Rights.”

Ranking

The Series B preferred stock ranks senior to our common stock and any shares of Series A preferred stock issued pursuant to the Rights (as defined above) with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.

While any shares of Series B preferred stock are outstanding, the affirmative vote or consent of the holders of 66% of the outstanding shares of Series B preferred stock and any other series of preferred stock ranking on a parity with the Series B preferred stock as to dividends and upon liquidation, dissolution or winding up (a “Parity Stock”), voting as a single class without regard to series, is necessary to authorize, create or issue any class or series of stock that ranks senior to the Series B preferred stock as to dividends or upon liquidation, dissolution or winding up. However, we may create additional classes of Parity Stock or Junior Stock (as defined below), increase the authorized number of shares of Parity Stock or Junior Stock or issue series of Parity or Junior Stock without the consent of any holder of Series B preferred stock. See “Voting Rights.”

Dividends

Series B preferred stockholders are entitled to receive, when, as and if declared by the board of directors out of our assets legally available therefor, cumulative cash dividends at the rate per annum of $3.50 per share of Series B preferred stock. Dividends on the Series B preferred stock are payable quarterly in arrears on October 1, January 1, April 1 and July 1 of each year (and, in the case of any undeclared and unpaid dividends, at such additional times and for such interim periods, if any, as determined by the board of directors), at such annual rate. Each such dividend is payable to holders of record as they appear on our stock records at the close of business on such record dates, which shall not be more than 60 days or less than 10 days preceding the payment dates corresponding thereto, as shall be fixed by the board of directors or a duly authorized committee thereof.

Dividends are cumulative from the date of the original issuance of the Series B preferred stock, whether or not in any dividend period or periods we have assets legally available for the payment of such dividends. Accumulations of dividends on shares of Series B preferred stock do not bear interest. Dividends payable on the Series B preferred stock for any period greater or less than a full dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B preferred stock for each full dividend period are computed by dividing the annual dividend rate by four.

Except as provided in the next sentence, no dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the Series B preferred stock for all prior dividend periods. If cumulative dividends on the Series B preferred stock for all prior dividend periods have not been declared or paid in full, then any dividend declared on the Series B preferred stock for any dividend period and on any Parity Stock will be declared ratably in proportion to undeclared and unpaid dividends on the Series B preferred stock and such Parity Stock.

We will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (as defined below) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock or Parity Stock through a sinking fund or otherwise (except by conversion into, or exchange for shares of, Junior Stock, and other than a redemption or purchase or other acquisition of shares of our common stock made for purposes of our employee incentive or benefit plans), unless all undeclared and unpaid dividends with respect to the Series B preferred stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

As used herein, (i) the term “dividend” does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock, and (ii) the term “Junior Stock” means our common stock, any Series A preferred shares issued pursuant to the Rights, and any other class of our capital stock issued and outstanding that ranks junior as to the payment of dividends or amounts payable upon liquidation, dissolution and winding up to the Series B preferred stock. There can be no assurance that dividends will be paid in the future.

Liquidation Preference

The Series B preferred stockholders are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntarily or involuntarily, $50.00 per share of Series B preferred stock plus an amount per share of Series B preferred stock equal to all dividends (whether or not earned or declared) undeclared and unpaid thereon to the date of final distribution to such holders (the “Liquidation Preference”), and no more.

Until the Series B preferred stockholders have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon our liquidation, dissolution or winding up. If, upon any liquidation, dissolution or winding up, our assets, or proceeds thereof, distributable among the holders of the shares of Series B preferred stock are insufficient to pay in full the Liquidation Preference and the Liquidation Preference with respect to any other shares of Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Series B preferred stock and any such Parity Stock ratably in accordance with the respective amounts, which would be payable on such shares of Series B preferred stock and any such Parity Stock if all amounts payable thereof were paid in full. Neither a consolidation, merger or business combination of us with or into another corporation nor a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary.

See “Risk Factors—Our preferred stock has a liquidation preference of $50 per share or $7.9 million.”

Voting Rights

Except as indicated below, or except as otherwise from time to time required by applicable law, the Series B preferred stockholders have no voting rights and their consent is not required for taking any corporate action. When and if the Series B preferred stockholders are entitled to vote, each holder will be entitled to one vote per share.

In the event we have not declared and paid six quarterly dividends on the Series B preferred stock, the Series B preferred stockholders, voting as a single class, are entitled to elect two additional directors to the board at the next annual meeting. The Series B preferred stockholders will have the right to elect two directors (never to total more than two) at each subsequent annual meeting, until such time as all cumulative dividends have been paid in full. Because of past dividend arrearages, since declared and paid, we had two directorships elected by the Series B preferred stockholders from May 2002 to May 2005.

The affirmative vote or consent of the holders of 66 2/3% of the outstanding shares of the Series B preferred stock, voting separately as a class, is required for any amendment of our certificate of incorporation, which alters or changes the powers, preferences, privileges or rights of the Series B preferred stock so as to materially adversely affect the holders thereof. The affirmative vote or consent of the holders of shares representing 66 2/3% of the outstanding shares of the Series B preferred stock and any other series of Parity Stock, voting as a single class without regard to series, is required to authorize the creation or issue of, or reclassify, any of our authorized stock into, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking senior to all such series of Parity Stock. However, we may create additional classes of Parity and Junior Stock, increase the number of shares of Parity and Junior Stock and issue additional series of Parity and Junior Stock without the consent of any holder of Series B preferred stock.

Change in Control Provisions

See “Risk Factors—Our stockholders rights plan and provisions in our certificate of incorporation, our bylaws, and Delaware law could delay or deter tender offers or takeover attempts that may offer you a premium for your common stock.”

Description of Warrants

We may issue warrants for the purchase of our common stock or units of two or more of these types of securities. Warrants may be issued independently or together with common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.

Each prospectus supplement for warrants to purchase preferred stock or common stock, will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of our common stock;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	any provisions for adjustment of the number or amount of shares of our common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase shares of common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

Legal Matters

Certain legal matters with respect to the securities offered by this prospectus will be passed upon for us by Bell, Boyd & Lloyd LLC, Chicago, Illinois.

Experts

The consolidated financial statements and schedules of Hecla Mining Company (excluding Greens Creek Joint Venture) as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus, have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report (in which they disclaim an opinion on management’s assessment on the effectiveness of internal control over reporting) incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The audited financial statements of Greens Creek Joint Venture, not separately presented in this registration statement on Form S-4 of Hecla Mining Company, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report thereon is herein incorporated by reference. Such financial statements, to the extent they have been included in the financial statements of Hecla Mining Company, have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 21.	Exhibits

Incorporated by reference to the Exhibit Index at the end of this Post-Effective Amendment No. 3 to this registration statement

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on September 9, 2008.

HECLA MINING COMPANY

By:	/s/ PHILIP C. WOLF
Philip C. Wolf
Senior Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on September 9, 2008.

Signature	Title

* Phillips S. Baker, Jr.	Director, President & Chief Executive Officer (principal executive officer)

* James A. Sabala	Senior Vice President and Chief Financial Officer (principal accounting officer)

* Ted Crumley	Director and Chairman of the Board

* John H. Bowles	Director

* David J. Christensen	Director

* George R. Nethercutt, Jr.	Director

* Terry V. Rogers	Director

* Charles B. Stanley	Director

* Anthony P. Taylor	Director

*	Pursuant to Power of Attorney

By:	/s/ PHILIP C. WOLF
Philip C. Wolf Attorney-in-fact

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HECLA MINING COMPANY

(SEC FILE NO. 1-8491)

EXHIBIT INDEX

Exhibit No.	Document
2.1	Asset Purchase Agreement, dated as of February 12, 2008, by and among Independence Lead Mining Company, Hecla Mining Company, and Hecla Merger Company, as amended on August 12, 2008 (attached as Appendix A to the proxy statement/prospectus which is part of this Registration Statement)

3.1	Certificate of Incorporation of Hecla Mining Company as amended to date. Filed as Exhibit 3.1 to Hecla’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (File No. 1-8491), and incorporated herein by reference**

3.2	Bylaws of Hecla Mining Company as amended to date. Filed as Exhibit 3.1 to Hecla’s Current Report on Form 8-K filed on December 6, 2007 (File No. 1-8491), and incorporated herein by reference

4.1(a)	Form of Certificate of Designations of 6.5% Mandatory Convertible Preferred Stock of Hecla Mining Company. Filed as Exhibit 3.1 to Hecla Mining Company’s Current Report on Form 8-K filed on December 14, 2007 (File No. 1-8491), and incorporated herein by reference

4.1(b)	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of Hecla Mining Company. Filed as Exhibit 4.1(a) to Hecla’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 1-8491), and incorporated herein by reference

4.1(c)	Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of Hecla Mining Company. Filed as Exhibit 4.1(b) to Hecla’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 1-8491), and incorporated herein by reference

5.1	Opinion of Bell, Boyd & Lloyd LLP regarding the legality of the shares being registered

8.1	Tax opinion of Randall & Danskin, P.S. (attached as Appendix G to the proxy statement/prospectus which is the part of this Registration Statement)

21	Subsidiaries of Hecla Mining Company

23.1	Consent of Bell, Boyd & Lloyd LLP (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP, independent accountants for Hecla Mining Company, incorporated by reference herein to Exhibit 23.1 to Hecla’s Current Report on Form 8-K/A filed on June 13, 2008

23.3	Consent of BDO Seidman, LLP, independent accountants for Hecla Mining Company

23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, incorporated by reference herein to Exhibit 23.2 to Hecla’s Current Report on Form 8-K/A filed on June 13, 2008

23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.6	Consent of LeMaster & Daniels PLLC, independent accountants for Independence Lead Mines Company

23.7	Consent of Scott Wilson Roscoe Postle Associates Inc., incorporated by reference herein to Exhibit 23.3 to Hecla’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008

23.8	Consent of AMEC E&C Services, Inc., incorporated by reference herein to Exhibit 23.4 to Hecla’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008

24.1	Power of Attorney*

99.1	Consent of Public Securities, Inc.*

99.2	Consent of Moe Investment Management*

99.3	Consent of Stanley H. Huff, Registered Professional Geologist*

99.4	Consent of Randall & Danskin, P.S. (included in Exhibit 8.1)

99.5	Form of Proxy Card*

*	Previously filed
**	See also Exhibits 4.1(a), 4.1(b), and 4.1(c) hereto.

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